                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-108378

THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 13, 2004)


                           $741,331,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE TRUST 2004-MKB1
                                    as Issuer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
                  CLASSES A-1, A-2, A-3, A-4, B, C, D, E AND XP

                                  -------------

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                              BANK OF AMERICA, N.A.
                          KEYBANK NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 72 commercial, multifamily and manufactured housing mortgage loans, with an initial mortgage pool balance of approximately $979,848,706.

     The trust fund will issue 24 classes of commercial mortgage pass-through certificates, nine of which are being offered by this prospectus supplement. The offered certificates will accrue interest from May 1, 2004.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" COMMENCING ON PAGE S-36 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated April 13, 2004.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                                --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as joint bookrunning managers in the following manner: Banc of America Securities LLC is acting as
sole bookrunning manager with respect to   % of the class     certificates, and
Merrill Lynch is acting as sole bookrunning manager with respect to the
remainder of the class     certificates and all other classes of offered
certificates. KeyBanc Capital Markets, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about May 6, 2004. We
expect to receive from this offering approximately $        in sale proceeds,
plus accrued interest on the offered certificates from and including May 1, 2004, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this prospectus supplement.

                                --------------

MERRILL LYNCH & CO.                             BANC OF AMERICA SECURITIES LLC

                            KEYBANC CAPITAL MARKETS

DEUTSCHE BANK SECURITIES                                        MORGAN STANLEY

                                 --------------

           The date of this prospectus supplement is April   , 2004.

                     MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

        Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1
                      Geographic Overview of Mortgage Pool


OREGON
2 properties
$21,699,473
2.2% of IPB

NORTHERN CALIFORNIA
1 property
$151,000,000
15.4% of IPB

CALIFORNIA
16 properties
$279,931,454
28.6% of IPB

SOUTHERN CALIFORNIA
15 properties
$128,931,454
13.2% of IPB

NEVADA
2 properties
$22,980,371
2.3% of IPB

ARIZONA
5 properties
$51,625,352
5.3% of IPB

KANSAS
3 properties
$9,330,654
1.0% of IPB

TEXAS
11 properties
$63,690,908
6.5% of IPB

LOUISIANA
1 property
$4,495,166
0.5% of IPB

TENNESSEE
8 properties
$41,014,853
4.2% of IPB

ALABAMA
2 properties
$3,540,000
0.4% of IPB

KENTUCKY
3 properties
$41,149,102
4.2% of IPB

WASHINGTON
1 property
$8,556,182
0.9% of IPB

UTAH
3 properties
$13,173,237
1.3% of IPB

MONTANA
1 property
$6,543,083
0.7% of IPB

WYOMING
1 property
$718,540
0.1% of IPB

ILLINOIS
2 properties
$3,292,883
0.3% of IPB

INDIANA
7 properties
$22,023,363
2.2% of IPB

MICHIGAN
8 properties
$22,220,298
2.3% of IPB

OHIO
7 properties
$17,430,844
1.8% of IPB

PENNSYLVANIA
2 properties
$25,379,009
2.6% of IPB

NEW YORK
5 properties
$52,752,475
5.4% of IPB

NEW HAMPSHIRE
2 properties
$14,021,653
1.4% of IPB

MAINE
1 property
$10,537,092
1.1% of IPB

MASSACHUSETTS
1 property
$1,410,000
0.1% of IPB

RHODE ISLAND
1 property
$7,028,508
0.7% of IPB

CONNECTICUT
1 property
$7,390,000
0.8% of IPB

DELAWARE
2 properties
$23,812,526
2.4% of IPB

NEW JERSEY
1 property
$11,656,703
1.2% of IPB

NORTH CAROLINA
4 properties
$19,424,722
2.0% of IPB

VIRGINIA
4 properties
$22,546,389
2.3% of IPB

SOUTH CAROLINA
5 properties
$19,141,657
2.0% of IPB

GEORGIA
7 properties
$21,454,588
2.2% of IPB

FLORIDA
10 properties
$109,877,618
11.2% of IPB


(less than) 1.0% of Cut-Off Date Balance

1.0% - 5.0% of Cut-Off Date Balance

5.1% - 10.0% of Cut-Off Date Balance

(greater than) 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                      Page
                                                      ----
Important Notice About the Information
    Contained in this Prospectus Supplement,
    the Accompanying Prospectus and the
    Related Registration Statement.....................S-4
Where You Can Find More Information....................S-4
Dealer Prospectus Delivery Obligation..................S-4
Summary of Prospectus Supplement.......................S-5
Risk Factors..........................................S-36
Capitalized Terms Used in this Prospectus Supplement..S-64
Forward-Looking Statements............................S-65
Description of the Mortgage Pool......................S-65

                                                      Page
                                                      ----
Servicing of the Mortgage Loans.......................S-95
Description of the Offered Certificates..............S-120
Yield and Maturity Considerations....................S-146
Use of Proceeds......................................S-155
Federal Income Tax Consequences......................S-156
ERISA Considerations.................................S-159
Legal Investment.....................................S-162
Method of Distribution...............................S-163
Legal Matters........................................S-164
Ratings..............................................S-165
Glossary.............................................S-166


Annex A-1   --  Certain Characteristics of the Mortgage Loans
Annex A-2   --  Certain Statistical Information Regarding the Mortgage Loans
Annex B     --  Certain Characteristics Regarding Multifamily Properties
Annex C     --  Structural Term Sheet
Annex D     --  Class XP Reference Rate Schedule
Annex E     --  Form of Trustee Report


                                   PROSPECTUS

                                                      Page
                                                      ----
Important Notice About the Information Presented in
  this Prospectus........................................2
Available Information; Incorporation by Reference........2
Summary of Prospectus....................................4
Risk Factors............................................14
Capitalized Terms Used in this Prospectus...............35
Description of the Trust Assets.........................35
Yield and Maturity Considerations.......................63
Merrill Lynch Mortgage Investors, Inc...................70
Description of the Certificates.........................70
Description of the Governing Documents..................80
Description of Credit Support...........................90

                                                      Page
                                                      ----
Legal Aspects of Mortgage Loans.........................93
Federal Income Tax Consequences........................106
State and Other Tax Consequences.......................151
ERISA Considerations...................................151
Legal Investment.......................................156
Use of Proceeds........................................158
Method Of Distribution.................................158
Legal Matters..........................................159
Financial Information..................................160
Rating.................................................160
Glossary...............................................162

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT


         Information about the offered certificates is contained in two separate documents--

         o this prospectus supplement, which describes the specific terms of the offered certificates; and

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

         If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until , 2004, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.


                              --------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT


         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                  OVERVIEW OF THE SERIES 2004-MKB1 CERTIFICATES


         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1


                                             APPROX.
                                          INITIAL TOTAL    APPROX. %
                             APPROX. %      PRINCIPAL      OF INITIAL      PASS-        INITIAL
                               TOTAL         BALANCE        MORTGAGE      THROUGH        PASS-       WEIGHTED
               RATINGS        CREDIT       OR NOTIONAL        POOL          RATE        THROUGH       AVERAGE      PRINCIPAL
  CLASS     FITCH/MOODY'S     SUPPORT        AMOUNT         BALANCE     DESCRIPTION      RATE      LIFE (YEARS)     WINDOW
---------   -------------    ---------   --------------   -----------   -----------     -------    ------------  ------------
Offered Certificates
A-1            AAA/Aaa         15.250%   $  52,160,000        5.323%                       %           2.990     06/04-09/08
A-2            AAA/Aaa         15.250%   $ 379,800,000       38.761%                       %           5.000     09/08-03/11
A-3            AAA/Aaa         15.250%   $  65,000,000        6.634%                       %           7.514     03/11-06/13
A-4            AAA/Aaa         15.250%   $ 169,657,000       17.315%                       %           9.712     06/13-03/14
B              AA/Aa2          12.500%   $  26,946,000        2.750%                       %           9.933     04/14-04/14
C              AA-/Aa3         11.375%   $  11,023,000        1.125%                       %           9.933     04/14-04/14
D               A/A2            8.750%   $  25,721,000        2.625%                       %           9.933     04/14-04/14
E               A-/A3           7.625%   $  11,024,000        1.125%                       %           9.933     04/14-04/14
XP             AAA/Aaa          N/A      $ 952,193,000        N/A                          %           N/A           N/A
Certificates Not Offered
A-1A             N/A           15.250%   $ 163,804,000       16.717%                       %           N/A           N/A
F                N/A            6.250%   $  13,473,000        1.375%                       %           N/A           N/A
G                N/A            5.000%   $  12,248,000        1.250%                       %           N/A           N/A
H                N/A            3.875%   $  11,023,000        1.125%                       %           N/A           N/A
J                N/A            3.500%   $   3,675,000        0.375%                       %           N/A           N/A
K                N/A            3.000%   $   4,899,000        0.500%                       %           N/A           N/A
L                N/A            2.500%   $   4,899,000        0.500%                       %           N/A           N/A
M                N/A            2.000%   $   4,899,000        0.500%                       %           N/A           N/A
N                N/A            1.750%   $   2,450,000        0.250%                       %           N/A           N/A
P                N/A            1.375%   $   3,674,000        0.375%                       %           N/A           N/A
Q                N/A            N/A      $  13,473,705        1.375%                       %           N/A           N/A
XC               N/A            N/A      $ 979,848,705        N/A                          %           N/A           N/A

         In reviewing the foregoing table, prospective investors should note that--

         o The class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

         o The class XC and XP certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

          o For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M,
               N, P and Q certificates outstanding from time to time.

          o For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of $49,617,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $163,188,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time. The total notional amount of the class XP certificates will decline from time to time, in the manner described under "Description of the Offered Certificates--General" in this prospectus supplement. In any event, the total notional amount of the class XP certificates will be zero following the distribution date in November 2011.

          o The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

          o The ratings shown in the table are those of Fitch, Inc. and Moody's Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in February 2042. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

          o The percentages indicated under the column "Approx. % Total Credit Support" with respect to the class A-1, A-2, A-3, A-4 and A-1A certificates represent the approximate credit support for the class A-1, A-2, A-3, A-4 and A-1A certificates, collectively.

          o Each class of certificates identified in the table as having a "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

          o Each class of certificates identified in the table as having a "WAC Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

               (a) the initial pass-through rate identified in the table with respect to that class, and

               (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

          o Each class of certificates identified in the table as having a "WAC" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class , and certificates, a specified percentage that may vary on a class-by-class basis.

          o Each class of certificates identified in the table as having a "Variable IO" pass-through rate will have a variable pass-through rate that is calculated by reference to, among other things, a weighted average of the adjusted net mortgage interest rates on the mortgage loans and/or a reference rate.

          o The pass-through rates for the class XC and XP certificates will be variable and, as to each such class, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates; provided that the class XP certificates will in no event accrue interest following the end of the October 2011 interest accrual period.

          o The pass-through rates applicable to the class XC and XP certificates will, as an aggregate matter, generally equal the excess, if any, of--

               1. a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

               2. the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances.

          o The initial pass-through rates listed for the class XC and XP certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

          o As to any given class of certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

          o As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

          o The weighted average lives and principal windows for the respective classes of certificates with principal balances have been calculated based on the assumptions, among others, that--

               1. each mortgage loan with an anticipated repayment date is paid in full on that date,

               2.   no mortgage loan is otherwise prepaid prior to maturity (0%
                    CPR),

               3. no defaults or losses occur with respect to the mortgage loans, and

               4. no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

          o The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I, R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

          o When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

               1. net of the sum of the rates at which the related master servicing fee and the trustee fee accrue,

               2. without regard to any increase in the mortgage interest rate that may occur in connection with a default,

               3. without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

               4. without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that anticipated repayment date, and

               5. as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

         The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex A-1 to this prospectus supplement.

         The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of May 1, 2004. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Where You Can Find More Information" in this prospectus supplement.

         For purposes of making distributions to the class A-1, A-2, A-3, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 55 mortgage loans, with an initial loan group 1 balance of $816,044,307, representing approximately 83.3% of the initial mortgage pool balance. Loan group 2 will consist of 17 mortgage loans, with an initial loan group 2 balance of $163,804,399, representing approximately 16.7% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                RELEVANT PARTIES


WE AND US..........................................  Our name is Merrill Lynch Mortgage Investors, Inc. We are a special purpose
                                                     Delaware corporation. Our address is 4 World Financial Center, 16th Floor,
                                                     250 Vesey Street, New York, New York 10080 and our telephone number is
                                                     (212) 449-1000. See "Merrill Lynch Mortgage Investors, Inc." in the
                                                     accompanying prospectus.

TRUSTEE............................................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of all the certificateholders. It maintains an office at 9062 Old
                                                     Annapolis Road, Columbia, Maryland 21045-1951. The trustee will be responsible for distributing payments to certificateholders and delivering certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. See "Description of the
                                                     Offered Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.


                                      S-8


MASTER SERVICER....................................  KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as the master servicer with respect to the mortgage loans. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans. See "Servicing of the
                                                     Mortgage Loans--The Master Servicer and the Special Servicer" in this prospectus supplement. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and it is an affiliate of McDonald Investments Inc., one of the underwriters.

SPECIAL SERVICER...................................  Clarion Partners, LLC, a New York limited liability company, will act as the special servicer with respect to the mortgage loans. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. See "Servicing of the Mortgage Loans--The Master Servicer and the Special Servicer" in
                                                     this prospectus supplement.

CONTROLLING CLASS OF CERTIFICATEHOLDERS............  The holders -- or, if applicable, beneficial owners -- of certificates representing a majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "Servicing of the Mortgage
                                                     Loans--The Controlling Class Representative and the Great Mall
                                                     B-Noteholder" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                                                     o    replace the special servicer; and

                                                     o    select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holder of the B-note loan described under "--Great Mall B-Noteholder" below, may exercise those rights with respect to the mortgage loan that we identify on Annex A-1 to this prospectus supplement by the property name Great Mall of the
                                                          Bay Area.

                                                     Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. We anticipate that Clarion Capital LLC, an affiliate of the initial special servicer, will purchase certain non-offered classes of certificates, including the class Q certificates.

GREAT MALL B-NOTEHOLDER............................  The mortgage loan secured by the mortgaged real property identified on
                                                     Annex A-1 to this prospectus supplement as Great Mall of the Bay Area, which mortgage loan has a cut-off date principal balance of $151,000,000 and represents approximately 15.4% of the initial mortgage pool balance
                                                     (approximately 18.5% of the initial loan group 1 balance), is part of a split loan


                                      S-9


                                                     structure consisting of the Great Mall mortgage loan and a B-note loan that will not be included in the trust. Both of those loans are secured by the same mortgage instrument encumbering the Great Mall mortgaged real property. The Great Mall B-note loan has an unpaid principal balance of
                                                     $24,000,000 as of the cut-off date. Unless the context clearly indicates otherwise, references to the mortgage loans in this prospectus supplement are not intended to include the Great Mall B-note loan. See "Description of the Mortgage Pool--A/B Loan Structure" in this prospectus supplement.

                                                     The payment priority between the Great Mall mortgage loan and the Great
                                                     Mall B-note loan is such that, prior to the occurrence of certain specified uncured events of default with respect to the Great Mall mortgage loan, the holder of the Great Mall mortgage loan is entitled to payments of interest and its pro rata share of any payments of principal before the Great Mall
                                                     B-noteholder receives payments of interest and its pro rata share of any payments of principal. During the continuance of certain specified uncured events of default with respect to the Great Mall mortgage loan, no payments of principal or interest will be paid with respect to the Great Mall B-note loan until all interest (other than default interest) on and principal of the Great Mall mortgage loan has been paid in full. See "Description of the
                                                     Mortgage Pool--A/B Loan Structure" in this prospectus supplement.

                                                     The Great Mall B-note loan will be generally serviced under the pooling and servicing agreement by the master servicer and the special servicer as if it were a mortgage loan in the trust.

                                                     The two noteholders for the Great Mall loan pair have executed one or more related co-lender or other similar agreements, which generally include the following provisions--

                                                     o    for so long as the unpaid principal balance of the Great Mall B-note loan, net of any appraisal reduction amount allocable to that loan (as described immediately following these bullets), is equal to or greater than 25% of an amount equal to the original principal balance of that
                                                          B-note loan, the holder of the Great Mall B-note loan has the ability, directly or through a representative, to advise and direct the special servicer with respect to various servicing matters affecting the entire Great Mall loan pair;

                                                     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Great Mall loan pair, the holder of the Great Mall B-note loan has a par purchase option with respect to the Great Mall mortgage loan in the trust fund; and

                                      S-10


                                                     o    the holder of the Great Mall B-note loan has limited cure rights with respect to the Great Mall mortgage loan in the trust.

                                                     An appraisal reduction amount is generally an assessment of undercollateralization with respect to the subject loan or group of loans, calculated based on, among other things, 90% of the appraised or estimated value of the related mortgaged real property or properties. See the definition of "Appraisal Reduction Amount" in the glossary to this prospectus supplement. Any appraisal reduction amount with respect to the
                                                     Great Mall loan pair will first be allocated to the Great Mall B-note loan.

                                                     See "Description of the Mortgage Pool--A/B Structures" and "Servicing of
                                                     the Mortgage Loans--The Controlling Class Representative and the Great Mall
                                                     B-Noteholder" in this prospectus supplement.

MORTGAGE LOAN SELLERS..............................  We will acquire the mortgage loans that will back the certificates from--

                                                     o    Merrill Lynch Mortgage Lending, Inc., a Delaware corporation;

                                                     o    Bank of America, N.A., a national banking association; and

                                                     o    KeyBank National Association, a national banking association;

                                                     each of which originated or acquired the mortgage loans to be included in the trust.

                                                     See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                                                     The following table shows the number of mortgage loans that we expect will be sold to us by each mortgage loan seller and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                                          AGGREGATE             % OF             % OF             % OF
                                                           CUT-OFF             INITIAL          INITIAL         INITIAL
                                        NUMBER OF            DATE             MORTGAGE           LOAN             LOAN
              MORTGAGE                  MORTGAGE          PRINCIPAL             POOL            GROUP 1         GROUP 2
            LOAN SELLER                   LOANS            BALANCE             BALANCE          BALANCE         BALANCE
-----------------------------------     ---------    -----------------        ---------         -------         -------
1.   Merrill Lynch Mortgage
     Lending, Inc.                         42        $     687,685,432           70.2%           71.9%            61.6%

2.   Bank of America, N.A.                 15              175,769,366           17.9            18.1             17.3

3.   KeyBank National Association          15              116,393,908           11.9            10.0             21.1
                                        ---------    -----------------          ------          ------           ------
                                           72        $     979,848,706          100.0%          100.0%           100.0%

UNDERWRITERS.......................................  The underwriters for this offering are: Merrill Lynch, Pierce, Fenner &
                                                     Smith Incorporated, a Delaware corporation; Banc of America Securities LLC, a Delaware limited liability company; KeyBanc Capital Markets, a Division of McDonald Investments Inc., an Ohio corporation; Deutsche Bank Securities
                                                     Inc., a Delaware corporation; and Morgan Stanley & Co. Incorporated, a
                                                     Delaware corporation. See "Method of Distribution" in this prospectus supplement. Merrill Lynch, Pierce, Fenner & Smith Incorporated is our
                                                     affiliate and is an affiliate of one of the mortgage loan sellers. Banc of
                                                     America Securities LLC is an affiliate of another of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of the remaining mortgage loan seller and of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National Association, are
                                                     marketed to institutional clients.

                                                     Merrill Lynch and Banc of America Securities LLC are acting as co-lead managers for this offering. KeyBanc Capital Markets, Deutsche Bank
                                                     Securities Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers for this offering. Merrill Lynch and Banc of America Securities
                                                     LLC are acting as joint bookrunning managers in the following manner: Banc of America Securities LLC is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch is acting as sole bookrunning manager with respect with respect to the remainder of the class certificates and all other classes of offered certificates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE.......................................  References in this prospectus supplement to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in May 2004 or, with respect to those mortgage loans, if any, that were originated in April 2004 and have their first payment date in June 2004, May 1, 2004. All payments and collections received


                                      S-12


                                                     on each mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund.

CLOSING DATE.......................................  The date of initial issuance for the offered certificates, which will be on or about May 6, 2004.

DETERMINATION DATE.................................  For any distribution date, the fourth business day prior to the distribution date.

DISTRIBUTION DATE..................................  Payments on the offered certificates are scheduled to be made monthly, commencing in June 2004. During any given month, the distribution date will be the 12th day of such month, or if the 12th day is not a business day, the next succeeding business day.

RECORD DATE........................................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date.

RATED FINAL DISTRIBUTION DATE......................  The rated final distribution date for each class of the offered certificates is the distribution date in February 2042.

ASSUMED FINAL DISTRIBUTION DATES...................  The distribution date on which each class of offered certificates is expected to be paid in full (or, in the case of the class XP certificates, the distribution date on which its notional amount is expected to be reduced to zero), assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below.
                                                     For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.


                                                                                                  MONTH AND YEAR OF
                                                                   CLASS                   ASSUMED FINAL DISTRIBUTION DATE
                                                     ------------------------------       ---------------------------------
                                                                    A-1                            September 2008
                                                                    A-2                              March 2011
                                                                    A-3                               June 2013
                                                                    A-4                              March 2014
                                                                     B                               April 2014
                                                                     C                               April 2014
                                                                     D                               April 2014
                                                                     E                               April 2014
                                                                    XP                              November 2011

                                                     See the maturity assumptions described under "Yield and Maturity
                                                     Considerations" in this prospectus supplement for

                                      S-13

                                                     further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD..................................  On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. Each collection period--

                                                     o    will relate to a particular distribution date;

                                                     o    will be approximately one month long;

                                                     o    will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the relevant cut-off date; and

                                                     o    will end on the determination date in the month of the related distribution date.

INTEREST ACCRUAL PERIOD............................  The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs; provided that, for the purposes of calculating interest on the interest-bearing classes of the certificates, each interest accrual period will be deemed to consist of 30 days and each year will be deemed to consist of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL............................................  The trust fund will issue 24 classes of the certificates with an approximate total principal balance at initial issuance equal to
                                                     $979,848,705. Nine of those classes of the certificates are being offered by this prospectus supplement. The remaining classes of the certificates will be offered separately in a private offering.

                                                     The classes offered by this prospectus supplement are:

                                                     o    class A-1, A-2, A-3 and A-4,

                                                     o    class B,

                                                     o    class C,

                                                     o    class D,

                                                     o    class E, and

                                                     o    class XP.

                                      S-14

                                                     Distributions on the offered certificates will be made solely from collections on the mortgage pool. The offered certificates are mortgage-backed securities issued by the trust fund.

REGISTRATION AND DENOMINATIONS.....................  We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

                                                     You will initially hold your offered certificates through The Depository
                                                     Trust Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under
                                                     "Description of the Offered Certificates--Registration and Denominations"
                                                     in this prospectus supplement and under "Description of the
                                                     Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL ISSUANCE................  The table appearing under the caption "--Overview of the Series 2004-MKB1
                                                     Certificates" above identifies for each class of the certificates, excluding the class Z, R-I and R-II certificates, the approximate total initial principal balance or notional amount, as applicable, of that class.

                                                     The actual total initial principal balance of any class of certificates may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                                     The class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P
                                                     and Q certificates are the only certificates with principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the mortgage loans.

                                                     The class XC and XP certificates do not have principal balances. They are interest-only certificates. For a description of the notional amount of the class XC and XP certificates, see "Description of the Offered
                                                     Certificates--General" in this prospectus supplement.

                                                     The class R-I, R-II and Z certificates do not have principal balances or notional amounts. The class R-I and R-II certificates



                                      S-15

                                                     are residual interest certificates and the holders of the class R-I and
                                                     R-II certificates are not expected to receive any material payments. The class Z certificates represent the right to receive additional interest, if any, accrued and received in respect of mortgage loans with anticipated repayment dates.

PASS-THROUGH RATE..................................  The table appearing under the caption "--Overview of the Series 2004-MKB1
                                                     Certificates" above provides the indicated information regarding the pass-through rate at which each class of the offered certificates will accrue interest.

                                                     The pass-through rates for the class    , and    certificates will, in the
                                                     case of each of these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the Series 2004-MKB1
                                                     Certificates" above as the initial pass-through rate for the subject class.

                                                     The pass-through rates for the class    , and    certificates will, in the
                                                     case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to the lesser of:

                                                     (a)  the rate per annum identified in the table appearing under the caption
                                                          "--Overview of the Series 2004-MKB1 Certificates" above as the initial pass-through rate for the subject class, and

                                                     (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans for the related distribution date.

                                                     The pass-through rates for the class    , and    certificates will, in the
                                                     case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans for the related distribution date.

                                                     The pass-through rates for the class    , and    certificates will, in the
                                                     case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans for the related distribution date minus a class margin. That class margin will be %, in the case of the class certificates, %, in the case of the class certificates, and %, in the case of the class certificates.

                                                     For a description of the pass-through rate of the class XP certificates,
                                                     See "Description of the Offered Certificates--Calculation of Pass-Through
                                                     Rates" in this prospectus supplement.

                                                     When we refer to the adjusted net mortgage interest rate of a mortgage loan in this "--Pass-Through Rate" section, we mean



                                      S-16

                                                     the net mortgage interest rate for that mortgage loan as calculated and adjusted in the manner described in the final bullet under "--Overview of the Series 2004-MKB1 Certificates" above.

                                                     For additional information regarding the pass-through rates, including the pass-through rates for the non-offered interest-bearing certificates, see
                                                     "Description of the Offered Certificates--Calculation of Pass-Through
                                                     Rates" in this prospectus supplement.

PAYMENTS

A.  GENERAL........................................  For purposes of making distributions to the class A-1, A-2, A-3, A-4 and
                                                     A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 55 mortgage loans, with an initial loan group 1 balance of $816,044,307 representing approximately 83.3% of the initial mortgage pool balance. Loan group 2 will consist of 17 mortgage loans, with an initial loan group 2 balance of $163,804,399 representing approximately 16.7% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                                     On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, the trustee will make payments of interest and principal to the respective classes of certificateholders entitled to those payments, sequentially as follows:


                                                               PAYMENT ORDER                            CLASS
                                                     ------------------------------          ---------------------------
                                                                     1                           A-1, A-2, A-3, A-4,
                                                                                                   A-1A, XC and XP
                                                                     2                                    B
                                                                     3                                    C
                                                                     4                                    D
                                                                     5                                    E
                                                                     6                                    F
                                                                     7                                    G
                                                                     8                                    H
                                                                     9                                    J
                                                                    10                                    K
                                                                    11                                    L
                                                                    12                                    M
                                                                    13                                    N
                                                                    14                                    P
                                                                    15                                    Q


                                                     Payments of interest in respect of the class A-1, A-2, A-3 and A-4 certificates will be made pro rata, based on entitlement, to

                                      S-17

                                                     the extent of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class XC and XP certificates will be made pro rata, based on entitlement, and without regard to loan groups. If, on any distribution date, the funds available for distribution thereon are insufficient to pay in full the total amount of interest to be paid to any of the class A-1, A-2, A-3, A-4, A-1A, XC and/or XP certificates, then such funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                                     Allocation of principal payments among the class A-1, A-2 A-3, A-4 and A-1A certificates is described under "--Payments--Payments of Principal" below.
                                                     The class XC and XP certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the
                                                     Offered Certificates--Payments--Priority of Payments" in this prospectus supplement.

                                                     No payments or other collections on the Great Mall B-note loan will be available for distributions on the certificates.

B.  PAYMENTS OF INTEREST...........................  Each class of certificates will bear interest, with the exception of the class Z, R-I and R-II certificates. With respect to each interest-bearing class of certificates, that interest will accrue during each interest accrual period based upon--

                                                     o    the pass-through rate applicable for the particular class for that interest accrual period;

                                                     o    the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date; and

                                                     o    the assumption that each year consists of twelve 30-day months.

                                                     A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                                     Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the certificates (other than to the class XC and XP certificates), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                                     On each distribution date, subject to available funds and the payment priorities described under "--Payments--General"

                                      S-18

                                                     above, you will be entitled to receive your proportionate share of all unpaid interest accrued with respect to your class of offered certificates through the end of the related interest accrual period less (other than in the case of the class XP certificates) your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by the master servicer.

                                                     If, as described below under "--Payments of Principal", collections of principal are insufficient to make a full reimbursement for nonrecoverable advances, those amounts may be reimbursed from interest on the mortgage loans, thereby reducing the amount of interest otherwise distributable on the interest-bearing certificates on the related distribution date.

                                                     See "Description of the Offered Certificates--Payments--Payments of
                                                     Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL..........................  The class XC, XP, R-I, R-II and Z certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under
                                                     "--Payments--General" above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                                     o    no payments of principal will be made to the holders of any non-offered class of certificates (other than the class A-1A certificates) until the total principal balance of the offered certificates (exclusive of the class XP certificates) and the class
                                                          A-1A certificates is reduced to zero;

                                                     o    no payments of principal will be made to the holders of the class B,
                                                          C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates (exclusive of the class XP certificates) and the class
                                                          A-1A certificates is reduced to zero; and

                                                     o    except as described below in the following paragraph, payments of principal will be made--

                                                          (i)  to the holders of the class A-1, A-2, A-3 and A-4 certificates, in sequential order, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates have been reduced to zero, the funds allocated to principal with respect to mortgage


                                      S-19

                                                               loans in loan group 2, until the respective total principal balances of the class A-1, A-2, A-3 and A-4 certificates, in that order, are reduced to zero, and

                                                          (ii) to the holders of the class A-1A certificates, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the class A-4 certificates have been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1, until the total principal balance of the class A-1A certificates is reduced to zero.

                                                     Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1A certificates remain outstanding. If the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1,
                                                     A-2, A-3, A-4 and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

                                                     The total payments of principal to be made on the certificates on any distribution date will generally be a function of--

                                                     o    the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

                                                     o    the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                                     However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then (subject to the discussions in the second and third following paragraphs) that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable on the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                      S-20

                                                     Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (subject to the discussion in the following two paragraphs and even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or nonrecoverable servicing advances as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the certificates on the related distribution date.

                                                     Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal of the class A-1, A-2, A-3, A-4 and A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

                                                     If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections or, in the case of a nonrecoverable advance, interest collections, during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

                                                     See "Description of the Offered Certificates--Payments--Payments of
                                                     Principal", "--Payments--Priority of Payments" and "--Calculation of
                                                     Pass-Through Rates" in this prospectus supplement.

                                                     No payments or other collections of principal on the Great Mall B-note loan will be available for distribution on the principal balance certificates.

D.  PAYMENTS OF PREPAYMENT PREMIUMS
      AND YIELD MAINTENANCE CHARGES................  You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                      S-21

                                                     If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered
                                                     Certificates--Payments--Payments of Prepayment Premiums and Yield
                                                     Maintenance Charges" in this prospectus supplement, to--

                                                     o    the holders of the class XC certificates; and/or

                                                     o    the holders of any of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E,
                                                          F, G and/or H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan.

                                                     All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                                     See "Description of the Offered Certificates--Payments--Payments of
                                                     Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

E.  ALLOCATION OF ADDITIONAL INTEREST..............  On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. We expect that Clarion Capital LLC, an affiliate of the initial special servicer, will be the initial holder of the class Z certificates. See
                                                     "Description of the Offered Certificates--Payments--Payments of Additional
                                                     Interest" in this prospectus supplement.

EFFECT OF LOSSES ON THE MORTGAGE LOANS
AND OTHER UNANTICIPATED EXPENSES...................  Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and interest on such advances and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal

                                      S-22

                                                     balance certificates will be successively reduced in the following order, until the deficit is eliminated:

                                                                  REDUCTION ORDER                          CLASS
                                                     ---------------------------------------    ------------------------------
                                                                         1                                   Q
                                                                         2                                   P
                                                                         3                                   N
                                                                         4                                   M
                                                                         5                                   L
                                                                         6                                   K
                                                                         7                                   J
                                                                         8                                   H
                                                                         9                                   G
                                                                        10                                   F
                                                                        11                                   E
                                                                        12                                   D
                                                                        13                                   C
                                                                        14                                   B
                                                                        15                             A-1, A-2, A-3,
                                                                                                        A-4 and A-1A

                                                     Any reduction to the total principal balances of the class A-1, A-2, A-3,
                                                     A-4 and A-1A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                                     Any losses realized on the mortgage loans or additional trust fund expenses allocated in reduction of the principal balance of any class of certificates will result in a corresponding reduction in the notional amount of the class XC certificates and may result in a reduction in the notional amount of the class XP certificates.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS..............................  Except as described in the next two paragraphs, the master servicer will be required to make advances of principal and/or interest due on the mortgage loans with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the
                                                     Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
                                                     and Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate, as described in that section of this prospectus supplement.

                                                     Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of non-recoverability made by the master servicer. The special servicer

                                      S-23

                                                     may also determine that any interest and/or principal advance made or proposed to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates, and the master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination.

                                                     In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that the sum of the principal balance of the mortgage loan plus other delinquent amounts due under the mortgage loan exceeds 90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other relevant information, plus certain other amounts, then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

                                                     The calculation of any appraisal reduction amount, as described in the preceding paragraph, in respect of the Great Mall mortgage loan will take into account the Great Mall B-note loan. The special servicer will determine whether an appraisal reduction amount exists with respect to the entire Great Mall loan pair based on a calculation that generally treats the Great Mall loan pair as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to the Great Mall loan pair will be allocated, first to the Great Mall B-note loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that B-note loan), and then, to the Great Mall mortgage loan in the trust fund. The amount of advances of interest on the Great Mall mortgage loan in the trust fund will reflect any appraisal reduction amount allocable thereto.

                                                     See "Description of the Offered Certificates--Advances of Delinquent
                                                     Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing
                                                     of the Mortgage Loans--Required Appraisals" in this prospectus supplement.
                                                     See also


                                      S-24

                                                     "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS......................  On each distribution date, the trustee will make available on its internet website, or provide on request, to the registered holders of the offered certificates a monthly report substantially in the form of Annex E to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                                     You may also review on the trustee's website, initially located at
                                                     www.ctslink.com/cmbs or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans. We expect that the additional information and documents available at the trustee's offices will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                                     See "Description of the Offered Certificates--Reports to
                                                     Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION.....................  Specified parties to the transaction may terminate the trust when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                                     Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL............................................  In this section, we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                     o    "Description of the Mortgage Pool";

                                                     o    "Risk Factors--Risks Related to the Mortgage Loans";

                                                     o    Annex A-1--Certain Characteristics of the Mortgage Loans;

                                                     o    Annex A-2--Certain Statistical Information Regarding the Mortgage
                                                          Loans;

                                                     o    Annex B--Certain Characteristics Regarding Multi- family Properties;
                                                          and

                                      S-25

                                                     o    Annex C--Structural Term Sheet (which contains a description of the ten largest mortgage loans or groups of cross-collateralized mortgage loans).

                                                     When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be included in the trust fund, please note that--

                                                     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                                     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

                                                     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                                     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                                     o    if any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it has been allocated based on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties;

                                                     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
                                                          5% larger or smaller than indicated;

                                                     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                      S-26

                                                     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS.......................  We are not the originator of the mortgage loans that we intend to include in the trust. We will acquire the mortgage loans from three separate parties. Each of those mortgage loans was originated by--

                                                     o    the related mortgage loan seller from whom we acquired the mortgage loan; or

                                                     o    an affiliate of the related mortgage loan seller.

PAYMENT AND OTHER TERMS............................  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. However, in the case of one
                                                     (1) mortgage loan, which represents approximately 1.1% of the initial mortgage pool balance (approximately 1.3% of the initial loan group 1 balance) and is secured by a mortgage on the borrower's leasehold interest in the related mortgaged real property, the related mortgage lien is subject to a payment-in-lieu-of-taxes agreement which secures the obligation of the borrower to make certain payments in lieu of tax payments to the City of Mount Vernon, New York. The lien created by the payment-in-lieu of taxes arrangement is superior to that of the mortgage encumbering the borrower's leasehold interest in the mortgaged real property. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

                                                     All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any mortgage loan seller or by any of the parties to the pooling and servicing agreement.

                                                     Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

A.  Partial Interest-Only Balloon Loans............  Nine (9) of the mortgage loans, representing approximately 17.2% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 14.8% of the

                                      S-27

                                                     initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 29.3% of the initial loan group 2 balance), require:

                                                     o    the payment of interest only on each due date until the expiration of a designated period;

                                                     o    the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                                     o    a substantial payment of principal on its maturity date.

B.  Interest-Only Balloon Loans....................  Four (4) of the mortgage loans, representing approximately 29.0% of the initial mortgage pool balance (approximately 34.9% of the initial loan group 1 balance and 0.0% of the initial loan group 2 balance) require the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date.

C.  Amortizing Balloon Loans.......................  Forty-five (45) of the mortgage loans, representing approximately 42.8% of the initial mortgage pool balance (32 mortgage loans in loan group
                                                     1,representing approximately 37.3% of the initial loan group 1 balance, and
                                                     13 mortgage loans in loan group 2) representing approximately 70.7% of the initial loan group 2 balance), which are commonly referred to as balloon loans, provide for:

                                                     o    an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                                     o    a substantial payment of principal on its maturity date.

                                                     These 45 balloon loans do not include any of the mortgage loans described under "--A. Partial Interest-Only Balloon Loans" or "--B. Interest-Only
                                                     Balloon Loans" above.

D.  ARD Loans......................................  Ten (10) of the mortgage loans, representing approximately 8.9% of the initial mortgage pool balance (approximately 10.7% of the initial loan group 1 balance and 0.0% of the initial loan group 2 balance), commonly referred to as hyper-amortization loans or ARD loans, each provides for material changes to its terms to encourage the borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

                                                     o    accrual of interest at a rate in excess of the initial mortgage interest rate; this additional interest will be

                                      S-28

                                                          deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                                     o    applying excess cash flow from the mortgaged real property to pay down the principal amount of the mortgage loan; the payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

E.  Fully Amortizing Loans.........................  Four (4) mortgage loans, representing approximately 2.0% of the initial mortgage pool balance (approximately 2.4% of the initial loan group 1 balance and 0.0% of the initial loan group 2 balance), have payment schedules that provide for the payment of principal of such mortgage loans substantially in full by their maturity dates.

DELINQUENCY STATUS.................................  None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT PERIODS........................  Sixty-nine (69) of the mortgage loans, representing approximately 99.3% of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 99.1% of the initial loan group 1 balance, and
                                                     17 mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), restrict prepayment for a particular period commonly referred to as a lock-out period. The weighted average remaining lock-out period of those mortgage loans is 85 months.

DEFEASANCE.........................................  Sixty-six (66) of the mortgage loans representing approximately 94.4% of the initial mortgage pool balance (49 mortgage loans in loan group 1, representing approximately 93.2% of the initial loan group 1 balance, and
                                                     17 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or allocated to the related mortgaged real property, including any balloon payment.




                                      S-29

ADDITIONAL STATISTICAL INFORMATION.................  The mortgage pool will have the following general characteristics as of the cut-off date:


                                                                 MORTGAGE POOL          LOAN GROUP 1         LOAN GROUP 2
                                                               -------------------    ------------------   ------------------

Initial mortgage pool/loan group balance                              $979,848,706          $816,044,307         $163,804,399
Number of mortgage loans                                                        72                    55                   17
Number of mortgaged real properties                                            129                   106                   23
Percentage of investment-grade, shadow rated loans
  (mortgage loan nos. 1 and 4) (1)                                           20.9%                 25.1%                 0.0%

Average cut-off date principal balance                                 $13,609,010           $14,837,169           $9,635,553
Largest cut-off date principal balance                                $151,000,000          $151,000,000          $25,099,522
Smallest cut-off date principal balance                                 $1,873,176            $1,873,176           $4,495,166

Weighted average mortgage interest rate                                     5.386%                5.388%               5.374%
Highest mortgage interest rate                                              6.560%                6.560%               6.020%
Lowest mortgage interest rate                                               4.800%                4.800%               4.990%

Number of cross-collateralized mortgage loans (2)                                2                     1                    1
Cross-collateralized loan groups as a percentage of
  initial mortgage pool/loan group balance                                    6.2%                  4.4%                15.3%
Number of multi-property mortgage loans                                          6                     5                    1
Multi-property mortgage loans as a percentage of initial
  mortgage pool/loan group balance                                           23.0%                 24.6%                15.3%

Weighted average underwritten debt service coverage ratio
  (3)                                                                        1.79x                 1.88x                1.36x
Highest underwritten debt service coverage ratio                             3.17x                 3.17x                2.22x
Lowest underwritten debt service coverage ratio                              1.16x                 1.20x                1.16x

Weighted average cut-off date loan-to-value ratio (3)                        68.3%                 66.5%                77.2%
Highest cut-off date loan-to-value ratio                                     84.7%                 84.7%                83.6%
Lowest cut-off date loan-to-value ratio                                      30.8%                 30.8%                68.4%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                       95                    95                   97
Longest original term to maturity or anticipated repayment
  date (months)                                                                240                   240                  120
Shortest original term to maturity or anticipated
  repayment date (months)                                                       60                    60                   60

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                       91                    91                   94
Longest remaining term to maturity or anticipated
  repayment date (months)                                                      236                   236                  120
Shortest remaining term to maturity or anticipated
  repayment date (months)                                                       52                    52                   57

--------------------

(1) It has been confirmed by Moody's and Fitch, in accordance with their respective methodologies, that these mortgage loans have credit characteristics consistent with investment-grade rated obligations.

(2) One group of cross-collateralized and cross-defaulted mortgage loans (loan numbers 6 and 8, respectively) is comprised of loans in each loan group.

(3) In the case of one (1) mortgage loan (loan number 53), the loan-to-value ratio and debt service coverage ratio were calculated by applying a $300,000 holdback in reduction of the cut-off date principal balance of that mortgage loan.


PROPERTY TYPE......................................  The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:


                                              NUMBER OF          TOTAL        % OF INITIAL
                                              MORTGAGED       CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                                 REAL          PRINCIPAL           POOL        LOAN GROUP 1     LOAN GROUP 2
              PROPERTY TYPES                  PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
----------------------------------------    -------------    ---------------   -----------    --------------   --------------
Retail                                             66           $474,355,915        48.4%           58.1%             --%
   Retail-Anchored                                 33            368,688,657        37.6            45.2              --
   Retail-Single Tenant                            25             61,036,742         6.2             7.5              --
   Retail-Shadow Anchored(2)                        5             23,365,491         2.4             2.9              --
   Retail-Unanchored                                3             21,265,025         2.2             2.6              --
Office                                             11            141,557,154        14.4            17.3              --
Manufactured Housing Communities                   23            126,505,428        12.9             9.8             28.6
Multifamily                                        14            116,912,163        11.9             --              71.4
Hospitality                                         5             62,065,636         6.3             7.6              --
Industrial                                          3             26,849,008         2.7             3.3              --
Self-Storage                                        6             25,023,030         2.6             3.1              --
Mixed Use                                           1              6,580,371         0.7             0.8              --
                                            -------------    ---------------   -----------    --------------   --------------
TOTAL                                             129          $979,848,706        100.0%          100.0%            100.0%

-------------------

(1) For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

(2) A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

PROPERTY LOCATION..................................  The mortgaged real properties are located in 32 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.


                                   NUMBER OF           TOTAL                                                 % OF INITIAL
                                   MORTGAGED        CUT-OFF DATE       % OF INITIAL                              LOAN
                                     REAL            PRINCIPAL           MORTGAGE       % OF INITIAL LOAN       GROUP 2
            STATE                 PROPERTIES         BALANCE(1)       POOL BALANCE(1)   GROUP 1 BALANCE(1)    BALANCE(1)
----------------------------     ------------      --------------    ----------------   ------------------   ------------

California (2)                        16            $279,931,454           28.6%              32.7%               7.9%
     Northern                          1             151,000,000           15.4               18.5               --
     Southern                         15             128,931,454           13.2               14.2                7.9
Florida                               10             109,877,618           11.2               11.4               10.3
Texas                                 11              63,690,908            6.5                3.4               21.9
New York                               5              52,752,475            5.4                6.5               --
Arizona                                5              51,625,352            5.3                6.3               --
Other                                 82             421,970,898           43.1               39.7               59.9
                                     129            $979,848,706          100.0%             100.0%             100.0%

--------------------
(1) For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

(2) For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.


ENCUMBERED INTERESTS...............................  The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by, mortgaged real properties for which the significant encumbered interest is as indicated:


      ENCUMBERED
    INTEREST IN THE           NUMBER OF               TOTAL            % OF INITIAL        % OF INITIAL        % OF INITIAL
    MORTGAGED REAL            MORTGAGED            CUT-OFF DATE          MORTGAGE          LOAN GROUP 1        LOAN GROUP 2
       PROPERTY            REAL PROPERTIES     PRINCIPAL BALANCE(1)   POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
---------------------     -----------------   ---------------------   ---------------      ------------        ------------

Fee                             122                 $947,228,022          96.7%                96.0%                100.0%
Leasehold                         6                   26,736,430           2.7                  3.3                  --
Fee/Leasehold                     1                    5,884,254           0.6                  0.7                  --
                             ---------              -------------      ---------             --------              --------
                                129                 $979,848,706         100.0%               100.0%                100.0%

--------------------
(1) For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES....................  The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal Revenue
                                                     Code of 1986, as amended. The designations for each of those two REMICs are as follows:

                                                     o    REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                          1.   the mortgage loans, and

                                                          2.   various other related assets; and

                                                     o    REMIC II, which will hold the non-certificated regular interests in
                                                          REMIC I.

                                                     The class R-I and R-II certificates will represent the residual interests in each of such REMICs.

                                                     The portion of the trust represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes.
                                                     Such additional interest will be excluded from the REMICs referred to above.

                                                     The offered certificates will be treated as regular interests in REMIC II.
                                                     This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a

                                      S-32

                                                     cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to in the preceding paragraph.

                                                     The class XP certificates will, and one or more other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, will be that, subsequent to the date of any determination--

                                                     o    each ARD loan will be paid in full on its anticipated repayment date,

                                                     o    no mortgage loan will otherwise be prepaid prior to maturity, and

                                                     o    there will be no extension of maturity for any mortgage loan.

                                                     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                                     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                                     Consequences" in this prospectus supplement and "Federal Income Tax
                                                     Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS...............................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

                                                     o    Title I of the Employee Retirement Income Security Act of 1974, as
                                                          amended, or

                                                     o    section 4975 of the Internal Revenue Code of 1986, as amended,

                                                     will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated and NationsBank Corporation (predecessor in interest to Bank of America Corporation) by the U.S. Department of Labor.

                                                     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the
                                                     Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the

                                      S-33

                                                     purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal
                                                     Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...................................  The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                                     You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See
                                                     "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..........................  The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1 -- will affect the yield to maturity on each offered certificate. In the case of offered certificates with principal balances purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1 -- could result in a lower than anticipated yield. In the case of class XP certificates and offered certificates with principal balances purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield.

                                                     If you are contemplating the purchase of class XP certificates, you should be aware that--

                                                     o    the yield to maturity on those certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                                     o    a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                                     o    an extremely rapid rate of prepayments and/or other liquidation on or with respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                                     When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the yields to maturity of the class XP certificates, you should consider what the respective components of the total notional amount of that class of certificates are and how payments and other collections of principal on the mortgage

                                      S-34

                                                     loans are to be applied to the respective total principal balances (or portions thereof) of the principal balance certificates that make up those components.

                                                     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                                     In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-4,
                                                     A-1A, B, C, D, E, F, G, H, J, K and/or L certificates.

                                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.


                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

         THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

         THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

         IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-1A, XC AND XP CERTIFICATES

         If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates and the class A-1A certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o the payment priorities of the respective classes of the certificates;

         o the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

         o    the characteristics and quality of the mortgage loans.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

         If you purchase any of the class A-2, A-3, A-4, B, C, D, E or XP certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

         Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates; and

         o the rate, timing and amount of payments on your offered certificates.

         The frequency, timing and amount of payments on your offered certificates will depend on:

         o the pass-through rate for, and other payment terms of, your offered certificates;

         o the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

         o repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for breaches of representations or warranties;

         o the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

         o servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection With Realized

Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER THAN YOU ANTICIPATED

         If you purchase your offered certificates, other than the class XP certificates, at a premium relative to their principal balances or if you purchase class XP certificates, and if payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1 -- occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates, other than the class XP certificates, at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans in mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on the loan group 1 -- occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         The yield to maturity of the class XP certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and Substitutions"). Depending on the timing thereof, a payment of principal in reduction of the principal balance of any of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates may result in a corresponding reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Prior to investing in the class XP certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

         Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

         In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates.

         Any changes in the weighted average lives of the offered certificates with principal balances may adversely affect the yield to maturity of those certificates. Prepayments resulting in a shortening of weighted average lives of those offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

         The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

         o    the terms of the mortgage loans;

         o    the length of any prepayment lockout period;

         o    the level of prevailing interest rates;

         o    the availability of mortgage credit;

         o    the applicable yield maintenance charges or prepayment premiums;

         o the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

         o the failure to meet certain requirements for the release of escrows;

         o    the occurrence of casualties or natural disasters; and

         o    economic, demographic, tax, legal or other factors.

         A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges. However, as discussed below under "--Yield Maintenance Charges and Defeasance Provisions May Not Fully Protect Against Prepayment Risk", there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

         See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

         In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY ADVERSELY AFFECT YOUR INVESTMENT

         The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and those additional losses are allocable to your class of offered certificates or those losses result in a reduction of the principal balance or notional amount of your offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to those certificates or results in a reduction in the principal balance or notional amount of those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

         Depending on the timing thereof, any reduction in the total principal balance of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K or L certificates as a result of losses on the mortgage loans and/or default-related or other unanticipated expenses may result in a reduction in the total notional amount of the class XP certificates.

YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT AGAINST PREPAYMENT RISK

         Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

ADDITIONAL COMPENSATION TO THE SERVICER WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

         To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive various fees with respect to each specially serviced mortgage loan and any collections thereon, as well as with respect to specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

         You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

         The master servicer is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

         The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate is expected to purchase certain of the non-offered certificates (including the controlling class). This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

         The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal, which may reduce the amount of principal that will be paid on your certificates.

         In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Great Mall mortgage loan), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Great Mall B-noteholder or its designee (or, if a change of control event has occurred and is continuing, at the direction of the controlling class representative), take actions with respect to the Great Mall mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the Great Mall B-noteholder has a par purchase option and limited cure rights with respect to the Great Mall mortgage loan in the trust fund under various default scenarios. See "Servicing of the Mortgage Loans--The Controlling Class Representative and the Great Mall B-Noteholder" in this prospectus supplement. The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class certificateholders and the Great Mall B-noteholder may each have interests in conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the Great Mall B-noteholder (or its designee), as applicable, may direct the special servicer to take actions which conflict with the interests of the holders of one or more classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, certificateholders entitled to a majority of the voting rights of the controlling class of certificateholders may terminate the special servicer and appoint a successor as described in this prospectus supplement. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement. We anticipate that Clarion Capital LLC, an affiliate of the initial special servicer, will be the initial controlling class representative.

         In addition, property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

         o a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

         o affiliates of the property manager, and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

         In addition, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of borrowers under the mortgage loans.


FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the United States.

         See "Risk Factors--The Risk of Terrorism In the United States May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

         The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real Properties--Additional Statistical Information--" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Sixty-six (66) of the mortgaged real properties, which represent security for 48.4% of the initial mortgage pool balance (66 mortgage loans in loan group 1, representing approximately 58.1% of the initial loan group 1 balance), are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

         One (1) of the mortgage loans secured by a retail property--a bank branch--, representing 0.7% of the initial mortgage pool balance (0.8% of the initial loan group 1 balance), is secured by the related borrower's interest in certain condominium units.

         In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

         There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Eleven (11) of the mortgaged real properties, which represent security for 14.4% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 17.3% of the initial loan group 1 balance), are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Twenty-three (23) of the mortgaged real properties, which represent security for 12.9% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance and nine (9) mortgage loans in loan group 2, representing approximately 28.6% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks" in the accompanying prospectus.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Fourteen (14) of the mortgaged real properties, which represent security for 11.9% of the initial mortgage pool balance (14 mortgage loans in loan group 2, representing approximately 71.4% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Five (5) of the mortgaged real properties, which represent security for 6.3% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 7.6% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Hospitality Properties" in the accompanying prospectus.

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Three (3) of the mortgaged real properties, which represent security for 2.7% of the initial pool balance (three (3) mortgage loans in loan group 1, representing approximately 3.3% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Industrial Properties" in the accompanying prospectus.

SELF-STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Six (6) of the mortgaged real properties, which represent security for 2.6% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 3.1% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in self-storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting self-storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Warehouse, Mini-Warehouse and Self-Storage Facilities" in the accompanying prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL PROPERTIEs

         The mortgage loans are secured by mortgage liens on fee and/or leasehold interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

         o the successful operation and value of the mortgaged real property; and

         o the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" and "Description of The Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

         All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

LOANS NOT INSURED OR GUARANTEED

         Generally, the mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

         We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

         Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO THE MORTGAGED REAL PROPERTIES

         The borrower under certain of the mortgage loans has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON ONE OR A FEW MAJOR TENANTS

         In the case of 61 mortgaged real properties, securing 25.3% of the initial mortgage pool balance (61 mortgaged real properties in loan group 1, securing approximately 30.4% of the initial loan group 1 balance), the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 47 of those properties, securing 14.9% of the initial mortgage pool balance (47 mortgaged real properties in loan group 1, securing approximately 17.8% of the initial in loan group 1 balance), the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. For example, one (1) of the single-tenant mortgage loans, representing approximately 2.3% of the initial mortgage pool balance (approximately 2.7% of the initial loan group 1 balance), is secured by 17 mortgaged real properties occupied by a single tenant, GFS Marketplace. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT AND CONCENTRATION TENANT PROPERTIES

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. See "Risk Factors--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" in the accompanying prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS


         The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

         o space in the mortgaged real properties could not be leased or re-leased;

         o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

         o    tenants were unwilling or unable to meet their lease obligations;

         o a significant tenant were to become a debtor in a bankruptcy case; or

         o    rental payments could not be collected for any other reason.

         Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

         Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

         Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

         If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

         Mortgaged real properties located in California, Florida, Texas, New York, Arizona, Kentucky and Tennessee will represent approximately 28.6%, 11.2%, 6.5%, 5.4%, 5.3%, 4.2% and 4.2%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 32.7%, 11.4%, 3.4%, 6.5%, 6.3%, 5.0% and 5.0%, respectively, of the initial loan group 1 balance and approximately 7.9%, 10.3%, 21.9%, 0.0%, 0.0%, 0.0% and 0.0%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

RISKS RELATED TO CALIFORNIA GEOGRAPHIC CONCENTRATION

         Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND LOANS WITH ANTICIPATED REPAYMENT DATES

         Fifty-eight (58) mortgage loans, representing approximately 89.1% of the initial mortgage pool balance (approximately 41 mortgage loans in loan group 1, representing approximately 86.9% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance), are balloon loans. In addition, 10 mortgage loans, representing approximately 8.9% of the initial mortgage pool balance (approximately 10 mortgage loans in loan group 1, representing approximately 10.7% of the initial loan group 1 balance), provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

         o    the value of the related mortgaged real property;

         o the level of available mortgage interest rates at the time of sale or refinancing;

         o    the borrower's equity in the mortgaged real property;

         o the financial condition and operating history of the borrower and the mortgaged real property, tax laws;

         o    prevailing general and regional economic conditions;

         o    the fair market value of the related mortgaged real property;

         o reductions in applicable government assistance/rent subsidy programs; and

         o the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

         Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

         The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

         o The largest mortgage loan to be included in the trust represents approximately 15.4% of the initial mortgage pool balance. The largest mortgage loan in loan group 1 represents approximately 18.5% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 15.3% of the initial loan group 2 balance.

         o The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately 40.9% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 46.3% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 48.7% of the initial loan group 2 balance.

         o The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately 53.3% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 60.8% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 75.7% of the initial loan group 2 balance.

         See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

THE INTERESTS OF THE HOLDER OF THE COMPANION LOAN OF THE LARGEST MORTGAGE LOAN MAY CONFLICT WITH YOUR INTERESTS

         The mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Great Mall of the Bay Area, which has a cut-off date principal balance of $151,000,000 and represents approximately 15.4% of the initial mortgage pool balance (approximately 18.5% of the initial loan group 1 balance), is part of a split loan structure consisting of the Great Mall mortgage loan and a companion loan that will be held by a third-party investor and will not be included in the trust. Both of those mortgage loans are secured by the same mortgage instrument encumbering the mortgaged real property. The Great Mall companion loan has an unpaid principal balance of $24,000,000 as of the cut-off date. The payment priority between the Great Mall mortgage loan and the Great Mall companion loan is such that, prior to the occurrence of certain specified uncured events of default with respect to the Great Mall mortgage loan, the holder of the Great Mall mortgage loan is entitled to payments of interest and its pro rata share of principal before the holder of the Great Mall mortgage loan receives payments of interest and its pro rata share of principal. During the continuance of certain specified uncured events of default with respect to the Great Mall mortgage loan, no payments of principal or interest will be paid with respect to the Great Mall companion loan until all interest (other than default interest) on and principal of the Great Mall mortgage loan has been paid in full.

         The Great Mall companion loan will be generally serviced under the pooling and servicing agreement by the master servicer and the special servicer as if it were a mortgage loan in the trust. As described under "Description of the Mortgage Pool--A/B Loan Structures" in this prospectus supplement, the holders of the Great Mall loan pair have executed one or more related co-lender or other similar agreements, which generally include the following provisions--

         o for so long as the unpaid principal balance of the Great Mall companion loan, net of any appraisal reduction amount allocable to that loan, is equal to or greater than 25% of an amount equal to its original principal balance, the holder of the Great Mall companion loan has the ability, directly or through a designee, to advise and direct the special servicer with respect to various servicing matters affecting the Great Mall loan pair;

         o if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Great Mall loan pair, the holder of the Great Mall companion loan has the right to purchase the Great Mall mortgage loan from the trust at the purchase price set forth in the related co-lender or other similar agreement; and

         o the holder of the Great Mall companion loan has limited cure rights with respect to the Great Mall mortgage loan in the trust.

         In connection with exercising any of the foregoing rights afforded to it, the holder of the Great Mall companion loan (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests. If the Great Mall companion loan is included in a securitization, then the designee or assignee exercising any of the rights of the holder of that Great Mall companion loan may be a securityholder, an operating advisor or other comparable party or a servicer from that securitization.

         See "Description of the Mortgage Pool--A/B Loan Structure" and "Servicing of the Mortgage Loans--The Controlling Class Representative and the Great Mall B-Noteholder" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS

         In the case of six (6) mortgaged real properties, representing security for approximately 3.2% of the initial mortgage pool balance (approximately 3.9% of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest in the mortgaged real property, but not on the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES

         Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk

Factors--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO SUPPORT, A MORTGAGED REAL PROPERTY

         The Great Mall mortgage loan, which has a cut-off date principal balance of $151,000,000 and represents approximately 15.4% of the initial mortgage pool balance, is part of a split loan structure that also includes a subordinate companion loan that (i) has a principal balance as of the cut-off date of $24,000,000, (ii) will not be included in the trust and (iii) will be secured by the same mortgaged real property that secures the Great Mall mortgage loan, as described under "Description of the Mortgage Pool--Additional and Other Financing".

         Two (2) mortgage loans, representing approximately 2.0% of the initial mortgage pool balance, (one (1) mortgage loan in group 1, representing approximately 0.8% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 8.0% of the initial loan group 2 balance) permit the related borrower to enter into additional subordinate or other financing that is secured by the mortgaged real properties as described under "Description of the Mortgage Pool--Additional and Other Financing".

         Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties.

         In the case of some of the mortgage loans, as described under "Description of the Mortgage Pool--Additional and Other Financing", direct and indirect equity owners of the related borrower are permitted in the future to pledge their respective equity interests to secure financing generally referred to as mezzanine debt.

         Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, in general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

         See "Description of the Mortgage Pool--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

         We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

         Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

         If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

         In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties. See also "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES AND WORKOUT FEES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND

         The master servicer, the special servicer and the trustee will be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have otherwise resulted.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

         A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED TENANTS

         Six (6) separate groups of mortgage loans, representing approximately 29.6% of the initial mortgage pool balance (approximately 10 mortgage loans in loan group 1, representing approximately 28.5% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 35.2% of the initial loan group 2 balance), are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

         o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

         o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

         See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

         In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. For example, the tenant with respect to seven (7) mortgaged real properties, securing three (3) mortgage loans, representing approximately 14.5% of the initial mortgage pool balance (approximately 17.4% of the initial loan group 1 balance) is Food Lion, and the tenant with respect to four (4) mortgaged real properties, securing four (4) mortgage loans, representing approximately 1.4% of the initial mortgage pool balance (approximately 1.7% of the initial loan group 1 balance) is Walgreens. There may also be tenants that are related to or affiliated with a borrower. For example, with respect to the mortgaged real properties securing one (1) mortgage loan, representing approximately 2.3% of the initial mortgage pool balance (approximately 2.7% of the initial loan group 1 balance), the tenants are affiliated with the borrower and represent approximately 100% of the gross leasable area. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

         We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

         Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Four (4) mortgaged real properties, representing approximately 20.5% of the initial mortgage pool balance (representing approximately 24.7% of the initial loan group 1 balance), are secured by mortgaged real properties that include a multiplex movie theater, which currently generate a significant portion of the revenue of such mortgaged real properties. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Manufactured Housing Community Properties are Subject to Unique Risks Which May Reduce Payments on Your Certificates" and "--Self-Storage Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

         The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

         o a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

         o the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

         o liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

         o the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 12-month period ending on the cut-off date. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of two mortgaged real properties, securing two separate mortgage loans (loan numbers 9 and 14) and representing (by allocated loan amount in the case of loan number 9) security for approximately 1.7% of the initial mortgage pool balance (approximately 2.0% of the initial loan group 1 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement, was taken.

         In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

         We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

         We are aware that with respect to one (1) mortgaged real property securing one (1) mortgage loan, representing approximately 0.7% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 0.9% of the initial loan group 1 balance), the related borrower was required to obtain a secured creditor impaired property environmental insurance policy or blanket policy. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Insurance" in this prospectus supplement.

         We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" and "--Environmental Insurance" in this prospectus supplement. Also see "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

         Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

         o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

         o the general condition of the site, buildings and other improvements located at each property.

         The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

         Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties. Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See "Description of the Mortgage Pool--Assessments of Property Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

         A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

         o    economic conditions generally and in the area of the project;

         o    the age, quality, functionality and design of the property;

         o the degree to which the property competes with other properties in the area;

         o    changes or continued weakness in specific industry segments;

         o    increases in operating costs;

         o the willingness and ability of the owner to provide capable property management and maintenance;

         o the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

         o an increase in the capital expenditures needed to maintain the properties or make improvements;

         o    a decline in the financial condition of a major tenant;

         o    the location of a mortgaged real property;

         o whether a mortgaged real property can be easily converted to alternative uses;

         o    an increase in vacancy rates;

         o perceptions regarding the safety, convenience and attractiveness of such properties;

         o    vulnerability to litigation by tenants and patrons;

         o    environmental contamination; and

         o a decline in rental rates as leases are renewed or entered into with new tenants.

         If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

         Other factors are more general in nature, such as:

         o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

         o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

         o    demographic factors;

         o    consumer confidence;

         o    consumer tastes and preferences; and

         o    changes in building codes and other applicable laws.


         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o in the case of rental properties, the rate at which new rentals occur; and

         o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY MORTGAGE LOANS

         The mortgage pool will include six (6) mortgage loans, representing approximately 23.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 24.6% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 15.3% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, described under "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate Borrowers", entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 115% to 125%%, of the portion of the total loan amount allocated to the property or properties to be released;

         o the satisfaction of certain criteria set forth in the related loan documents;

         o the satisfaction of certain leasing goals or other performance tests;

         o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         Six (6) mortgage loans, representing approximately 23.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 24.6% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 15.3% of the initial loan group 2 balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         In addition, six (6) of the mortgage loans, representing approximately 23.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 24.6% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 15.3% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties, four (4) of which (securing three (3) mortgage loans in loan group 1, representing approximately 17.4% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 15.3% of the initial loan group 2 balance) secure the joint and several obligations of multiple borrowers, and two (2) of which (securing two
(2) mortgage loans in loan group 1, representing approximately 7.1% of the initial loan group 1 balance) secure the obligations of a single borrower. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

         o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

         o the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

         We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

         The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

         Some of the borrowers are not structured as bankruptcy remote entities to diminish the likelihood of their becoming bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

         o operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

         o individuals that have personal liabilities unrelated to the property.

         However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

         Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

BORROWERS THAT ARE NOT SPECIAL PURPOSE ENTITIES MAY PRESENT UNIQUE RISKS TO THE HOLDERS OF THE MORTGAGE LOANS

         Some of the borrowers under the mortgage loans are entities that do not meet all of the characteristics required of special purpose entities. The related mortgage documents and/or organizational documents of such borrowers, may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

         Two (2) of the mortgage loans, representing approximately 2.8% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 1.7% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 8.0% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

         Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

         Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

         Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

         As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION MAY HAVE ADVERSE EFFECT ON BORROWERS

         From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED REAL PROPERTY

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o assuring that maintenance and capital improvements are carried out in a timely fashion.


         Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

         Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans", "--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON THE MORTGAGED REAL PROPERTY

         Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

         Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

         The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

         All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, North Carolina, South Carolina and Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


         The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to REO Properties, will use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar act, if and only if the special servicer has determined in accordance with the Servicing Standard (and other consultation with the controlling class representative) that either--

         o such insurance is not available at commercially reasonable rates, and such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

         o    such insurance is not available at any rate.

         If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Some of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

         Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage Pool--Additional Loan and Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement.

         Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

         If such casualty losses are not covered by standard casualty insurance policies and the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 72 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $979,848,706. For purpose of making distributions with respect to certain classes of offered certificates, as described under "Description of the Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group
2. Loan group 1 will consist of 55 mortgage loans, representing approximately 83.3% of the initial mortgage pool balance. Loan group 2 will consist of 17 mortgage loans (representing approximately 100% of all the mortgage loans secured by multifamily properties and 37.1% of all the mortgage loans secured by manufactured housing community properties), representing approximately 16.7% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan. However, the actual initial mortgage pool balance, and the initial loan group 1 balance and initial loan group 2 balance, may be as much as 5.0% smaller or larger than the amounts indicated above if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,873,176 to $151,000,000, and the average of those cut-off date principal balances is $13,609,010. The cut-off date principal balances of the mortgage loans in loan group 1 range from $1,873,176 to $151,000,000, and the average of those cut-off date principal balances is $14,837,169. The cut-off date principal balances of the mortgage loans in loan group 2 range from $4,495,166 to $25,099,522, and the average of those cut-off date principal balances is $9,635,553.

         When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context clearly indicates otherwise, include the Great Mall B-Note Loan. That B-note loan will not be included in the trust.

         Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted Encumbrances and, in the case of one (1) mortgage loan, which represents approximately 1.1% of the initial mortgage pool balance (approximately 1.3% of the initial loan group 1 balance) and is secured by a mortgage on the borrower's leasehold interest in the mortgaged real property, the lien created on that leasehold interest by a payment-in-lieu of taxes agreement which secures the obligation of the borrower to make certain payments in lieu of tax payments to the City of Mount Vernon, New York.

         You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

         o all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

         o all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

         o all weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans in the trust, and the initial mortgage pool balance of the mortgage loans in each of loan group 1 and loan group 2 will equal the total cut-off date principal balance of the mortgage loans in that loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

         o when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

         o if any of the mortgage loans is secured by multiple properties, the cut-off date principal balance has been allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties;

         o statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

         o the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

         o when a mortgage loan is identified by loan number, we refer to the loan number indicated for that mortgage loan on Annex A-1.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include six (6) mortgage loans, representing approximately 23.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 24.6% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 15.3% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         The six (6) mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

         o the borrower meets certain criteria set forth in the related loan documents;

         o the satisfaction of certain leasing goals or other performance tests;

         o the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         In the case of the sole group of cross-collateralized and cross-defaulted mortgage loans, which are identified on Annex A-1 to this prospectus supplement as being secured by ARC MHC 10 Year 2 Portfolio and ARC MHC 5 Year 2 Portfolio, respectively, and which represent in total 6.2% of the initial mortgage pool balance (approximately 4.4% of the loan group 1 balance in the case of the ARC MHC 10 Year 2 Portfolio mortgage loan, and approximately 15.3% of the loan group 2 balance in the case of the ARC MHC 5 Year 2 Portfolio mortgage loan) --, one of which has a 10-year term and the other a five-year term, -- the cross-collateralization and cross-default provisions will terminate in the event that either mortgage loan is repaid or defeased in full so long as no event of default exists with respect to either mortgage loan.

         For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

         The table below shows each group of mortgaged real properties that:

         o    are owned by the same or affiliated borrowers; and

         o secure in total two or more non-cross-collateralized mortgage loans that represent at least 1% of the initial mortgage pool balance.

                                                                     NUMBER OF
                                                                   STATES WHERE           AGGREGATE           % OF INITIAL
                                                                  THE PROPERTIES         CUT-OFF DATE           MORTGAGE
    GROUP                      PROPERTY NAMES                     ARE LOCATED(1)      PRINCIPAL BALANCE       POOL BALANCE
------------   -----------------------------------------------  -----------------    --------------------   ------------------
      A        Springhurst                                                                 $36,261,000            3.7%
               Lions Head                                                                    8,000,000            0.8
               Seacoast Shopping Center                                                      7,034,000            0.7
               Kingston Overlook                                                             5,629,000            0.6
               Garden City Plaza                                                             3,910,000            0.4
               Northridge Plaza                                                              3,868,000            0.4
               Marketplace at Flower Mound                                                   3,475,000            0.4
               Chestnut Hills                                                                2,169,000            0.2
               Lady's Island Shopping Center                                                 1,866,000            0.2
               Anderson Plaza                                                                1,514,000            0.2
               Bulloch Plaza                                                                 1,297,000            0.1
               Briarcliff Square                                                             1,187,000            0.1
               Collins Park Commons                                                            790,000            0.1
               Cobblestone Village                                                          21,197,000            2.2
               North Haven Crossing                                                          7,390,000            0.8
               Coastal Way                                                                   4,935,000            0.5
               Cosby Station                                                                 3,182,000            0.3
               Strawbridge                                                                   2,894,000            0.3
               East Ridge Crossing                                                           2,706,000            0.3
               Jasper Square                                                                 2,126,000            0.2
               Valley Commons                                                                1,807,000            0.2
               58 Crossing                                                                   1,758,000            0.2
               County Park Plaza                                                             1,414,000            0.1
               Lunenburg Crossing                                                            1,410,000            0.1
               Statesboro Square                                                             1,196,000            0.1
               Beach Crossing                                                                1,098,000            0.1
               Buena Vista                                                                     887,000            0.1
                                                                                     --------------------  -------------------
               TOTAL                                                    12                $131,000,000           13.4%
                                                                                     ====================  ===================

      B        Kellam MHP Portfolio - Oak Hill                                             $11,656,703            1.2%
               Kellam MHP Portfolio - Sturbridge Village                                    11,255,622            1.1
               Kellam MHP Portfolio - Hamlet                                                10,537,092            1.1
                                                                                     --------------------  -------------------
               TOTAL                                                     3                 $33,449,417            3.4%
                                                                                     ====================  ===================

      C        MHC Portfolio - Mariner's Cove                                              $16,452,380            1.7%
               MHC Portfolio - Camelot Meadows                                               7,360,146            0.8
               MHC Portfolio - Desert Skies                                                  5,045,646            0.5
               MHC Portfolio - Whispering Palms                                              3,219,209            0.3
                                                                                     --------------------  -------------------
               TOTAL                                                     4                 $32,077,381            3.3%
                                                                                     ====================  ===================

      D        Park Place Shopping Center                                                  $11,175,325            1.1%
               Patriots Plaza Shopping Center                                               10,795,657            1.1
                                                                                     --------------------  -------------------
               TOTAL                                                     2                 $21,970,982            2.2%
                                                                                     ====================  ===================

      E        The Ponde Apartments                                                         $6,283,821            0.6%
               Wymberly Crossing Apartments                                                  4,531,123            0.5
                                                                                     --------------------  -------------------
               TOTAL                                                     1                 $10,814,943            1.1%
                                                                                     ====================  ===================

---------------
(1) Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS


         Due Dates. All of the mortgage loans provide for monthly debt service payments to be due on the first day of each month. Each mortgage loan that we intend to include in the trust provides for one or both of the following--

         o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month, and/or

         o that either Penalty Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         The mortgage interest rate for each of the mortgage loans is shown on Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.800% per annum to 6.560% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.386% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.800% to 6.560% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.388% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 4.990% to 6.020% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.374% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

         Seventy (70) of the mortgage loans, representing approximately 98.3% of the initial mortgage pool balance (53 mortgage loans in loan group 1, representing approximately 98.0% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and two
(2) of the mortgage loans, representing approximately 1.7% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 2.0% of the initial loan group 1 balance), will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

         Partial Interest-Only Balloon Loans. Nine (9) of the mortgage loans, representing approximately 17.2% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 14.8% of the initial loan group 1 balance and four (4) mortgage loans in loan group 2, representing approximately 29.3% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

         Interest-Only Balloon Loans. Four (4) of the mortgage loans, representing approximately 29.0% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 34.9% of the initial loan group 1 balance), require the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date.

         Amortizing Balloon Loans. Forty-five (45) of the mortgage loans, representing approximately 42.8% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 37.3% of the initial loan group 1 balance and 13 mortgage loans in loan group 2, representing approximately 70.7% of the initial loan group 2 balance), are characterized by--

         o an amortization schedule that is significantly longer than the actual term of the mortgage loan; and

         o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         These 45 mortgage loans do not include any of the mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only Balloon Loans" above.

         ARD Loans. Ten (10) of the mortgage loans, representing approximately 8.9% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing approximately 10.7% of the initial loan group 1 balance), are characterized by the following features:

          o    a maturity date that is more than 20 years following origination;

          o the designation of an anticipated repayment date that is generally 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

          o the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

          o until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

          o from and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to either

               o    the sum of:

                    1.   its initial mortgage interest rate; plus

                    2. a specified margin that is not more than 2.0 percentage points; or

               o    the greater of:

                    1.   the sum of (a) the initial mortgage interest rate plus
                         (b) a specified margin that is not more than 2.0 percentage points, and

                    2. 2.0 percentage points over the value of a particular U.S. treasury or other benchmark floating rate at or about the related anticipated repayment date.

          o the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

          o from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

         In the case of each of such mortgage loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

         Any amount received in respect of additional interest payable on the ARD Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

         Fully Amortizing Loans. Four (4) of the mortgage loans, representing approximately 2.0% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 2.4% of the initial loan group 1 balance), are characterized by--

         o constant monthly debt service payments throughout the substantial term of the mortgage loan; and

         o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         These fully amortizing loans have neither--

         o    an anticipated repayment date; nor

         o    the associated repayment incentives.

         Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         Voluntary Prepayment Provisions. In general, at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

         o a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

         o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

         All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one month to four months prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

         The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

         As described below under "--Defeasance Loans", most of the mortgage loans (49 mortgage loans in loan group 1, representing approximately 93.2% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

         Prepayment Lock-out Periods. Sixty-nine (69) of the mortgage loans, representing approximately 99.3% of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 99.1% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), provide for prepayment lock-out periods as of the cut-off date, and the weighted average remaining prepayment lock-out period of those mortgage loans as of the cut-off date is 85 months (84 months for the mortgage loans in loan group 1 and 91 months for the mortgage loans in loan group 2).

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" and "--Mortgage Loans Which May Require Principal Paydowns" below.

         Prepayment Consideration. Six (6) of the mortgage loans, representing approximately 5.6% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 6.8% of the initial loan group 1 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration for five (5) of those mortgage loans is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid. In the case of the remaining mortgage loan, which represents approximately 1.4% of the initial mortgage pool balance (approximately 1.7% of the initial loan group 1 balance), the prepayment consideration will equal a specified percentage of the amount prepaid, which specified percentage will decline over time.

         Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

         o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         Many of the mortgage loans permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

              1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

              2. the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

         o transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

         o a transfer of non-controlling ownership interests in the related borrower;

         o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

         o    a transfer of ownership interests for estate planning purposes;

         o changes in ownership between existing partners and members of the related borrower;

         o a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

         o    other transfers similar in nature to the foregoing.


         Mortgage Loans Which May Require Principal Paydowns. Ten (10) mortgage loans, representing approximately 12.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 9.2% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 26.1% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case:

         o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         o if not so released, will (or, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

         The total amount of the letters of credit and/or cash reserves was $3,709,311 at the time of closing of each of those mortgage loans.

         Defeasance Loans. Sixty-six (66) of the mortgage loans, representing approximately 94.4% of the initial mortgage pool balance (49 mortgage loans in loan group 1, representing approximately 93.2% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

         o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount. Six (6) mortgage loans, representing approximately 23.0% of the initial mortgage pool balance, permit the partial release of collateral in connection with partial defeasance.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         See "Risk Factors--Risks Related to the Offered Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement.

         Collateral Substitution and Partial Release Provisions. Three (3) of the mortgage loans, representing approximately 15.6% of the initial mortgage pool balance (approximately 18.8% of the initial loan group 1 balance), permit the respective borrowers to obtain a release of one or more properties from the lien of the mortgages securing those mortgage loans by substitution of the borrower's fee or leasehold interest.

         In the case of two (2) of those three (3) mortgage loans, which are respectively secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Galileo Pool #1 (comprised of 13 mortgaged real properties) and Galileo Pool #2 (comprised of 14 mortgaged real properties), which mortgage loans represent 7.9% and 5.5% of the initial mortgage pool balance, respectively, the related borrower under each mortgage loan has the right to obtain the release of one or more of the related mortgaged real properties from the lien of the related mortgage by substituting for those properties its fee or leasehold interest in another retail shopping center property of like kind and quality. Each borrower's property substitution right under each of these two mortgage loans is subject to the limitation that the borrower may not replace, in total, mortgaged real properties having an allocated loan amount in excess of $18,000,000, in the case of the Galileo #1 mortgage loan, or $23,100,000, in the case of the Galileo #2 mortgage loan.

         In the case of the other of those three (3) mortgage loans, which is secured by the 17 mortgaged real properties identified on Annex A-1 to this prospectus supplement as GFS Marketplace Portfolio, which mortgage loan represents 2.3% of the initial mortgage pool balance (approximately 2.7% of the initial loan group 1 balance), the related borrower has the right to obtain the release of not more than three (3) mortgaged real properties from the lien of their respective separate mortgages by substituting for those properties its fee interest in another retail food sales property of like kind and quality.

         With respect to each of the three (3) mortgage loans discussed in the preceding paragraphs of this "--Collateral Substitution" section, the release is subject to satisfaction of the following conditions, including, among others--

         o the obtaining of an appraisal, from an appraiser belonging to the Appraisal Institute, of the replacement property indicating at least a minimum fair market value as required by the loan documents,

         o after giving effect to the substitution, that the debt service coverage ratio for the mortgage loan be equal to the greater of
              (a) the debt service ratio of the mortgaged real properties, including the property being replaced and (b) in the case of the Galileo #1 mortgage loan, 2.0:1 or, in the case of the Galileo #2 mortgage loan, 2.75:1,

         o the obtaining of Phase I environmental site assessment reports and, if necessary, Phase II environmental site assessment reports,

         o the delivery of an opinion of counsel to the effect that the substitution would not adversely affect the status of REMIC I or REMIC II as REMICs,

         o written confirmation from each rating agency rating the certificates that the substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates, and

         o the reimbursement for all third party out-of-pocket costs incurred by the lender in connection with the substitution and the payment of all rating agency fees.

         Certain of the mortgage loans permit the release of certain parcels upon the satisfaction of certain requirements other than defeasance. In such cases, no material value was given to such parcels in the underwriting of the related mortgage loans.

         Right of Reversion. In the case of one (1) mortgage loan, secured by the mortgaged real property identified on Annex A-1 as International Place, which mortgage loan represents 0.7% of the initial mortgage pool balance (approximately 0.9% of the initial loan group 1 balance), the borrower interest in the related mortgaged real property is a leasehold estate. In a deed conveying the fee title to the current fee owner, the United States Government retained a right of reversion in the event that certain covenants, including covenants relating to environmental and Federal Aviation Authority regulations and building height restrictions, are breached. The right of reversion can invalidate the lease if the reversion is triggered as a result of an act or omission of the borrower. The lender obtained a consent from the FAA and the United States Air Force pursuant to which the holder of the mortgage loan has been given the right to receive notice and an opportunity to cure any covenant breaches before the U.S. exercises the right of reversion.

MORTGAGE POOL CHARACTERISTICS

         General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

         The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                              NUMBER OF                                                                  CUT-OFF
                              MORTGAGE                % OF      % OF     % OF                             DATE
                               LOANS/                 INITIAL  INITIAL  INITIAL                          PRINCIPAL          CUT-OFF
                   MORTGAGE   MORTGAGED CUT-OFF DATE MORTGAGE   LOAN     LOAN                   PROPERTY   BALANCE           DATE
                     LOAN       REAL     PRINCIPAL     POOL    GROUP 1  GROUP 2    PROPERTY      SIZE       PER              LTV
    LOAN NAME       SELLER   PROPERTIES   BALANCE(1) BALANCE   BALANCE  BALANCE      TYPE      SF/UNIT(2) SF/UNIT   DSCR(3) RATIO(3)
-----------------  --------  ---------- ------------ --------  -------  -------   ------------ ---------- --------  ------- --------
Great Mall of the
   Bay Area(4)       MLML        1/1    $151,000,000    15.4%     18.5%    0.0%      Retail    1,281,912   $   118     2.72x  53.2%
Galileo Pool # 1     MLML       1/13      77,000,000     7.9       9.4     0.0       Retail    1,289,684        60     2.29   58.1
                                                                                  Manufactured
ARC MHC Portfolio    MLML       2/16      60,978,630     6.2       4.4    15.3      Housing       3,273     18,631     1.46   77.6
Douglas Entrance      BOA        1/1      57,500,000     5.9       7.0     0.0       Office     459,448        125     1.36   72.6
Galileo Pool # 2(5)  MLML       1/14      54,000,000     5.5       6.6     0.0       Retail     993,249         54     3.17   50.0
Pasadena
   Courtyard by
   Marriott          MLML        1/1      38,500,000     3.9       4.7     0.0    Hospitality       314    122,611     1.63   71.3
WestPoint
   Crossing
   Shopping Center   MLML        1/1      27,969,697     2.9       3.4     0.0       Retail     241,300        116     1.45   79.5
GFS Marketplace
   Portfolio         MLML       1/17      22,212,175     2.3       2.7     0.0       Retail     272,053         82     1.75   60.9
MHC Portfolio -                                                                   Manufactured
   Mariner's Cove     BOA        1/1      16,452,380     1.7       2.0     0.0      Housing         374     43,990     1.20   79.9
The Clubs at
   Rhodes Ranch       Key        1/1      16,400,000     1.7       0.0    10.0    Multifamily       270     60,741     1.24   75.9
                              --------  ------------   ------    ------  ------                                        ----- ------
Total/Weighted
   Average                      11/66   $522,012,882    53.3%     58.9%   25.3%                                        2.12x  63.2%
                              ========  =============  ======    ======  ======                                        ===== ======

--------------------
(1) In the case of a group of cross-collateralized mortgage loans, the aggregate principal balance.

(2) Property size is indicated in square feet, except with respect to manufactured housing (in which case it is indicated by pads), hospitality (in which case it is indicated in rooms) and multifamily (in which case it is indicated in dwelling units) properties.

(3) In the case of a group of cross-collateralized mortgage loans, the weighted average.

(4) It has been confirmed by Moody's and Fitch, in accordance with their respective methodologies, that the Great Mall of the Bay Area mortgage loan has credit characteristics consistent with an investment-grade rated obligation.

(5) It has been confirmed by Moody's and Fitch, in accordance with their respective methodologies, that the Galileo Pool #2 mortgage loan has credit characteristics consistent with an investment-grade rated obligation.

         See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

A/B LOAN STRUCTURE

         The Great Mall Mortgage Loan, which has a cut-off date principal balance of $151,000,000 and represents approximately 15.4% of the initial mortgage pool balance (approximately 18.5% of the initial loan group 1 balance), is part of a split loan structure consisting of the Great Mall Mortgage Loan and the Great Mall B-Note Loan. The Great Mall B-Note Loan will not be included in the trust. Both of these mortgage loans are secured by the same mortgage instrument encumbering the Great Mall Mortgaged Property. The Great Mall B-Note Loan has an unpaid principal balance of $24,000,000 as of May 1, 2004.

         Pursuant to the Great Mall Co-Lender Agreement, so long as the conditions set forth in the next paragraph do not exist, has exercised its cure rights as described below, collections on the Great Mall Loan Pair will be allocated (after application to certain unpaid fees and/or unreimbursed costs and expenses) generally in the following manner:

         o first, to the Great Mall Mortgage Loan in an amount equal to all accrued and unpaid interest (other than Penalty Interest) on its principal balance (net of related master servicing fees);

         o second, to the Great Mall Mortgage Loan in an amount equal to its pro rata portion of (x) all voluntary principal prepayments attributable to the Great Mall Loan Pair in accordance with the related loan documents and (y) all unscheduled principal payments on account of the application of insurance or condemnation proceeds;

         o third, to the Great Mall B-Note Loan in an amount equal to all accrued and unpaid interest (other than Penalty Interest) on its principal balance (net of related master servicing fees);

         o fourth, to the Great Mall B-Note Loan in an amount equal to its pro rata portion of (x) all voluntary principal prepayments attributable to the Great Mall Loan Pair in accordance with the related loan documents and (y) all unscheduled principal payments on account of the application of insurance or condemnation proceeds; and

         o fifth, for such remaining purposes as are provided in the Great Mall Co-Lender Agreement.

         Pursuant to the Great Mall Co-Lender Agreement, subsequent to the occurrence and continuance of a monetary event of default with respect to the Great Mall Loan Pair and provided that the Great Mall B-Noteholder has not exercised its cure rights as described below, or if the Great Mall Mortgage Loan has become and/or remains a specially serviced mortgage loan at a time when a material non-monetary event of default has occurred and is continuing, collections on the Great Mall Loan Pair will be allocated (after application to certain unpaid fees and/or unreimbursed costs and expenses) generally in the following manner:

          o first, to the Great Mall Mortgage Loan in an amount equal to accrued and unpaid interest (excluding Penalty Interest) on its principal balance (net of related master servicing fees);

          o second, to the Great Mall Mortgage Loan in an amount up to the principal balance of the Great Mall Mortgage Loan, until such principal balance has been reduced to zero;

          o third, to the Great Mall B-Note Loan in an amount equal to accrued and unpaid interest (excluding Penalty Interest) on its principal balance (net of related master servicing fees);

          o fourth, to the Great Mall B-Note Loan in an amount up to the principal balance of the Great Mall B-Note Loan, until such principal balance has been reduced to zero; and

          o fifth, for such remaining purposes as are provided in the Great Mall Co-Lender Agreement.


         The Great Mall Co-Lender Agreement generally provides that:

          o subsequent to the occurrence and continuance of a monetary event of default with respect to the Great Mall Loan Pair, or if the Great Mall Mortgage Loan has become and/or remains a specially serviced mortgage loan at a time when a material non-monetary event of default has occurred and is continuing, the Great Mall B-Noteholder has the option to purchase the Great Mall Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Great Mall Mortgage Loan, together with all accrued and unpaid interest on that loan (other than Penalty Interest) to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement by its terms; however, no prepayment consideration will be payable in connection with such a purchase of the Great Mall Mortgage Loan;

          o for so long as the unpaid principal balance of the Great Mall B-Note Loan, net of that portion of any Appraisal Reduction Amount with respect to the Great Mall Loan Pair that is allocable to the Great Mall B-Note Loan and, to the extent not already reflected in that unpaid principal balance, net of any losses allocated to the Great Mall B-Note Loan, is equal to or greater than 25% of the original principal balance of the Great Mall B-Note Loan, the Great Mall B-Noteholder will have the ability to advise and direct the special servicer with respect to certain specified servicing actions regarding the Great Mall Loan Pair, including those involving foreclosure or material modification of the Great Mall Mortgage Loan and the Great Mall B-Note Loan; however, the special servicer is required to ignore any such advice or direction that may cause it to violate applicable law, the related loan documents or any provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard, and the Great Mall Co-Lender Agreement; and

          o the Great Mall B-Noteholder has the right to cure a monetary event of default or a non-monetary event of default susceptible to cure by the payment of money within 20 days of the later of
               (a) receipt by the Great Mall B-Noteholder of written notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than six such cure events are permitted during the term of the Great Mall Loan Pair, and (ii) no more than three consecutive cures may be implemented.

See "Servicing of the Mortgage Loans--The Controlling Class Representative and the Great Mall B-Noteholder" for a more detailed description of certain of the rights of the Great Mall B-Noteholder.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in May 2004, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the 12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in May 2004, without giving effect to any applicable grace period.

         Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

         o Sixty-one (61) of the mortgaged real properties, securing 25.3% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

         o Twenty-eight (28) of the mortgaged real properties, securing 9.3% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

         o A number of companies are major tenants at more than one of the mortgaged real properties.

         o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

         o Two (2) of the mortgaged real properties, securing 1.0% of the initial mortgage pool balance (loan numbers 53 and 57), are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program or otherwise. These mortgaged real properties are subject to Housing Assistance Payment Contracts (which may expire during the term of the applicable mortgage loan).

         Ground Leases. In the case of six (6) mortgaged real properties, representing security for approximately 3.2% of the initial mortgage pool balance (approximately 3.9% of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest in the mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease, giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan, including extensions at the option of the relevant lender, and either:

         o the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

         o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

         See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         Additional and Other Financing. The Great Mall Mortgage Loan, which has a cut-off date principal balance of $151,000,000 and represents approximately 15.4% of the initial mortgage pool balance, is part of a split loan structure that also includes the Great Mall B-Note Loan, which (i) has a principal balance as of the cut-off date of $24,000,000, (ii) will not be included in the trust and (iii) will be secured by the same mortgaged real property that secures the Great Mall Mortgage Loan. The payment priority between the Great Mall Mortgage Loan and the Great Mall B-Note Loan is such that, prior to occurrence of certain specified uncured events of default with respect to the Great Mall Mortgage Loan, the holder of the Great Mall Mortgage Loan is entitled to payments of interest and its pro rata share of principal before the Great Mall B-Noteholder receives payments of interest and its pro rata share of principal. During the continuance of certain specified uncured events of default with respect to the Great Mall Mortgage Loan, no payments of principal or interest will be paid with respect to the Great Mall B-Note Loan until all interest (other than default interest) on and principal of the Great Mall Mortgage Loan has been paid in full. See "Description of the Mortgage Pool--A/B Loan Structure" in this prospectus supplement.

         Two (2) mortgage loans, representing approximately 2.0% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 0.8% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 8.0% of the initial loan group 2 balance), permit the related borrower to enter into additional subordinate or other financing that is secured by the mortgaged real properties as described below--

         o In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rigsby Road Shopping Center, which mortgage loan represents 0.7% of the initial mortgage pool balance, the related borrower may incur additional debt not exceeding $477,500 secured by the related mortgaged real property on a subordinate basis upon the written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

         o In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Forest Hills Apartments, which mortgage loan represents 1.3% of the initial mortgage pool balance, following a transfer by one of the related tenant-in-common borrowers to the other of its interest in the related mortgaged real property, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis and the members of the related borrower (other than the managing member) may incur additional debt secured by their membership interest in the related borrower upon the written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including a debt service coverage ratio of not less than 1.20:1 and a loan-to-value ratio of not more than

              85%, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

         Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties.

         The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

         Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, in general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

         In addition, we are aware that the borrowers under 10 of the mortgage loans, representing approximately 8.4% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 3.9% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 30.5% of the initial loan group 2 balance), are permitted under the loan documents under certain circumstances, to incur secondary financing in the form of mezzanine debt. Such mortgage loans require that the mezzanine lender enters into a subordination and standstill agreement with the lender on the mortgage loan. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

         Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.   to satisfy the entire mortgage loan; or

              2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

         Lockboxes. Twenty-eight (28) mortgage loans, representing approximately 65.2% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 73.6% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 23.4% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

              1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

              2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

              In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted.

         o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

              1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

              2. a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

              3.   a failure to meet a specified debt service coverage ratio;
                   or

              4.   an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox is an account that is required to be established by the borrower upon the occurrence of the trigger event.

         The 28 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                   % OF INITIAL        % OF INITIAL          % OF INITIAL
                                                  NUMBER OF          MORTGAGE          LOAN GROUP 1          LOAN GROUP 2
                LOCKBOX TYPE                    MORTGAGE LOANS     POOL BALANCE     PRINCIPAL BALANCE      PRINCIPAL BALANCE
--------------------------------------------    --------------     ------------     -----------------      -----------------
Lockboxes in effect on the date of closing            23               61.1%              70.3%                  15.3%
Springing                                              5                4.1%               3.4%                   8.0%

         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

         o hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

              1.   the outstanding principal balance of the mortgage loan; and

              2. the full insurable replacement cost of the improvements located on the insured property;

         o if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

              1. the outstanding principal balance of the related mortgage loan;

              2. the replacement cost or full insurable value of the improvements on the insured property; and

              3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         o commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

         o    business interruption or rent loss insurance.

         Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

         However, four (4) mortgaged real properties, securing mortgage loans representing approximately 3.3% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 3.9% of the initial loan group 1 balance), do not have terrorism insurance. Those four (4) mortgage loans which do not have terrorism insurance are secured by manufacturing housing community properties and provide in their loan documents that the borrowers under those mortgage loans are required to escrow three monthly payments upon the occurrence of an act of terror at the related mortgaged real property. With respect to four (4) mortgage loans, representing approximately 1.4% of the initial mortgage pool balance (approximately 1.7% of the initial loan group 1 balance), the related sole tenant self-insures and is obligated to restore the mortgaged real property in the event of any casualty, including casualty caused by a terrorist act.

         In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

         The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer (with respect to REO Properties), will cause the maintenance of all insurance coverage as is required under the related mortgage.

         Where insurance coverage at the mortgaged real property for any mortgage loan included is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A-" by Fitch (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers which meet such requirements.

         Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

         With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

         o    to restore the mortgaged real property; or

         o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

         The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause; and

         o would have been paid if an individual hazard insurance policy referred to above had been in place.

         The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

         Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

         Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date. In the case of two mortgaged real properties securing two separate mortgage loans (loan numbers 9 and 14) and representing (by allocated loan amount in the case of loan number 9) security for approximately 1.7% of the initial mortgage pool balance (approximately 2.0% of the initial loan group 1 balance) a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

         o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

         o those conditions were remediated or abated prior to the closing date; or

         o a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         o an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

         o in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

              1. that condition is not known to have affected the mortgaged real property, or

              2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

              3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy).

         In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         o the establishment of an operation and maintenance plan to address the issue, or

         o in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

         In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

         1.   to carry out the specific remedial measures prior to closing;

         2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         o the mortgaged real property had not been affected or had been minimally affected,

         o the potential for the problem to affect the mortgaged real property was limited, or

         o    a person responsible for remediation had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

         o    us,

         o    any of the other parties to the pooling and servicing agreement,

         o    any of the mortgage loan sellers,

         o    any of the underwriters, or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.


         In some cases, the originator of the related mortgage loan--

         o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         With respect to the Great Mall Mortgage Loan, the environmental consultant identified a historical recognized environmental condition, based on historical contamination from prior uses of the property and migration of contaminants from off-site releases. However, pursuant to a site cleanup order from the California Regional Water Quality Control Board (RWQCB), the site has already been cleaned up by the former owner and received a formal site closure from the RWQCB in 1997. The site cleanup order provided that no further cleanup action was necessary as long as the site management plan in place was followed. More recently, the RWQCB was informed of results from further subsurface testing on the subject property, which revealed the presence of contaminants in the groundwater. In response, the RWQCB issued a formal letter stating that the contaminants did not originate from a release on the subject property, that the subject property was considered to be in compliance with the site management plan already in place, and that the State of California would not modify the previous order that no further active remediation is required with respect to petroleum hydrocarbons on the site. The consultant recommended continued compliance with the site management plan. The related loan documents require the borrower to comply with the environmental consultant's recommendation.

         With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 as Galileo #1 Pool, representing approximately 7.9% of the initial mortgage pool balance (approximately 9.4% of the initial loan group 1 balance), in the case of three (3) of the related mortgaged real properties (Briarcliff Square, Lady's Island Shopping Center, and Northridge Plaza), the Phase I environmental site assessment identified the presence of former and/or present dry cleaning operations on the subject properties. The consultant recommended that a Phase II subsurface investigation be performed to verify that those operations had not impacted the property. No Phase II subsurface investigation was conducted.

         With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 as Galileo #2 Pool, representing approximately 5.5% of the initial mortgage pool balance (approximately 6.6% of the initial loan group 1 balance), in the case of two (2) of the related mortgaged real properties (Cosby Station and Lunenburg Crossing), the Phase I environmental site assessment identified the presence of former and/or present dry cleaning operations on the subject properties. The consultant recommended that a Phase II subsurface investigation be performed to verify that those operations had not impacted the property. No Phase II subsurface investigation was conducted.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens - Port Huron, MI, representing approximately 0.2% of the initial mortgage pool balance (approximately 0.3% of the initial loan group 1 balance), a Phase I environmental site assessment conducted on the related mortgaged real property reported that a gasoline station was operated at the mortgaged real property from approximately 1970 through 1979 and that four underground storage tanks were removed from the related mortgaged real property in 1979. No additional information regarding the former underground storage tanks was identified by the Phase I consultant. In addition, the Phase I environmental site assessment on the related mortgaged real property reported that a dry cleaner was operated at the mortgaged real property from approximately 1950 through 1963. Due to the historical presence of the gasoline station and the dry cleaner, the Phase I consultant recommended that a subsurface investigation be performed at the related mortgaged real property. Rather than incur the additional cost of a subsurface investigation, KeyBank required an indemnification from the related borrower and a back-up indemnification from the borrower's parent, Inland Real Estate Trust, Inc., for any loss resulting from the presence of hazardous substances relating to the former use of the mortgaged real property as a gasoline station or a dry cleaner.

         See "Risk Factors--Risks Related to the Mortgage Loans--Lending on Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

         Environmental Insurance. One (1) mortgage loan, representing approximately 0.7% of the initial mortgage pool balance (one (1) mortgage loan, representing approximately 0.9% of the initial loan group 1 balance), is secured by one (1) mortgaged real property which is covered by an individual or a blanket secured creditor impaired property environmental insurance policy. In general, those policies insure the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related mortgaged real property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding principal balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related mortgaged real property during the policy period and no foreclosure of the mortgaged real property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

         The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. See "Risk Factors--Risks Related to the Mortgage Loans--Lending on Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

         We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

         o Merrill Lynch Mortgage Lending, Inc.--42 mortgage loans, representing approximately 70.2% of the initial mortgage pool balance (31 mortgage loans in loan group 1, representing approximately 71.9% of the initial loan group 1 balance and 11 mortgage loans in loan group 2, representing approximately 61.6% of the initial loan group 2 balance);

         o Bank of America, N.A.--15 mortgage loans, representing approximately 17.9% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 18.1% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 17.3% of the initial loan group 2 balance); and

         o KeyBank National Association--15 mortgage loans, representing approximately 11.9% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 10.0% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 21.1% of the initial loan group 2 balance).

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

         Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors, Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2003, Merrill Lynch Mortgage Capital Inc. and its subsidiaries had total assets of approximately $12.2 billion.

         Bank of America, N.A. Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is located in Charlotte, North Carolina. Bank of America, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. As of December 31, 2003, Bank of America, N.A. had total assets of approximately $736 billion. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, which is an underwriter.

         KeyBank National Association. KeyBank National Association is a national banking association. KeyBank National Association provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2003, KeyBank National Association had total assets of approximately $74.32 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $69.25 billion and approximately $5.07 billion in stockholder's equity. The principal executive offices of KeyBank National Association are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank National Association is a wholly-owned subsidiary of KeyCorp and is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

         o    either:

              1. the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

              2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

         o the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

         o    either:

              1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

              2.   a certified copy of that assignment as sent for recording;

         o    either:

              1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

              2.   a certified copy of that assignment as sent for recording;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance, which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company; and

         o in those cases where applicable, the original or a copy of the related ground lease.

Notwithstanding the foregoing, in the case of four (4) mortgage loans, which represent security for 3.3% of the initial mortgage pool balance (approximately 3.9% of the initial loan group 1 balance), the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS. The related mortgage loan seller has informed us that MERS is an entity created by participants in the real estate finance industry in an attempt to eliminate the need to prepare and record assignments when trading mortgage loans and that MERS maintains a system for recording transfers of beneficial ownership of mortgages.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited

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solely to confirming that those documents have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective; and

         o that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided, that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

         Within a specified period following the later of--

         o    the date on which the offered certificates are initially issued;
              and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

         (a) The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the related due date in May 2004.

         (b) Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

         (c) The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause
              (d) below, enforceable first priority lien upon the related mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or

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

               the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          (d) The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

          (e) It has not received notice and has no actual knowledge, as of the related due date in May 2004, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

          (f) There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          (g) The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

          (h) If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

          (i) Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

          (j) If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

               1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy the "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the mortgage loan seller's possession or are otherwise known to the mortgage loan seller; or

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              2.   delivered or caused to be delivered to the insurer under
                   that policy copies of all environmental reports in its possession related to the mortgaged real property;

              in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

REPURCHASES AND SUBSTITUTIONS

         In the case of (i) a breach of any of the representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in such mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure, and has delivered to the trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured breach or document defect, as described above, will be generally equal to the sum of--

         o the unpaid principal balance of that mortgage loan at the time of purchase, plus

         o all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase, plus

         o all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees.

         If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document omission or defect or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans (including the affected Crossed Loan). In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller

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may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

         To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of impairment as a result of the exercise of remedies.

         Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws; and

         o the express terms of the pooling and servicing agreement and the respective mortgage loans.

         Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.


         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans as to which no Servicing Transfer Event has occurred; and

         o all worked out mortgage loans as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist, in which event that mortgage loan would be considered to be a corrected mortgage loan.

THE MASTER SERVICER AND THE SPECIAL SERVICER

         The Master Servicer. KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans that are not specially serviced mortgage loans and will not be responsible for servicing REO Properties. Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

         KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KeyCorp Real Estate Capital Markets, Inc.'s primary servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

         As of December 31, 2003, KeyCorp Real Estate Capital Markets, Inc. was responsible for servicing approximately 4,469 commercial and multifamily loans with a total principal balance of approximately $25.4 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,320 of the loans, with a total principal balance of approximately $21.1 billion, pertain to commercial and multifamily mortgage-backed securities. KeyCorp Real Estate Capital Markets, Inc.'s portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KeyCorp Real Estate Capital Markets, Inc. also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         The information set forth in this prospectus supplement concerning KeyCorp Real Estate Capital Markets, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

         The Special Servicer. Clarion Partners, LLC, a New York limited liability company, will be appointed as special servicer under the pooling and servicing agreement and will be responsible for servicing the specially serviced mortgage loans and REO Properties. Clarion Partners, LLC was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands. Clarion manages a portfolio of over $10 billion in commercial real estate investments and is currently named special servicer on over $6 billion of commercial mortgage-backed securities transactions. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169. The information set forth in this prospectus supplement concerning Clarion Partners, LLC has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every mortgage loan, including--

              1.   each specially serviced mortgage loan, if any;

              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

         o    in the case of each mortgage loan, will--

              1. be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis;

              2.   accrue at the related master servicing fee rate;

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

              4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

         Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If KeyCorp Real Estate Capital Markets, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid such excess servicing strip (except to the extent that any portion of such excess servicing strip is needed to compensate any successor master servicer for assuming the duties of KeyCorp Real Estate Capital Markets, Inc. as master servicer under the pooling and servicing agreement). If KeyCorp Real Estate Capital Markets, Inc. resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KeyCorp Real Estate Capital Markets, Inc. as primary servicer.

         Investment Income. The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         o    the total amount of those Prepayment Interest Shortfalls; and

         o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

              1. that portion of the master servicing fees that represents an accrual at a rate of 0.02% per annum;

              2. any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account; and

              3. the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or controlling class representative), then, for purposes of determining the payment that such master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet above will be construed to include the entire master servicing fee payable to the master servicer, inclusive of any portion payable to a third-party primary servicer.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than in the case of the class XC and XP certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o    the special servicing fee;

         o    the workout fee; and

         o    the principal recovery fee.

         The special servicing fee:

         o    will be earned with respect to--

              1.   each specially serviced mortgage loan, if any; and

              2 each mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property;

         o    with respect to each mortgage loan, will--

              1.   be calculated on an Actual/360 Basis;

              2.   accrue at a special servicing fee rate of 0.35% per annum;
                   and

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

         o will be payable monthly from liquidation proceeds, condemnation proceeds and then from general collections on all the mortgage loans and any REO Properties, that are on deposit in the master servicer's collection account from time to time.

Notwithstanding the foregoing, the special servicer will be entitled to receive a minimum fee of $4,000 a month for each specially serviced mortgage loan.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

         The Principal Recovery Fee. The special servicer will be entitled to receive a fee with respect to each specially serviced mortgage loan or worked out mortgage loan for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan, worked out mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

         Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchases or, if such repurchase occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

         o the purchase of any defaulted mortgage loan or REO Property by the master servicer, the special servicer, any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or the Great Mall Controlling Holder as described under "--Realization Upon Defaulted Mortgage Loans" below; or

         o the purchase of all of the mortgage loans and REO Properties by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

         Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the entire mortgage pool (except to the extent required to offset any Prepayment Interest Shortfalls).

         In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

              1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

              2. to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

              3. to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

              4. to pay, or to reimburse the trust fund for, any other expenses (other than special servicing fees, workout fees and principal recovery fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund Expense; and

         o any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or, in some cases, the special servicer, in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds received in connection with the related mortgage loan or REO Property.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation to make such Advances.

         If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

         o if the failure continues for three more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. The trustee will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that Advance relates, and the master servicer and the trustee will be required to act in accordance with that determination.

         If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO

Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer or the trustee may also obtain reimbursement for Workout-Delayed Reimbursement Amounts of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected during that collection period; and

         o second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

         The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement.

         Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders, as a collective whole. For additional information regarding such reimbursement, see "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

SUB-SERVICERS

         The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

         o assume the party's rights and obligations under the sub-servicing agreement; or

         o except for certain sub-servicing agreements designated in the pooling and servicing agreement, terminate the sub-servicing agreement without cause.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE AND THE GREAT MALL B-NOTEHOLDER

         Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. The class A-1, A-2, A-3, A-4 and A-1A certificates will be treated as one class for determining the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class. However, if no class of certificates, other than the class XC, XP, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates.

         Selection of the Controlling Class Representative; The Great Mall B-Noteholder. The controlling class of certificateholders will be entitled to--

         o select a representative having the rights and powers described under "--Rights and Powers of the Controlling Class
              Representative and the Great Mall B-Noteholder" below; or

         o    replace an existing controlling class representative.


         The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

         o the receipt by the trustee of written requests for the selection of a controlling class representative from certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders;

         o the resignation or removal of the person acting as controlling class representative; or

         o a determination by the trustee that the controlling class of certificateholders has changed.

         The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until that person provides the trustee with--

         o    written confirmation of its acceptance of its appointment;

         o an address and telecopy number for the delivery of notices and other correspondence; and

         o a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         In addition, the pooling and servicing agreement provides that the holder of the Great Mall B-Note Loan may itself, or through its designee, advise the special servicer with respect to the Great Mall Mortgage Loan as described under "--Rights and Powers of the Controlling Class Representative and the Great Mall B-Noteholders" below.

         Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

         Rights and Powers of the Controlling Class Representative and the Great Mall B-Noteholder. The controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or permit the master servicer to take) any of the following actions as to which the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to performing mortgage loans, this 10-business-day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and Consents" below)--

         o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

         o any modification or consent to a modification of a material term, including the timing of payments, or an extension of the maturity date of a mortgage loan;

         o any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement or in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

         o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         o any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or (b) upon satisfaction of that mortgage loan;

         o any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) will be required);

         o any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

         o any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) will be required);

         o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the controlling class representative will be required);

         o any determination that an insurance-related default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

         o any waiver of insurance required under the related mortgage loan documents (except as contemplated in the preceding bullet).

         In addition, the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) may direct the special servicer to take, or to refrain from taking, any such actions as the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee), as contemplated by either of the two preceding paragraphs, may--

         o require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard and the mortgage loan documents;

         o    result in an adverse tax consequence for the trust;

         o expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

         o materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

         o cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

         The special servicer is required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) that would have any of the effects described in the immediately preceding five bullets. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative and the Great Mall B-Noteholder" subsection, notified the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) discussed above could have on the actions of the special servicer and, in some cases, the master servicer.

         Liability to Borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class (and any and all expenses of the Great Mall B-Noteholder or its designee are to be borne by the Great Mall B-Noteholder), in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) by a borrower under a mortgage loan, the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) is to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee), but only if--

         o the special servicer or the trust are also named parties to the same action; and

         o    in the sole reasonable judgment of the special servicer:

              1. the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee) acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

              2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, if applicable, the Great Mall B-Noteholder or its designee).

         Liability to the Trust and Certificateholders. The controlling class representative and the Great Mall B-Noteholder or its designee may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Great Mall B-Noteholder or its designee does not have any duties or liabilities to the holders of any class of certificates. They each may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Great Mall B-Noteholder or its designee for having acted solely in the interests of the Great Mall B-Noteholder.

REPLACEMENT OF THE SPECIAL SERVICER

         Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         o written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

         o the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

         If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. The terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

         If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o to receive all notices described under "--The Controlling Class Representative and the Great Mall B-Noteholder" and "Replacement of the Special Servicer" above; and

         o to exercise directly all rights described under "--The Controlling Class Representative and the Great Mall B-Noteholder" and "Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Subject to the discussions under "--The Controlling Class Representative and the Great Mall B-Noteholder" above and "--Modifications, Waivers, Amendments and Consents" below, the master servicer with respect to performing mortgage loans and the special servicer with respect to specially serviced mortgage loans, will be required to enforce, on behalf of the trust fund and in a manner consistent with the Servicing Standard, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause. Neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

         o    in respect of any mortgage loan that--

              1. has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or
                   (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

              2. is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; and

         o where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The master servicer, with respect to any performing mortgage loans (in most cases, subject to the prior approval of the special servicer), and the special servicer, with respect to any specially serviced mortgage loans may, consistent with the Servicing Standard, agree to:

         o    modify, waive or amend any term of any mortgage loan;

         o extend the maturity of any mortgage loan--in the case of the master servicer, subject to a maximum of two separate one-year extensions without the special server's consent;

         o defer or forgive the payment of interest on and principal of any mortgage loan;

         o defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

         o permit the release, addition or substitution of collateral securing any mortgage loan;

         o permit the release, addition or substitution of the mortgagor or any guarantor with respect to any mortgage loan; or

         o provide consents with respect to any leasing activity at the mortgaged real property securing a mortgage loan.

         The ability of the master servicer and the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class Representative and the Great Mall B-Noteholder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and further, to the limitations, conditions and restrictions discussed below.

         The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

         o affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan; or

         o affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

         o in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

         With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of, any mortgage loan, if doing so would--

         o affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

         o in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

         Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.


         Neither the master servicer nor the special servicer may:

         o extend the maturity date of any mortgage loan to a date beyond the earliest of--

              1.   two years prior to the rated final distribution date; and

              2. if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.

         Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

         o cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

         o result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

         o adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

         Subject to the foregoing, the master servicer may, however, without the approval of the special servicer, the controlling class representative (or, with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee) or any of the rating agencies, modify, waive or amend certain terms of performing mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

         o    approving certain waivers of non-material covenant defaults;

         o    approving certain leasing activity;

         o approving waivers of certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

         o approving certain consents with respect to rights-of-way and easements and consents to subordination of the related mortgage loan to such easements or rights-of-way, that do not materially affect the use or value of the mortgaged real property or the mortgagor's ability to make related payments;

         o approving releases of parcels of a mortgaged real property, provided that such releases must be expressly contemplated by the related mortgage and do not require the consent or discretion of the mortgagee;

         o    approving annual budgets to operate mortgaged real properties;
              and

         o approving certain temporary waivers of requirements in mortgage loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers, Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

         o    must be in accordance with the Servicing Standard; and

         o    will be subject to approval by the special servicer.

         Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination that is made on a reasonable basis and in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

         o if the Appraisal Trigger Event was either the failure by the borrower to make any monthly debt service payment for 60 days or more, or the special servicer modified the amount or timing of any monthly debt service payment, the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified);

         o with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension; and

         o no other Appraisal Trigger Event exists with respect to the subject mortgage loan.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

         Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o all payments on account of principal on the mortgage loans, including principal prepayments;

         o all payments on account of interest on the mortgage loans, including Additional Interest;

         o all prepayment premiums and yield maintenance charges collected with respect to the mortgage loans;

         o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         o all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

         o any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement;

         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

         o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Additional Loan and Property Information" in this prospectus supplement;

         o any amounts required to be transferred from the special servicer's REO account;

         o any amounts received representing compensating interest payments in respect of prepayment interest shortfalls as described under "Servicing and Other Compensation and Payment of
              Expenses--Prepayment Interest Shortfalls" in this prospectus supplement;

         o any amounts required to reimburse the trust fund for interest paid on P&I advances and on servicing advances; and

         o any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

         Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly (but in no event later than one business day after receipt of available funds) remit these amounts to the master servicer for deposit in the master servicer's collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         o to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

         o to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided, that if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

         o to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest;

         o to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

              1.   a specially serviced mortgage loan; or

              2. a mortgage loan as to which the related mortgaged real property has become an REO Property;

         o to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          o to reimburse the trustee, the special servicer or itself, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, liquidation proceeds, insurance proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided, that if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

          o to reimburse the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable subject to the limitations set forth in the pooling and servicing agreement and the limitations described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

          o to pay the trustee, itself or the special servicer, as applicable, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges;

          o in connection with the reimbursement of Advances as described in the second bullet or the sixth bullet above and subject to the limitations described in each of those two bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the seventh bullet above;

          o to pay for costs and expenses incurred by the trust fund as an Additional Trust Fund Expense;

          o to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          o to pay for costs and expenses incurred by the trust fund in connection with property inspections;

          o to pay for the cost of an independent appraiser or other expert in real estate matters;

          o to pay itself, the special servicer, any of the mortgage loan sellers, the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

          o to remit to the trustee for deposit in the additional interest account any Additional Interest;

          o to pay, out of general collections on the mortgage loans and any REO Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

          o to pay itself, the special servicer, us, or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus;

         o to pay, out of general collections on the mortgage loans and any REO Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

         o to pay any other items described in this prospectus supplement as being payable from the collection account;

         o    to withdraw amounts deposited in the collection account in error;
              and

         o to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Fair Value Call. The pooling and servicing agreement grants to the special servicer and any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates a right to purchase from the trust defaulted mortgage loans under the circumstances described in the next four paragraphs.

         At the time a mortgage loan becomes a defaulted mortgage loan, each of the special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund (in the case of the Great Mall Mortgage Loan, subject to the purchase right of the Great Mall B-Noteholder to purchase the Great Mall Mortgage Loan, as described under "Description of the Mortgage Pool--A/B Loan Structure" above) at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase plus the following items with respect to that mortgage loan: unpaid and accrued interest at its mortgage interest rate, unpaid interest accrued on Advances, unreimbursed servicing advances and other Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days in accordance with the Servicing Standard, provided further that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. If the purchase option is not exercised by the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates must assign the purchase option to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15- day period, then the purchase option will revert to the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates.

         Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

         If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

         If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, the master servicer (or a third-party appraiser designated by the master servicer, at its option, upon whose determination the master servicer may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan and will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer as servicing advances.

         Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative and the Great Mall B-Noteholder" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in the related mortgage;

         o    obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

         o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

         o    either:

              1.   the report indicates that--

                   o the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

                   o there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

              2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

         o any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

         o unreimbursed (from the related mortgage loan) servicing expenses and Advances incurred with respect to the mortgage loan;

         o any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

         o any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o    the IRS grants an extension of time to sell the property; or

         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

         The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

         o maintains its status as foreclosure property under the REMIC provisions of the Code; and

         o    is in accordance with the Servicing Standard.


         The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

         This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

         The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. On each determination date, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

         o any withdrawals made out of those amounts as described in the preceding sentence; and

         o any portion of those amounts that may be retained as reserves as described in the next sentence.

         The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2005, the master servicer, for each mortgage loan which is not a specially serviced mortgage loan, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

         o any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

         o any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

         The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

         On or before May 1 of each year, beginning in 2005 (provided, that if any such report is required in connection with any filing with the Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in
2005), each of the master servicer and the special servicer must--

         o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

              1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year; and

              2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

                   In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers; and

         o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

          o any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

          o any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m. New York City time on the business day following the date on which the remittance was required to be made; or

          o any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related distribution date; or

          o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

          o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

          o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates;

              provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if they commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

         o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property; or

         o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations; or

         o Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

         o the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch, and the rating is not restored within 60 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for the certificates (and in the event of disagreement among such parties, the certificateholders entitled to not less than 25% of the voting rights for the certificates will control), the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

         Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

         In general, the certificateholders entitled to at least 66?% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

SERVICING OF THE GREAT MALL LOAN PAIR

         The Great Mall B-Note Loan will generally be serviced, in a manner consistent with the foregoing discussion, under the pooling and servicing agreement by the master servicer and the special servicer as if it were a mortgage loan in the trust for the benefit of the Great Mall B-Noteholder, as a collective whole. No payments or other collections in respect of the Great Mall B-Note Loan will be available to makeup losses or other shortfalls in respect of any mortgage loan in the trust fund (except the Great Mall Mortgage Loan).


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The certificates will be issued, on or about May 6, 2004, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         o    a segregated pool of mortgage loans;

         o any and all payments under and proceeds of those mortgage loans due after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         o    the loan documents for those mortgage loans;

         o any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

         o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

         Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.


         The certificates will include the following classes:

         o the XP, A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of certificates that are offered by this prospectus supplement; and

         o the XC, A-1A, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

              1.   will be retained or privately placed by us; and

              2.   are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N,
P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

         On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool and that are included in the Principal Distribution Amount for such distribution date. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class XC and XP certificates will not have principal balances, and the holders of the class XC and XP certificates will not be entitled to receive payments of principal. However, each class XC and XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

         The total notional amount of all the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $979,848,705, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

The total notional amount of the class XP certificates will equal:

o during the period from the date of initial issuance of the certificates through and including the distribution date in November 2004, the sum of (a) the lesser of $49,617,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $163,188,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

o during the period following the distribution date in November 2004 through and including the distribution date in May 2005, the sum of (a) the lesser of $46,327,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $162,403,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

o during the period following the distribution date in May 2005 through and including the distribution date in November 2005, the sum of (a) the lesser of $29,066,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $158,872,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

o during the period following the distribution date in November 2005 through and including the distribution date in May 2006, the sum of (a) the lesser of $377,482,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $154,858,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

o during the period following the distribution date in May 2006 through and including the distribution date in November 2006, the sum of (a) the lesser of $358,795,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $150,899,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D, E, F, G, H, J and K certificates outstanding from time to time and (d) the lesser of $767,000 and the total principal balance of the class L certificates outstanding from time to time;

o during the period following the distribution date in November 2006 through and including the distribution date in May 2007, the sum of (a) the lesser of $340,492,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $147,007,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time and (d) the lesser of $10,932,000 and the total principal balance of the class H certificates outstanding from time to time;

o during the period following the distribution date in May 2007 through and including the distribution date in November 2007, the sum of (a) the lesser of $322,999,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $143,198,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time and (d) the lesser of $1,964,000 and the total principal balance of the class H certificates outstanding from time to time;

o during the period following the distribution date in November 2007 through and including the distribution date in May 2008, the sum of (a) the lesser of $306,010,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $139,500,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D, E and F certificates outstanding from time to time and (d) the lesser of $5,565,000 and the total principal balance of the class G certificates outstanding from time to time;

o during the period following the distribution date in May 2008 through and including the distribution date in November 2008, the sum of (a) the lesser of $99,515,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $135,907,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D and E certificates outstanding from time to time and (d) the lesser of $10,925,000 and the total principal balance of the class F certificates outstanding from time to time;

o during the period following the distribution date in November 2008 through and including the distribution date in May 2009, the sum of (a) the lesser of $49,123,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $105,773,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C, D and E certificates outstanding from time to time and (d) the lesser of $4,927,000 and the total principal balance of the class F certificates outstanding from time to time;

o during the period following the distribution date in May 2009 through and including the distribution date in November 2009, the sum of (a) the lesser of $38,369,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $103,152,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C and D certificates outstanding from time to time and (d) the lesser of $10,878,000 and the total principal balance of the class E certificates outstanding from time to time;

o during the period following the distribution date in November 2009 through and including the distribution date in May 2010, the sum of (a) the lesser of $25,766,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $93,034,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C and D certificates outstanding from time to time and (d) the lesser of $6,016,000 and the total principal balance of the class E certificates outstanding from time to time;

o during the period following the distribution date in May 2010 through and including the distribution date in November 2010, the sum of (a) the lesser of $40,530,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $90,781,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, B, C and D certificates outstanding from time to time and (d) the lesser of $1,428,000 and the total principal balance of the class E certificates outstanding from time to time; and

o during the period following the distribution date in November 2010 through and including the distribution date in May 2011, the sum of (a) the lesser of $164,833,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $69,332,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class B and C certificates outstanding from time to time and (d) the lesser of $23,221,000 and the total principal balance of the class D certificates outstanding from time to time; and

o during the period following the distribution date in May 2011 through and including the distribution date in November 2011, the sum of (a) the lesser of $157,123,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $67,766,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class B and C certificates outstanding from time to time and (d) the lesser of $20,013,000 and the total principal balance of the class D certificates outstanding from time to time; and

o        following the distribution date in November 2011, $0.

         The total initial notional amount of the class XP certificates will be approximately $952,193,000, although it may be as much as 5% larger or smaller, depending on the actual total initial principal balance of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

         o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         For a discussion of DTC, see "Description of The Certificates--Book-Entry Registration" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o all payments and other collections on the mortgage loans and any REO Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

              2. payments and other collections received after the end of the related collection period;

              3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the certificateholders, including--

                   o amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Penalty Interest and late payment charges,

                   o amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

                   o amounts payable with respect to other expenses of the trust, and

                   o   amounts payable to the Great Mall B-Noteholder; and

              4. amounts deposited in the master servicer's collection account in error;

         o    any P&I advances made with respect to that payment date; and

         o any amounts paid by the master servicer to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement.

         See "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o to pay itself a monthly fee which is described under "--The Trustee" below;

         o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

         o to pay any separate REMIC administrator any amounts reimbursable to it;

         o to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

         o to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

         o the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

         o the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

         o    the remaining portion of those funds, which--

              1.   we refer to as the Available Distribution Amount; and

              2. will be paid to the holders of all the certificates, other than the class Z certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account, which may be a sub-account of the distribution account, in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

         During January, except in a leap year, and February of each calendar year, beginning in 2005, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest (exclusive of Penalty Interest, Additional Interest and any master servicing fees and trustee fees payable therefrom) accrued on the Stated Principal Balance of that loan as of the end of the related collection period.

         During March of each calendar year, beginning in 2005, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

CALCULATION OF PASS-THROUGH RATES

         The pass-through rates for the class   ,   ,   ,   ,   , and
certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2004-MKB1 Certificates" in this prospectus supplement.

         The pass-through rates for the class   ,   ,   ,   ,   ,   , and
certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net Mortgage Rate for the related distribution date and (b) and the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2004-MKB1 Certificates" in this prospectus supplement.

         The pass-through rate for the class    and    certificates will, in the
case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date.

         The pass-through rate for the class    certificates will, with respect
to any interest accrual period, equal the Weighted Average Net Mortgage Rate for
any distribution date, minus    %.

         The pass-through rate for the class    certificates will, with respect
to any interest accrual period, equal the Weighted Average Net Mortgage Rate for
any distribution date, minus    %.

         The pass-through rate for the class     certificates will, with respect
to any interest accrual period, equal the Weighted Average Net Mortgage Rate for
any distribution date, minus    %.

         The pass-through rate for the class XP certificates, for each interest accrual period through and including the October 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

         (1) the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

         (2) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance or a designated portion thereof, comprises such component.

         Following the October 2011 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the November 2011 interest accrual period and for each interest accrual period thereafter.


         The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of certain classes of principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of those principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

         (1) if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

         (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

         (3) if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates; and

         (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the October 2011 interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

         For purpose of calculating the class XC and XP strip rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

         The class R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

         General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

         In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         Payments of Interest. All of the classes of the certificates will bear interest, except for the class Z, R-I and R-II certificates.

         With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

         o the pass-through rate with respect to that class for that interest accrual period;

         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the priorities of payment described under "--Payments-- Priority of Payments" below, the holders of each interest-bearing class of the certificates will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by (except in the case of the class XC and XP certificates) the product of (a) the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date, multiplied by (b) a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates, exclusive of the class XP and XC certificates.

         If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below.

         Payments of Principal. Subject to the Available Distribution Amount and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the certificates, other than the class XC, XP, R-I and R-II certificates, on each distribution date will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, subject to the Available Distribution Amount for any distribution date, the total distributions of principal to be made with respect to the principal balance certificates on that distribution date will equal the Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on that distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

         As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will be:

         o reduced by any Nonrecoverable Advance, with interest thereon, or any Workout-Delayed Reimbursement Amount with respect to any mortgage loan or, in the case of a servicing advance, the Great Mall Loan Pair that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

         o increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

         In general, if any Nonrecoverable Advance, with interest thereon, or Workout-Delayed Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will first result in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each distribution date will equal:

         o    in the case of the class A-1 certificates, the lesser of--

              1. the entire Loan Group 1 Principal Distribution Amount for that distribution date; and

              2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

         o    in the case of the class A-2 certificates, the lesser of--

              1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet; and

              2. the total principal balance of the class A-2 certificates immediately prior to that distribution date;

         o    in the case of the class A-3 certificates, the lesser of--

              1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1 and A-2 certificates as described in the preceding two bullets; and

              2. the total principal balance of the class A-3 certificates immediately prior to that distribution date; and

         o    in the case of the class A-4 certificates, the lesser of--

              1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1, A-2 and A-3 certificates as described in the preceding three bullets; and

              2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1A certificates on each distribution date will equal the lesser of--

         o the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

         o the total principal balance of the class A-1A certificates immediately prior to that distribution date.

         If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3 and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated to the class A-1, A-2, A-3 and A-4 certificates, in that order, up to the extent necessary to retire each such class of certificates.

         Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance and without regard to loan groups.

         Following the retirement of the class A-1, A-2, A-3, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Principal Distribution Amount that remains unallocated; and

         o the total principal balance of the particular class immediately prior to that distribution date.

                   ORDER OF ALLOCATION                 CLASS
              ------------------------------      --------------------
                            1                            B
                            2                            C
                            3                            D
                            4                            E
                            5                            F
                            6                            G
                            7                            H
                            8                            J
                            9                            K
                           10                            L
                           11                            M
                           12                            N
                           13                            P
                           14                            Q

         In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

         Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates then, subject to the Available Distribution Amount from time to time and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class may receive reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool and that are included in the Principal Distribution Amount for such Distribution Date.

         Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------- -------------------------- --------------------------------------------------------------------------------
        1                  XC and XP*          From the entire Available Distribution Amount, interest up to the total interest payable on those classes, pro rata, based on entitlement, without regard to loan groups



                            A-1, A-2,          From the portion of the Available Distribution Amount attributable to the
                           A-3 and A-4*        mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                              A-1A*            From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

        2                   A-1, A-2,          Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                          A-3 and A-4**        class A-1A certificates are retired,  any remaining portion of the Loan
                                               Group 2 Principal Distribution Amount), to class A-1, A-2, A-3 and A-4, in that order, in each case until retired

                             A-1A**            Principal up to the Loan Group 2 Principal Distribution Amount (and, if the
                                               class A-4 certificates are retired, any remaining portion of the Loan Group
                                               1 Principal Distribution Amount), until class A-1A is retired

        3                A-1, A-2, A-3,        Reimbursement up to the loss reimbursement amounts for those classes, pro
                          A-4 and A-1A         rata, based on entitlement, without regard to loan groups
------------------- -------------------------- --------------------------------------------------------------------------------


                                     S-132

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------- -------------------------- --------------------------------------------------------------------------------
        4                       B              Interest up to the total interest payable on that class

        5                       B              Principal up to the portion of the Principal Distribution Amount allocable to that class

        6                       B              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        7                       C              Interest up to the total interest payable on that class

        8                       C              Principal up to the portion of the Principal Distribution Amount allocable to that class

        9                       C              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        10                      D              Interest up to the total interest payable on that class

        11                      D              Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                      D              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        13                      E              Interest up to the total interest payable on that class

        14                      E              Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                      E              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        16                      F              Interest up to the total interest payable on that class

        17                      F              Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                      F              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        19                      G              Interest up to the total interest payable on that class

        20                      G              Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                      G              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------



                                     S-133

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------- -------------------------- --------------------------------------------------------------------------------
        22                      H              Interest up to the total interest payable on that class

        23                      H              Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                      H              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        25                      J              Interest up to the total interest payable on that class

        26                      J              Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                      J              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        28                      K              Interest up to the total interest payable on that class

        29                      K              Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                      K              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        31                      L              Interest up to the total interest payable on that class

        32                      L              Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                      L              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        34                      M              Interest up to the total interest payable on that class

        35                      M              Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                      M              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        37                      N              Interest up to the total interest payable on that class

        38                      N              Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                      N              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        40                      P              Interest up to the total interest payable on that class

        41                      P              Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                      P              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------



                                     S-134

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------------- -------------------------- --------------------------------------------------------------------------------
        43                      Q              Interest up to the total interest payable on that class

        44                      Q              Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                      Q              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        46                R-I and R-II         Any remaining Available Distribution Amount

-------------------------------------------------------------------------------------------------------------------------------

----------------------
* If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-1A, XC and XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

** In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero. However, if any two or more of the A-1, A-2, A-3, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

         Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H certificates that are entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to the product of--

         o the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

         o a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

         o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, principal payable to that class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable) for that distribution date.

         The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

         o with the same coupon, the issue with the lower yield will be selected; or

         o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

         The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

         Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XC certificates. After the distribution date on which the total principal balance of all classes of certificates, other than the class XC and XP certificates, senior to the class J certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and principal recovery fees payable from it, collected on the mortgage loans, entirely to the holders of the class XC certificates.

         Neither we nor the underwriters make any representation as to--

         o the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

         o the collectability of any prepayment premium or yield maintenance charge.

         See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in this prospectus supplement.

         NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

         Payments of Additional Interest. On each distribution date, any Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

         Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    payments on the certificates;

         o allocations of Realized Losses and Additional Trust Fund Expenses to the certificates; and

         o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds derived from an REO Property will be applied--

         o first, to pay or reimburse the master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

         o second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on the Great Mall Loan Pair).

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates. If this occurs following the payments made to the certificateholders on any distribution date, then the respective total principal balances of the following classes of the principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of principal balance certificates equals the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                 ORDER OF ALLOCATION                    CLASS
             ----------------------------       -----------------------
                          1                               Q
                          2                               P
                          3                               N
                          4                               M
                          5                               L
                          6                               K
                          7                               J
                          8                               H
                          9                               G
                          10                              F
                          11                              E
                          12                              D
                          13                              C
                          14                              B
                          15                   A-1, A-2, A-3, A-4 and
                                               A-1A pro rata based on
                                              total principal balances

         The reductions in the total principal balances of the respective classes of certificates with principal balances, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of the principal balance certificates may result in a corresponding reduction in the total notional amount of the class XC and/or XP certificates.

         If any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss. In addition, any nonrecoverable advance reimbursed from principal collections will constitute a Realized Loss.

         Some examples of Additional Trust Fund Expenses are:

         o any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

         o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

         o any amounts payable to the special servicer in connection with inspections of mortgaged real properties which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

         o any unanticipated, non-mortgage loan specific expenses of the trust, including--

              1. any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

              2. any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

              3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

         o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

         From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

         The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged properties have become REO Properties), in each case net of related master servicing fees, that:

         o were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

         o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

         The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

         In the case of the Great Mall Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph will be based on that portion of any Appraisal Reduction Amount with respect to the Great Mall Loan Pair that is allocable to the Great Mall Mortgage Loan. The Great Mall Loan Pair will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the Great Mall Loan Pair will be allocated first to the Great Mall B-Note Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Penalty Interest) thereon, and then to the Great Mall Mortgage Loan.

         With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

         The trustee will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

         The master servicer and the trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer or the trustee is not recoverable from proceeds of the related mortgage loan, and the master servicer and the trustee will be required to act in accordance with such determination. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the

Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of The Certificates--Advances" in the accompanying prospectus and "Servicing of the Mortgage Loans--Collection Account" in this prospectus supplement.

         The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

         o second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

         A monthly debt service payment will be assumed to be due with respect to:

         o each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

         o each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

         Upon a determination that a previously made Advance is not recoverable out of collections on the related mortgage loan, the master servicer, the special servicer and the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount will be reimbursable (together with advance interest thereon) to the master servicer in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Advances and related interest thereon, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" above. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard nor, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.ctslink.com/cmbs or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex E to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

         The special servicer is required to deliver to the master servicer not later than 2:00 p.m. on the business day following each determination date, beginning in June 2004, a CMSA Special Servicer Loan File that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

         The master servicer is required to deliver to the trustee not later than 4:00 p.m. on the third business day prior to each distribution date, beginning in June 2004, the CMSA Loan Periodic Update File with respect to the subject distribution date.

         No later than 4:00 p.m. on each P&I advance date beginning in June 2004, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO
Properties:

         o    a CMSA Comparative Financial Status Report;

         o    a CMSA Delinquent Loan Status Report;

         o    a CMSA Historical Loan Modification and Corrected Mortgage Loan
              Report;

         o    a CMSA Historical Liquidation Report;

         o    a CMSA REO Status Report;

         o    a CMSA Servicer Watchlist;

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         o    a CMSA Property File;

         o    a CMSA Loan Set-up File; and

         o    a CMSA Financial File.

         These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

         In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

         o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

         o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

         Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

         The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package or otherwise approved by the Commercial Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at www.cmbs.org.

         Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, and the CMSA Collateral Summary File to any interested party on its internet website. The trustee will also make available each month, on each distribution date, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.ctslink.com/cmbs with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (301) 815-6600.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

        The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates.

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Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

         Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items (to the extent such items are in its possession):

         o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         o all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

         o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

         o the most recent appraisal, if any, with respect to each mortgaged real property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

         o the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

         o the mortgage files, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

         o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

         The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

         At all times during the term of the pooling and servicing agreement, 100% of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

         o 4% in the aggregate in the case of the class XC and XP certificates (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts) and

         o in the case of any class of principal balance certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

         The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. In addition, if the master servicer is the holder of any class XC, XP, A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P or Q certificate, the master servicer, in its capacity as a certificateholder, will have no voting rights with respect to matters concerning compensation affecting the master servicer. See "Description of The Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earliest of--

         o the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

         o the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder of the certificates with the largest percentage of voting rights allocated to the controlling class (such holder referred to as the majority subordinate certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

         Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

         Any purchase by the master servicer, the special servicer or the majority subordinate certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

         o    the sum of--

              1. the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO Properties), together with interest thereon plus any accrued interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those mortgage loans plus any accrued interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

              2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

         o solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

         The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

THE TRUSTEE

         Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of all the certificateholders. Wells Fargo Bank is a direct wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.


         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

         o    be authorized under those laws to exercise trust powers;

         o    have a combined capital and surplus of at least $100,000,000; and

         o be subject to supervision or examination by a federal or state banking authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360 Basis, at 0.0023% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on:

         o    the price at which the certificate is purchased by an investor;
              and

         o    the rate, timing and amount of payments on the certificate.


         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

         o    the pass-through rate for the certificate;

         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         Pass-Through Rates. The pass-through rates for the class   ,   ,   ,
and      certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. In addition, the pass-through rates for the class XP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Rate. As a result, the respective pass-through rates (and, accordingly, the respective
yields to maturity) on the class XP,   ,   ,   , and       certificates could be
adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to
maturity on the class XP,   ,   ,   , and        certificates could be sensitive
to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

         In addition, through and including the October 2011 interest accrual period, the pass-through rate for the class XP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates.

         See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the class XP certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

         Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group
1) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance or if you purchase class XP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1) could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement.

         The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the mortgage loans with relatively higher Net Mortgage Rates pay principal faster than the mortgage loans with relatively lower Net Mortgage Rates. In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates.

         As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero; second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; and fourth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class B, C, D and E certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement (other than the class A-1A certificates), in each case until the total principal balance of each of those classes of certificates is reduced to zero. The yield on the class A-1, A-2, A-3 and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1) will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

         Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

         o the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

         o    prevailing interest rates;

         o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

         o    the quality of management of the mortgaged real properties;

         o    the servicing of the mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.


         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

         o    the relative importance of those factors;

         o the percentage of the total principal balance of the mortgage loans (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

         Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available Distribution Amount on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

         The yield to maturity on the class XP certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases) to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class XP certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

         The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class XP certificates at various prices and constant prepayment rates. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class XP certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

         The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered Certificates--Payments" in this prospectus supplement and on the Modeling Assumptions and with the assumed respective purchase prices (as a percentage of the initial total notional amount of the class XP certificates) of the class XP certificates set forth in the table, plus accrued interest thereon from May 1, 2004 to the Closing Date.

SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE
                             CLASS XP CERTIFICATES


                                               0% CPR DURING LOCKOUT, DEFEASANCE AND
                                        YIELD MAINTENANCE CHARGES OTHERWISE AT INDICATED CPR
                               ---------------------------------------------------------------------
ASSUMED PURCHASE PRICE            0% CPR       25% CPR       50% CPR        75% CPR       100% CPR
--------------------------    ------------   ----------   -------------   -----------   ------------

















                              ------------   ----------   -------------   -----------   ------------
Weighted average life (in years)

         There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the class XP certificates will correspond to the cash flows assumed for purposes of the above tables or that the aggregate purchase price of the class XP certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class XP certificates.

WEIGHTED AVERAGE LIVES

         The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class XP certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

         For purposes of this prospectus supplement, "weighted average life" of any class A-1, A-2, A-3, A-4, B, C, D or E certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is May 6, 2004, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any class A-1, A-2, A-3, A-4, B, C, D or E certificate is determined by:

         o multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

         o    summing the results; and

         o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

         The weighted average life of any class A-1, A-2, A-3, A-4, B, C, D or E certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any class A-1, A-2, A-3, A-4, B, C, D or E certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero; second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; and fourth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class B, C, D and E Certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement (other than the class A-1A and XC certificates), in each case until the principal balance of such class of certificates is reduced to zero.

         The tables set forth below have been prepared on the basis of the Modeling Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below. The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class XP certificates) outstanding over time and their respective weighted average lives.


                            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................            87              87              87              87              87
May 12, 2006...............................            72              70              69              66              46
May 12, 2007...............................            55              48              41              35              30
May 12, 2008...............................            37              25              18              13              12
May 12, 2009 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            3.0             2.8             2.6             2.5             2.4

                            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................            25              25              25              25              25
May 12, 2010...............................            22              22              22              22              21
May 12, 2011 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            5.0             5.0             5.0             4.9             4.8



                            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................            44              44              44              44              44
May 12, 2012...............................            30              30              30              30              30
May 12, 2013 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            7.5             7.5             7.5             7.5             7.4



                            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................           100             100             100             100             100
May 12, 2012...............................           100             100             100             100             100
May 12, 2013...............................           100             100             100             100             100
May 12, 2014 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            9.7             9.7             9.7             9.7             9.5

                             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................           100             100             100             100             100
May 12, 2012...............................           100             100             100             100             100
May 12, 2013...............................           100             100             100             100             100
May 12, 2014 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            9.9             9.9             9.9             9.9             9.7



                             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................           100             100             100             100             100
May 12, 2012...............................           100             100             100             100             100
May 12, 2013...............................           100             100             100             100             100
May 12, 2014 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            9.9             9.9             9.9             9.9             9.7

                             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................           100             100             100             100             100
May 12, 2012...............................           100             100             100             100             100
May 12, 2013...............................           100             100             100             100             100
May 12, 2014 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            9.9             9.9             9.9             9.9             9.7



                             PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS E CERTIFICATES


DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------      ---------       ----------      ------------
Initial Percentage.........................           100%            100%            100%            100%            100%
May 12, 2005...............................           100             100             100             100             100
May 12, 2006...............................           100             100             100             100             100
May 12, 2007...............................           100             100             100             100             100
May 12, 2008...............................           100             100             100             100             100
May 12, 2009...............................           100             100             100             100             100
May 12, 2010...............................           100             100             100             100             100
May 12, 2011...............................           100             100             100             100             100
May 12, 2012...............................           100             100             100             100             100
May 12, 2013...............................           100             100             100             100             100
May 12, 2014 and thereafter................             0               0               0               0               0

Weighted Average Life (in Years)...........            9.9             9.9             9.9             9.9             9.7

         The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods, otherwise at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the Great Mall B-Note Loan.

                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

         Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

         Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code.

         The assets of REMIC I will generally include--

         o    the mortgage loans;

         o    any REO Properties acquired on behalf of the certificateholders;

         o    the master servicer's collection account;

         o    the special servicer's REO account; and

         o the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans;

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

         o the class R-I certificates will evidence the sole class of residual interests in REMIC I;

         o the class A-1, A-2, A-3, A-4, A-1A, XC, XP, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

         o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

         The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

         One or more classes of the offered certificates may be issued with not more than a de minimis amount of original issue discount. When determining the rate of accrual of original issue discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

         o the ARD Loans will be paid in full on their respective anticipated repayment dates;

         o    no mortgage loan will otherwise be prepaid prior to maturity; and

         o    there will be no extension of maturity for any mortgage loan.

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC, and "permitted assets" under section 860L(c)(1)(G) of the Code in the hands of a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

         In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         1. the borrower pledges substitute collateral that consist solely of certain government securities,

         2.   the related mortgage loan documents allow that substitution,

         3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

         4. the release is not within two years of the startup day of the REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

         ERISA and section 4975 of the Code impose various requirements on--

         o    Plans; and

         o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section 401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

         A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBank Corporation (predecessor in interest to Bank of America Corporation), identified as Prohibited Transaction Exemptions 90-29 and 93-31, respectively (each of which has been amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

         o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

         o third, the trustee cannot be an affiliate of any other member of the Restricted Group, other than any of the Exemption Favored Parties;

         o    fourth, the following must be true--

              1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

              2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

              3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Fitch and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Exemption also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.


         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

         o the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;

         o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

         o    the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

         o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

         o the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

         o    the continued holding of such offered certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

         o    providing services to the Plan; or

         o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor the underwriters make any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o    are legal investments for them; or

         o    are subject to investment, capital or other restrictions.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:


                                                                   KEYBANC CAPITAL
                                                                     MARKETS, A
                   MERRILL LYNCH, PIERCE,                            DIVISION OF            MORGAN              DEUTSCHE
                       FENNER & SMITH         BANC OF AMERICA         MCDONALD           STANLEY & CO.       BANK SECURITIES
      CLASS             INCORPORATED          SECURITIES LLC      INVESTMENTS INC.       INCORPORATED             INC.
----------------   ----------------------   ------------------   -----------------    -----------------    ------------------
Class A-1          $                        $                    $                    $                    $
Class A-2          $                        $                    $                    $                    $
Class A-3          $                        $                    $                    $                    $
Class A-4          $                        $                    $                    $                    $
Class B            $                        $                    $                    $                    $
Class C            $                        $                    $                    $                    $
Class D            $                        $                    $                    $                    $
Class E            $                        $                    $                    $                    $
Class XP           $                        $                    $                    $                    $

         Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated will act as co-managers for this offering. Merrill Lynch and Banc of America Securities LLC are acting as co-bookrunning managers in the following manner: Banc of America Securities LLC is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch is acting as sole bookrunning manager with respect with respect to the remainder of the class certificates and all other classes of offered certificates.

         Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $ , before adjusting for accrued interest.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

         Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         We also have been advised by Merrill Lynch and Banc of America Securities LLC that each of them, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, none of the above-mentioned underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

         We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., which is one of the mortgage loan sellers. Banc of America Securities LLC., one of the underwriters, is an affiliate of Bank of America, N.A., which is one of the mortgage loan sellers. KeyBanc Capital Markets, a Division of McDonald Investments Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is one of the mortgage loan sellers and is an affiliate of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National Association, are marketed to institutional clients.

                                  LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York and for the underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


            CLASS                    FITCH                    MOODY'S
       -----------------          -----------             ---------------
          Class A-1                   AAA                       Aaa
          Class A-2                   AAA                       Aaa
          Class A-3                   AAA                       Aaa
          Class A-4                   AAA                       Aaa
           Class B                    AA                        Aa2
           Class C                    AA-                       Aa3
           Class D                     A                        A2
           Class E                    A-                        A3
          Class XP                    AAA                       Aaa

         The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.


         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o    the tax attributes of the offered certificates or of the trust;

         o whether or to what extent prepayments of principal may be received on the mortgage loans;

         o the likelihood or frequency of prepayments of principal on the mortgage loans;

         o the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls; and

         o whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.


         "30/360 BASIS" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.


         "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.


         "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.


         "ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.


         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that:

          o arises out of a default on a mortgage loan or an otherwise unanticipated event; and

          o is not covered by a servicing advance or a corresponding collection from the related borrower.


         "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.


         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

         1. "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative (and, with respect to the Great Mall Mortgage Loan, the Great Mall B-Noteholder or its designee), as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant Appraisal Trigger Event occurred, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

                    o the Stated Principal Balance of the subject mortgage loan;

                    o to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

                    o all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to the subject mortgage loan;

                    o all related unreimbursed Advances made by or on behalf of the master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related Unliquidated Advances; and

                    o all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

               2. "y" is equal to the sum of (i) 90% of an amount equal to (A) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (B) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan and estimated liquidation expenses, and
                    (ii) all escrows, reserves and letters of credit held as additional collateral with respect to such required appraisal loan.

         If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger Event, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.


         Notwithstanding the foregoing, the Great Mall Loan Pair will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the Great Mall Loan Pair will be allocated first to the Great Mall B-Note Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Penalty Interest) thereon, and then to the Great Mall Mortgage Loan.


         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

          o the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

          o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

          o 60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

          o 60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

          o the mortgaged real property securing the mortgage loan becomes an REO Property; or

          o any balloon payment on such mortgage loan has not been paid by its scheduled maturity date unless the master servicer has, on or prior to the 60th day after the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 150 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

         For purposes of the foregoing, the Great Mall Loan Pair would be treated as a single mortgage loan.

         "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--ARD Loans" in this prospectus supplement.

         "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

         (a) an amount equal to the sum, without duplication, of the following amounts:

                  (i) the aggregate of all amounts on deposit in the master servicer's collection account and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the collection account;

                  (ii) the aggregate amount of all P&I advances made by the master servicer or the trustee for distribution on the certificates on such distribution date;

                  (iii) the aggregate amount transferred from the special servicer's REO Account to the master servicer's collection account during the month of such distribution date, on or prior to the date on which P&I advances are required to be made in such month;

                  (iv) the aggregate amount deposited by the master servicer in its collection account for such distribution date in connection with Prepayment Interest Shortfalls; and

                  (v) for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account, exclusive of:

         (b) any portion of the amounts described in sub-paragraphs (a)(i) and (a)(iii) above that represents one or more of the following:

                  (i) any periodic payments collected but due on a due date after the end of the related collection period;

                  (ii) all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                           (A) the master servicer's collection account, including, but not limited to, servicing compensation; and

                           (B)      the trustee's distribution account,
                                    including, but not limited to, trustee fees;

                  (iii) any prepayment premiums and yield maintenance charges;

                  (iv) any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

                  (v) if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

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                  (vi)     any amounts deposited in the master servicer's
                           collection account or the trustee's distribution account in error.

         In no event will the Available Distribution Amount include amounts payable to the Great Mall B-Noteholder.

         "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about May 6, 2004.

         "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

         "CROSSED GROUP" means a group of related Crossed Loans.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 93-31, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

         "EXEMPTION-FAVORED PARTY" means any of--

         o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

         o     Bank of America Corporation;

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets, including Banc of America Securities LLC; and

         o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

         "FITCH" means Fitch, Inc.

         "GREAT MALL B-NOTEHOLDER" means the holder of the mortgage note for the Great Mall B-Note Loan.

         "GREAT MALL B-NOTE LOAN" means that certain loan that--

         o     is not a part of the trust fund;

         o     has an unpaid principal balance of $24,000,000;

         o is secured by the same mortgage encumbering the Great Mall Mortgaged Property as is the Great Mall Mortgage Loan; and

         o is not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

         "GREAT MALL CO-LENDER AGREEMENT" means the agreement executed between the holder of the Great Mall Mortgage Loan and the Great Mall B-Noteholder, as described under "Description of the Mortgage Pool--A/B Loan Structure" in this prospectus supplement.

         "GREAT MALL LOAN PAIR" means, collectively, the Great Mall Mortgage Loan and the Great Mall B-Note Loan.

         "GREAT MALL MORTGAGE LOAN" means the mortgage loan in the trust fund that has a cut-off date principal balance of $151,000,000, and is secured by a mortgage encumbering the Great Mall Mortgaged Property.

         "GREAT MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Great Mall of the Bay Area.

         "IRS" means the Internal Revenue Service.

         "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

         "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

         o the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $979,848,706 and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

         o the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

         o the pass-through rate for each class of certificates is as described in this prospectus supplement;

         o there are no delinquencies or losses with respect to the mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an Actual/360 Basis or a 30/360 Basis;

         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

         o there are no breaches of our representations and warranties regarding the mortgage loans;

         o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

         o     each ARD Loan is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         o no mortgage loan is required to be repurchased by any mortgage loan seller;

         o no prepayment premiums or yield maintenance charges are collected;

         o     there are no Additional Trust Fund Expenses;

         o payments on the offered certificates are made on the 12th day of each month, commencing in June 2004; and

         o     the offered certificates are settled on May 6, 2004.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

         o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "NET MORTGAGE RATE" means, with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the pass-through rate for each of the interest-bearing classes of certificates, namely class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, XC and XP certificates, from time to time:

         o the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the date of issuance of the certificates; and

         o if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of those interest-bearing classes of certificates, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the per annum rate at which the monthly servicing fee and trustee fee is calculated); except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will not be adjusted as described in the preceding proviso and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year.

         As of the cut-off date (without regard to the adjustment described in the second bullet of the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.768% per annum to 6.528%, with a weighted average of those Net Mortgage Rates of 5.335% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of the Great Mall Mortgage Loan, on or with respect to the Great Mall Loan Pair).

         "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

         "PENALTY INTEREST" means any interest, other than late payment charges, Additional Interest, prepayment premiums or yield maintenance charges, that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default; and

         o is in excess of all interest at the related mortgage interest rate.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

         o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;

         o the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

         o if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of cross-collateralized loans; and

         o if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration.

         "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related net mortgage interest rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

         "PRIMARY COLLATERAL" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

         (a) the aggregate of the principal portions of all periodic payments due or deemed due, on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date;

         (b) the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

         (c) with respect to any mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any periodic payment due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

         (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any periodic payment due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

         (e) if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the certificates on such immediately preceding distribution date;

provided that, the Principal Distribution Amount for any distribution date will be reduced (to not less than zero) by any Workout-Delayed Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and

provided, further, that the Principal Distribution Amount for any distribution date will be reduced (to not less than zero) by any Nonrecoverable Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

         If the reimbursement of any Workout-Delayed Reimbursement Amount or Nonrecoverable Advance (and accompanying interest) results in a reduction in the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the proviso to the second preceding sentence, will be allocated between the respective portions of the Principal Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

         The Principal Distribution Amount will not include any payments or other collections of principal of the Great Mall B-Note Loan.

         "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) related servicing expenses and servicing advances (together with interest accrued thereon) not reimbursed from the mortgage loan related to such servicing advances and due and unpaid servicing compensation (including principal recovery fees) and any other Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of the Great Mall Mortgage Loan, net of any portion of such liquidation proceeds payable to the Great Mall B-Noteholder). If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

         "RESTRICTED GROUP" means, collectively--

         1.       the trustee;

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

         2.       the Exemption-Favored Parties;

         3.       us;

         4.       the master servicer;

         5.       the special servicer;

         6.       any sub-servicers;

         7.       the mortgage loan sellers;

         8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

         9.       any and all affiliates of any of the aforementioned persons.

         "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watchlist, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans (including the Great Mall B-Note Loan) for which that party is responsible under the pooling and servicing agreement:

         o in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

         o with a view to the maximization of the recovery on such mortgage loans on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and the best interests of the holders of the certificates and the trust fund and, in the case of the Great Mall Loan Pair, the Great Mall B-Noteholder; and

         o     without regard to--

               1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the borrowers, us, any mortgage loan seller or any other party to the transaction;

               2. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

               3. the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

               4. the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing agreement;

               5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

               6. any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

               7. any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

               8. any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers.

         "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

         1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

                  (a)      except in the case of a balloon payment, for 60 days;
                           or

                  (b)      solely in the case of a delinquent balloon payment,
                           (i) for one day (in the event that clause (b)(ii) following is not applicable), or (ii) if the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days of the related maturity date, then for such period (not to exceed 150 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

         2. the master servicer, or the special servicer, with the consent of the controlling class representative, determines in its good faith reasonable judgment that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

         3. the master servicer, or the special servicer, with the consent of the controlling class representative, determines in its good faith reasonable judgment that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o        with respect to the circumstances described in clauses 2. and
                  4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but,

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

                  with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

         o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         If a Servicing Transfer Event exists with respect to one mortgage loan in the Great Mall Loan Pair, it will also be considered to exist for the other mortgage loan in the Great Mall Loan Pair; provided that, if the Great Mall B-Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Great Mall Mortgage Loan through the exercise of cure rights as set forth in the Great Mall Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the Great Mall B-Note Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Great Mall Mortgage Loan or cause the servicing of the Great Mall Loan Pair to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

         o        will initially equal its cut-off date principal balance; and

         o will be permanently reduced on each distribution date, to not less than zero, by--

                  1. all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

                  2. any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

                  3. any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

         With respect to each mortgage loan relating to an REO Property, the "Stated Principal Balance" will be an amount equal to the Stated Principal Balance of the predecessor mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

         o all amounts, if any, collected with respect to the related REO Property that are allocable as principal of the related mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

         o any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any Advance made by a party to the pooling and servicing agreement that:

         o        is not a Nonrecoverable Advance;

         o has been reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

         o was originally made with respect to an item that has not been subsequently recovered out of collections on the subject mortgage loan.

         "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

         "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the Net Mortgage Rates for all the mortgage loans (weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date).

         "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

         The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

                  (i) References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date. In the case of one (1) mortgage loan (loan number
         53), the loan-to-value ratio and debt service coverage ratio were calculated by applying a $300,000 holdback in reduction of the cut-off date principal balance of that mortgage loan.

                  (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self-storage and office properties (each, a "Rental Property"); provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement with respect to nine (9) mortgage loans, representing approximately 17.2% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

                  In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

                  In determining the "revenue" component of UW Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

                  In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

                  The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

                  (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of one (1) mortgage loan (loan number 53), the loan-to-value ratio and debt service coverage ratio were calculated by applying a $300,000 holdback in reduction of the cut-off date principal balance of that mortgage loan.

                  (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of one (1) mortgage loan (loan number 53), the loan-to-value ratio and debt service coverage ratio were calculated by applying a $300,000 holdback in reduction of the cut-off date principal balance of that mortgage loan.

                  (v) References to "Original Balance per Unit ($)" and "Cut-off Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

                  (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

                  (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate with respect to each mortgage loan. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

                  (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

                  (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

                  (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

                  (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

                  (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

                  (xiii) References to "Capex Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                  (xiv) References to "Engineering Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

                  (xv) References to "Capex Reserve ($)" under the heading "Monthly Escrow" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvi) References to "TI/LC Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvii) References to "TI/LC Reserve ($)" under the heading "Monthly Escrow" are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

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

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #      ORIGINATOR     PROPERTY NAME                                 STREET ADDRESS
------      ----------     -------------                                 --------------
  1            MLML        Great Mall of the Bay Area                    447 Great Mall Drive
  2            MLML        Galileo Pool # 1 (10)                         Various
 2.01          MLML        Springhurst                                   10508 Fischer Park Drive
 2.02          MLML        Lions Head                                    90 White Bridge Road
 2.03          MLML        Seacoast Shopping Center                      270 Lafayette Road
 2.04          MLML        Kingston Overlook                             9622 Kingston Pike
 2.05          MLML        Garden City Plaza                             2214 East Kansas Avenue
 2.06          MLML        Northridge Plaza                              435 William Hilton Parkway
 2.07          MLML        Marketplace at Flower Mound                   2221 Cross Timbers Road
 2.08          MLML        Chestnut Hills                                700 North 12th Street
 2.09          MLML        Lady's Island Shopping Center                 136 Sea Island Parkway
 2.10          MLML        Anderson Plaza                                1520 Edgefield Street
 2.11          MLML        Bulloch Plaza                                 603 Northside Center
 2.12          MLML        Briarcliff Square                             691 Emory Valley Road
 2.13          MLML        Collins Park Commons                          1803 James L. Redman Parkway
  3             BOA        Douglas Entrance                              800 Douglas Road
  4            MLML        Galileo Pool # 2 (10)                         Various
 4.01          MLML        Cobblestone Village                           305 State Road 312 West
 4.02          MLML        North Haven Crossing                          400 Universal Drive
 4.03          MLML        Coastal Way                                   10385-13173 Cortez Boulevard
 4.04          MLML        Cosby Station                                 3316 Georgia Highway 5
 4.05          MLML        Strawbridge                                   2133 General Booth Boulevard
 4.06          MLML        East Ridge Crossing                           4340 Ringgold Road
 4.07          MLML        Jasper Square                                 622 Highway 78 East
 4.08          MLML        Valley Commons                                1700-1800 Apperson Drive
 4.09          MLML        58 Crossing                                   4850 Highway 58
 4.10          MLML        County Park Plaza                             1402 County Park Road
 4.11          MLML        Lunenburg Crossing                            301 Massachusetts Avenue
 4.12          MLML        Statesboro Square                             503 Northside Drive East
 4.13          MLML        Beach Crossing                                1380 3rd Avenue South
 4.14          MLML        Buena Vista                                   4701 Buena Vista Road
  5            MLML        Pasadena Courtyard by Marriott                180 North Fair Oaks Avenue
  6            MLML        ARC MHC 10 Year 2 Portfolio                   Various
 6.01          MLML        Crescentwood Village                          250 East 11400 South
 6.02          MLML        Southfork                                     4937 Stuart Road
 6.03          MLML        Friendly Village                              9 Pinetree Road
 6.04          MLML        Stony Brook North                             3000 Stony Brook Drive
 6.05          MLML        Viking Villa                                  433 East 980 North
 6.06          MLML        Ridgewood Estates                             4100 Southeast Adams Street
 6.07          MLML        Pedaler's Pond                                1960 Pedaler's Pond Boulevard
 6.08          MLML        Redwood Village                               1735 West 3150 South Street
 6.09          MLML        Plainview                                     3650 Harvey Place
  7            MLML        WestPoint Crossing Shopping Center            1161-1223 West Irvington Road
  8            MLML        ARC MHC 5 Year 2 Portfolio                    Various
 8.01          MLML        Torrey Hills                                  5406 Torrey Road
 8.02          MLML        Smoke Creek                                   4255 Smokecreek Parkway
 8.03          MLML        Ortega Village                                5515 118th Street
 8.04          MLML        Deerhurst                                     6500 Privette Road
 8.05          MLML        Glen Acres                                    500 East 50th Street South
 8.06          MLML        Shadow Mountain                               1601 East Highway 1417
 8.07          MLML        Gallant Estates                               4449 Burlington Road
  9            MLML        GFS Marketplace Portfolio                     Various
 9.01          MLML        GFS - Burbank, IL                             8146 South Cicero Avenue
 9.02          MLML        GFS - Maumee, OH                              1450 Holland Road
 9.03          MLML        GFS - Merrillville, IN                        1601 West 81st Avenue
 9.04          MLML        GFS - Indianapolis, IN                        4574 Lafayette Road
 9.05          MLML        GFS - Columbus, OH                            6375 Tussing Road
 9.06          MLML        GFS - Troy, MI                                2822 East Maple Road
 9.07          MLML        GFS - Elkhart, IN                             2700 Cassopolis Street
 9.08          MLML        GFS - Rockford, IL                            6955 Garrett Lane
 9.09          MLML        GFS - Canton, OH                              4324 Whipple Avenue Northwest
 9.10          MLML        GFS - Dublin, OH                              3901 West Dublin Granville Road
 9.11          MLML        GFS - Marquette, MI                           3480 US 41 West
 9.12          MLML        GFS - Lansing, MI                             454 East Edgewood Boulevard
 9.13          MLML        GFS - Mansfield, OH                           1310 North Lexington - Springmill Road
 9.14          MLML        GFS - Sandusky, OH                            3818 Milan Road
 9.15          MLML        GFS - Port Huron, MI                          4605 24th Avenue
 9.16          MLML        GFS - Terre Haute, IN                         5000 South 7th Street
 9.17          MLML        GFS - Bay City, MI                            3730 Wilder Road
  10            BOA        MHC Portfolio - Mariner's Cove                51 Pine Drive
  11            KEY        The Clubs at Rhodes Ranch                     8975 West Warm Springs Road
  12           MLML        Clarkstown Executive Park                     704 & 706 Executive Boulevard and 612 & 614 Corporate Way
  13           MLML        Paragon Business Center                       25020-25061 Avenue Stanford
  14           MLML        Woodrow Plaza                                 645-655 Rossville Avenue
  15            KEY        Harrah's Office Complex                       1023 Cherry Road
  16            KEY        Forest Hills Apartments                       3950 Goodpasture Lakes Loop Road
  17           MLML        Heritage Oaks Apartments                      10 Vairo Boulevard
  18            BOA        Porter Ranch Shopping Center                  19300 Rinaldi Street
  19           MLML        CrossRoads Towne Center                       12751-12875 West Bell Road
  20           MLML        Courtyard by Marriott - Plymouth Meeting      650 West Germantown Pike
  21           MLML        Colorado Club Apartments                      794 Normandy Street
  22            BOA        Kellam MHP Portfolio - Oak Hill               1 Clubhouse Lane
  23           MLML        Encore Hotel Portfolio                        Various
23.01          MLML        Towne Place Suites                            703 North Shore Drive
23.02          MLML        Fairfield Inn                                 619 North Shore Drive
23.03          MLML        Fairfield Inn & Suites                        345 Griffin Bell Drive
  24            BOA        Kellam MHP Portfolio - Sturbridge Village     2300 Snow Goose Drive
  25            KEY        Park Place Shopping Center                    9525-9545 Chapel Hill Road
  26            BOA        Best Buy - Mount Vernon (19)                  555 East Sandford Boulevard
  27            KEY        Patriots Plaza Shopping Center                845 Houston Northcutt Boulevard
  28            BOA        Kellam MHP Portfolio - Hamlet                 665 Saco Street
  29           MLML        Port Columbus IV                              2780 Airport Drive
  30           MLML        Barkley Trails Apartments                     3100-3132 Racine Street
  31           MLML        Beaverton Town Square                         11781 Southwest Beaverton Hillsdale Highway
  32            BOA        Conroe Integrated Medical Plaza               1501 River Pointe Drive
  33            KEY        Federal Express Distribution Building         3333 South Grand Avenue
  34            KEY        Georgetown Medical Plaza Office Building      4880 Century Plaza Road
  35           MLML        Corona Corporate Park III                     355 East Rincon Street
  36           MLML        Escondido Valley Center                       1352 West Valley Parkway
  37            BOA        MHC Portfolio - Camelot Meadows               303 Palace Street
  38           MLML        Rivertree Landings Apartments                 6909 Indian River Drive
  39            KEY        Dick's at the Crossing at Smithfield          371 Putnam Pike (Route 44)
  40           MLML        International Place Office                    119 International Drive and 15 & 19 Rye Street
  41            KEY        Rigsby Road Shopping Center                   2000 SE Loop 410
  42           MLML        Westwood Apartments                           6800 Villa DeCosta Drive
  43           MLML        Dam Neck Commerce Park                        3212 Dam Neck Road
  44           MLML        Mountain Dream Center                         11105-11165 South Eastern Avenue
  45           MLML        Bozeman Center                                1601-1631 West Main Street
  46           MLML        Gables East and West                          15441 & 15505 Nordhoff Street
  47            BOA        Garden Park Apartments                        1609 Sherry Lane
  48           MLML        Fallbrook Hills Apartments                    744 West Fallbrook Street
  49           MLML        Seville - Commerce Bank                       1470 Second Avenue
  50           MLML        The Ponde Apartments (20)                     1224 East Lamar Boulevard
  51            BOA        Southern Hills Medical Office Building C      397 Wallace Road
  52            KEY        Mid-Towne Self Storage                        1160 Third Avenue
  53            KEY        Raible Place Apartments (21)                  1216 North Britain Road
  54            BOA        MHC Portfolio - Desert Skies                  19802 North 32nd Street
  55           MLML        24955 Pacific Coast Highway                   24955 Pacific Coast Highway
  56           MLML        Wymberly Crossing Apartments (22)             3001 South Carrier Parkway
  57           MLML        Orleans East Apartments                       13733 Chef Menteur Highway
  58            BOA        US Storage Centers - Harbor City              24490 Frampton Avenue
  59           MLML        CVS Long Island                               2250 Seamans Neck Road
  60            BOA        Walgreens - Traverse City, MI                 2350 US Highway 31 North
  61           MLML        Walgreens - Fayetteville                      780 North Glynn Street
  62           MLML        Jupiter Commerce Center                       13657 Jupiter Road
  63           MLML        Promenade West                                2211-2339 South University Drive
  64            KEY        Highland Self-Storage                         1775 East Highland Avenue
  65            BOA        MHC Portfolio - Whispering Palms              19225 North Cave Creek Road
  66           MLML        Walgreen's at Embassy Plaza                   3760 West Ina Road
  67            KEY        AAA Quality Self Storage                      2681 Walnut Avenue
  68           MLML        Walnut Town & Country Shopping Center         1205-1245 North Grand Avenue
  69           MLML        Gladstone Industrial                          12423 Gladstone Avenue
  70           MLML        Old Town Self Storage                         930 Catherine Street
  71            KEY        Walgreens - Port Huron, MI                    1617 10th Street
  72            KEY        Pulaski Shopping Center                       1653 West College Street


                                                                                NUMBER OF              PROPERTY
LOAN #     CITY                    STATE     ZIP CODE   COUNTY                  PROPERTIES               TYPE
------     ----                    -----     --------   ------                  ----------               ----
  1        Milpitas                 CA        95035     Santa Clara                 1         Retail
  2        Various                Various    Various    Various                     13        Retail
 2.01      Louisville               KY        40241     Jefferson                   1         Retail
 2.02      Nashville                TN        37205     Davidson                    1         Retail
 2.03      Seabrook                 NH        03874     Rockingham                  1         Retail
 2.04      Knoxville                TN        37922     Knox                        1         Retail
 2.05      Garden City              KS        67846     Finney                      1         Retail
 2.06      Hilton Head Island       SC        29926     Beaufort                    1         Retail
 2.07      Flower Mound             TX        75028     Denton                      1         Retail
 2.08      Murray                   KY        42071     Calloway                    1         Retail
 2.09      Beaufort                 SC        29907     Beaufort                    1         Retail
 2.10      Greenwood                SC        29646     Greenwood                   1         Retail
 2.11      Statesboro               GA        30458     Bulloch                     1         Retail
 2.12      Oak Ridge                TN        37830     Anderson                    1         Retail
 2.13      Plant City               FL        33563     Hillsborough                1         Retail
  3        Coral Gables             FL        33134     Miami-Dade                  1         Office
  4        Various                Various    Various    Various                     14        Retail
 4.01      St. Augustine            FL        32086     St. Johns                   1         Retail
 4.02      North Haven              CT        06473     New Haven                   1         Retail
 4.03      Weeki Wachee             FL        34613     Hernando                    1         Retail
 4.04      Douglasville             GA        30135     Douglas                     1         Retail
 4.05      Virginia Beach           VA        23454     Virginia Beach City         1         Retail
 4.06      East Ridge               TN        37412     Hamilton                    1         Retail
 4.07      Jasper                   AL        35501     Walker                      1         Retail
 4.08      Salem                    VA        24153     Salem                       1         Retail
 4.09      Chattanooga              TN        37416     Hamilton                    1         Retail
 4.10      Scottsboro               AL        35769     Jackson                     1         Retail
 4.11      Lunenburg                MA        01462     Worcester                   1         Retail
 4.12      Statesboro               GA        30458     Bulloch                     1         Retail
 4.13      Myrtle Beach             SC        29577     Horry                       1         Retail
 4.14      Columbus                 GA        31907     Muscogee                    1         Retail
  5        Pasadena                 CA        91103     Los Angeles                 1         Hospitality
  6        Various                Various    Various    Various                     9         Manufactured Housing
 6.01      Sandy                    UT        84070     Salt Lake                   1         Manufactured Housing
 6.02      Denton                   TX        76207     Denton                      1         Manufactured Housing
 6.03      Lawrenceville            GA        30043     Gwinnett                    1         Manufactured Housing
 6.04      Raleigh                  NC        27604     Wake                        1         Manufactured Housing
 6.05      Ogden                    UT        84404     Weber                       1         Manufactured Housing
 6.06      Topeka                   KS        66609     Shawnee                     1         Manufactured Housing
 6.07      Lake Wales               FL        33859     Polk                        1         Manufactured Housing
 6.08      West Valley City         UT        84119     Salt Lake                   1         Manufactured Housing
 6.09      Casper                   WY        82601     Natrona                     1         Manufactured Housing
  7        Tucson                   AZ        85714     Pima                        1         Retail
  8        Various                Various    Various    Various                     7         Manufactured Housing
 8.01      Flint                    MI        48507     Genesee                     1         Manufactured Housing
 8.02      Snellville               GA        30039     Gwinnett                    1         Manufactured Housing
 8.03      Jacksonville             FL        32244     Duval                       1         Manufactured Housing
 8.04      Wendell                  NC        27591     Wake                        1         Manufactured Housing
 8.05      Wichita                  KS        67216     Sedgwick                    1         Manufactured Housing
 8.06      Sherman                  TX        75090     Grayson                     1         Manufactured Housing
 8.07      Greensboro               NC        27405     Guilford                    1         Manufactured Housing
  9        Various                Various    Various    Various                     17        Retail
 9.01      Burbank                  IL        60459     Cook                        1         Retail
 9.02      Maumee                   OH        43537     Lucas                       1         Retail
 9.03      Merrillville             IN        46410     Lake                        1         Retail
 9.04      Indianapolis             IN        46254     Marion                      1         Retail
 9.05      Reynoldsburg             OH        43068     Franklin                    1         Retail
 9.06      Troy                     MI        48083     Oakland                     1         Retail
 9.07      Elkhart                  IN        46514     Elkhart                     1         Retail
 9.08      Rockford                 IL        61104     Winnebago                   1         Retail
 9.09      Canton                   OH        44718     Stark                       1         Retail
 9.10      Dublin                   OH        43017     Franklin                    1         Retail
 9.11      Marquette                MI        49855     Marquette                   1         Retail
 9.12      Lansing                  MI        48911     Ingham                      1         Retail
 9.13      Mansfield                OH        44906     Richland                    1         Retail
 9.14      Sandusky                 OH        44870     Erie                        1         Retail
 9.15      Fort Gratiot             MI        48059     St. Clair                   1         Retail
 9.16      Terre Haute              IN        47802     Vigo                        1         Retail
 9.17      Bay City                 MI        48706     Bay                         1         Retail
  10       Millsboro                DE        19966     Sussex                      1         Manufactured Housing
  11       Las Vegas                NV        89148     Clark                       1         Multifamily
  12       Valley Cottage           NY        10989     Rockland                    1         Industrial
  13       Valencia/Santa Clarita   CA        91355     Los Angeles                 1         Office
  14       Staten Island            NY        10309     Richmond                    1         Retail
  15       Memphis                  TN        38117     Shelby                      1         Office
  16       Eugene                   OR        97401     Lane                        1         Multifamily
  17       State College            PA        16803     Centre                      1         Multifamily
  18       Porter Ranch             CA        91326     Los Angeles                 1         Retail
  19       Surprise                 AZ        85374     Maricopa                    1         Retail
  20       Plymouth Meeting         PA        19462     Montgomery                  1         Hospitality
  21       Houston                  TX        77015     Harris                      1         Multifamily
  22       Howell                   NJ        07731     Monmouth                    1         Manufactured Housing
  23       Various                Various    Various    Various                     3         Hospitality
23.01      Jeffersonville           IN        47130     Clark                       1         Hospitality
23.02      Jeffersonville           IN        47130     Clark                       1         Hospitality
23.03      Hopkinsville             KY        42240     Christian                   1         Hospitality
  24       Chesapeake               VA        23320     Chesapeake City             1         Manufactured Housing
  25       Morrisville              NC        27513     Wake                        1         Retail
  26       Mount Vernon             NY        10550     Westchester                 1         Retail
  27       Mount Pleasant           SC        29464     Charleston                  1         Retail
  28       Westbrook                ME        04092     Cumberland                  1         Manufactured Housing
  29       Columbus                 OH        43219     Franklin                    1         Office
  30       Bellingham               WA        98226     Whatcom                     1         Multifamily
  31       Beaverton                OR        97005     Washington                  1         Retail
  32       Conroe                   TX        77304     Montgomery                  1         Office
  33       Los Angeles              CA        90007     Los Angeles                 1         Industrial
  34       Indianapolis             IN        46254     Marion                      1         Office
  35       Corona                   CA        92879     Riverside                   1         Office
  36       Escondido                CA        92029     San Diego                   1         Retail
  37       Rehoboth Beach           DE        19971     Sussex                      1         Manufactured Housing
  38       Tampa                    FL        33617     Hillsborough                1         Multifamily
  39       Smithfield               RI        02917     Providence                  1         Retail
  40       Portsmouth               NH        03801     Rockingham                  1         Office
  41       San Antonio              TX        78220     Bexar                       1         Retail
  42       Orlando                  FL        32821     Orange                      1         Multifamily
  43       Virginia Beach           VA        23453     Virginia Beach City         1         Self Storage
  44       Henderson                NV        89052     Clark                       1         Mixed Use
  45       Bozeman                  MT        59715     Gallatin                    1         Retail
  46       North Hills              CA        91343     Los Angeles                 1         Multifamily
  47       Arlington                TX        76010     Tarrant                     1         Multifamily
  48       Fallbrook                CA        92028     San Diego                   1         Multifamily
  49       New York                 NY        10021     New York                    1         Retail
  50       Arlington                TX        76011     Tarrant                     1         Multifamily
  51       Nashville                TN        37211     Davidson                    1         Office
  52       Chula Vista              CA        91911     San Diego                   1         Self Storage
  53       Irving                   TX        75061     Dallas                      1         Multifamily
  54       Phoenix                  AZ        85024     Maricopa                    1         Manufactured Housing
  55       Malibu                   CA        90265     Los Angeles                 1         Office
  56       Grand Prairie            TX        75052     Dallas                      1         Multifamily
  57       New Orleans              LA        70129     Orleans                     1         Multifamily
  58       Harbor City              CA        90710     Los Angeles                 1         Self Storage
  59       Seaford                  NY        11783     Nassau                      1         Retail
  60       Traverse City            MI        49686     Grand Traverse              1         Retail
  61       Fayetteville             GA        30214     Fayette                     1         Retail
  62       Dallas                   TX        75238     Dallas                      1         Office
  63       Davie                    FL        33324     Broward                     1         Retail
  64       San Bernardino           CA        92404     San Bernardino              1         Self Storage
  65       Phoenix                  AZ        85024     Maricopa                    1         Manufactured Housing
  66       Marana                   AZ        85741     Pima                        1         Retail
  67       Tustin                   CA        92780     Orange                      1         Self Storage
  68       Walnut                   CA        91789     Los Angeles                 1         Retail
  69       Sylmar                   CA        91342     Los Angeles                 1         Industrial
  70       Key West                 FL        33040     Monroe                      1         Self Storage
  71       Port Huron               MI        48060     St. Clair                   1         Retail
  72       Pulaski                  TN        38478     Giles                       1         Retail


                    PROPERTY                                 YEAR                  TOTAL          UNIT OF
LOAN #              SUBTYPE              YEAR BUILT        RENOVATED            SF/UNITS (1)      MEASURE         OCCUPANCY % (2)
------              -------              ----------        ---------            ------------      -------         ---------------
  1        Anchored                         1955             2002                 1,281,912         SF                    88.2
  2        Anchored                        Various          Various               1,289,684         SF                    98.1
 2.01      Anchored                         1997                                    416,495         SF                    98.8
 2.02      Anchored                         1982             1999                    99,165         SF                    94.5
 2.03      Anchored                         1991                                     91,690         SF                   100.0
 2.04      Anchored                         1996                                    119,360         SF                   100.0
 2.05      Anchored                         1984                                     76,246         SF                   100.0
 2.06      Anchored                         1984                                     79,570         SF                    98.5
 2.07      Anchored                         1998                                    113,349         SF                   100.0
 2.08      Anchored                         1982                                     68,364         SF                   100.0
 2.09      Anchored                         1983                                     60,687         SF                   100.0
 2.10      Anchored                         1983                                     46,258         SF                    79.2
 2.11      Anchored                         1986                                     39,264         SF                   100.0
 2.12      Anchored                         1989                                     41,778         SF                    94.5
 2.13      Anchored                         1989                                     37,458         SF                    97.3
  3        Suburban                       1927/1998          2000                   459,448         SF                    88.0
  4        Various                         Various          Various                 993,249         SF                    96.8
 4.01      Anchored                         2003                                    261,081         SF                    93.5
 4.02      Anchored                         1993                                    104,612         SF                   100.0
 4.03      Anchored                         2001                                    110,328         SF                    98.4
 4.04      Anchored                         1994             2001                    77,811         SF                    94.0
 4.05      Single Tenant                    1997                                     43,764         SF                   100.0
 4.06      Anchored                         1988             1999                    58,950         SF                   100.0
 4.07      Anchored                         1972             2001                    50,584         SF                    95.3
 4.08      Anchored                         1988                                     45,580         SF                   100.0
 4.09      Anchored                         1988                                     49,984         SF                    90.4
 4.10      Anchored                         1982             1999                    60,750         SF                   100.0
 4.11      Shadow Anchored                  1994                                     25,515         SF                   100.0
 4.12      Anchored                         1986                                     41,000         SF                   100.0
 4.13      Anchored                         1984                                     45,790         SF                    97.4
 4.14      Shadow Anchored                  1989                                     17,500         SF                   100.0
  5        Full Service                     2000                                        314         Rooms                 79.2
  6        Manufactured Housing            Various                                    1,796         Pads                  92.5
 6.01      Manufactured Housing             1985                                        273         Pads                 100.0
 6.02      Manufactured Housing             1985                                        341         Pads                  90.3
 6.03      Manufactured Housing             1969                                        203         Pads                  99.0
 6.04      Manufactured Housing             1971                                        184         Pads                  89.7
 6.05      Manufactured Housing             1970                                        192         Pads                  96.9
 6.06      Manufactured Housing             1970                                        277         Pads                  89.9
 6.07      Manufactured Housing             1987                                        214         Pads                  83.6
 6.08      Manufactured Housing             1971                                         40         Pads                  97.5
 6.09      Manufactured Housing             1978                                         72         Pads                  86.1
  7        Anchored                         2001                                    241,300         SF                    96.0
  8        Manufactured Housing            Various          Various                   1,477         Pads                  83.0
 8.01      Manufactured Housing             1984             2000                       377         Pads                  85.1
 8.02      Manufactured Housing             1984                                        264         Pads                  87.5
 8.03      Manufactured Housing             1971             2001                       284         Pads                  78.2
 8.04      Manufactured Housing             1987             2001                       202         Pads                  86.6
 8.05      Manufactured Housing             1995                                        136         Pads                  75.7
 8.06      Manufactured Housing             1978             1998                       129         Pads                  82.2
 8.07      Manufactured Housing             1985                                         85         Pads                  80.0
  9        Single Tenant                   Various          Various                 272,053         SF                   100.0
 9.01      Single Tenant                    1996                                     31,580         SF                   100.0
 9.02      Single Tenant                    1998                                     24,537         SF                   100.0
 9.03      Single Tenant                    1998                                     20,040         SF                   100.0
 9.04      Single Tenant                    1994                                     13,525         SF                   100.0
 9.05      Single Tenant                    1995                                     14,511         SF                   100.0
 9.06      Single Tenant                    1992             1998                    15,877         SF                   100.0
 9.07      Single Tenant                    1995                                     13,517         SF                   100.0
 9.08      Single Tenant                    2000                                     14,131         SF                   100.0
 9.09      Single Tenant                    2002                                     14,450         SF                   100.0
 9.10      Single Tenant                    1996                                     12,830         SF                   100.0
 9.11      Single Tenant                    1998                                     16,253         SF                   100.0
 9.12      Single Tenant                    1993                                     14,706         SF                   100.0
 9.13      Single Tenant                    2000                                     14,224         SF                   100.0
 9.14      Single Tenant                    1995                                     13,757         SF                   100.0
 9.15      Single Tenant                    1994                                     14,157         SF                   100.0
 9.16      Single Tenant                    2002                                     11,575         SF                   100.0
 9.17      Single Tenant                    1986             1996                    12,383         SF                   100.0
  10       Manufactured Housing             1972             1990                       374         Pads                  90.6
  11       Garden                           2002                                        270         Units                 94.4
  12       Office/Warehouse                 1985                                    212,456         SF                    95.8
  13       Suburban                         1986                                    163,464         SF                    91.4
  14       Unanchored                       1984                                     52,645         SF                   100.0
  15       Suburban                         1985             1995                   113,556         SF                   100.0
  16       Garden                           1996                                        248         Units                 90.7
  17       Garden                           1970                                        410         Units                 98.3
  18       Shadow Anchored                  1971             2002                    54,668         SF                   100.0
  19       Anchored                         1987                                    154,516         SF                    96.1
  20       Limited Service                  1998                                        157         Rooms                 67.2
  21       Garden                           1984             2001                       300         Units                 97.0
  22       Manufactured Housing             1986                                        300         Pads                 100.0
  23       Limited Service                 Various                                      234         Rooms                 74.2
23.01      Limited Service                  1999                                         95         Rooms                 68.6
23.02      Limited Service                  2000                                         78         Rooms                 70.4
23.03      Limited Service                  2000                                         61         Rooms                 87.6
  24       Manufactured Housing             1988                                        276         Pads                  98.6
  25       Anchored                         1996                                    130,491         SF                    98.8
  26       Single Tenant                    2003                                     45,740         SF                   100.0
  27       Anchored                         1991             1997                   113,842         SF                    95.0
  28       Manufactured Housing             1970             1986                       288         Pads                 100.0
  29       Suburban                         2001                                    104,169         SF                    85.4
  30       Garden                           2002             2003                       150         Units                 94.0
  31       Anchored                         1982                                    118,406         SF                    97.8
  32       Medical                          2003                                     68,832         SF                    94.5
  33       Office/Warehouse                 1985             2003                   102,150         SF                   100.0
  34       Medical                          2003                                     70,600         SF                   100.0
  35       Suburban                         2003                                     58,854         SF                   100.0
  36       Anchored                         1989             2001                    92,143         SF                   100.0
  37       Manufactured Housing             1970                                        302         Pads                  99.0
  38       Garden                           1974             2004                       228         Units                 98.7
  39       Anchored                         2002                                     52,323         SF                    88.5
  40       Suburban                         2000                                     70,630         SF                    85.2
  41       Shadow Anchored                  2002                                     64,200         SF                    95.6
  42       Garden                           1987             2003                       112         Units                 96.4
  43       Self Storage                     2001                                    180,605         SF                    69.1
  44       Retail/Office                    2003                                     41,398         SF                    83.8
  45       Anchored                         1961             2004                   108,080         SF                   100.0
  46       Garden                           1964             2003                       110         Units                100.0
  47       Garden                           1968             2003                       252         Units                 87.3
  48       Garden                           1989                                         95         Units                100.0
  49       Anchored                         2002                                      6,885         SF                   100.0
  50       Garden                           1979             1995                       244         Units                 88.1
  51       Medical                          1988                                     95,249         SF                    94.0
  52       Self Storage                     1985             2003                    89,357         SF                    75.7
  53       Garden                           1971             2003                       152         Units                 93.4
  54       Manufactured Housing             1985                                        164         Pads                  87.8
  55       Suburban                         1987                                     20,260         SF                   100.0
  56       Garden                           1974             2003                       212         Units                 93.9
  57       Garden                           1965             2003                       224         Units                 87.1
  58       Self Storage                     2002                                     47,334         SF                    86.9
  59       Single Tenant                    1961             1998                    14,100         SF                   100.0
  60       Single Tenant                    2003                                     13,650         SF                   100.0
  61       Single Tenant                    2003                                     15,120         SF                   100.0
  62       Flex                             1984                                     80,644         SF                    96.9
  63       Unanchored                       1984                                     55,868         SF                    94.8
  64       Self Storage                     2001                                     73,400         SF                    97.0
  65       Manufactured Housing             1965                                        116         Pads                  87.9
  66       Single Tenant                    2003                                     14,490         SF                   100.0
  67       Self Storage                     1977             2001                    77,094         SF                    93.1
  68       Unanchored                       1987                                     22,322         SF                   100.0
  69       Warehouse/Distribution           1985                                     48,400         SF                   100.0
  70       Self Storage                     1899             1998                    32,627         SF                    64.0
  71       Single Tenant                    2000                                     15,120         SF                   100.0
  72       Shadow Anchored                  2003                                     28,100         SF                    90.0

           OCCUPANCY        APPRAISED  APPRAISAL        CUT-OFF DATE            ORIGINAL      ORIGINAL BALANCE        CUT-OFF DATE
 LOAN #      DATE           VALUE ($)    DATE         LTV (%) (3)(21)       BALANCE ($) (4)     PER UNIT ($)         BALANCE ($) (4)
 ------      ----           ---------    ----         ---------------       ---------------     ------------         ---------------
   1          3/9/04     284,000,000    7/14/03                 53.2         151,000,000.00                118      151,000,000.00
   2         1/30/04     132,600,000    Various                 58.1          77,000,000.00                 60       77,000,000.00
  2.01       1/30/04      57,500,000    10/1/03                               36,261,000.00                          36,261,000.00
  2.02       1/30/04      12,500,000    10/1/03                                8,000,000.00                           8,000,000.00
  2.03       1/30/04      11,700,000    10/1/03                                7,034,000.00                           7,034,000.00
  2.04       1/30/04       8,400,000    10/1/03                                5,629,000.00                           5,629,000.00
  2.05       1/30/04       9,500,000     1/1/04                                3,910,000.00                           3,910,000.00
  2.06       1/30/04       6,900,000    10/1/03                                3,868,000.00                           3,868,000.00
  2.07       1/30/04      12,000,000    10/1/03                                3,475,000.00                           3,475,000.00
  2.08       1/30/04       3,600,000    10/1/03                                2,169,000.00                           2,169,000.00
  2.09       1/30/04       3,700,000    10/1/03                                1,866,000.00                           1,866,000.00
  2.10       1/30/04       2,150,000    10/1/03                                1,514,000.00                           1,514,000.00
  2.11       1/30/04       1,500,000    10/1/03                                1,297,000.00                           1,297,000.00
  2.12       1/30/04       1,800,000    10/1/03                                1,187,000.00                           1,187,000.00
  2.13       1/30/04       1,350,000    10/1/03                                  790,000.00                             790,000.00
   3          3/1/04      79,250,000   12/11/03                 72.6          57,500,000.00                125       57,500,000.00
   4         1/30/04     108,025,000    10/1/03                 50.0          54,000,000.00                 54       54,000,000.00
  4.01       1/30/04      36,400,000    10/1/03                               21,197,000.00                          21,197,000.00
  4.02       1/30/04      18,200,000    10/1/03                                7,390,000.00                           7,390,000.00
  4.03       1/30/04      12,700,000    10/1/03                                4,935,000.00                           4,935,000.00
  4.04       1/30/04       8,650,000    10/1/03                                3,182,000.00                           3,182,000.00
  4.05       1/30/04       6,200,000    10/1/03                                2,894,000.00                           2,894,000.00
  4.06       1/30/04       5,900,000    10/1/03                                2,706,000.00                           2,706,000.00
  4.07       1/30/04       2,500,000    10/1/03                                2,126,000.00                           2,126,000.00
  4.08       1/30/04       3,200,000    10/1/03                                1,807,000.00                           1,807,000.00
  4.09       1/30/04       2,800,000    10/1/03                                1,758,000.00                           1,758,000.00
  4.10       1/30/04       2,475,000    10/1/03                                1,414,000.00                           1,414,000.00
  4.11       1/30/04       3,700,000    10/1/03                                1,410,000.00                           1,410,000.00
  4.12       1/30/04       1,800,000    10/1/03                                1,196,000.00                           1,196,000.00
  4.13       1/30/04       2,000,000    10/1/03                                1,098,000.00                           1,098,000.00
  4.14       1/30/04       1,500,000    10/1/03                                  887,000.00                             887,000.00
   5          1/2/04      54,000,000    9/16/03                 71.3          38,500,000.00            122,611       38,500,000.00
   6         Various      44,840,000    Various                 80.0          35,952,000.00             20,018       35,879,107.91
  6.01      12/31/03       9,900,000    12/1/03                                7,920,000.00                           7,903,942.33
  6.02      12/31/03       7,160,000     1/1/04                                5,728,000.00                           5,716,386.57
  6.03        1/9/04       6,600,000    7/11/03                                5,360,000.00                           5,349,132.69
  6.04      12/31/03       5,500,000     1/1/04                                4,400,000.00                           4,391,079.07
  6.05      12/31/03       5,200,000   11/10/03                                4,160,000.00                           4,151,565.67
  6.06      12/31/03       4,880,000     1/1/04                                3,904,000.00                           3,896,084.70
  6.07        1/9/04       3,300,000     8/1/03                                2,640,000.00                           2,634,647.44
  6.08      12/31/03       1,400,000    12/1/03                                1,120,000.00                           1,117,729.22
  6.09      12/31/03         900,000     1/1/04                                  720,000.00                             718,540.21
   7          1/1/04      35,180,000    1/13/04                 79.5          28,000,000.00                116       27,969,696.76
   8         Various      33,740,000    Various                 74.4          25,156,000.00             17,032       25,099,522.09
  8.01        1/9/04      13,160,000     8/1/03                                9,849,000.00                           9,826,887.94
  8.02        1/9/04       6,700,000    7/11/03                                5,360,000.00                           5,347,966.23
  8.03      12/31/03       4,960,000     1/1/04                                3,054,000.00                           3,047,143.44
  8.04      12/31/03       3,700,000     1/1/04                                2,960,000.00                           2,953,354.48
  8.05      12/31/03       1,910,000     1/1/04                                1,528,000.00                           1,524,569.48
  8.06      12/31/03       2,080,000     1/1/04                                1,498,000.00                           1,494,636.83
  8.07      12/31/03       1,230,000    12/1/03                                  907,000.00                             904,963.69
   9         7/18/03      36,450,000    Various                 60.9          22,530,000.00                 83       22,212,174.84
  9.01       7/18/03       3,690,000    4/14/03                                2,070,000.00                           2,040,799.02
  9.02       7/18/03       3,130,000    4/21/03                                1,980,000.00                           1,952,068.63
  9.03       7/18/03       2,790,000    4/15/03                                1,750,000.00                           1,725,313.18
  9.04       7/18/03       2,130,000     5/2/03                                1,370,000.00                           1,350,673.75
  9.05       7/18/03       2,090,000    4/21/03                                1,370,000.00                           1,350,673.75
  9.06       7/18/03       2,060,000    4/10/03                                1,280,000.00                           1,261,943.36
  9.07       7/18/03       2,350,000    4/16/03                                1,270,000.00                           1,252,084.42
  9.08       7/18/03       2,010,000    4/15/03                                1,270,000.00                           1,252,084.42
  9.09       7/18/03       2,000,000    4/22/03                                1,260,000.00                           1,242,225.49
  9.10       7/18/03       1,880,000    4/21/03                                1,210,000.00                           1,192,930.83
  9.11       7/18/03       1,930,000    4/30/03                                1,200,000.00                           1,183,071.90
  9.12       7/18/03       1,900,000    4/14/03                                1,180,000.00                           1,163,354.03
  9.13       7/18/03       1,830,000    4/22/03                                1,160,000.00                           1,143,636.17
  9.14       7/18/03       1,790,000    4/23/03                                1,110,000.00                           1,094,341.50
  9.15       7/18/03       1,700,000    4/17/03                                1,040,000.00                           1,025,328.98
  9.16       7/18/03       1,610,000     5/2/03                                1,010,000.00                             995,752.18
  9.17       7/18/03       1,560,000    4/29/03                                1,000,000.00                             985,893.25
   10        3/10/04      20,600,000    8/28/03                 79.9          16,452,380.00             43,990       16,452,380.00
   11        3/31/04      21,600,000    12/6/03                 75.9          16,400,000.00             60,741       16,400,000.00
   12       11/25/03      20,000,000   11/10/03                 79.9          16,000,000.00                 75       15,975,862.68
   13       12/31/03      20,700,000    1/17/04                 74.9          15,525,000.00                 95       15,507,814.30
   14       12/11/03      18,900,000   12/12/03                 79.1          15,000,000.00                285       14,953,044.04
   15        2/25/04      19,500,000     8/8/03                 71.7          14,000,000.00                123       13,977,423.38
   16       12/18/03      16,470,000   11/24/03                 79.9          13,160,000.00             53,065       13,160,000.00
   17        9/30/03      17,200,000    11/8/03                 76.4          13,200,000.00             32,195       13,147,944.24
   18       12/31/03      15,650,000    8/23/03                 79.1          12,400,000.00                227       12,373,307.49
   19        9/24/03      16,700,000    8/25/03                 73.4          12,300,000.00                 80       12,253,108.63
   20        1/30/04      18,700,000    2/23/04                 65.4          12,250,000.00             78,025       12,231,064.31
   21         3/3/04      15,000,000   12/30/03                 80.0          12,000,000.00             40,000       12,000,000.00
   22       12/31/03      14,600,000   12/17/03                 79.8          11,680,000.00             38,933       11,656,703.14
   23       11/30/03      16,800,000     6/3/03                 67.5          11,380,000.00             48,632       11,334,572.10
 23.01      11/30/03       6,900,000     6/3/03                                4,450,000.00                           4,432,236.00
 23.02      11/30/03       6,000,000     6/3/03                                4,200,000.00                           4,183,234.00
 23.03      11/30/03       3,900,000     6/3/03                                2,730,000.00                           2,719,102.10
   24       12/31/03      14,100,000   12/30/03                 79.8          11,280,000.00             40,870       11,255,621.63
   25        2/12/04      15,000,000     1/7/04                 74.5          11,200,000.00                 86       11,175,324.56
   26        8/27/03      14,200,000    8/11/03                 77.2          11,000,000.00                240       10,965,239.11
   27        2/24/04      13,525,000     5/1/04                 79.8          10,820,000.00                 95       10,795,657.16
   28       12/15/03      12,600,000   12/16/03                 83.6          10,560,000.00             36,667       10,537,092.13
   29        8/31/03      12,500,000    9/27/03                 75.6           9,500,000.00                 91        9,454,967.82
   30       11/17/03      10,800,000   11/30/03                 79.2           8,600,000.00             57,333        8,556,182.01
   31         3/1/04      27,750,000    12/8/03                 30.8           8,600,000.00                 73        8,539,473.48
   32        2/16/04      12,300,000    7/30/03                 66.5           8,200,000.00                119        8,175,326.73
   33       12/16/03      11,000,000   12/22/03                 74.3           8,200,000.00                 80        8,173,144.91
   34        2/11/04      10,900,000    1/13/04                 74.2           8,100,000.00                115        8,084,069.09
   35        2/17/04       9,900,000   12/22/03                 76.7           7,600,000.00                129        7,591,759.32
   36         1/1/04      10,900,000     1/5/04                 69.5           7,600,000.00                 82        7,574,805.18
   37        3/10/04      10,500,000    8/28/03                 70.1           7,408,524.00             24,532        7,360,146.23
   38         3/3/04       8,950,000    2/18/04                 79.6           7,120,000.00             31,228        7,120,000.00
   39         1/8/04       8,900,000    12/5/03                 79.0           7,050,000.00                135        7,028,508.07
   40        11/4/03       9,350,000    11/7/03                 74.7           7,000,000.00                 99        6,987,653.30
   41        12/8/03       9,450,000   11/29/03                 72.2           6,850,000.00                107        6,822,007.48
   42       11/30/03       8,500,000    2/20/04                 78.7           6,700,000.00             59,821        6,686,209.39
   43         1/6/04       9,700,000    1/14/04                 67.9           6,600,000.00                 37        6,589,766.90
   44        12/4/03       8,950,000    11/3/03                 73.5           6,600,000.00                159        6,580,371.25
   45        1/16/04       8,200,000    1/21/04                 79.8           6,550,000.00                 61        6,543,083.19
   46        8/15/03       9,500,000     7/2/03                 68.4           6,500,000.00             59,091        6,500,000.00
   47         1/8/04       8,150,000   12/10/03                 79.5           6,500,000.00             25,794        6,476,510.30
   48        12/3/03       9,200,000    10/2/03                 70.4           6,500,000.00             68,421        6,473,705.59
   49        7/18/02       8,100,000     1/1/04                 79.8           6,480,000.00                941        6,463,329.43
   50       10/31/03       8,700,000    8/27/03                 72.2           6,310,000.00             25,861        6,283,820.52
   51         2/1/04       8,750,000   12/15/03                 67.2           5,905,183.00                 62        5,884,253.93
   52         1/8/04       6,900,000     1/8/04                 73.7           5,100,000.00                 57        5,084,986.57
   53        1/29/04       6,300,000   12/30/03                 75.9           5,100,000.00             33,553        5,081,501.68
   54        3/10/04       6,300,000    9/11/03                 80.1           5,045,646.00             30,766        5,045,646.00
   55        10/1/03       6,800,000    9/24/03                 70.0           4,800,000.00                237        4,759,291.10
   56       10/31/03       5,870,000    8/27/03                 77.2           4,550,000.00             21,462        4,531,122.56
   57       11/30/03       5,625,000    12/4/03                 79.9           4,500,000.00             20,089        4,495,166.45
   58        2/13/04       6,000,000   12/22/03                 74.9           4,500,000.00                 95        4,491,110.81
   59       12/22/03       5,600,000     2/1/04                 78.5           4,400,000.00                312        4,394,999.93
   60       12/19/03       5,900,000    10/3/03                 74.2           4,390,000.00                322        4,376,819.00
   61        8/21/01       6,000,000    2/12/04                 69.9           4,200,000.00                278        4,195,488.68
   62        10/1/03       5,100,000    8/22/03                 71.3           3,650,000.00                 45        3,634,595.39
   63        9/12/03       7,675,000     9/8/03                 45.0           3,500,000.00                 63        3,451,561.30
   64        2/22/04       4,870,000   12/29/03                 69.0           3,365,000.00                 46        3,358,439.41
   65        3/10/04       3,800,000    9/11/03                 84.7           3,219,209.00             27,752        3,219,209.00
   66       12/15/03       4,187,500    9/10/03                 74.9           3,150,000.00                217        3,137,691.44
   67        12/1/03       4,600,000   11/18/03                 64.8           3,000,000.00                 39        2,982,669.82
   68       12/10/03       4,600,000    7/15/03                 62.2           2,900,000.00                130        2,860,419.76
   69        2/28/04       3,675,000   12/15/03                 73.5           2,700,000.00                 56        2,700,000.00
   70       10/28/03       3,800,000   10/20/03                 66.2           2,530,000.00                 78        2,516,056.54
   71       11/17/03       4,370,000   11/10/03                 54.9           2,397,000.00                159        2,397,000.00
   72        2/18/04       2,500,000     1/6/04                 74.9           1,875,000.00                 67        1,873,175.86

                       CUT-OFF DATE      LOAN      % OF      % OF
         % OF INITIAL    BALANCE        GROUP      LOAN      LOAN     CROSSED     RELATED             INTEREST            ADMIN.
LOAN #   POOL BALANCE  PER UNIT ($)     1 OR 2   GROUP 1   GROUP 2    LOAN (5)  BORROWER (6)           RATE %            FEE % (7)
------   ------------  ------------     ------   -------   -------    --------  ------------           ------            ---------
  1          15.4              118        1        18.5                                                4.8000             0.03230
  2          7.9                60        1        9.4                               4                 5.3300             0.03230
 2.01        3.7                          1        4.4
 2.02        0.8                          1        1.0
 2.03        0.7                          1        0.9
 2.04        0.6                          1        0.7
 2.05        0.4                          1        0.5
 2.06        0.4                          1        0.5
 2.07        0.4                          1        0.4
 2.08        0.2                          1        0.3
 2.09        0.2                          1        0.2
 2.10        0.2                          1        0.2
 2.11        0.1                          1        0.2
 2.12        0.1                          1        0.1
 2.13        0.1                          1        0.1
  3          5.9               125        1        7.0                                                 5.1325             0.04230
  4          5.5                54        1        6.6                               2                 5.0100             0.03230
 4.01        2.2                          1        2.6
 4.02        0.8                          1        0.9
 4.03        0.5                          1        0.6
 4.04        0.3                          1        0.4
 4.05        0.3                          1        0.4
 4.06        0.3                          1        0.3
 4.07        0.2                          1        0.3
 4.08        0.2                          1        0.2
 4.09        0.2                          1        0.2
 4.10        0.1                          1        0.2
 4.11        0.1                          1        0.2
 4.12        0.1                          1        0.1
 4.13        0.1                          1        0.1
 4.14        0.1                          1        0.1
  5          3.9           122,611        1        4.7                                                 5.8400             0.03230
  6          3.7            19,977        1        4.4                   8           8                 5.5300             0.03230
 6.01        0.8                          1        1.0
 6.02        0.6                          1        0.7
 6.03        0.5                          1        0.7
 6.04        0.4                          1        0.5
 6.05        0.4                          1        0.5
 6.06        0.4                          1        0.5
 6.07        0.3                          1        0.3
 6.08        0.1                          1        0.1
 6.09        0.1                          1        0.1
  7          2.9               116        1        3.4                                                 5.5600             0.03230
  8          2.6            16,994        2                  15.3        6           6                 5.0500             0.03230
 8.01        1.0                          2                  6.0
 8.02        0.5                          2                  3.3
 8.03        0.3                          2                  1.9
 8.04        0.3                          2                  1.8
 8.05        0.2                          2                  0.9
 8.06        0.2                          2                  0.9
 8.07        0.1                          2                  0.6
  9          2.3                82        1        2.7                                                 5.3000             0.03230
 9.01        0.2                          1        0.3
 9.02        0.2                          1        0.2
 9.03        0.2                          1        0.2
 9.04        0.1                          1        0.2
 9.05        0.1                          1        0.2
 9.06        0.1                          1        0.2
 9.07        0.1                          1        0.2
 9.08        0.1                          1        0.2
 9.09        0.1                          1        0.2
 9.10        0.1                          1        0.1
 9.11        0.1                          1        0.1
 9.12        0.1                          1        0.1
 9.13        0.1                          1        0.1
 9.14        0.1                          1        0.1
 9.15        0.1                          1        0.1
 9.16        0.1                          1        0.1
 9.17        0.1                          1        0.1
  10         1.7            43,990        1        2.0                            37,54,65             6.3270             0.12230
  11         1.7            60,741        2                  10.0                                      5.4700             0.10230
  12         1.6                75        1        2.0                                                 5.7100             0.03230
  13         1.6                95        1        1.9                                                 5.4400             0.03230
  14         1.5               284        1        1.8                                                 5.7800             0.03230
  15         1.4               123        1        1.7                                                 5.2700             0.10230
  16         1.3            53,065        2                  8.0                                       5.0500             0.05230
  17         1.3            32,068        2                  8.0                                       5.8750             0.03230
  18         1.3               226        1        1.5                                                 5.2500             0.12230
  19         1.3                79        1        1.5                                                 6.0400             0.03230
  20         1.2            77,905        1        1.5                                                 5.5500             0.03230
  21         1.2            40,000        2                  7.3                                       5.5000             0.03230
  22         1.2            38,856        1        1.4                             24,28               5.6055             0.12230
  23         1.2            48,438        1        1.4                                                 6.5600             0.03230
23.01        0.5                          1        0.5
23.02        0.4                          1        0.5
23.03        0.3                          1        0.3
  24         1.1            40,781        2                  6.9                   22,28               5.2312             0.12230
  25         1.1                86        1        1.4                               27                5.1400             0.10230
  26         1.1               240        1        1.3                                                 5.7300             0.12230
  27         1.1                95        1        1.3                               25                5.0400             0.10230
  28         1.1            36,587        2                  6.4                   22,24               5.2135             0.12230
  29         1.0                91        1        1.2                                                 5.9500             0.03230
  30         0.9            57,041        2                  5.2                                       5.6100             0.03230
  31         0.9                72        1        1.0                                                 5.5000             0.03230
  32         0.8               119        1        1.0                                                 5.4200             0.12230
  33         0.8                80        1        1.0                                                 5.5400             0.05230
  34         0.8               115        1        1.0                                                 5.6700             0.05230
  35         0.8               129        1        0.9                                                 5.5500             0.13230
  36         0.8                82        1        0.9                                                 5.4750             0.03230
  37         0.8            24,371        1        0.9                            10,54,65             5.3500             0.12230
  38         0.7            31,228        2                  4.3                                       5.0100             0.03230
  39         0.7               134        1        0.9                                                 5.9200             0.05230
  40         0.7                99        1        0.9                                                 6.1600             0.03230
  41         0.7               106        1        0.8                                                 5.7000             0.05230
  42         0.7            59,698        2                  4.1                                       5.4600             0.13230
  43         0.7                36        1        0.8                                                 5.5300             0.03230
  44         0.7               159        1        0.8                                                 6.0500             0.13230
  45         0.7                61        1        0.8                                                 5.6900             0.03230
  46         0.7            59,091        2                  4.0                                       6.0200             0.03230
  47         0.7            25,700        2                  4.0                                       5.0100             0.12230
  48         0.7            68,144        2                  4.0                                       5.7500             0.03230
  49         0.7               939        1        0.8                                                 5.4500             0.03230
  50         0.6            25,753        2                  3.8                     56                5.6250             0.03230
  51         0.6                62        1        0.7                                                 5.1155             0.12230
  52         0.5                57        1        0.6                                                 5.5500             0.10230
  53         0.5            33,431        2                  3.1                                       4.9900             0.05230
  54         0.5            30,766        1        0.6                            10,37,65             6.3270             0.12230
  55         0.5               235        1        0.6                                                 6.2800             0.03230
  56         0.5            21,373        2                  2.8                     50                5.6250             0.03230
  57         0.5            20,068        2                  2.7                                       5.6000             0.03230
  58         0.5                95        1        0.6                                                 5.6500             0.12230
  59         0.4               312        1        0.5                                                 5.3000             0.03230
  60         0.4               321        1        0.5                                                 6.0000             0.12230
  61         0.4               277        1        0.5                                                 5.6000             0.03230
  62         0.4                45        1        0.4                                                 5.5400             0.03230
  63         0.4                62        1        0.4                                                 5.8750             0.03230
  64         0.3                46        1        0.4                                                 5.7100             0.05230
  65         0.3            27,752        1        0.4                            10,37,54             6.3270             0.12230
  66         0.3               217        1        0.4                                                 5.9200             0.03230
  67         0.3                39        1        0.4                                                 5.8600             0.05230
  68         0.3               128        1        0.4                                                 6.0350             0.03230
  69         0.3                56        1        0.3                                                 5.3300             0.03230
  70         0.3                77        1        0.3                                                 6.1500             0.03230
  71         0.2               159        1        0.3                                                 4.8400             0.05230
  72         0.2                67        1        0.2                                                 6.1200             0.05230

           NET                        IO MONTHLY          IO ANNUAL           MONTHLY P&I   ANNUAL P&I
          MORTGAGE                       DEBT                DEBT                DEBT          DEBT                      FIRST
LOAN #   RATE % (7)     ACCRUAL TYPE   SERVICE ($)      SERVICE ($) (8)       SERVICE ($)   SERVICE ($)    NOTE DATE  PAYMENT DATE
------   ----------     ------------   -----------      ---------------       -----------   -----------    ---------  ------------
  1        4.7677        Actual/360     613,060.00        7,356,719.98                                        8/5/03    10/1/03
  2        5.2977        Actual/360     347,138.46        4,165,661.52                                      10/23/03    12/1/03
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
  3        5.0902        Actual/360     249,348.02        2,992,176.24        313,345.41  3,760,144.92       2/10/04     4/1/04
  4        4.9777        Actual/360     228,760.18        2,745,122.16                                      10/23/03    12/1/03
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
  5        5.8077        Actual/360     189,968.98        2,279,627.76        248,840.51  2,986,086.12       3/30/04     5/1/04
  6        5.4977        Actual/360                                           204,808.72  2,457,704.64       2/18/04     4/1/04
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7        5.5277        Actual/360                                           160,036.57  1,920,438.84       3/11/04     5/1/04
  8        5.0177        Actual/360                                           135,812.61  1,629,751.32       2/18/04     4/1/04
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9        5.2677        Actual/360                                           135,675.93  1,628,111.16       7/21/03     9/1/03
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10       6.2047        Actual/360      88,030.29        1,056,363.48        102,125.49  1,225,505.88      10/17/03    12/1/03
  11       5.3677        Actual/360      75,794.95          909,539.40         92,808.94  1,113,707.28       2/12/04     4/1/04
  12       5.6777        Actual/360                                           100,270.65  1,203,247.80        3/1/04     5/1/04
  13       5.4077        Actual/360                                            87,565.70  1,050,788.40       3/10/04     5/1/04
  14       5.7477        Actual/360                                            87,822.01  1,053,864.12       1/16/04     3/1/04
  15       5.1677        30/360                                                84,059.95  1,008,719.40       3/12/04     5/1/04
  16       4.9977        Actual/360      56,202.14          674,425.68         71,048.41    852,580.92       1/14/04     3/1/04
  17       5.8427        Actual/360                                            78,082.98    936,995.76      12/16/03     2/1/04
  18       5.1277        Actual/360                                            68,473.26    821,679.12       2/20/04     4/1/04
  19       6.0077        Actual/360                                            74,061.33    888,735.96      12/19/03     2/1/04
  20       5.5177        Actual/360                                            75,591.94    907,103.28       3/17/04     5/1/04
  21       5.4677        Actual/360      55,763.89          669,166.67         69,065.05    828,780.60       3/10/04     5/1/04
  22       5.4832        Actual/360                                            67,092.94    805,115.28        2/4/04     4/1/04
  23       6.5277        Actual/360                                            77,265.80    927,189.60        1/9/04     3/1/04
23.01
23.02
23.03
  24       5.1089        Actual/360                                            62,157.29    745,887.48        2/4/04     4/1/04
  25       5.0377        Actual/360                                            61,085.95    733,031.40       2/24/04     4/1/04
  26       5.6077        Actual/360                                            64,053.32    768,639.84       1/14/04     3/1/04
  27       4.9377        Actual/360                                            58,348.90    700,186.80       2/24/04     4/1/04
  28       5.0912        Actual/360                                            58,074.21    696,890.52        2/4/04     4/1/04
  29       5.9177        Actual/360                                            56,652.27    679,827.24      11/14/03     1/1/04
  30       5.5777        Actual/360                                            49,425.04    593,100.48      11/19/03     1/1/04
  31       5.4677        Actual/360                                            70,269.18    843,230.16        2/4/04     4/1/04
  32       5.2977        Actual/360                                            49,964.17    599,570.04       2/24/04     4/1/04
  33       5.4877        Actual/360                                            46,764.70    561,176.40       1/30/04     3/1/04
  34       5.6177        Actual/360                                            46,858.56    562,302.72       2/13/04     4/1/04
  35       5.4177        Actual/360                                            43,390.68    520,688.16       3/12/04     5/1/04
  36       5.4427        Actual/360                                            43,032.83    516,393.96       1/30/04     3/1/04
  37       5.2277        Actual/360                                            41,370.21    496,442.52      10/17/03    12/1/03
  38       4.9777        Actual/360                                            38,265.23    459,182.76        4/6/04     6/1/04
  39       5.8677        Actual/360                                            41,906.39    502,876.68       1/29/04     3/1/04
  40       6.1277        Actual/360                                            42,691.30    512,295.60       2/20/04     4/1/04
  41       5.6477        Actual/360                                            39,757.43    477,089.16      12/30/03     2/1/04
  42       5.3277        Actual/360                                            37,873.89    454,486.68       2/27/04     4/1/04
  43       5.4977        Actual/360                                            40,648.10    487,777.20       3/30/04     5/1/04
  44       5.9177        Actual/360                                            39,782.75    477,393.00       1/23/04     3/1/04
  45       5.6577        Actual/360                                            37,974.73    455,696.76       3/31/04     5/1/04
  46       5.9877        Actual/360      33,106.52          397,278.24         39,054.40    468,652.80       8/29/03    10/1/03
  47       4.8877        Actual/360                                            34,933.14    419,197.68       1/16/04     3/1/04
  48       5.7177        Actual/360                                            37,932.24    455,186.88      12/15/03     2/1/04
  49       5.4177        Actual/360                                            38,238.01    458,856.12        2/4/04     4/1/04
  50       5.5927        Actual/360                                            36,323.92    435,887.04      12/18/03     2/1/04
  51       4.9932        Actual/360                                            32,118.44    385,421.28       1/20/04     3/1/04
  52       5.4477        Actual/360                                            31,470.93    377,651.16       2/27/04     4/1/04
  53       4.9377        Actual/360                                            27,346.74    328,160.88       1/30/04     3/1/04
  54       6.2047        Actual/360      26,997.29          323,967.48         31,320.03    375,840.36      10/17/03    12/1/03
  55       6.2477        Actual/360                                            35,427.08    425,124.96       12/1/03     2/1/04
  56       5.5927        Actual/360                                            26,192.37    314,308.44      12/18/03     2/1/04
  57       5.5677        Actual/360                                            25,833.55    310,002.60       3/11/04     5/1/04
  58       5.5277        Actual/360                                            25,975.61    311,707.32       2/27/04     4/1/04
  59       5.2677        Actual/360                                            24,433.40    293,200.80       3/10/04     5/1/04
  60       5.8777        Actual/360                                            26,320.27    315,843.24       1/16/04     3/1/04
  61       5.5677        Actual/360                                            24,111.33    289,335.96       3/19/04     5/1/04
  62       5.5077        Actual/360                                            20,815.99    249,791.88      12/19/03     2/1/04
  63       5.8427        Actual/360                                            29,299.15    351,589.80       12/1/03     2/1/04
  64       5.6577        Actual/360                                            19,551.80    234,621.60       2/27/04     4/1/04
  65       6.2047        Actual/360      17,224.74          206,696.88         19,982.72    239,792.64      10/17/03    12/1/03
  66       5.8877        Actual/360                                            18,724.13    224,689.56      12/15/03     2/1/04
  67       5.8077        Actual/360                                            19,073.12    228,877.44      12/30/03     2/1/04
  68       6.0027        Actual/360                                            24,526.72    294,320.64      12/22/03     2/1/04
  69       5.2977        Actual/360                                            15,043.57    180,522.84        4/2/04     6/1/04
  70       6.1177        Actual/360                                            16,533.59    198,403.08      12/19/03     2/1/04
  71       4.7877        30/360           9,667.90          116,014.80                                      11/25/03     1/1/04
  72       6.0677        Actual/360                                            11,386.64    136,639.68        3/5/04     5/1/04

                                                                              PAYMENT          GRACE        MATURITY/
LOAN #   REM. TERM          REM. AMORT      I/O PERIOD (9)      SEASONING     DUE DATE      PERIOD (10)   ARD DATE (11)     ARD LOAN
------   ---------          ----------      --------------      ---------     --------      -----------   -------------     --------
  1         52                                  60                8              1               0               9/1/08
  2         54                                  60                6              1               5              11/1/08
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
  3         82                       360        12                2              1              10               3/1/11
  4         78                                  84                6              1               5              11/1/10
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
  5         119                      288        12                1              1               5               4/1/14
  6         118                      358                          2              1               0               3/1/14
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7         119                      359                          1              1               5               4/1/14
  8         58                       358                          2              1               0               3/1/09
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9         111                      291                          9              1               0               8/1/13      Yes
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10        138                      360        36                6              1              10              11/1/15
  11        118                      360        24                2              1               5               3/1/14
  12        119                      299                          1              1               5               4/1/14
  13        119                      359                          1              1               5               4/1/14
  14        117                      357                          3              1               5               2/1/14
  15        59                       299                          1              1               5               4/1/09
  16        81                       360        36                3              1               5               2/1/11
  17        116                      356                          4              1               5               1/1/14
  18        58                       358                          2              1              10               3/1/09
  19        116                      356                          4              1               5               1/1/14
  20        59                       299                          1              1               5               4/1/09      Yes
  21        119                      348        12                1              1               5               4/1/14
  22        106                      358                          2              1              10               3/1/13
  23        117                      297                          3              1               5               2/1/14      Yes
23.01
23.02
23.03
  24        70                       358                          2              1              10               3/1/10
  25        58                       358                          2              1               0               3/1/09
  26        117                      357                          3              1              10               2/1/14
  27        58                       358                          2              1               0               3/1/09
  28        82                       358                          2              1              10               3/1/11
  29        115                      355                          5              1               5              12/1/13
  30        115                      355                          5              1               5              12/1/13
  31        178                      178                          2              1               5               3/1/19
  32        118                      298                          2              1              10               3/1/14
  33        117                      357                          3              1               5               2/1/14      Yes
  34        118                      358                          2              1               5               3/1/14      Yes
  35        119                      359                          1              1               5               4/1/14
  36        117                      357                          3              1               5               2/1/14
  37        54                       354                          6              1              10              11/1/08
  38        120                      360                                         1               5               5/1/14
  39        117                      357                          3              1               5               2/1/14      Yes
  40        118                      358                          2              1               5               3/1/14
  41        116                      356                          4              1               7               1/1/14
  42        82                       358                          2              1               5               3/1/11
  43        119                      299                          1              1               5               4/1/14
  44        117                      357                          3              1               5               2/1/14
  45        119                      359                          1              1               5               4/1/14
  46        112                      360        24                8              1               5               9/1/13
  47        57                       357                          3              1              10               2/1/09
  48        116                      356                          4              1               5               1/1/14
  49        118                      322                          2              1               5               3/1/14      Yes
  50        116                      356                          4              1               5               1/1/14
  51        57                       357                          3              1              10               2/1/09
  52        118                      298                          2              1              10               3/1/14
  53        57                       357                          3              1               5               2/1/09
  54        138                      360        36                6              1              10              11/1/15
  55        236                      236                          4              1               5               1/1/24
  56        116                      356                          4              1               5               1/1/14
  57        119                      359                          1              1               5               4/1/14
  58        118                      358                          2              1              10               3/1/14
  59        119                      359                          1              1               5               4/1/14      Yes
  60        117                      357                          3              1              10               2/1/14
  61        119                      359                          1              1               5               4/1/14      Yes
  62        116                      356                          4              1               5               1/1/14
  63        176                      176                          4              1               5               1/1/19
  64        118                      358                          2              1               5               3/1/14
  65        138                      360        36                6              1              10              11/1/15
  66        73                       356                          4              1               5               6/1/10      Yes
  67        128                      296                          4              1               5               1/1/15
  68        176                      176                          4              1               5               1/1/19
  69        120                      360                                         1               5               5/1/14
  70        116                      296                          4              1               5               1/1/14
  71        79                                  84                5              1               5              12/1/10
  72        119                      359                          1              1              10               4/1/14

                                                                              REMAINING
            FINAL                                                            PREPAYMENT
          MATURITY              MATURITY/ARD           MATURITY         PROVISION (PAYMENTS)
LOAN #      DATE           BALANCE ($) (4) (12)  LTV % (3)(12) (21)   (13) (14) (15) (16) (17)            2001 NOI ($)  2002 NOI ($)
------    --------         --------------------  ------------------   ------------------------            ------------  ------------
  1         9/1/08            151,000,000          53.2                LO(24),Def(24),O(4)                  19,864,940    21,500,578
  2        11/1/08             77,000,000          58.1                LO(24),Def(27),O(3)                  10,974,103    11,228,139
 2.01                          36,261,000                                                                    4,731,051     4,787,116
 2.02                           8,000,000                                                                    1,108,971     1,080,478
 2.03                           7,034,000                                                                    1,035,075       940,838
 2.04                           5,629,000                                                                      381,487       522,012
 2.05                           3,910,000                                                                      612,249       595,171
 2.06                           3,868,000                                                                      563,687       675,813
 2.07                           3,475,000                                                                      891,242     1,076,623
 2.08                           2,169,000                                                                      358,353       376,798
 2.09                           1,866,000                                                                      338,454       334,442
 2.10                           1,514,000                                                                      303,115       322,078
 2.11                           1,297,000                                                                      186,451       200,382
 2.12                           1,187,000                                                                      261,778       211,036
 2.13                             790,000                                                                      202,191       105,353
  3         3/1/11             52,118,393          65.8                LO(45),Def(34),O(3)                                 6,188,234
  4        11/1/10             54,000,000          50.0                LO(24),Def(51),O(3)                   6,662,152     6,510,972
 4.01                          21,197,000                                                                                          0
 4.02                           7,390,000                                                                    1,627,341     1,453,808
 4.03                           4,935,000                                                                      830,704       985,810
 4.04                           3,182,000                                                                      654,531       660,508
 4.05                           2,894,000                                                                      578,652       490,115
 4.06                           2,706,000                                                                      584,574       493,763
 4.07                           2,126,000                                                                      412,200       366,378
 4.08                           1,807,000                                                                      350,750       315,870
 4.09                           1,758,000                                                                      324,329       381,606
 4.10                           1,414,000                                                                      332,217       255,714
 4.11                           1,410,000                                                                      270,885       395,814
 4.12                           1,196,000                                                                      243,476       280,821
 4.13                           1,098,000                                                                      285,819       249,297
 4.14                             887,000                                                                      166,672       181,470
  5         4/1/14             30,145,641          55.8                LO(24),Def(91),O(4)                   5,430,874     5,227,253
  6         3/1/14             30,061,488          67.0                LO(24),Def(91),O(3)                                 3,629,951
 6.01                           6,622,357                                                                                    823,715
 6.02                           4,789,503                                                                                    543,448
 6.03                           4,481,797                                                                                    518,426
 6.04                           3,679,087                                                                                    483,181
 6.05                           3,478,410                                                                                    386,527
 6.06                           3,264,354                                                                                    478,212
 6.07                           2,207,452                                                                                    223,916
 6.08                             936,495                                                                                    122,856
 6.09                             602,032                                                                                     49,670
  7         4/1/14             23,431,856          66.6                LO(58),GRTR1%orYM(57),O(4)
  8         3/1/09             23,218,240          68.8                LO(24),Def(31),O(3)                                 2,696,255
 8.01                           9,090,334                                                                                    997,900
 8.02                           4,947,121                                                                                    532,498
 8.03                           2,818,751                                                                                    405,702
 8.04                           2,731,992                                                                                    374,864
 8.05                           1,410,299                                                                                    162,256
 8.06                           1,382,609                                                                                    132,912
 8.07                             837,134                                                                                     90,123
  9         8/1/28             17,031,657          46.7                LO(24),Def(86),O(1)
 9.01                           1,564,826
 9.02                           1,496,790
 9.03                           1,322,921
 9.04                           1,035,658
 9.05                           1,035,658
 9.06                             967,622
 9.07                             960,062
 9.08                             960,062
 9.09                             952,503
 9.10                             914,705
 9.11                             907,145
 9.12                             892,026
 9.13                             876,907
 9.14                             839,110
 9.15                             786,193
 9.16                             763,514
 9.17                             755,955
  10       11/1/15             14,394,284          69.9                LO(24),Def(111),O(3)                  1,253,756     1,247,603
  11        3/1/14             14,357,746          66.5                LO(24),Def(90),O(4)
  12        4/1/14             12,267,477          61.3                LO(24),Def(91),O(4)                   1,965,219     1,957,221
  13        4/1/14             12,943,854          62.5                LO(24),Def(91),O(4)                   1,675,854     1,139,819
  14        2/1/14             12,637,255          66.9                LO(24),Def(89),O(4)                   1,653,885     1,684,400
  15        4/1/09             12,454,029          63.9                LO(22),3%(12),2%(12),1%(9),O(4)       1,451,942     1,465,427
  16        2/1/11             12,369,670          75.1                LO(24),Def(54),O(3)                                 1,192,978
  17        1/1/14             11,153,648          64.8                LO(24),Def(90),O(2)                   1,385,423     1,481,398
  18        3/1/09             11,478,885          73.3                LO(24),Def(32),O(2)                     951,082       986,275
  19        1/1/14             10,444,028          62.5                LO(24),Def(88),O(4)                   1,377,393     1,184,268
  20        4/1/29             10,998,032          58.8                LO(24),Def(32),O(3)                   2,417,165     1,774,753
  21        4/1/14             10,144,746          67.6                LO(24),Def(91),O(4)                   1,282,554     1,388,176
  22        3/1/13             10,030,217          68.7                LO(24),Def(79),O(3)                     965,126     1,028,690
  23        2/1/29              8,975,867          53.4                LO(24),Def(92),O(1)                   1,699,816     1,921,938
23.01                           3,509,895                                                                      700,331       782,015
23.02                           3,312,710                                                                      644,516       727,581
23.03                           2,153,262                                                                      354,969       412,342
  24        3/1/10             10,242,364          72.6                LO(24),Def(43),O(3)                     878,530       918,291
  25        3/1/09             10,351,191          69.0                LO(24),Def(29),O(5)                   1,031,968     1,162,410
  26        2/1/14              9,253,345          65.2                LO(24),Def(91),O(2)
  27        3/1/09              9,985,035          73.8                LO(24),Def(29),O(5)                     962,045       762,107
  28        3/1/11              9,390,772          74.5                LO(24),Def(55),O(3)                     838,269       927,004
  29       12/1/13              8,046,020          64.4                LO(24),Def(87),O(4)                                   467,091
  30       12/1/13              7,209,429          66.8                LO(24),Def(89),O(2)
  31        3/1/19                104,580           0.4                LO(24),Def(152),O(2)                  2,034,640     2,027,573
  32        3/1/14              6,224,458          50.6                LO(24),Def(92),O(2)
  33        2/1/34              6,858,000          62.3                LO(24),Def(89),O(4)                     957,024       974,080
  34        3/1/34              6,802,065          62.4                LO(24),Def(90),O(4)
  35        4/1/14              6,358,114          64.2                LO(24),Def(91),O(4)
  36        2/1/14              6,343,410          58.2                LO(24),Def(89),O(4)
  37       11/1/08              6,868,890          65.4                LO(24),Def(27),O(3)                     725,663       760,148
  38        5/1/14              5,855,690          65.4                LO(24),Def(92),O(4)
  39        2/1/34              5,964,414          67.0                LO(24),Def(89),O(4)
  40        3/1/14              5,964,619          63.8                LO(24),Def(92),O(2)                     306,776       634,816
  41        1/1/14              5,757,644          60.9                LO(24),Def(89),O(3)
  42        3/1/11              5,989,070          70.5                LO(24),Def(54),O(4)
  43        4/1/14              5,028,787          51.8                LO(24),Def(91),O(4)                     203,176       563,212
  44        2/1/14              5,605,136          62.6                LO(24),Def(91),O(2)
  45        4/1/14              5,503,243          67.1                LO(24),Def(91),O(4)                     648,008       686,620
  46        9/1/13              5,762,805          60.7                LO(24),Def(84),O(4)                                   434,939
  47        2/1/09              5,996,047          73.6                LO(24),Def(31),O(2)                                   656,323
  48        1/1/14              5,471,744          59.5                LO(24),Def(90),O(2)                     651,497       651,822
  49        3/1/31              5,141,544          63.5                LO(24),Def(91),O(3)
  50        1/1/14              5,291,634          60.8                LO(24),Def(88),O(4)                     725,140       659,952
  51        2/1/09              5,455,985          62.4                LO(24)/GRTR1%orYM(32)/O(1)                            807,642
  52        3/1/14              3,889,037          56.4                LO(24),Def(90),O(4)                     541,362       502,952
  53        2/1/09              4,703,167          69.9                LO(24),Def(30),O(3)
  54       11/1/15              4,414,466          70.1                LO(24),Def(111),O(3)                    433,507       445,274
  55        1/1/24                      0           0.0                LO(24),Def(208),O(4)                    622,993       624,321
  56        1/1/14              3,815,679          65.0                LO(24),Def(88),O(4)                     493,304       452,232
  57        4/1/14              3,770,471          67.0                LO(24),Def(93),O(2)                     392,972       552,445
  58        3/1/14              3,776,618          62.9                LO(24),Def(91),O(3)                                    19,076
  59        4/1/34              3,652,356          65.2                LO(24),Def(92),O(3)
  60        2/1/14              3,722,799          63.1                LO(24),Def(90),O(3)
  61        4/1/34              3,519,104          58.7                LO(24),Def(92),O(3)
  62        1/1/14              3,052,935          59.9                LO(24),Def(88),O(4)                                   461,957
  63        1/1/19                 46,409           0.6                LO(24),Def(150),O(2)                    775,946       477,479
  64        3/1/14              2,829,240          58.1                LO(24),Def(90),O(4)                                   135,316
  65       11/1/15              2,816,505          74.1                LO(24),Def(111),O(3)                    264,169       265,845
  66        1/1/34              2,872,595          68.6                LO(24),Def(46),O(3)
  67        1/1/15              2,218,174          48.2                GRTR1%orYM(124),O(4)                                  328,316
  68        1/1/19                 40,279           0.9                LO(24),Def(149),O(3)                    407,539       413,481
  69        5/1/14              2,243,498          61.0                LO(24),Def(92),O(4)
  70        1/1/14              1,969,149          51.8                LO(24),Def(88),O(4)                     210,541       293,370
  71       12/1/10              2,397,000          54.9                GRTR1%orYM(75),O(4)                     359,856       359,856
  72        4/1/14              1,595,629          63.8                GRTR1%orYM(115),O(4)


                                                                     UW
         MOST RECENT  MOST RECENT                                 DSCR (X)(3)
LOAN #     NOI ($)     NOI DATE    UW NOI ($)   UW NCF ($)  (8) (18) (20) (21) (22)  TITLE TYPE           PML %
------     -------     --------    ----------   ----------  -----------------------  ----------           -----
  1       20,877,281    5/30/03    21,261,117   20,016,465          2.72                 Fee              17.00
  2       11,661,327    6/30/03    10,435,328    9,534,698          2.29            Fee/Leasehold
 2.01      4,805,210    6/30/03     4,436,068    4,168,028                               Fee
 2.02      1,014,213    6/30/03     1,060,888      962,892                               Fee
 2.03      1,081,353    6/30/03       930,797      883,289                               Fee
 2.04        628,713    6/30/03       760,817      703,624                            Leasehold
 2.05        644,640    6/30/03       566,489      498,183                               Fee
 2.06        726,129    6/30/03       606,612      550,241                               Fee
 2.07      1,204,387    6/30/03       586,193      530,449                               Fee
 2.08        346,190    6/30/03       348,540      301,713                               Fee
 2.09        360,158    6/30/03       382,167      324,140                               Fee
 2.10        313,996    6/30/03       227,971      185,554                               Fee
 2.11        191,620    6/30/03       177,673      162,107                               Fee
 2.12        211,448    6/30/03       219,623      165,787                               Fee
 2.13        133,270    6/30/03       131,490       98,691                               Fee
  3        5,191,833   12/31/03     5,914,991    5,101,627          1.36                 Fee
  4        6,998,980    6/30/03     9,421,520    8,697,220          3.17                 Fee
 4.01        415,549    6/30/03     3,266,653    3,072,931                               Fee
 4.02      1,541,274    6/30/03     1,436,483    1,346,368                               Fee
 4.03      1,017,984    6/30/03       991,818      897,303                               Fee
 4.04        642,334    6/30/03       692,546      620,349                               Fee
 4.05        535,281    6/30/03       442,057      435,493                               Fee
 4.06        537,194    6/30/03       457,775      425,357                               Fee
 4.07        394,969    6/30/03       386,662      362,938                               Fee
 4.08        323,427    6/30/03       312,930      282,336                               Fee
 4.09        389,150    6/30/03       258,301      237,400                               Fee
 4.10        278,265    6/30/03       256,959      220,996                               Fee
 4.11        287,372    6/30/03       284,282      256,447                               Fee
 4.12        258,140    6/30/03       220,973      186,888                               Fee
 4.13        205,266    6/30/03       244,435      201,295                               Fee
 4.14        172,775    6/30/03       169,646      151,119                               Fee
  5        5,683,084   12/31/03     5,448,858    4,852,931          1.63                 Fee              16.00
  6        3,906,267    9/30/03     3,607,994    3,518,194          1.43                 Fee             Various
 6.01        892,984    9/30/03       816,210      802,560                               Fee              9.00
 6.02        628,336    9/30/03       608,775      591,725                               Fee
 6.03        571,621    9/30/03       523,641      513,491                               Fee
 6.04        462,808    9/30/03       421,418      412,218                               Fee
 6.05        433,003    9/30/03       392,321      382,721                               Fee              7.00
 6.06        469,702    9/30/03       413,165      399,315                               Fee
 6.07        236,533    9/30/03       238,155      227,455                               Fee
 6.08        132,740    9/30/03       122,057      120,057                               Fee              8.00
 6.09         78,540    9/30/03        72,252       68,652                               Fee
  7                                 2,972,521    2,784,513          1.45                 Fee
  8        2,714,481    9/30/03     2,504,634    2,430,784          1.49                 Fee
 8.01      1,019,418    9/30/03       979,412      960,562                               Fee
 8.02        549,968    9/30/03       503,245      490,045                               Fee
 8.03        363,673    9/30/03       300,239      286,039                               Fee
 8.04        365,615    9/30/03       332,824      322,724                               Fee
 8.05        170,272    9/30/03       157,781      150,981                               Fee
 8.06        143,348    9/30/03       136,555      130,105                               Fee
 8.07        102,187    9/30/03        94,578       90,328                               Fee
  9                                 3,156,076    2,854,100          1.75                 Fee
 9.01                                 287,003      261,799                               Fee
 9.02                                 278,470      250,253                               Fee
 9.03                                 244,929      221,883                               Fee
 9.04                                 188,917      173,363                               Fee
 9.05                                 190,022      173,334                               Fee
 9.06                                 180,188      161,930                               Fee
 9.07                                 177,005      161,461                               Fee
 9.08                                 177,644      161,393                               Fee
 9.09                                 176,608      159,990                               Fee
 9.10                                 168,009      153,254                               Fee
 9.11                                 170,266      151,575                               Fee
 9.12                                 166,898      149,986                               Fee
 9.13                                 163,675      147,090                               Fee
 9.14                                 156,128      140,308                               Fee
 9.15                                 148,309      132,028                               Fee
 9.16                                 141,470      128,158                               Fee
 9.17                                 140,535      126,294                               Fee
  10       1,458,690   12/31/03     1,489,345    1,470,645          1.20                 Fee
  11         983,262   12/31/03     1,416,229    1,375,729          1.24                 Fee
  12       2,301,283   11/30/03     1,693,924    1,528,438          1.27                 Fee
  13       1,436,944   11/30/03     1,765,444    1,582,354          1.51                 Fee          15.0 to 19.0
  14                                1,452,101    1,396,303          1.32                 Fee
  15       1,567,469   12/31/03     1,619,181    1,417,789          1.41                 Fee              14.00
  16       1,172,977   11/30/03     1,144,772    1,095,172          1.28                 Fee              13.00
  17       1,381,015   10/31/03     1,401,010    1,267,608          1.35                 Fee
  18       1,377,893   11/30/03     1,190,617    1,114,790          1.36                 Fee              18.50
  19                                1,465,885    1,313,276          1.48                 Fee
  20       1,767,812    1/31/04     1,809,174    1,633,941          1.80                 Fee
  21       1,365,427   12/31/03     1,190,623    1,115,623          1.35                 Fee
  22       1,039,284   12/31/03       993,354      978,354          1.22                 Fee
  23       1,905,085   11/30/03     1,686,906    1,529,733          1.65                 Fee
23.01        684,746   11/30/03       642,245      585,672                               Fee
23.02        666,865   11/30/03       642,328      582,938                               Fee
23.03        553,474   11/30/03       402,333      361,123                               Fee
  24         951,300   12/31/03       956,586      949,686          1.27                 Fee
  25       1,060,484   12/31/03     1,179,388    1,064,460          1.45                 Fee
  26       1,714,440    9/30/03     1,062,979    1,054,914          1.37              Leasehold
  27         595,862   12/31/03     1,007,183      916,927          1.31                 Fee
  28         950,254   12/31/03       931,700      914,708          1.31                 Fee
  29         839,231    8/31/03     1,032,203      895,640          1.32                 Fee
  30         360,782    9/30/03       846,896      809,396          1.36                 Fee              10.00
  31                                1,963,588    1,850,824          2.19                 Fee              13.00
  32                                  990,816      964,012          1.61                 Fee
  33         882,491   11/30/03       794,558      744,221          1.33                 Fee              17.00
  34                                  783,491      769,371          1.37                 Fee
  35         210,797   12/31/03       816,503      729,964          1.40                 Fee              16.00
  36                                  814,474      750,915          1.45                 Fee              9.00
  37         695,817   12/31/03       635,653      620,553          1.25                 Fee
  38         786,466    2/28/04       646,408      589,408          1.28                 Fee
  39                                  775,841      723,451          1.44                 Fee
  40         643,511    9/30/03       855,559      740,533          1.45              Leasehold
  41         528,416   11/30/03       757,375      680,225          1.43                 Fee
  42                                  665,805      632,205          1.39                 Fee
  43         798,752   11/30/03       841,385      800,491          1.64                 Fee
  44                                  716,190      665,694          1.39                 Fee
  45                                  721,153      649,611          1.43                 Fee              14.00
  46         569,684   12/31/03       645,285      610,910          1.30                 Fee              19.00
  47         434,551   11/30/03       586,421      518,633          1.24                 Fee
  48         683,684    8/31/03       658,863      632,263          1.39                 Fee              18.00
  49         641,351   12/31/03       679,672      678,265          1.48                 Fee
  50         581,643   11/30/03       578,233      517,233          1.19                 Fee
  51         832,273   12/31/03       738,467      600,853          1.56            Fee/Leasehold
  52         511,935   12/31/03       511,281      489,370          1.30                 Fee              16.00
  53         378,366   12/31/03       576,240      530,640          1.00                 Fee
  54         512,724   12/31/03       459,222      451,022          1.72                 Fee
  55         655,828    8/31/03       628,642      582,573          1.37                 Fee              14.00
  56         378,805   11/30/03       416,842      363,842          1.16                 Fee
  57         476,353   11/30/03       530,887      463,687          1.50                 Fee
  58         355,243    1/31/04       399,531      392,381          1.26                 Fee              14.00
  59                                  425,810      424,400          1.45                 Fee
  60                                  405,877      403,283          1.28                 Fee
  61                                  397,606      394,866          1.36                 Fee
  62         479,709    8/31/03       442,842      380,896          1.52                 Fee
  63         675,850    8/30/03       671,142      612,583          1.74                 Fee
  64         363,325   12/31/03       358,334      347,067          1.48                 Fee              15.00
  65         313,999   12/31/03       293,559      287,759          1.20                 Fee
  66                                  323,009      320,835          1.43              Leasehold
  67         233,888   12/31/03       313,719      302,125          1.32              Leasehold           18.00
  68         426,348    7/31/03       387,152      365,920          1.24                 Fee              19.00
  69         321,967   12/31/03       313,229      276,920          1.53                 Fee              28.00
  70         343,716    9/30/03       318,742      313,846          1.58                 Fee
  71         359,856   12/31/03       349,060      346,810          2.99                 Fee
  72         341,700    1/31/04       203,996      171,842          1.26              Leasehold

                                                                      UPFRONT ESCROW
           ------------------------------------------------------------------------------------------------------------------------
           ENGINEERING        CAPEX             ENVIR.             TI/LC             RE TAX              INS.             OTHER
LOAN #      RESERVE ($)    RESERVE ($)        RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)       RESERVE ($)
------      -----------    -----------        -----------       -----------        -----------       -----------       -----------
  1           39,879                                                                                                   2,500,000
  2          143,671           30,655                              44,398             299,987          379,546            12,083
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
  3          106,125                                              356,145             567,728                          1,268,481
  4          110,250           22,856                              37,502             583,625          307,189
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
  5                                                                                   148,000           44,000
  6          353,590                                                                  111,832           26,053           329,254
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7                                                                                    35,025
  8           29,242                                                                   82,280           20,771           309,482
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9           41,872                                                                  512,452           72,128
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10
  11                                                                                   16,193
  12          59,688          175,000                                                 259,109            5,560
  13
  14                                            375,000           150,000              53,530            1,981
  15                                                                                                                     139,106
  16                                                                                   80,108            4,984          7,500.00
  17                                                                                  103,976            8,631
  18                                                                                    5,468            1,513           205,420
  19          70,105          185,000               625           380,000              54,406            3,642
  20                                                                                                                      20,616
  21                                                                                   81,032           55,442
  22                                                                                   21,695           10,894
  23          10,250                             10,000                                17,095            9,206
23.01
23.02
23.03
  24                                                                                    8,776            1,409
  25                                                                                   40,096
  26                                                              500,000               1,553            8,790             2,817
  27                                                                                   25,776                          1,536,410
  28          25,000                                                                   58,643            6,905
  29                                                              350,000              61,716            6,931
  30                                                                                   31,500            3,257
  31                                                                                  111,199           32,848
  32                                                              367,040              18,861            9,582            42,140
  33          22,981
  34
  35                                                                                                     6,230
  36         181,250                                                                                     1,239
  37
  38          14,375                                                                    8,834           11,898
  39                                                                                   12,844
  40                                                              200,000              36,563           11,948
  41                                                                                    9,241            8,413
  42                                                                                   34,730           10,008           700,000
  43                           18,126                              25,000              26,932           13,014
  44                                                               44,296              10,521            9,778
  45          52,500           85,000                             200,000              40,433            1,427           690,000
  46          68,750                                                                   24,731           17,739
  47           9,625                                                                   41,000           12,240
  48          22,188                                                                   16,112            6,650            50,000
  49           1,408                                                                    2,676
  50         806,200                                                                   16,902           26,858           113,700
  51
  52                                                                                    8,072
  53                                                                                    9,784           18,978
  54
  55                                                              150,000                                7,804
  56         636,300                                                                   10,126           19,366            17,200
  57          56,000                                                                    7,685           45,304
  58                                                                                    3,397              838
  59          24,246                                                                                       557
  60
  61
  62                                                                                    5,949            9,410
  63         120,000                            165,000                                29,231           14,428
  64                                                                                                     2,393
  65
  66
  67                                                                                    9,824            6,425
  68
  69          25,625           36,000                              25,000               8,978            5,195
  70                                                                                    1,762            6,204            35,000
  71
  72                                                                                    5,468            5,186

                                                                  MONTHLY ESCROW
               ---------------------------------------------------------------------------------------------------------------------
                     CAPEX              ENVIR.             TI/LC                RE TAX                INS.              OTHER
LOAN #            RESERVE ($)        RESERVE ($)        RESERVE ($)          RESERVE ($)          RESERVE ($)        RESERVE ($)
------            -----------        -----------        -----------          -----------          -----------        -----------
  1
  2                  30,655                                44,398                100,604             34,504              6,042
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
  3                   8,087                                44,583                113,546
  4                  22,856                                37,502                109,956             27,926
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
  5                  39,800                                                       49,300
  6                   7,483                                                       28,950              7,572
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7                   3,016                                 6,944                 35,025
  8                   6,154                                                       27,655              8,050
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10
  11                  3,375                                                       16,193              3,163
  12                  2,656                                16,667                 51,299              5,560
  13                  2,729                                10,417                  9,198
  14                    658                                                       26,765                990
  15                                                                                                                     2,365
  16                  4,133                                                       20,027              2,492
  17                 11,117                                                       16,425              8,631
  18                    456                                 2,278                  5,468              1,513
  19                  1,931                                12,917                 13,601              3,642
  20                                                                                                                     6,872
  21                  6,250                                                       27,011              7,920
  22                  1,250                                                        5,235              2,629
  23                 13,097                                                        5,078              4,603
23.01
23.02
23.03
  24                    575                                                        5,537                889
  25                  1,632                                 5,683                 13,365
  26                    672                                                        1,553              1,758              2,817
  27                  2,222                                                        8,592
  28                  1,200                                                        9,723              1,145
  29                  1,736                                                       12,343              1,386
  30                  3,125                                                        7,875              3,257
  31                                                                              22,240             19,709
  32                    631                                                        4,715              2,396
  33                    848
  34
  35                    736                                 4,906                  8,642                779
  36                    971                                 1,667                  8,560              1,239
  37
  38                  4,750                                                        8,834             11,898
  39                                                        3,509                  6,422
  40                  1,177                                 6,250                 12,188              1,391
  41                    800                                 4,167                  9,241              2,103
  42                  2,800                                                        8,683                910
  43                                                                               6,733              1,301
  44                    517                                 3,691                  5,260              1,397
  45                                                                               8,087              1,427
  46                                                                               4,946              2,957
  47                  5,775                                                       13,667              4,080
  48                  2,217                                                        5,371                831
  49                                                                               1,338
  50                  5,083                                                       16,902              6,714
  51
  52                  1,826                                                        4,036              1,043
  53                  3,167                                                        4,892              4,001
  54
  55                    439                                                        2,831                780
  56                  4,417                                                       10,126              4,842
  57                  5,600                                                        2,562              5,619
  58                    318                                                        3,397                798
  59                                                                                                    557
  60
  61                                                                                                    228
  62                  1,003                                 3,000                  5,949              1,046
  63                                                                              14,616              4,809
  64                    942                                                        2,772                598
  65
  66                    181
  67                    970                                                        2,456                551
  68
  69                    807                                 2,000                  3,697              2,598
  70                    408                                                          881              1,551
  71
  72                    351                                 1,639                  1,823                471

                                                                       LARGEST TENANT
                      -------------------------------------------------------------------------------------------------------------
             SINGLE                                                                                                       LEASE
LOAN #       TENANT   TENANT NAME                                                                   UNIT SIZE           EXPIRATION
------       ------   -----------                                                                   ---------           ----------
  1            No     Burlington Coat Factory                                                         117,000              1/31/09
  2            No
 2.01          No     Kohl's Department Store                                                          86,584              1/31/18
 2.02          No     SteinMart                                                                        33,000             11/19/08
 2.03          No     Shaw's                                                                           49,200              2/28/12
 2.04          No     American Signature Homes                                                         53,395              1/31/14
 2.05          No     JC Penney                                                                        33,796             11/30/04
 2.06          No     Home Goods                                                                       35,922             10/31/12
 2.07          No     Winn Dixie                                                                       60,784               3/3/19
 2.08          No     JC Penney                                                                        34,364              7/31/07
 2.09          No     Winn Dixie                                                                       42,047              9/30/08
 2.10          No     Food Lion                                                                        30,558             10/31/14
 2.11          No     Food Lion                                                                        36,264              6/30/06
 2.12          No     Food Lion                                                                        29,000              8/26/09
 2.13          No     Tractor Supply Company                                                           29,000             11/30/10
  3            No     Phelps Dodge International                                                         38,946           10/31/10
  4            No
 4.01          No     Beall's                                                                          55,400              4/30/18
 4.02          No     The Sports Authority                                                             54,352              5/31/13
 4.03          No     Sears (Ground Lease)                                                              86,071              8/8/20
 4.04          No     Publix Super Market                                                              56,077              8/10/14
 4.05         Yes     Regal Cinemas (Ground Lease)                                                     43,764              7/31/17
 4.06          No     Food Lion                                                                        42,950               3/9/19
 4.07          No     Goody's                                                                          37,634             11/30/09
 4.08          No     Food Lion                                                                        30,280             10/31/14
 4.09          No     Food Lion                                                                        29,000              9/10/08
 4.10          No     Bi-Lo                                                                            42,300              4/30/09
 4.11          No     Fashion Bug                                                                       13,500             1/31/05
 4.12          No     Big Lots (Sublease)                                                              25,000              4/12/06
 4.13          No     Advanced Auto (Sublease)                                                          21,000             5/19/04
 4.14          No     Charles Day/LA                                                                     3,600             4/30/04
  5            No
  6            No
 6.01          No
 6.02          No
 6.03          No
 6.04          No
 6.05          No
 6.06          No
 6.07          No
 6.08          No
 6.09          No
  7            No     Basha's (Food City)                                                                55,000            2/26/22
  8            No
 8.01          No
 8.02          No
 8.03          No
 8.04          No
 8.05          No
 8.06          No
 8.07          No
  9           Yes
 9.01         Yes     GFS Marketplace, LLC                                                              31,580             7/17/28
 9.02         Yes     GFS Marketplace, LLC                                                             24,537              7/17/28
 9.03         Yes     GFS Marketplace, LLC                                                             20,040              7/17/28
 9.04         Yes     GFS Marketplace, LLC                                                              13,525             7/17/28
 9.05         Yes     GFS Marketplace, LLC                                                                14,511           7/17/28
 9.06         Yes     GFS Marketplace, LLC                                                              15,877             7/17/28
 9.07         Yes     GFS Marketplace, LLC                                                               13,517            7/17/28
 9.08         Yes     GFS Marketplace, LLC                                                                14,131           7/17/28
 9.09         Yes     GFS Marketplace, LLC                                                              14,450             7/17/28
 9.10         Yes     GFS Marketplace, LLC                                                              12,830             7/17/28
 9.11         Yes     GFS Marketplace, LLC                                                              16,253             7/17/28
 9.12         Yes     GFS Marketplace, LLC                                                              14,706             7/17/28
 9.13         Yes     GFS Marketplace, LLC                                                              14,224             7/17/28
 9.14         Yes     GFS Marketplace, LLC                                                              13,757             7/17/28
 9.15         Yes     GFS Marketplace, LLC                                                               14,157            7/17/28
 9.16         Yes     GFS Marketplace, LLC                                                               11,575            7/17/28
 9.17         Yes     GFS Marketplace, LLC                                                              12,383             7/17/28
  10           No
  11           No
  12           No     Batter Up Sports & Games                                                            15,000           8/31/08
  13           No     Westwood One Radio Network                                                         22,652           12/14/11
  14           No     Blockbuster                                                                            5,120          5/1/06
  15          Yes     Harrah's                                                                            59,159           4/30/17
  16           No
  17           No
  18           No     US Post Office                                                                      15,623           10/1/11
  19           No     99 Cent Only                                                                        43,155           1/31/07
  20           No
  21           No
  22           No
  23           No
23.01          No
23.02          No
23.03          No
  24           No
  25           No     Carmike Cinemas                                                                     60,124           7/31/17
  26          Yes     Best Buy                                                                           45,740            1/31/23
  27           No     Whole Foods                                                                         42,130           1/31/24
  28           No
  29           No     US Government - DISCO                                                              27,007           12/31/07
  30           No
  31           No     Trader Joe's                                                                        10,500           3/31/10
  32           No     Conroe Surgery Center                                                               24,510            9/8/18
  33          Yes     Federal Express Corporation                                                        102,150           3/31/13
  34          Yes     Clarian Health Partners, Inc.                                                      70,600            8/14/18
  35           No     Gallagher Basset Services                                                             13,116        11/30/08
  36           No     The Sports Authority                                                               44,504           12/31/18
  37           No
  38           No
  39           No     Dick's Sporting Goods                                                              46,323            1/31/19
  40           No     Appledore Engineering                                                               13,696           6/30/08
  41           No     Dollar Tree                                                                           8,000          9/30/07
  42           No
  43           No
  44           No     Tuscany Grill                                                                         5,700         10/31/13
  45           No     Hastings Books, Music & Video                                                      35,706           10/31/07
  46           No
  47           No
  48           No
  49          Yes     Commerce Bank                                                                         6,885          7/31/17
  50           No
  51           No     Columbia Physicians Service of Tennessee                                            15,854           9/30/05
  52           No
  53           No
  54           No
  55           No     CM Group                                                                               1,796         9/30/06
  56           No
  57           No
  58           No
  59          Yes     CVS Pharmacy                                                                         14,100          1/31/24
  60          Yes     Walgreens                                                                           13,650           5/31/28
  61          Yes     Walgreens                                                                            15,120         12/31/28
  62           No     CL Marketing                                                                        12,872           1/31/08
  63           No     Longhorn Steak                                                                        6,000          5/31/05
  64           No
  65           No
  66          Yes     Walgreens                                                                           14,490          10/31/63
  67           No
  68           No     University Book Exchange                                                              2,320              MTM
  69           No     Omega                                                                                 4,800          4/30/05
  70           No
  71          Yes     Walgreens                                                                            15,120          9/30/20
  72           No     Dollar Tree                                                                           9,600          9/30/08

                                                            2ND LARGEST TENANT
                      -----------------------------------------------------------------------------------------------
                                                                                                            LEASE
LOAN #                TENANT NAME                                             UNIT SIZE                   EXPIRATION
------                -----------                                             ---------                   ----------
  1                   Century Theatre                                            71,300                     12/31/10
  2
 2.01                 Cinemark                                                   79,233                     10/31/17
 2.02                 Office Max                                                 23,539                      1/31/16
 2.03                 Jo-Ann Fabrics                                             12,000                      1/31/07
 2.04                 Babies "R" Us                                              42,296                     11/30/06
 2.05                 Maurice's                                                   8,450                      1/31/08
 2.06                 Dollar General-Sublease                                     8,640                     10/31/04
 2.07                 Excite! Gym & Cheer                                         7,396                      1/31/07
 2.08                 Movie World                                                 6,000                      9/30/06
 2.09                 Eckerd Drugs                                                8,640                      7/31/08
 2.10                 Super 10                                                    6,060                      3/31/03
 2.11                 Andrews Cleaning                                            1,500                      7/31/08
 2.12                 Curves of East Tennessee                                    3,001                      7/31/05
 2.13                 Cellular Unlimited                                          2,650                      9/30/08
  3                   Hispanic Broadcasting Corp.                                35,266                     12/31/15
  4
 4.01                 Publix                                                     44,271                      4/30/23
 4.02                 Office Max                                                 24,200                      1/31/09
 4.03                 Belk                                                       57,703                       8/7/20
 4.04                 Prime Computer                                              2,181                      9/30/07
 4.05
 4.06                 One Price Clothing                                          3,000                      1/31/06
 4.07                 Shangri-La                                                  5,600                     10/31/09
 4.08                 American Home Patient, Inc.                                 3,600                      2/28/06
 4.09                 Goodwill                                                    9,000                      6/30/13
 4.10                 Sportsmed, Inc.                                             8,450                      2/28/09
 4.11                 Kate's Hallmark                                             4,515                      4/30/06
 4.12                 Aaron's Rental                                              9,100                      6/30/04
 4.13                 Dollar General                                              9,100                      6/30/07
 4.14                 One Price Clothing                                          3,200                      7/31/06
  5
  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7                   Ross                                                       30,187                      1/31/13
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10
  11
  12                  Mt Vernon Machine                                          14,000                          MTM
  13                  Automobile Club of So. Cal                                  6,579                     11/14/05
  14                  Christopher's Supermarket                                   4,946                      12/1/08
  15                  Harrah's                                                   54,397                      4/30/12
  16
  17
  18                  Creative Play                                               4,800                      6/30/08
  19                  Fitness One                                                12,000                      4/30/13
  20
  21
  22
  23
23.01
23.02
23.03
  24
  25                  Food Lion                                                  33,000                      6/22/19
  26
  27                  Staples                                                    24,000                      9/30/12
  28
  29                  Andrew Amplifiers                                          24,465                       7/2/07
  30
  31                  Hollywood Video                                            10,500                     12/31/08
  32                  River Oaks Endoscopy                                        8,465                       9/5/13
  33
  34
  35                  Curative Pharmaceutical Services                            9,465                      1/18/10
  36                  Staples                                                    33,192                      1/31/10
  37
  38
  39
  40                  Exeter Hospital                                             8,481                      5/31/06
  41                  China Buffet                                                6,400                     10/31/08
  42
  43
  44                  Terra West Property Management                              5,412                      3/14/09
  45                  Osco Drug                                                  19,584                     12/12/07
  46
  47
  48
  49
  50
  51                  Tennessee Oncology, P.C.                                    7,917                      4/30/06
  52
  53
  54
  55                  MRC                                                         1,600                      8/31/04
  56
  57
  58
  59
  60
  61
  62                  PST Rehab Clinic                                            7,438                      3/31/06
  63                  Regent Bank                                                 3,600                      3/31/06
  64
  65
  66
  67
  68                  Japan Arcade Games                                          2,320                      5/31/04
  69                  Barker Decor Services, Inc.                                 4,000                     11/30/05
  70
  71
  72                  La Fuente Mexican Restaurant                                4,800                     12/31/08

                                                 3RD LARGEST TENANT
                      --------------------------------------------------------------------------
                                                                                        LEASE
LOAN #                TENANT NAME                                     UNIT SIZE      EXPIRATION
------                -----------                                     ---------      ----------
  1                   Dave & Busters                                     64,279         1/31/21
  2
 2.01                 Dick's Clothing & Sporting Goods                   45,000         1/31/15
 2.02                 Sport Seasons                                       8,210         7/31/10
 2.03                 Olympia Sport Center                                7,000         6/30/07
 2.04                 Michael's                                          23,669         4/30/07
 2.05                 The Buckle                                          4,750         1/31/06
 2.06                 Liberty Wallcoverings                               5,600        11/30/04
 2.07                 Once Upon a Child                                   4,000         2/28/07
 2.08                 Remember When                                       4,500        10/31/07
 2.09                 Bonkers                                             3,600         8/31/06
 2.10
 2.11                 Total Entertainment                                 1,500        11/30/04
 2.12                 Comet Cleaners                                      1,800         8/31/04
 2.13                 Modern Nails                                        2,000         6/30/08
  3                   P. Spillis & H. Candela                            34,128        12/31/19
  4
 4.01                 Ross Stores                                        30,122         1/31/14
 4.02                 Barnes & Noble                                     18,000         1/31/09
 4.03                 Office Depot                                       20,515        12/31/16
 4.04                 Orthodontic Centers                                 2,100         9/30/05
 4.05
 4.06                 Armando's Restaurant                                2,400         2/28/07
 4.07                 Beach Tanning Center                                1,750         5/31/05
 4.08                 American Dance Studios                              3,300         9/30/05
 4.09                 Radio Shack                                         2,200        11/30/05
 4.10                 Movie Gallery                                       5,200         8/31/06
 4.11                 Superkleen Dry Cleaners                             2,500         8/31/08
 4.12                 Ocean Galley                                        3,500         3/31/05
 4.13                 Duron Paints & Wallcovering                         6,090        11/30/08
 4.14                 Dollar Tree                                         3,000         5/31/04
  5
  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
  7                   Marshalls                                          30,000        10/31/12
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
  9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
 9.16
 9.17
  10
  11
  12                  CIS                                                13,500         5/31/06
  13                  Traveling Times                                     5,687         4/30/07
  14                  Richmond County Savings                             3,527          3/1/13
  15
  16
  17
  18                  Paramount Realty                                    4,755         4/30/07
  19                  Goodwill Industries                                 9,100         1/15/06
  20
  21
  22
  23
23.01
23.02
23.03
  24
  25                  Dollar Tree                                        12,000         2/28/09
  26
  27                  Costal Carolina Cleaners                            5,151         9/30/07
  28
  29                  US Government - TSA                                13,785         4/13/08
  30
  31                  Olive Garden Restaurant                             8,520         7/25/05
  32                  Access Rehab                                        7,683         9/15/13
  33
  34
  35                  Wells Fargo Bank                                    7,935        10/16/06
  36                  Tweeter, Inc.                                      14,447         5/31/21
  37
  38
  39
  40                  Stealth Components                                  5,331         2/28/06
  41                  Blockbuster Video                                   6,000         2/28/13
  42
  43
  44                  Mattress Max                                        3,510         2/28/11
  45                  Corral West Ranchwear                              16,800         2/28/08
  46
  47
  48
  49
  50
  51                  Genesis Women's Care Inc.                           7,035         2/29/08
  52
  53
  54
  55                  Goldman Firth                                       1,543         9/30/08
  56
  57
  58
  59
  60
  61
  62                  Industrial Electric                                 6,375        12/15/05
  63                  UrgentMed                                           3,569        11/30/05
  64
  65
  66
  67
  68                  Jack in the Box Inc.                                2,110         7/16/08
  69                  Innerpack                                           3,200        11/30/05
  70
  71
  72                  Movie Gallery                                       4,000        11/30/08

                              FOOTNOTES TO ANNEX A
--------------------------------------------------------------------------------

(1)   The Total SF for Loan Number 9 represent an approximation.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy % for such Mortgage Loans is the weighted average Occupancy % of each Mortgaged Property based on square footage, number of units or Appraised Value ($).

(3) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off LTV (%) and Maturity LTV (%) are illustrated based upon the individual loan data without consideration to the crossed data.

(4) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Original Balance($), Cut-Off Date Balance($) and Maturity/ARD Balance($) are allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or an allocation determined by Appraised Value($).

(5)   Each Loan number identifies a group of crossed loans.

(6)   Each Loan number identifies a group of related borrowers.

(7) For each Mortgage Loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the Trustee Fee Rate and a correspondence fee rate, if applicable, in total. The Net Mortgage Rate % equates to the related Interest Rate % less the related Admin. Fee %.

(8)   For Loan #'s 1, 2, and 4, the IO Annual Debt Service ($) and the UW DSCR
      (x) are calculated based on 12 times the average of the monthly debt service payments that will be due in respect to the underlying mortgage loan on all due dates over the loan term, commencing with the mortgage loan's first payment date.

(9) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(10) The Galileo Pool #1 Loan and the Galileo Pool #2 Loan allow for only one 5 day grace period for each year the loan is outstanding.

(11)  For ARD Loans, the related Anticipated Repayment Date.

(12)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(13) The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O" represents remaining open periods, and "YM" represents remaining yield maintenance periods.

(14) The West Point Crossing Shopping Center Loan provides for prepayment premiums that are equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which would otherwise would be required to pay during the original term of the loan absent such prepayment, including the unpaid Principal Amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term absent such prepayment, and
      (y) the Principal Amount on the date of such prepayment.

(15) The Southern Hills Medical Office Building C Loan provides for prepayment premiums that are generally equal to an amount equal to the greater of (a) five percent (5%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference (if any) obtained by subtracting (I) the Yield Rate from
      (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

              1-(1+r)-n
              ---------
                  r

      where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the first scheduled payment date following the date the prepayment is made and the maturity date of the related Mortgage Note. As used in this definition, "Yield Rate" means the yield rate for the 5.5% US Treasury Security due May 2009 as reported in the Wall Street Journal on the 5th business day preceeding the prepayment calculation date (as defined in the related mortgage note).

(16) The Walgreens - Port Huron, MI Loan provides for prepayment premiums that are equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment, or (ii) the excess, if any, of (1) the present value on the date of such prepayment of all future scheduled payments of principal and interest, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, detemined by discounting such payments at the rate which, when compounded monthly, is equivalent to the Prepayment Rate, less (2) the amount of principal being prepaid. The "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that, as of the prepayment rate determination date (as defined in the related loan agreement), has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the loan, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment.

(17) The Pulaski Shopping Center Loan and the AAA Quality Self Storage Loan provide for prepayment premiums that are equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment, or (ii) the present value on the date of such prepayment of all future scheduled payments of principal and interest, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, detemined by discounting such payments at the rate which, when compound monthly, is equivalent to the Treasury Rate when compounded semiannually, less the amount of principal being prepaid. The "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the date of the prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the loan.

(18) UW DSCR (x) for loans with partial interest-only periods is shown after the expiration of the I/O period.

(19) The Best Buy - Mount Vernon Loan is included as first lien mortgage though subject to a payment in lieu of taxes arrangement.


(20) UW DSCR (x) for The Ponde Apartments Loan was calculated before taking into account a peformance reserve of $140,000. After taking this reserve into account, the UW DSCR (x) is 1.21.

(21) UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) for the Raible Place Apartments Loan was calculated by applying a $300,000 performance reserve against the Cut-Off Date Balance.

(22) UW DSCR (x) for the Wymberly Crossing Apartment was calculated before taking into account a peformance reserve of $140,000. After taking this reserve into account, the UW DSCR (x) is 1.19.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                      ANNEX A-2 (ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
MORTGAGE LOAN SELLER                     LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.      42      687,685,432        70.2      5.372         91         1.98       65.3      58.7
Bank of America, N.A.                     15      175,769,366        17.9      5.441         92         1.32       75.8      67.4
KeyBank National Association              15      116,393,908        11.9      5.383         92         1.42       74.8      65.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706      100.0%     5.386%         91        1.79x      68.3%      61.2%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                      NUMBER OF       DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                      MORTGAGED    PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                        REAL        BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
PROPERTY TYPE                        PROPERTIES       ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail                                    66      474,355,915      48.4        5.213         79         2.21       61.3        57.7
  Anchored                                33      368,688,657      37.6        5.122         70         2.39       58.7        56.9
  Single Tenant                           25       61,036,742       6.2        5.464        110         1.67       68.6        56.7
  Shadow Anchored                          5       23,365,491       2.4        5.428         82         1.55       73.9        66.6
  Unanchored                               3       21,265,025       2.2        5.830        135         1.38       71.3        66.9
Office                                    11      141,557,154      14.4        5.403         99         1.41       72.7        63.5
Manufactured Housing                      23      126,505,428      12.9        5.534         98         1.34       78.7        69.2
Multifamily                               14      116,912,163      11.9        5.472        105         1.35       76.9        67.1
Hospitality                                5       62,065,636       6.3        5.914        107         1.67       69.4        56.0
Industrial                                 3       26,849,008       2.7        5.620        118         1.31       77.6        61.6
Self Storage                               6       25,023,030       2.6        5.681        119         1.44       69.9        55.1
Mixed Use                                  1        6,580,371       0.7        6.050        117         1.39       73.5        62.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  129     $979,848,706     100.0%       5.386%        91         1.79x      68.3%       61.2%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                           ANNEX A-2 (ALL LOANS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                       NUMBER OF      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       MORTGAGED   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                          REAL      BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
PROPERTY LOCATION                     PROPERTIES      ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
California                                16      279,931,454      28.6        5.201          82       2.14        62.1       56.4
  Northern                                 1      151,000,000      15.4        4.800          52       2.72        53.2       53.2
  Southern                                15      128,931,454      13.2        5.671         118       1.46        72.5       60.3
Florida                                   10      109,877,618      11.2        5.171          87       1.82        67.2       61.9
Texas                                     11       63,690,908       6.5        5.427         102       1.49        74.3       63.7
New York                                   5       52,752,475       5.4        5.668         118       1.35        79.0       64.3
Arizona                                    5       51,625,352       5.3        5.819         119       1.42        78.2       66.6
Kentucky                                   3       41,149,102       4.2        5.411          58       2.25        58.7       57.8
Tennessee                                  8       41,014,853       4.2        5.280          62       1.93        63.9       60.1
Pennsylvania                               2       25,379,009       2.6        5.718          89       1.57        71.1       61.9
Delaware                                   2       23,812,526       2.4        6.025         112       1.22        76.9       68.5
Nevada                                     2       22,980,371       2.3        5.636         118       1.28        75.2       65.4
Virginia                                   4       22,546,389       2.3        5.272          86       1.77        70.1       61.8
Michigan                                   8       22,220,298       2.3        5.278          85       1.68        68.8       60.6
Indiana                                    7       22,023,363       2.2        5.929         116       1.57        68.4       55.1
Oregon                                     2       21,699,473       2.2        5.227         119       1.64        60.6       75.1
Georgia                                    7       21,454,588       2.2        5.284          90       1.91        67.9       61.1
North Carolina                             4       19,424,722       2.0        5.210          72       1.45        75.7       68.5
South Carolina                             5       19,141,657       2.0        5.148          58       1.79        69.9       66.5
Ohio                                       7       17,430,844       1.8        5.653         113       1.52        68.9       56.3
New Hampshire                              2       14,021,653       1.4        5.744          86       1.87        66.4       60.9
Utah                                       3       13,173,237       1.3        5.530         118       1.43        80.0       67.0
New Jersey                                 1       11,656,703       1.2        5.606         106       1.22        79.8       68.7
Maine                                      1       10,537,092       1.1        5.214          82       1.31        83.6       74.5
Kansas                                     3        9,330,654       1.0        5.368          81       1.80        69.9       63.6
Washington                                 1        8,556,182       0.9        5.610         115       1.36        79.2       66.8
Connecticut                                1        7,390,000       0.8        5.010          78       3.17        50.0       50.0
Rhode Island                               1        7,028,508       0.7        5.920         117       1.44        79.0       67.0
Montana                                    1        6,543,083       0.7        5.690         119       1.43        79.8       67.1
Louisiana                                  1        4,495,166       0.5        5.600         119       1.50        79.9       67.0
Alabama                                    2        3,540,000       0.4        5.010          78       3.17        50.0       50.0
Illinois                                   2        3,292,883       0.3        5.300         111       1.75        60.9       46.7
Massachusetts                              1        1,410,000       0.1        5.010          78       3.17        50.0       50.0
Wyoming                                    1          718,540       0.1        5.530         118       1.43        80.0       67.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  129     $979,848,706     100.0%       5.386%         91       1.79x       68.3%      61.2%
------------------------------------------------------------------------------------------------------------------------------------

                                                      ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF                               MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
MORTGAGE RATES (%)                       LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
  1,873,176 -   2,999,999                  6       15,329,322       1.6       5.719          125        1.64       65.8        55.3
  3,000,000 -   3,999,999                  5       16,801,497       1.7       5.865          125        1.48       68.7        64.9
  4,000,000 -   4,999,999                  7       31,243,999       3.2       5.728          136        1.34       74.9        63.7
  5,000,000 -   5,999,999                  4       21,096,388       2.2       5.480           91        1.57       73.9        64.6
  6,000,000 -   6,999,999                 11       72,406,457       7.4       5.680          108        1.40       74.3        63.2
  7,000,000 -   7,999,999                  5       36,675,219       3.7       5.460          105        1.36       74.9        64.0
  8,000,000 -   9,999,999                  6       50,983,164       5.2       5.622          127        1.53       66.8        61.4
 10,000,000 -  12,999,999                 11      126,577,690      12.9       5.538           87        1.42       76.3        67.1
 13,000,000 -  19,999,999                  8      119,574,469      12.2       5.630          110        1.32       77.3        66.3
 20,000,000 -  49,999,999                  5      149,660,502      15.3       5.501          107        1.54       73.9        61.3
 50,000,000 -  99,999,999                  3      188,500,000      19.2       5.178           69        2.26       60.2        58.1
100,000,000 - 151,000,000                  1      151,000,000      15.4       4.800           52        2.72       53.2        53.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%      5.386%          91        1.79x      68.3%       61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $1,873,176
Maximum: $151,000,000
Average: $13,609,010



MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF                               MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
MORTGAGE RATES (%)                       LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
4.800 - 4.999                              3      158,478,502      16.2        4.807          53         2.71       54.0      53.8
5.000 - 5.249                             11      213,003,982      21.7        5.083          75         1.82       69.2      64.2
5.250 - 5.499                             13      200,825,537      20.5        5.355          81         1.78       66.7      60.0
5.500 - 5.599                             10      127,693,596      13.0        5.537         117         1.51       73.5      64.1
5.600 - 5.699                              9       58,836,746       6.0        5.631         115         1.31       76.9      65.0
5.700 - 5.749                              4       37,121,549       3.8        5.714         118         1.35       76.7      62.1
5.750 - 5.999                              9       99,130,092      10.1        5.850         118         1.48       73.1      60.9
6.000 - 6.249                              8       43,947,604       4.5        6.063         120         1.40       71.9      61.9
6.250 - 6.560                              5       40,811,098       4.2        6.386         144         1.34       75.7      65.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%       5.386%         91         1.79x      68.3%     61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.800%
Maximum: 6.560%
Weighted Average: 5.386%

                                                      ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
RANGE OF DSCRS (X)                       LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
1.16 - 1.19                                2       10,814,943       1.1       5.625         116         1.18        74.3       62.6
1.20 - 1.24                                7       62,110,868       6.3       5.815         120         1.22        78.2       69.4
1.25 - 1.29                                8       65,612,736       6.7       5.406          96         1.27        77.9       67.2
1.30 - 1.34                                8       68,481,562       7.0       5.580         102         1.31        76.8       66.1
1.35 - 1.39                               12      151,321,808      15.4       5.465         101         1.36        74.9       65.9
1.40 - 1.44                                7       80,979,581       8.3       5.563         106         1.42        77.3       65.8
1.45 - 1.49                                9      105,276,879      10.7       5.471          97         1.47        75.6       65.6
1.50 - 1.59                                6       34,737,887       3.5       5.459         108         1.52        73.1       61.9
1.60 - 1.99                                7      102,494,466      10.5       5.716         112         1.68        66.4       53.2
2.00 - 3.17                                6      298,017,975      30.4       4.999          61         2.67        53.6       54.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%      5.386%         91         1.79x       68.3%      61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.16x
Maximum: 3.17x
Weighted Average: 1.79x


CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF CUT-OFF                       MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
DATE LTV RATIOS (%)                      LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
30.80 - 49.99                              2       11,991,035       1.2       5.608         177          2.06       34.9        N/A
50.00 - 59.99                              4      284,397,000      29.0       4.984          58          2.69       53.9       53.9
60.00 - 64.99                              3       28,055,264       2.9       5.434         119          1.65       61.4       46.9
65.00 - 69.99                             10       68,359,774       7.0       5.732         101          1.58       67.5       56.4
70.00 - 74.99                             23      260,835,782      26.6       5.503          98          1.43       72.9       63.1
75.00 - 79.99                             25      259,528,796      26.5       5.554         106          1.35       78.7       67.8
80.00 - 84.70                              5       66,681,055       6.8       5.573         115          1.37       80.8       68.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%      5.386%         91          1.79x      68.3%      61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 30.80%
Maximum: 84.70%
Weighted Average: 68.30%

                                                      ANNEX A-2 (ALL LOANS)


MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF MATURITY                      MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
DATE OR ARD LTV RATIOS (%)               LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing                           4        19,610,746       2.0       5.833         191        1.77        47.4        N/A
46.70 - 49.99                              2        25,194,845       2.6       5.366         113        1.70        61.4       46.9
50.00 - 54.99                              7       236,012,722      24.1       4.989          66        2.69        54.2       52.4
55.00 - 59.99                              9       158,053,085      16.1       5.523          82        1.92        64.3       57.7
60.00 - 62.49                              8        60,423,159       6.2       5.630         111        1.34        73.9       61.5
62.50 - 64.99                             12       102,705,477      10.5       5.733         109        1.41        74.9       63.5
65.00 - 67.49                             14       213,696,296      21.8       5.446         106        1.37        76.9       66.3
67.50 - 69.99                              7        84,603,123       8.6       5.479          89        1.41        77.1       68.9
70.00 - 75.10                              9        79,549,253       8.1       5.291          77        1.30        80.3       73.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72      $979,848,706     100.0%      5.386%         91        1.79x       68.3%      61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 46.70%
Maximum: 75.10%
Weighted Average: 61.15%


REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF REMAINING                     MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
TERMS TO MATURITY (MOS.)                 LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
 52 -  84                                 20      497,128,326      50.7        5.070         62         2.14        62.9      60.1
 85 - 119                                 42      425,589,730      43.4        5.683        117         1.44        74.7      61.8
120 - 236                                 10       57,130,650       5.8        5.922        153         1.43        67.9      67.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%       5.386%        91         1.79x       68.3%     61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 52 mos.
Maximum: 236 mos.
Weighted Average: 91 mos.

                                                      ANNEX A-2 (ALL LOANS)



ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE                             WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF                              REMAINING               CUT-OFF    DATE OR
                                                      DATE     % OF INITIAL               TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL     MORTGAGE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF ORIGINAL                      MORTGAGE     BALANCE        POOL      MORTGAGE       ARD         DSCR      RATIO      RATIO
AMORTIZATION TERMS (MOS.)                LOANS        ($)         BALANCE    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                              4      284,397,000      29.0        4.984          58         2.69       53.9      53.9
180 - 299                                  5       58,110,746       5.9        5.838         143         1.68       63.2      55.8
300 - 329                                 11      107,543,233      11.0        5.598         103         1.56       69.2      55.4
330 - 360                                 52      529,797,727      54.1        5.509         101         1.37       76.4      66.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   72     $979,848,706     100.0%       5.386%         91         1.79x      68.3%     61.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.


ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE                                      NUMBER OF                  AGGREGATE CUT-OFF               % OF INITIAL MORTGAGE
                                               MORTGAGE LOANS            DATE PRINCIPAL BALANCE ($)              POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
TI/LC Reserves                                       18                          334,547,990                         51.5(1)
Real Estate Tax                                      55                          704,846,775                         71.9
Insurance                                            49                          538,496,934                         55.0
Replacement Reserves                                 50                          671,041,889                         68.5

(1) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by Office, Retail, Mixed Use and Industrial properties.



LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                  AGGREGATE CUT-OFF               % OF INITIAL MORTGAGE
LOCKBOX TYPES                                  MORTGAGE LOANS            DATE PRINCIPAL BALANCE ($)              POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Soft-Springing Hard                                  14                          327,583,182                         33.4
Hard                                                  9                          271,044,931                         27.7
Springing                                             5                          40,592,790                           4.1

                                                        ANNEX A-2 (GROUP 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
MORTGAGE LOAN SELLER                     LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.      31      586,791,760      71.9       5.354         90         2.08        63.4       57.4
Bank of America, N.A.                     12      147,500,141      18.1       5.492         96         1.33        74.8       66.2
KeyBank National Association              12       81,752,406      10.0       5.444         91         1.43        73.7       64.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%      5.388%        91         1.88x       66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                       NUMBER OF      DATE         POOL                   TERM TO                  DATE       ARD
                                       MORTGAGED   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                          REAL      BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
PROPERTY TYPE                         PROPERTIES      ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail                                    66      474,355,915      58.1        5.213          79        2.21       61.3       57.7
  Anchored                                33      368,688,657      45.2        5.122          70        2.39       58.7       56.9
  Single Tenant                           25       61,036,742       7.5        5.464         110        1.67       68.6       56.7
  Shadow Anchored                          5       23,365,491       2.9        5.428          82        1.55       73.9       66.6
  Unanchored                               3       21,265,025       2.6        5.830         135        1.38       71.3       66.9
Office                                    11      141,557,154      17.3        5.403          99        1.41       72.7       63.5
Manufactured Housing                      14       79,613,192       9.8        5.772         117        1.31       79.2       68.2
Hospitality                                5       62,065,636       7.6        5.914         107        1.67       69.4       56.0
Industrial                                 3       26,849,008       3.3        5.620         118        1.31       77.6       61.6
Self Storage                               6       25,023,030       3.1        5.681         119        1.44       69.9       55.1
Mixed Use                                  1        6,580,371       0.8        6.050         117        1.39       73.5       62.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  106     $816,044,307     100.0%       5.388%         91        1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS


                                                        ANNEX A-2 (GROUP 1)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                       NUMBER OF      DATE         POOL                   TERM TO                  DATE       ARD
                                       MORTGAGED   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                         REAL       BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
STATE                                 PROPERTIES      ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
California                                14      266,957,749      32.7       5.168          81        2.18        61.7       56.2
  Northern                                 1      151,000,000      18.5       4.800          52        2.72        53.2       53.2
  Southern                                13      115,957,749      14.2       5.647         119        1.47        72.8       60.3
Florida                                    7       93,024,265      11.4       5.166          86        1.90        65.1       60.8
New York                                   5       52,752,475       6.5       5.668         118        1.35        79.0       64.3
Arizona                                    5       51,625,352       6.3       5.819         119        1.42        78.2       66.6
Kentucky                                   3       41,149,102       5.0       5.411          58        2.25        58.7       57.8
Tennessee                                  8       41,014,853       5.0       5.280          62        1.93        63.9       60.1
Texas                                      5       27,823,316       3.4       5.516         109        1.60        70.2       58.6
Delaware                                   2       23,812,526       2.9       6.025         112        1.22        76.9       68.5
Indiana                                    7       22,023,363       2.7       5.929         116        1.57        68.4       55.1
South Carolina                             5       19,141,657       2.3       5.148          58        1.79        69.9       66.5
Ohio                                       7       17,430,844       2.1       5.653         113        1.52        68.9       56.3
Georgia                                    6       16,106,621       2.0       5.362         100        2.05        65.8       58.6
North Carolina                             2       15,566,404       1.9       5.250          75        1.44        76.1       68.4
New Hampshire                              2       14,021,653       1.7       5.744          86        1.87        66.4       60.9
Utah                                       3       13,173,237       1.6       5.530         118        1.43        80.0       67.0
Michigan                                   7       12,393,411       1.5       5.458         107        1.82        64.4       54.1
Pennsylvania                               1       12,231,064       1.5       5.550          59        1.80        65.4       58.8
New Jersey                                 1       11,656,703       1.4       5.606         106        1.22        79.8       68.7
Virginia                                   3       11,290,767       1.4       5.313         102        2.28        60.4       51.1
Oregon                                     1        8,539,473       1.0       5.500         178        2.19        30.8        N/A
Kansas                                     2        7,806,085       1.0       5.430          86        1.86        69.0       62.5
Connecticut                                1        7,390,000       0.9       5.010          78        3.17        50.0       50.0
Rhode Island                               1        7,028,508       0.9       5.920         117        1.44        79.0       67.0
Nevada                                     1        6,580,371       0.8       6.050         117        1.39        73.5       62.6
Montana                                    1        6,543,083       0.8       5.690         119        1.43        79.8       67.1
Alabama                                    2        3,540,000       0.4       5.010          78        3.17        50.0       50.0
Illinois                                   2        3,292,883       0.4       5.300         111        1.75        60.9       46.7
Massachusetts                              1        1,410,000       0.2       5.010          78        3.17        50.0       50.0
Wyoming                                    1          718,540       0.1       5.530         118        1.43        80.0       67.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   106    $816,044,307     100.0%      5.388%         91        1.88x       66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

                                                        ANNEX A-2 (GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF CUT-OFF                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
DATE BALANCES ($)                        LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
  1,873,176 -   2,999,999                  6       15,329,322       1.9        5.719        125          1.64       65.8       55.3
  3,000,000 -   3,999,999                  5       16,801,497       2.1        5.865        125          1.48       68.7       64.9
  4,000,000 -   4,999,999                  5       22,217,710       2.7        5.775        143          1.34       73.5       62.5
  5,000,000 -   5,999,999                  3       16,014,887       2.0        5.635        102          1.36       73.3       62.9
  6,000,000 -   6,999,999                  6       39,986,212       4.9        5.768        118          1.47       74.6       61.6
  7,000,000 -   7,999,999                  4       29,555,219       3.6        5.569        102          1.38       73.8       63.6
  8,000,000 -   9,999,999                  5       42,426,982       5.2        5.625        129          1.56       64.3       60.1
 10,000,000 -  12,999,999                  8       92,784,977      11.4        5.618         86          1.46       74.5       65.5
 13,000,000 -  19,999,999                  5       76,866,524       9.4        5.721        112          1.34       77.2       64.9
 20,000,000 -  49,999,999                  4      124,560,980      15.3        5.592        117          1.55       73.8       59.8
 50,000,000 -  99,999,999                  3      188,500,000      23.1        5.178         69          2.26       60.2       58.1
100,000,000 - 151,000,000                  1      151,000,000      18.5        4.800         52          2.72       53.2       53.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%        91          1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $1,873,176
Maximum: $151,000,000
Average: $14,837,169




MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
RANGE OF MORTGAGE RATES (%)              LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
4.800 - 4.999                              2      153,397,000      18.8        4.801         52          2.72       53.2       53.2
5.000 - 5.249                              5      139,355,236      17.1        5.078         76          2.07       64.3       60.4
5.250 - 5.499                             11      177,739,328      21.8        5.340         78          1.85       65.3       59.0
5.500 - 5.599                              9      115,693,596      14.2        5.540        116          1.53       72.8       63.7
5.600 - 5.699                              5       34,970,455       4.3        5.641        114          1.32       76.7       65.0
5.700 - 5.749                              4       37,121,549       4.5        5.714        118          1.35       76.7       62.1
5.750 - 5.999                              7       79,508,442       9.7        5.854        119          1.50       72.7       60.3
6.000 - 6.249                              7       37,447,604       4.6        6.070        121          1.41       72.5       62.1
6.250 - 6.560                              5       40,811,098       5.0        6.386        144          1.34       75.7       65.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%        91          1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.800%
Maximum: 6.560%
Weighted Average: 5.388%

                                                        ANNEX A-2 (GROUP 1)


DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
RANGE OF DSCRs (x)                       LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
1.20 - 1.24                                5       39,234,358       4.8        6.091         131         1.21       79.0       69.9
1.25 - 1.29                                5       34,077,115       4.2        5.684         105         1.27       76.1       62.8
1.30 - 1.34                                6       51,444,470       6.3        5.600         105         1.32       76.5       65.0
1.35 - 1.39                                7      104,457,767      12.8        5.380          96         1.36       73.8       65.9
1.40 - 1.44                                7       80,979,581       9.9        5.563         106         1.42       77.3       65.8
1.45 - 1.49                                8       80,177,357       9.8        5.602         110         1.46       76.0       64.6
1.50 - 1.59                                5       30,242,720       3.7        5.438         106         1.53       72.1       61.1
1.60 - 1.99                                7      102,494,466      12.6        5.716         112         1.68       66.4       53.2
2.00 - 3.17                                5      292,936,473      35.9        4.999          61         2.68       53.3       53.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%         91         1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.20x
Maximum: 3.17x
Weighted Average: 1.88x


CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/    WTD. AVG.    LTV        LTV
RANGE OF CUT-OFF                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
DATE LTV RATIOS (%)                      LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
30.80 - 49.99                              2       11,991,035       1.5       5.608         177          2.06       34.9        N/A
50.00 - 59.99                              4      284,397,000      34.9       4.984          58          2.69       53.9       53.9
60.00 - 64.99                              3       28,055,264       3.4       5.434         119          1.65       61.4       46.9
65.00 - 69.99                              9       61,859,774       7.6       5.702         100          1.61       67.4       55.9
70.00 - 74.99                             20      222,978,733      27.3       5.543         102          1.43       72.8       62.6
75.00 - 79.99                             14      162,618,538      19.9       5.661         111          1.35       79.0       67.1
80.00 - 84.70                              3       44,143,963       5.4       5.679         122          1.39       80.4       67.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%      5.388%         91          1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 30.80%
Maximum: 84.70%
Weighted Average: 66.52%

                                                        ANNEX A-2 (GROUP 1)


MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/    WTD. AVG.    LTV        LTV
RANGE OF MATURITY DATE                 MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
OR ARD LTV RATIOS (%)                    LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing                           4       19,610,746       2.4        5.833         191         1.77       47.4        N/A
46.70 - 49.99                              2       25,194,845       3.1        5.366         113         1.70       61.4       46.9
50.00 - 54.99                              7      236,012,722      28.9        4.989          66         2.69       54.2       52.4
55.00 - 59.99                              8      151,579,380      18.6        5.513          81         1.95       64.0       57.6
60.00 - 62.49                              6       47,639,338       5.8        5.578         110         1.37       74.9       61.7
62.50 - 64.99                             11       89,557,533      11.0        5.713         108         1.42       74.6       63.3
65.00 - 67.49                              9      172,593,825      21.2        5.445         103         1.39       76.7       66.3
67.50 - 69.99                              4       42,422,099       5.2        5.786         103         1.29       78.1       69.2
70.00 - 74.10                              4       31,433,820       3.9        5.461          79         1.30       80.1       73.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%         91         1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 46.70%
Maximum: 74.10%
Weighted Average: 59.71%



REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/    WTD. AVG.    LTV        LTV
RANGE OF REMAINING                     MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
TERMS TO MATURITY (MOS.)                 LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
 52 -  84                                 13      418,831,869      51.3        5.059          61         2.28       60.0       58.0
 85 - 119                                 33      347,201,788      42.5        5.690         117         1.46       74.4       61.1
120 - 236                                  9       50,010,650       6.1        6.052         157         1.45       66.2       67.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%         91         1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 52 mos.
Maximum: 236 mos.
Weighted Average: 91 mos.

                                                        ANNEX A-2 (GROUP 1)



ORIGINAL AMORTIZATION TERMS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/    WTD. AVG.    LTV        LTV
RANGE OF ORIGINAL                      MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
AMORTIZATION TERMS (MOS.)                LOANS        ($)         GROUP 1    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                              4      284,397,000      34.9        4.984          58         2.69       53.9       53.9
180 - 299                                  5       58,110,746       7.1        5.838         143         1.68       63.2       55.8
300 - 329                                 11      107,543,233      13.2        5.598         103         1.56       69.2       55.4
330 - 360                                 35      365,993,328      44.8        5.570         105         1.38       76.1       65.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   55     $816,044,307     100.0%       5.388%         91         1.88x      66.5%      59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 337 mos.



ESCROWS


------------------------------------------------------------------------------------------------------------------------------------
                                            NUMBER OF               AGGREGATE CUT-OFF DATE              % OF INITIAL MORTGAGE POOL
ESCROW TYPE                              MORTGAGE LOANS              PRINCIPAL BALANCE ($)                BALANCE OF LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
TI/LC Reserves                                 18                         334,547,990                               51.5(1)
Real Estate Tax                                38                         541,042,377                               66.3
Insurance                                      32                         374,692,535                               45.9
Replacement Reserves                           34                         513,737,491                               63.0

(1) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by Office, Retail, Mixed Use and Industrial properties.



LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                            NUMBER OF               AGGREGATE CUT-OFF DATE              % OF INITIAL MORTGAGE POOL
LOCKBOX TYPE                             MORTGAGE LOANS              PRINCIPAL BALANCE ($)                BALANCE OF LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
Soft-Springing Hard                             13                        302,483,660                               37.1
Hard                                             9                        271,044,931                               33.2
Springing                                        4                         27,432,790                                3.4

                                                       ANNEX A-2 (GROUP 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
MORTGAGE LOAN SELLER                     LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.      11       100,893,673      61.6      5.476         100         1.37       76.0      66.0
KeyBank National Association               3        34,641,502      21.1      5.240          95         1.40       77.4      70.3
Bank of America, N.A                       3        28,269,224      17.3      5.174          71         1.28       81.1      73.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17      $163,804,399     100.0%     5.374          94         1.36x      77.2%     68.2 %
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                       NUMBER OF      DATE         POOL                   TERM TO                  DATE       ARD
                                       MORTGAGED   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                          REAL      BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
PROPERTY TYPE                         PROPERTIES      ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                                14     116,912,163        71.4        5.472        105        1.35      76.9      67.1
Manufactured Housing                        9      46,892,236        28.6        5.130         66        1.40      77.8      71.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                    23    $163,804,399       100.0%       5.374%        94        1.36x     77.2%     68.2%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                       NUMBER OF      DATE         POOL                   TERM TO                  DATE       ARD
                                       MORTGAGED   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                          REAL      BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
STATE                                 PROPERTIES      ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
Texas                                      6      35,867,592        21.9        5.358           96       1.41      77.4      67.5
Florida                                    3      16,853,353        10.3        5.196           94       1.36      78.3      68.0
Nevada                                     1      16,400,000        10.0        5.470          118       1.24      75.9      66.5
Oregon                                     1      13,160,000         8.0        5.050           81       1.28      79.9      75.1
Pennsylvania                               1      13,147,944         8.0        5.875          116       1.35      76.4      64.8
California                                 2      12,973,706         7.9        5.885          114       1.34      69.4      60.1
  Southern                                 2      12,973,706         7.9        5.885          114       1.34      69.4      60.1
Virginia                                   1      11,255,622         6.9        5.231           70       1.27      79.8      72.6
Maine                                      1      10,537,092         6.4        5.214           82       1.31      83.6      74.5
Michigan                                   1       9,826,888         6.0        5.050           58       1.49      74.4      68.8
Washington                                 1       8,556,182         5.2        5.610          115       1.36      79.2      66.8
Georgia                                    1       5,347,966         3.3        5.050           58       1.49      74.4      68.8
Louisiana                                  1       4,495,166         2.7        5.600          119       1.50      79.9      67.0
North Carolina                             2       3,858,318         2.4        5.050           58       1.49      74.4      68.8
Kansas                                     1       1,524,569         0.9        5.050           58       1.49      74.4      68.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   23    $163,804,399       100.0%       5.374%          94       1.36x     77.2%     68.2%
------------------------------------------------------------------------------------------------------------------------------------

                                                       ANNEX A-2 (GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF CUT-OFF                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
DATE BALANCES ($)                        LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
 4,495,166 -  4,999,999                    2        9,026,289         5.5      5.613         117        1.33        78.5       66.0
 5,000,000 -  5,999,999                    1        5,081,502         3.1      4.990          57        2.22        75.9       69.9
 6,000,000 -  6,999,999                    5       32,420,246        19.8      5.572          96        1.30        73.9       65.1
 7,000,000 -  7,999,999                    1        7,120,000         4.3      5.010         120        1.28        79.6       65.4
 8,000,000 -  9,999,999                    1        8,556,182         5.2      5.610         115        1.36        79.2       66.8
10,000,000 - 12,999,999                    3       33,792,714        20.6      5.321          91        1.31        81.1       71.4
13,000,000 - 19,999,999                    3       42,707,944        26.1      5.465         106        1.29        77.3       68.6
20,000,000 - 25,099,522                    1       25,099,522        15.3      5.050          58        1.49        74.4       68.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17     $163,804,399       100.0%     5.374%         94        1.36x       77.2%      68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $4,495,166
Maximum: $25,099,522
Average: $9,635,553


MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
RANGE OF MORTGAGE RATES (%)              LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
4.990 - 4.999                              1       5,081,502         3.1      4.990           57        2.22        75.9       69.9
5.000 - 5.249                              6      73,648,746        45.0      5.094           73        1.35        78.5       71.4
5.250 - 5.499                              2      23,086,209        14.1      5.467          108        1.28        76.7       67.7
5.500 - 5.599                              1      12,000,000         7.3      5.500          119        1.35        80.0       67.6
5.600 - 5.699                              4      23,866,292        14.6      5.615          116        1.30        77.1       64.9
5.750 - 5.999                              2      19,621,650        12.0      5.834          116        1.36        74.4       63.1
6.000 - 6.020                              1       6,500,000         4.0      6.020          112        1.30        68.4       60.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17    $163,804,399       100.0%     5.374%          94        1.36x       77.2%      68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.990%
Maximum: 6.020%
Weighted Average: 5.374%

                                                       ANNEX A-2 (GROUP 2)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
                                       MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
RANGE OF DSCRs (x)                       LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
1.16 - 1.19                                2       10,814,943       6.6        5.625        116         1.18        74.3      62.6
1.20 - 1.24                                2       22,876,510      14.0        5.340        101         1.24        76.9      68.5
1.25 - 1.29                                3       31,535,622      19.3        5.106         86         1.28        79.8      72.0
1.30 - 1.34                                2       17,037,092      10.4        5.521         93         1.31        77.8      69.2
1.35 - 1.39                                5       46,864,041      28.6        5.654        112         1.36        77.3      66.0
1.45 - 1.49                                1       25,099,522      15.3        5.050         58         1.49        74.4      68.8
1.50 - 1.59                                1        4,495,166       2.7        5.600        119         1.50        79.9      67.0
2.00 - 2.22                                1        5,081,502       3.1        4.990         57         2.22        75.9      69.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17     $163,804,399     100.0%       5.374%        94         1.36x       77.2%     68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.16x
Maximum: 2.22x
Weighted Average: 1.36x


CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF CUT-OFF DATE                  MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
LTV RATIOS (%)                           LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
68.40 - 69.99                             1         6,500,000       4.0        6.020        112         1.30        68.4       60.7
70.00 - 74.99                             3        37,857,048      23.1        5.265         78         1.42        73.4       65.9
75.00 - 79.99                            11        96,910,258      59.2        5.375         97         1.35        78.2       69.0
80.00 - 83.60                             2        22,537,092      13.8        5.366        102         1.33        81.7       70.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  17      $163,804,399     100.0%       5.374%        94         1.36x       77.2%      68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 68.40%
Maximum: 83.60%
Weighted Average: 77.17%

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF MATURITY DATE                 MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
OR ARD LTV RATIOS (%)                    LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
59.50 - 59.99                             1         6,473,706       4.0       5.750         116          1.39      70.4        59.5
60.00 - 62.49                             2        12,783,821       7.8       5.826         114          1.25      70.3        60.7
62.50 - 64.99                             1        13,147,944       8.0       5.875         116          1.35      76.4        64.8
65.00 - 67.49                             5        41,102,471      25.1       5.451         118          1.29      77.8        66.3
67.50 - 69.99                             3        42,181,024      25.8       5.171          75          1.54      76.2        68.6
70.00 - 75.10                             5        48,115,433      29.4       5.180          76          1.29      80.5        73.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                  17      $163,804,399     100.0%      5.374%         94          1.36x     77.2%       68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 59.50%
Maximum: 75.10%
Weighted Average: 68.19%

                                                       ANNEX A-2 (GROUP 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF REMAINING TERMS               MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
TO MATURITY (MOS.)                       LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
 57 -  84                                  7        78,296,457      47.8       5.126          69         1.42       78.2       71.8
 85 - 119                                  9        78,387,941      47.9       5.655         117         1.31       75.9       64.8
120 - 120                                  1         7,120,000       4.3       5.010         120         1.28       79.6       65.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17      $163,804,399     100.0%      5.374%         94         1.36x      77.2%      68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 94 mos.


ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                   AGGREGATE   % OF INITIAL              WTD. AVG.              WTD. AVG.  MATURITY
                                                    CUT-OFF      MORTGAGE                REMAINING               CUT-OFF    DATE OR
                                                      DATE         POOL                   TERM TO                  DATE       ARD
                                       NUMBER OF   PRINCIPAL      BALANCE    WTD. AVG.   MATURITY/   WTD. AVG.     LTV        LTV
RANGE OF ORIGINAL                      MORTGAGE     BALANCE       OF LOAN    MORTGAGE       ARD         DSCR      RATIO      RATIO
AMORTIZATION TERMS (MOS.)                LOANS        ($)         GROUP 2    RATE (%)      (MOS.)        (X)        (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
348-360                                   17      163,804,399      100.0       5.374         94         1.36        77.2      68.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                   17     $163,804,399      100.0%      5.374%        94         1.36x       77.2%     68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 348 mos.
Maximum: 360 mos.
Weighted Average: 359 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF DATE            % OF INITIAL MORTGAGE POOL
ESCROW TYPE                         NUMBER OF MORTGAGE LOANS            PRINCIPAL BALANCE ($)              BALANCE OF LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
TI/LC Reserves                              0                                     0                                  0.0
Real Estate Tax                             17                               163,804,399                            100.0
Insurance                                   17                               163,804,399                            100.0
Replacement Reserves                        16                               157,304,399                             96.0


LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                       AGGREGATE CUT-OFF DATE            % OF INITIAL MORTGAGE POOL
LOCKBOX TYPE                        NUMBER OF MORTGAGE LOANS            PRINCIPAL BALANCE ($)              BALANCE OF LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
Soft - Springing Hard                        1                                25,099,522                           15.3
Springing                                    1                                13,160,000                            8.0

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #  ORIGINATOR    PROPERTY NAME                               STREET ADDRESS                     CITY                   STATE
------  ----------    -------------                               --------------                     ----                   -----
  6        MLML       ARC MHC 10 Year 2 Portfolio                 Various                            Various               Various
 6.01      MLML       Crescentwood Village                        250 East 11400 South               Sandy                    UT
 6.02      MLML       Southfork                                   4937 Stuart Road                   Denton                   TX
 6.03      MLML       Friendly Village                            9 Pinetree Road                    Lawrenceville            GA
 6.04      MLML       Stony Brook North                           3000 Stony Brook Drive             Raleigh                  NC
 6.05      MLML       Viking Villa                                433 East 980 North                 Ogden                    UT
 6.06      MLML       Ridgewood Estates                           4100 Southeast Adams Street        Topeka                   KS
 6.07      MLML       Pedaler's Pond                              1960 Pedaler's Pond Boulevard      Lake Wales               FL
 6.08      MLML       Redwood Village                             1735 West 3150 South Street        West Valley City         UT
 6.09      MLML       Plainview                                   3650 Harvey Place                  Casper                   WY
  8        MLML       ARC MHC 5 Year 2 Portfolio                  Various                            Various               Various
 8.01      MLML       Torrey Hills                                5406 Torrey Road                   Flint                    MI
 8.02      MLML       Smoke Creek                                 4255 Smokecreek Parkway            Snellville               GA
 8.03      MLML       Ortega Village                              5515 118th Street                  Jacksonville             FL
 8.04      MLML       Deerhurst                                   6500 Privette Road                 Wendell                  NC
 8.05      MLML       Glen Acres                                  500 East 50th Street South         Wichita                  KS
 8.06      MLML       Shadow Mountain                             1601 East Highway 1417             Sherman                  TX
 8.07      MLML       Gallant Estates                             4449 Burlington Road               Greensboro               NC
  10        BOA       MHC Portfolio - Mariner's Cove              51 Pine Drive                      Millsboro                DE
  11        KEY       The Clubs at Rhodes Ranch                   8975 West Warm Springs Road        Las Vegas                NV
  16        KEY       Forest Hills Apartments                     3950 Goodpasture Lakes Loop Road   Eugene                   OR
  17       MLML       Heritage Oaks Apartments                    10 Vairo Boulevard                 State College            PA
  21       MLML       Colorado Club Apartments                    794 Normandy Street                Houston                  TX
  22        BOA       Kellam MHP Portfolio - Oak Hill             1 Clubhouse Lane                   Howell                   NJ
  24        BOA       Kellam MHP Portfolio - Sturbridge Village   2300 Snow Goose Drive              Chesapeake               VA
  28        BOA       Kellam MHP Portfolio - Hamlet               665 Saco Street                    Westbrook                ME
  30       MLML       Barkley Trails Apartments                   3100-3132 Racine Street            Bellingham               WA
  37        BOA       MHC Portfolio - Camelot Meadows             303 Palace Street                  Rehoboth Beach           DE
  38       MLML       Rivertree Landings Apartments               6909 Indian River Drive            Tampa                    FL
  42       MLML       Westwood Apartments                         6800 Villa DeCosta Drive           Orlando                  FL
  46       MLML       Gables East and West                        15441 & 15505 Nordhoff Street      North Hills              CA
  47        BOA       Garden Park Apartments                      1609 Sherry Lane                   Arlington                TX
  48       MLML       Fallbrook Hills Apartments                  744 West Fallbrook Street          Fallbrook                CA
  50       MLML       The Ponde Apartments                        1224 East Lamar Boulevard          Arlington                TX
  53        KEY       Raible Place Apartments                     1216 North Britain Road            Irving                   TX
  54        BOA       MHC Portfolio - Desert Skies                19802 North 32nd Street            Phoenix                  AZ
  56       MLML       Wymberly Crossing Apartments                3001 South Carrier Parkway         Grand Prairie            TX
  57       MLML       Orleans East Apartments                     13733 Chef Menteur Highway         New Orleans              LA
  65        BOA       MHC Portfolio - Whispering Palms            19225 North Cave Creek Road        Phoenix                  AZ

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

                                             NUMBER OF    PROPERTY                    PROPERTY                        CUT-OFF DATE
 LOAN #       ZIP CODE    COUNTY            PROPERTIES    TYPE                        SUBTYPE                          BALANCE ($)
 ------       --------    ------            ----------    ----                        -------                          -----------
   6           Various    Various                9        Manufactured Housing        Manufactured Housing           35,879,107.91
  6.01          84070     Salt Lake              1        Manufactured Housing        Manufactured Housing            7,903,942.33
  6.02          76207     Denton                 1        Manufactured Housing        Manufactured Housing            5,716,386.57
  6.03          30043     Gwinnett               1        Manufactured Housing        Manufactured Housing            5,349,132.69
  6.04          27604     Wake                   1        Manufactured Housing        Manufactured Housing            4,391,079.07
  6.05          84404     Weber                  1        Manufactured Housing        Manufactured Housing            4,151,565.67
  6.06          66609     Shawnee                1        Manufactured Housing        Manufactured Housing            3,896,084.70
  6.07          33859     Polk                   1        Manufactured Housing        Manufactured Housing            2,634,647.44
  6.08          84119     Salt Lake              1        Manufactured Housing        Manufactured Housing            1,117,729.22
  6.09          82601     Natrona                1        Manufactured Housing        Manufactured Housing              718,540.21
   8           Various    Various                7        Manufactured Housing        Manufactured Housing           25,099,522.09
  8.01          48507     Genesee                1        Manufactured Housing        Manufactured Housing            9,826,887.94
  8.02          30039     Gwinnett               1        Manufactured Housing        Manufactured Housing            5,347,966.23
  8.03          32244     Duval                  1        Manufactured Housing        Manufactured Housing            3,047,143.44
  8.04          27591     Wake                   1        Manufactured Housing        Manufactured Housing            2,953,354.48
  8.05          67216     Sedgwick               1        Manufactured Housing        Manufactured Housing            1,524,569.48
  8.06          75090     Grayson                1        Manufactured Housing        Manufactured Housing            1,494,636.83
  8.07          27405     Guilford               1        Manufactured Housing        Manufactured Housing              904,963.69
   10           19966     Sussex                 1        Manufactured Housing        Manufactured Housing           16,452,380.00
   11           89148     Clark                  1        Multifamily                 Garden                         16,400,000.00
   16           97401     Lane                   1        Multifamily                 Garden                         13,160,000.00
   17           16803     Centre                 1        Multifamily                 Garden                         13,147,944.24
   21           77015     Harris                 1        Multifamily                 Garden                         12,000,000.00
   22           07731     Monmouth               1        Manufactured Housing        Manufactured Housing           11,656,703.14
   24           23320     Chesapeake City        1        Manufactured Housing        Manufactured Housing           11,255,621.63
   28           04092     Cumberland             1        Manufactured Housing        Manufactured Housing           10,537,092.13
   30           98226     Whatcom                1        Multifamily                 Garden                          8,556,182.01
   37           19971     Sussex                 1        Manufactured Housing        Manufactured Housing            7,360,146.23
   38           33617     Hillsborough           1        Multifamily                 Garden                          7,120,000.00
   42           32821     Orange                 1        Multifamily                 Garden                          6,686,209.39
   46           91343     Los Angeles            1        Multifamily                 Garden                          6,500,000.00
   47           76010     Tarrant                1        Multifamily                 Garden                          6,476,510.30
   48           92028     San Diego              1        Multifamily                 Garden                          6,473,705.59
   50           76011     Tarrant                1        Multifamily                 Garden                          6,283,820.52
   53           75061     Dallas                 1        Multifamily                 Garden                          5,081,501.68
   54           85024     Maricopa               1        Manufactured Housing        Manufactured Housing            5,045,646.00
   56           75052     Dallas                 1        Multifamily                 Garden                          4,531,122.56
   57           70129     Orleans                1        Multifamily                 Garden                          4,495,166.45
   65           85024     Maricopa               1        Manufactured Housing        Manufactured Housing            3,219,209.00

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

                                             STUDIO/PAD                         ONE BEDROOM                         TWO BEDROOM
                                    ----------------------------        -------------------------     ----------------------------
          LOAN                                        AVERAGE
         GROUP                         NO. OF         STUDIO/             NO. OF       AVERAGE           NO. OF         AVERAGE
LOAN #   1 OR 2  TOTAL SF/UNITS     STUDIOS/PADS    PAD RENT ($)        1-BR UNITS  1-BR RENT ($)      2-BR UNITS    2-BR RENT ($)
------   ------  --------------     ------------    ------------        ----------  -------------      ----------    -------------
  6        1              1,796
 6.01      1                273              273            375
 6.02      1                341              341            294
 6.03      1                203              203            369
 6.04      1                184              184            355
 6.05      1                192              192            250
 6.06      1                277              277            235
 6.07      1                214              214            241
 6.08      1                 40               40            355
 6.09      1                 72               72            170
  8        2              1,477
 8.01      2                377              377            372
 8.02      2                264              264            325
 8.03      2                284              284            230
 8.04      2                202              202            265
 8.05      2                136              136            210
 8.06      2                129              129            220
 8.07      2                 85               85            211
  10       1                374              374            451
  11       2                270                                               110             755             128              885
  16       2                248                8            528               108             635             108              787
  17       2                410               50            453               124             600             136              703
  21       2                300                                               220             620              80              795
  22       1                300              300            363
  24       2                276              276            362
  28       2                288              288            358
  30       2                150               32            604                44             634              58              805
  37       1                302              302            338
  38       2                228                                               116             490             104              633
  42       2                112                                                                               112            1,023
  46       2                110                                                 4             835              70            1,149
  47       2                252                                               120             519             132              712
  48       2                 95                                                72             785              23              920
  50       2                244               40            410               116             516              88              686
  53       2                152                                                32             432              60              619
  54       1                164              164            356
  56       2                212                                               124             440              82              602
  57       2                224                                                85             500             111              600
  65       1                116              116            320

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

                       THREE BEDROOM                   FOUR BEDROOM
               ------------------------------  -----------------------------

                 NO. OF            AVERAGE       NO. OF           AVERAGE            UTILITIES                 ELEVATOR
LOAN #         3-BR UNITS       3-BR RENT ($)  4-BR UNITS      4-BR RENT ($)        TENANT PAYS                PRESENT
------         ----------       -------------  ----------      -------------        -----------                -------
  6
 6.01                                                                          E,G,W,S
 6.02                                                                          E,G,W,S
 6.03                                                                          E,G,W,S
 6.04                                                                          E,G,W,S
 6.05                                                                          E,G
 6.06                                                                          E,G,W,S
 6.07                                                                          E,W,S
 6.08                                                                          E,G,W,S
 6.09                                                                          E,G,W,S
  8
 8.01                                                                          E,G,W,S
 8.02                                                                          E,G,W,S
 8.03                                                                          E,G,W,S
 8.04                                                                          E
 8.05                                                                          E,G,W,S
 8.06                                                                          E,G,W,S
 8.07                                                                          E
  10                                                                           E,W,S
  11                  32               1,060                                   E                                 No
  16                  24                 966                                   E                                 No
  17                 100                 905                                   Phase I - E, G; Phase II - None   No
  21                                                                           E,W,S                             No
  22                                                                           E,G,W,S
  24                                                                           E,W,S
  28                                                                           E,W,S
  30                  16                 925                                   E,G                               No
  37                                                                           E,W,S
  38                   8                 870                                   E,G                               No
  42                                                                           E                                 No
  46                  36               1,360                                   E,G                               No
  47                                                                           None                              No
  48                                                                           E,G,S,W                           No
  50                                                                           E,G                               No
  53                  60                 768                                   None                              No
  54                                                                           E,G,W,S
  56                   6                 840                                   E                                 No
  57                  28                 836                                   None                              No
  65                                                                              E,G,W,S

                                                                         ANNEX C

[MERRILL LYNCH LOGO]             [KEY BANK LOGO]          [BANK OF AMERICA LOGO]


                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                           $741,331,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE TRUST 2004-MKB1
                                     Issuer
         Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1
 Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E
                                  and Class XP

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                              BANK OF AMERICA, N.A.
                          KEYBANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer

                              CLARION PARTNERS, LLC
                                Special Servicer

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                 APRIL 13, 2004

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                             BANC OF AMERICA SECURITIES LLC

                             KEYBANC CAPITAL MARKETS

DEUTSCHE BANK SECURITIES                                        MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                             INITIAL                       APPROX.
                           CERTIFICATE                   PERCENTAGE
                            PRINCIPAL        APPROX.     OF INITIAL    WEIGHTED
        EXPECTED RATINGS   OR NOTIONAL    TOTAL INITIAL   MORTGAGE      AVERAGE      PRINCIPAL      ASSUMED FINAL
        ----------------     AMOUNT          CREDIT        POOL         LIFE          WINDOW       DISTRIBUTION
 CLASS   FITCH   MOODY'S    BALANCE(1)       SUPPORT       BALANCE    (YEARS)(2)   (MON./YR.)(2)       DATE(2)      RATE TYPE
-------------------------------------------------------------------------------------------------------------------------------
   A-1    AAA      Aaa    $ 52,160,000      15.250%         5.323%      2.990       06/04-09/08    September 2008      (3)
-------------------------------------------------------------------------------------------------------------------------------
   A-2    AAA      Aaa    $379,800,000      15.250%        38.761%      5.000       09/08-03/11        March 2011      (3)
-------------------------------------------------------------------------------------------------------------------------------
   A-3    AAA      Aaa    $ 65,000,000      15.250%         6.634%      7.514       03/11-06/13         June 2013      (3)
-------------------------------------------------------------------------------------------------------------------------------
   A-4    AAA      Aaa    $169,657,000      15.250%        17.315%      9.712       06/13-03/14        March 2014      (3)
-------------------------------------------------------------------------------------------------------------------------------
    B      AA      Aa2    $ 26,946,000      12.500%         2.750%      9.933       04/14-04/14        April 2014      (3)
-------------------------------------------------------------------------------------------------------------------------------
    C     AA-      Aa3    $ 11,023,000      11.375%         1.125%      9.933       04/14-04/14        April 2014      (3)
-------------------------------------------------------------------------------------------------------------------------------
    D      A        A2    $ 25,721,000       8.750%         2.625%      9.933       04/14-04/14        April 2014      (3)
-------------------------------------------------------------------------------------------------------------------------------
    E      A-       A3    $ 11,024,000       7.625%         1.125%      9.933       04/14-04/14        April 2014      (3)
-------------------------------------------------------------------------------------------------------------------------------
    XP    AAA      Aaa    $952,193,000(5)      N/A            N/A         N/A               N/A     November 2011    Variable
-------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES

                                INITIAL
                              CERTIFICATE                      APPROX.
                               PRINCIPAL       APPROX.       PERCENTAGE
          EXPECTED RATINGS    BALANCE OR    TOTAL INITIAL    OF INITIAL     WEIGHTED     PRINCIPAL   ASSUMED FINAL
         -------------------   NOTIONAL         CREDIT        MORTGAGE    AVERAGE LIFE     WINDOW    DISTRIBUTION
  CLASS    FITCH    MOODY'S    AMOUNT(1)       SUPPORT      POOL BALANCE   (YEARS)(2)  (MON./YR.)(2)    DATE(2)     RATE TYPE
-----------------------------------------------------------------------------------------------------------------------------
   A-1A     (4)      (4)     $163,804,000       15.250%         16.717%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     F      (4)      (4)     $ 13,473,000        6.250%          1.375%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     G      (4)      (4)     $ 12,248,000        5.000%          1.250%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     H      (4)      (4)     $ 11,023,000        3.875%          1.125%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     J      (4)      (4)     $  3,675,000        3.500%          0.375%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     K      (4)      (4)     $  4,899,000        3.000%          0.500%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     L      (4)      (4)     $  4,899,000        2.500%          0.500%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     M      (4)      (4)     $  4,899,000        2.000%          0.500%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     N      (4)      (4)     $  2,450,000        1.750%          0.250%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     P      (4)      (4)     $  3,674,000        1.375%          0.375%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
     Q      (4)      (4)     $ 13,473,705        0.000%          1.375%        (4)           (4)          (4)           (3)
-----------------------------------------------------------------------------------------------------------------------------
    XC      (4)      (4)     $979,848,705(5)       N/A             N/A         (4)           (4)          (4)        Variable
-----------------------------------------------------------------------------------------------------------------------------

---------------------
     (1) In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

     (2) As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (except in the case of ARD loans which are assumed to prepay on their anticipated repayment dates) and the other assumptions described under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Lives" in the prospectus supplement.

     (3) The pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P and class Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage.

     (4) Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

     (5) The class XC and class XP certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and class XP certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC and class XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

          The class R-I, class R-II and class Z certificates are not offered by the prospectus supplement or represented in the table above. Any information provided herein regarding the terms of those certificates is provided only to enhance your understanding of the offered certificates and the overall transaction.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION(1)
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

                      Month   0  6  12  18  24  30  36  42  48  54  60  66  72  78  84  90  Maturity
Class A-1   AAA/Aaa                                                                                  $52.2mm
Class A-2   AAA/Aaa                                                                                 $379.8mm
Class A-3   AAA/Aaa                                                                                  $65.0mm
Class A-1A  AAA/Aaa                                                                                 $163.8mm
Class A-4   AAA/Aaa                                                                                 $169.7mm
Class B     AA/A2                                                                                    $26.9mm
Class C     AA-/Aa3                                                                                  $11.0mm
Class D     A/A2                                                                                     $25.7mm
Class E     A-/A3                                                                                    $11.0mm
Class F     BBB+/Baa1                                                                                $13.5mm
Class G     BBB/Baa2                                                                                 $12.2mm
Class H     BBB-/Baa3                                                                                $11.0mm
Class J     BB+/Ba1                                                                                   $3.7mm
Class K     BB/Ba2                                                                                    $4.9mm
Class L     BB-/Ba3                                                                                   $4.9mm
Class M-Q   B+/B1 to NR                                                                              $24.5mm

                XC+XP IO    XC(2)       XP(3)
                Strip       Nitional    Notional

Note: Classes not drawn to scale.

---------------------
(1)  The structural representation is depicted as of the cut-off date.

(2) The total notional amount of all the class XC Certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q Certificates.

(3) The interest rate for the class XP certificates will equal the weighted average of the class XP strip rates. The class XP strip rates relate to and accrue on the following components:

     a) from the initial distribution date through and including the distribution date in November 2004, components corresponding to a portion of the class A-1 and the class A-1A certificates and the certificate balances of the class A-2 through the class L certificates,

     b) during the period following the distribution date in November 2004 through and including the distribution date in May 2005, components corresponding to a portion of the class A-1 and the class A-1A certificates and the certificate balances of the class A-2 through the class L certificates,

     c) during the period following the distribution date in May 2005 through and including the distribution date in November 2005, components corresponding to a portion of the class A-1 and the class A-1A certificates and the certificate balances of the class A-2 through the class L certificates,

     d) during the period following the distribution date in November 2005 through and including the distribution date in May 2006, components corresponding to a portion of the class A-2 and the class A-1A certificates and the certificate balances of the class A-3 through the class L certificates,

     e) during the period following the distribution date in May 2006 through and including the distribution date in November 2006, components corresponding to a portion of the class A-2, the class A-1A and the class L certificates and the certificate balances of the class A-3 through the class K certificates,

     f) during the period following the distribution date in November 2006 through and including the distribution date in May 2007, components corresponding to a portion of the class A-2, the class A-1A and the class H certificates and the certificate balances of the class A-3 through the class G certificates,

     g) during the period following the distribution date in May 2007 through and including the distribution date in November 2007, components corresponding to a portion of the class A-2, the class A-1A and the class H certificates and the certificate balances of the class A-3 through the class G certificates,

     h) during the period following the distribution date in November 2007 through and including the distribution date in May 2008, components corresponding to a portion of the class A-2, the class A-1A and the class G certificates and the certificate balances of the class A-3 through the class F certificates,

     i) during the period following the distribution date in May 2008 through and including the distribution date in November 2008, components corresponding to a portion of the class A-2, the class A-1A and the class F certificates and the certificate balances of the class A-3 through the class E certificates,

     j) during the period following the distribution date in November 2008 through and including the distribution date in May 2009, components corresponding to a portion of the class A-2, the class A-1A and the class F certificates and the certificate balances of the class A-3 through the class E certificates,

     k) during the period following the distribution date in May 2009 through and including the distribution date in November 2009, components corresponding to a portion of the class A-2, the class A-1A and the class E certificates and the certificate balances of the class A-3 through the class D certificates,

     l) during the period following the distribution date in November 2009 through and including the distribution date in May 2010, components corresponding to a portion of the class A-2, the class A-1A and the class E certificates and the certificate balances of the class A-3 through the class D certificates,

     m) during the period following the distribution date in May 2010 through and including the distribution date in November 2010, components corresponding to a portion of the class A-3, the class A-1A and the class E certificates and the certificate balances of the class A-4 through the class D certificates,

     n) during the period following the distribution date in November 2010 through and including the distribution date in May 2011, components corresponding to a portion of the class A-4, class A-1A and class D certificates and the certificate balances of the class B and the class C certificates, and

     o) during the period following the distribution date in May 2011 through and including the distribution date in November 2011, components corresponding to a portion of the class A-4, class A-1A and class D certificates and the certificate balances of the class B and the class C certificates.

     After the distribution date in November 2011, the class XP strip rates will all be 0% per annum. The pass-through rate of the class of the class XC certificates will equal the weighted average of the XC strip rates as further described in the prospectus supplement.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE:  CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
       MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT.


ISSUE TYPE         Sequential pay REMIC. Class A-1, A-2, A-3, A-4, B, C, D, E
                   and XP (IO class) certificates are offered publicly. All other certificates will be privately placed to qualified institutional buyers or to institutional accredited investors.

CUT-OFF DATE       References in this termsheet to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in May 2004 or, with respect to those mortgage loans that were originated in April
                   2004, if any, and have their first payment date in June 2004, May 1, 2004. Any payments or collections that represent amounts due on or before that date will not belong to the trust fund.

MORTGAGE POOL      The mortgage pool consists of 72 mortgage loans with an
                   aggregate initial mortgage pool balance of $979,848,706, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 129 mortgaged real properties located throughout 32 states.

LOAN GROUPS        For purposes of making distributions to the class A-1, A-2,
                   A-3, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group
                   1 and loan group 2. Loan group 1 will consist of 55 mortgage loans, representing approximately 83.3% of the initial mortgage pool balance and loan group 2 will consist of 17 mortgage loans, representing approximately 16.7% of the initial mortgage pool balance. Loan group 2 will include approximately 100.0% of all the mortgage loans secured by multifamily properties and approximately 37.1% of all the mortgage loans secured by manufactured housing community properties.

ISSUER             Merrill Lynch Mortgage Trust 2004-MKB1

DEPOSITOR          Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN      Merrill Lynch Mortgage
SELLERS            Lending, Inc (MLML).................... 70.2% of initial
                                                           mortgage pool balance
                   Bank of America,
                   N.A. (BOA)............................. 17.9% of initial
                                                           mortgage pool balance
                   KeyBank National
                   Association (KEY)...................... 11.9% of initial
                                                           mortgage pool balance

UNDERWRITERS       Merrill Lynch, Pierce, Fenner & Smith Incorporated
                   Banc of America Securities LLC
                   KeyBanc Capital Markets, a Division of
                      McDonald Investments Inc.
                   Deutsche Bank Securities Inc.
                   Morgan Stanley & Co. Incorporated

TRUSTEE            Wells Fargo Bank, N.A.

MASTER SERVICER    KeyCorp Real Estate Capital Markets, Inc.

SPECIAL SERVICER   Clarion Partners, LLC

RATING AGENCIES    Fitch, Inc.
                   Moody's Investors Service, Inc.

DENOMINATIONS      $25,000 minimum for the offered certificates.

CLOSING DATE       On or about May 6, 2004.

SETTLEMENT TERMS   Book-entry through DTC for all offered certificates.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

DETERMINATION      For any distribution date, the fourth business day prior to
DATE               the distribution date.

DISTRIBUTION DATE  The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in June 2004.

INTEREST           Each class of offered certificates will be entitled on each
DISTRIBUTIONS      distribution date to interest accrued during the prior
                   calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designations, except that the class A-1, A-2, A-3, A-4, A-1A, XC and XP are pari passu in entitlement to interest. In general, payments of interest in respect of the class A-1, A-2, A-3 and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class
                   A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class XC and XP certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes without regard to loan groups.

PRINCIPAL          Except as described below, principal will be distributed on
DISTRIBUTIONS      each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero.
                   To the extent of available funds, payments of principal are generally made (i) to the class A-1, A-2, A-3 and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero. Following retirement of the class A-1, A-2, A-3, A-4 and A-1A certificates, to the extent of available funds, amounts distributable as principal will be distributed on each distribution date to the class B, C, D, E, F, G, H, J,
                   K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero. If, due to losses, the certificate balances of the class B through class Q certificates are reduced to zero, payments of principal to the class A-1, class A-2, class A-3, class A-4 and class A-1A certificates will be made on a pro rata basis without regard to loan groups.

LOSSES Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C and B certificates, in that order, and then, pro rata to the class A-1, A-2, A-3, A-4 and A-1A certificates.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

PREPAYMENT         Any prepayment premiums or yield maintenance charges
PREMIUMS AND       collected will be distributed to certificateholders on the
YIELD MAINTENANCE  distribution date following the collection period in which
CHARGES            the prepayment occurred. On each distribution date, the
                   holders of each class of offered certificates and of the class F, G, H and A-1A certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable from it, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date; provided that, if the A-4 and A-1A classes were both outstanding as of the commencement of business on such distribution date, then the number in clause
                   (c) shall be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.

                   The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class XC certificates.

ADVANCES The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.


APPRAISAL          If any of certain adverse events or circumstances described
REDUCTIONS         in the prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                   A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL           The master servicer, the special servicer and certain
TERMINATION        certificateholders will have the option to terminate the
                   trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans is less than 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans and the fair market value of any REO


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

                   properties acquired by the trust following foreclosure plus accrued and unpaid interest and certain other additional trust fund expenses.

CONTROLLING CLASS  The class of sequential pay certificates (a) which bears the latest alphabetical class designation and (b) the certificate balance of which is greater than 25% of its original certificate balance; provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation. The holders of certificates representing a majority interest in the controlling class will have the right, subject to the conditions described in the prospectus supplement, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

                   However, in the case of the Great Mall of the Bay Area mortgage loan, for so long as the unpaid principal balance of the related companion loan -- the Great Mall B note loan --, net of any existing related appraisal reduction amounts and, to the extent not already reflected in that unpaid principal balance, any related realized losses, is equal to or greater than 25% of the original principal balance of the Great Mall B note loan, the holder of the Great Mall B note loan will have the right to direct or advise the special servicer with respect to significant special servicing actions with respect to the Great Mall of the Bay Area mortgage loan and the Great Mall B note loan.

                   Subsequent to the occurrence and continuance of a monetary event of default with respect to the Great Mall loan pair or if the Great Mall of the Bay Area mortgage loan is being specially serviced at a time when a material non-monetary event has occurred and is continuing, then the holder of the Great Mall B note loan has the right to purchase the Great Mall of the Bay Area mortgage loan from the trust at a purchase price described in the prospectus supplement.

                   In the event that a monetary default or certain material non-monetary events of default exist with respect to the Great Mall of the Bay Area mortgage loan after the expiration of any applicable grace period, the holder of the Great Mall B note loan will have the right, but not the obligation, to cure such default.

ERISA              The offered certificates are expected to be ERISA eligible.

SMMEA The offered certificates will not be "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

CONTACTS


           MERRILL LYNCH & CO.              BANC OF AMERICA SECURITIES LLC
              John Mulligan                            Bill Hale
         (212) 449-3860 (Phone)                 (704) 388-1597 (Phone)
          (212) 738-1491 (Fax)                   (704) 388-9677 (Fax)

                Rich Sigg                           Geordie Walker
         (212) 449-3860 (Phone)                 (704) 388-1597 (Phone)
          (212) 738-1491 (Fax)                   (704) 388-9677 (Fax)

              David Rodgers                          Chuck Mather
         (212) 449-3611 (Phone)                 (704) 388-1597 (Phone)
          (212) 449-3658 (Fax)                   (704) 388-9677 (Fax)


DEUTSCHE BANK SECURITIES INC.  KEYBANC CAPITAL MARKETS       MORGAN STANLEY
      Scott Waynebern                Joe Chinnici             Kara McShane
  (212) 250-5149 (Phone)        (216) 443-2890 (Phone)   (212) 761-2164 (Phone)
   (212) 797-5630 (Fax)          (216) 443-3801 (Fax)     (212) 507-5062 (Fax)

        Lainie Kaye                 Audrey Saccardi           Jahan Moslehi
  (212) 250-5270 (Phone)        (216) 443-2602 (Phone)   (212) 761-2177 (Phone)
   (212) 797-4488 (Fax)          (216) 443-3801 (Fax)     (212) 507-5067 (Fax)



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information and statistical data concerning the mortgage loans is approximate. For mortgage loans secured by multiple properties, the cut-off date balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either (i) an individual property's appraised value as a percentage of the total appraised value of all the properties, including the subject individual property, securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total net operating income of all the properties, including the subject individual property, securing the same mortgage loan. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their scheduled principal balances as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to the companion loans. Unless otherwise indicated, all figures presented and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as of the cut-off date. Original and remaining term to stated maturity and loan-to-value ratio at maturity information with respect to mortgage loans that have anticipated repayment dates are presented using the anticipated repayment dates instead of the stated maturity dates.

GENERAL CHARACTERISTICS
---------------------------------------------------------------------------------------------------------------------------
                                                                              ALL MORTGAGE       LOAN             LOAN
                                                                                  LOANS         GROUP 1          GROUP 2
Initial mortgage pool/loan group balance ..................................   $979,848,706    $816,044,307    $163,804,399
Number of mortgage loans ..................................................             72              55              17
Number of mortgaged real properties .......................................            129             106              23
Percentage of investment-grade, shadow rated loans (loan nos. 1 and 4)(1)..           20.9%           25.1%            0.0%
Average cut-off date principal balance ....................................   $ 13,609,010    $ 14,837,169    $  9,635,553
Largest cut-off date principal balance ....................................   $151,000,000    $151,000,000    $ 25,099,522
Smallest cut-off date principal balance ...................................   $  1,873,176    $  1,873,176    $  4,495,166
Weighted average mortgage interest rate ...................................          5.386%          5.388%          5.374%
Highest mortgage interest rate ............................................          6.560%          6.560%          6.020%
Lowest mortgage interest rate .............................................          4.800%          4.800%          4.990%
Number of cross-collateralized mortgage loans(2) ..........................              2               1               1
Cross-collateralized mortgage loans as a percentage of initial mortgage
 pool/loan group balance ..................................................            6.2%            4.4%           15.3%
Number of multi-property mortgage loans ...................................              6               5               1
Multi-property mortgage loans as a percentage of initial mortgage pool/loan
 group balance ............................................................           23.0%           24.6%           15.3%
Weighted average underwritten debt service coverage ratio .................         1.79 x           1.88x           1.36x
Highest underwritten debt service coverage ratio ..........................         3.17 x           3.17x           2.22x
Lowest underwritten debt service coverage ratio ...........................         1.16 x           1.20x           1.16x
Weighted average cut-off date loan-to-value ratio .........................           68.3%           66.5%           77.2%
Highest cut-off date loan-to-value ratio ..................................           84.7%           84.7%           83.6%
Lowest cut-off date loan-to-value ratio ...................................           30.8%           30.8%           68.4%
Weighted average original term to maturity or anticipated repayment date
 (months) .................................................................             95              95              97
Longest original term to maturity or anticipated repayment date (months) ..            240             240             120
Shortest original term to maturity or anticipated repayment date (months) .             60              60              60
Weighted average remaining term to maturity or anticipated repayment date
 (months) .................................................................             91              91              94
Longest remaining term to maturity or anticipated repayment date (months) .            236             236             120
Shortest remaining term to maturity or anticipated repayment date (months)              52              52              57

---------------------
(1) It has been confirmed by Fitch, Inc. and Moody's Investors Services, Inc., in accordance with their respective methodologies, that these mortgage loans have credit characteristics consistent with investment-grade rated obligations.

(2) One (1) group of cross-collateralized and cross-defaulted mortgage loans (loan numbers 6 and 8, respectively) are comprised of loans in both loan groups.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                                        % OF INITIAL POOL BALANCE BY PROPERTY TYPE

                     % OF INITIAL
                     MORTGAGE POOL                                  MANUFACTURED   MIXED                   SELF
 STATE                  BALANCE     RETAIL      OFFICE   MULTIFAMILY   HOUSING      USE     HOSPITALITY   STORAGE    INDUSTRIAL
-------------------------------------------------------------------------------------------------------------------------------
California .......       28.6%       17.7%        2.8%        1.3%         --          --         3.9%        1.6%        1.1%
 Northern(1) .....       15.4%       15.4%         --          --          --          --          --          --          --
 Southern(1) .....       13.2%        2.3%        2.8%        1.3%         --          --         3.9%        1.6%        1.1%
Florida ..........       11.2%        3.1%        5.9%        1.4%        0.6%         --          --         0.3%         --
Texas ............        6.5%        1.1%        1.2%        3.5%        0.7%         --          --          --          --
New York .........        5.4%        3.8%         --          --          --          --          --          --         1.6%
Arizona ..........        5.3%        4.4%         --          --         0.8%         --          --          --          --
Kentucky .........        4.2%        3.9%         --          --          --          --         0.3%         --          --
Tennessee ........        4.2%        2.2%        2.0%         --          --          --          --          --          --
Pennsylvania .....        2.6%         --          --         1.3%         --          --         1.2%         --          --
Delaware .........        2.4%         --          --          --         2.4%         --          --          --          --
Nevada ...........        2.3%         --          --         1.7%         --         0.7%         --          --          --
Virginia .........        2.3%        0.5%         --          --         1.1%         --          --         0.7%         --
Michigan .........        2.3%        1.3%         --          --         1.0%         --          --          --          --
Indiana ..........        2.2%        0.5%        0.8%         --          --          --         0.9%         --          --
Oregon ...........        2.2%        0.9%         --         1.3%         --          --          --          --          --
Georgia ..........        2.2%        1.1%         --          --         1.1%         --          --          --          --
North Carolina ...        2.0%        1.1%         --          --         0.8%         --          --          --          --
South Carolina ...        2.0%        2.0%         --          --          --          --          --          --          --
Ohio .............        1.8%        0.8%        1.0%         --          --          --          --          --          --
New Hampshire ....        1.4%        0.7%        0.7%         --          --          --          --          --          --
Utah .............        1.3%         --          --          --         1.3%         --          --          --          --
New Jersey .......        1.2%         --          --          --         1.2%         --          --          --          --
Maine ............        1.1%         --          --          --         1.1%         --          --          --          --
Kansas ...........        1.0%        0.4%         --          --         0.6%         --          --          --          --
Washington .......        0.9%         --          --         0.9%         --          --          --          --          --
Connecticut ......        0.8%        0.8%         --          --          --          --          --          --          --
Rhode Island .....        0.7%        0.7%         --          --          --          --          --          --          --
Montana ..........        0.7%        0.7%         --          --          --          --          --          --          --
Louisiana ........        0.5%         --          --         0.5%         --          --          --          --          --
Alabama ..........        0.4%        0.4%         --          --          --          --          --          --          --
Illinois .........        0.3%        0.3%         --          --          --          --          --          --          --
Massachusetts ....        0.1%        0.1%         --          --          --          --          --          --          --
Wyoming ..........        0.1%         --          --          --         0.1%         --          --          --          --
                        -----       -----       -----       -----       -----       -----       -----       -----       -----
Total ............      100.0%       48.4%       14.4%       11.9%       12.9%        0.7%        6.3%        2.6%        2.7%
                        -----       -----       -----       -----       -----       -----       -----       -----       -----

---------------------
(1) For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                                              CUT-OFF DATE      % OF INITIAL MORTGAGE
                                                      NUMBER OF MORTGAGE       PRINCIPAL                POOL
                                                            LOANS               BALANCE               BALANCE
---------------------------------------------------------------------------------------------------------------------
Interest-only Loans .............................              4             $284,397,000               29.0%
Single Tenant ...................................             11               88,377,380                9.0
Loans (greater than) 50% Single Tenant ..........             14              226,405,888               23.1
Current Secondary Debt ..........................              1              151,000,000               15.4
Future Secondary Debt Permitted .................             11               88,874,149                9.1
Lockbox .........................................             28              639,220,902               65.2
Escrow Types(1)
---------------
 TI/LC(2) .......................................             18              334,547,990               51.5
 Real Estate Tax ................................             55              704,846,775               71.9
 Insurance ......................................             49              538,496,934               55.0
 Replacement Reserves ...........................             50              671,041,889               68.5

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                                              CUT-OFF DATE      % OF INITIAL MORTGAGE
                                                      NUMBER OF MORTGAGE       PRINCIPAL               POOL 1
                                                            LOANS               BALANCE               BALANCE
---------------------------------------------------------------------------------------------------------------------
Interest-only Loans .............................              4             $284,397,000               34.9%
Single Tenant ...................................             11               88,377,380               10.8
Loans  (greater than) 50% Single Tenant .........             14              226,405,888               27.7
Current Secondary Debt ..........................              1              151,000,000               18.5
Future Secondary Debt Permitted .................              6               38,865,253                4.0
Lockbox .........................................             26              600,961,380               73.6
Escrow Types(1)
-------------
 TI/LC(2) .......................................             18              334,547,990               51.5
 Real Estate Tax ................................             38              541,042,377               66.3
 Insurance ......................................             32              374,692,535               45.9
 Replacement Reserves ...........................             34              513,737,491               63.0

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                                              CUT-OFF DATE      % OF INITIAL MORTGAGE
                                                      NUMBER OF MORTGAGE       PRINCIPAL               POOL 2
                                                            LOANS               BALANCE               BALANCE
---------------------------------------------------------------------------------------------------------------------
Interest-only Loans .............................              0             $          0                  0%
Single Tenant ...................................              0                        0                  0
Loans  (greater than) 50% Single Tenant .........              0                        0                  0
Current Secondary Debt ..........................              0                        0                  0
Future Secondary Debt Permitted .................              5               50,008,896               30.5
Lockbox .........................................              2               38,259,522               23.4
Escrow Types(1)
-------------
 TI/LC ..........................................              0                        0                  0
 Real Estate Tax ................................             17              163,804,399              100.0
 Insurance ......................................             17              163,804,399              100.0
 Replacement Reserves ...........................             16              157,304,399               96.0

---------------------
(1)  Does not include mortgage loans with upfront reserves.

(2) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by Office, Retail, Mixed Use and Industrial properties.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                       CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
             RANGE OF             # OF      AGGREGATE
          CUT-OFF DATE          MORTGAGE   CUT-OFF DATE     % OF
            BALANCES             LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
$  1,873,176 -   2,999,999          6      $ 15,329,322      1.6%
   3,000,000 -   3,999,999          5        16,801,497      1.7
   4,000,000 -   4,999,999          7        31,243,999      3.2
   5,000,000 -   5,999,999          4        21,096,388      2.2
   6,000,000 -   6,999,999         11        72,406,457      7.4
   7,000,000 -   7,999,999          5        36,675,219      3.7
   8,000,000 -   9,999,999          6        50,983,164      5.2
  10,000,000 -  12,999,999         11       126,577,690     12.9
  13,000,000 -  19,999,999          8       119,574,469     12.2
  20,000,000 -  49,999,999          5       149,660,502     15.3
  50,000,000 -  99,999,999          3       188,500,000     19.2
 100,000,000 - 151,000,000          1       151,000,000     15.4
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min: $1,873,176     Max:  $151,000,000    Average:  $13,609,010
-------------------------------------------------------------------

              ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
                                  # OF      AGGREGATE
       RANGE OF                 MORTGAGE   CUT-OFF DATE     % OF
   ORIGINAL TERMS                LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
     60 -  60                      12      $338,454,711     34.5%
     61 -  84                       8       158,673,615     16.2
     85 - 120                      44       435,409,730     44.4
    121 - 240                       8        47,310,650      4.8%
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  60 mos.          Max:  240 mos.        Wtd. Avg.:  95 mos.
-------------------------------------------------------------------

              REMAINING TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
        RANGE OF                  # OF      AGGREGATE
       REMAINING                MORTGAGE   CUT-OFF DATE     % OF
         TERMS                   LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
       52 -  84                    20      $497,128,326     50.7%
       85 - 119                    42       425,589,730     43.4
      120 - 236                    10        57,130,650      5.8
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  52 mos.          Max:  236 mos.         Wtd. Avg.:  91 mos.
-------------------------------------------------------------------


                 CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------
        RANGE OF                  # OF      AGGREGATE
      CUT-OFF DATE              MORTGAGE   CUT-OFF DATE     % OF
       LTV RATIOS                 LOANS     BALANCE ($)     POOL
-------------------------------------------------------------------
     30.80 - 49.99                  2      $ 11,991,035      1.2%
     50.00 - 59.99                  4       284,397,000     29.0
     60.00 - 64.99                  3        28,055,264      2.9
     65.00 - 69.99                 10        68,359,774      7.0
     70.00 - 74.99                 23       260,835,782     26.6
     75.00 - 79.99                 25       259,528,796     26.5
     80.00 - 84.70                  5        66,681,055      6.8
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  30.80%             Max:  84.70%      Wtd. Average:  68.30%
-------------------------------------------------------------------


                   ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
   RANGE OF ORIGINAL              # OF      AGGREGATE
     AMORTIZATION               MORTGAGE   CUT-OFF DATE     % OF
        TERMS                    LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
    Interest Only                   4      $284,397,000     29.0%
      180 - 299                     5        58,110,746      5.9
      300 - 329                    11       107,543,233     11.0
      330 - 360                    52       529,797,727     54.1
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  180 mos.         Max:  360 mos.     Wtd. Avg.:  342 mos.(2)
-------------------------------------------------------------------


                   REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
       RANGE OF
      REMAINING                   # OF      AGGREGATE
     AMORTIZATION               MORTGAGE   CUT-OFF DATE     % OF
        TERMS                    LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
    Interest Only                   4      $284,397,000     29.0%
      176 - 360                    68       695,451,706     71.0
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  176 mos.         Max:  360 mos.     Wtd. Avg.:  340 mos.(2)
-------------------------------------------------------------------


                LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
-------------------------------------------------------------------
       RANGE OF                  # OF       AGGREGATE
     MATURITY/ARD              MORTGAGE    CUT-OFF DATE     % OF
      LTV RATIOS                 LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
    Fully Amortizing                4      $ 19,610,746      2.0%
     46.70 - 49.99                  2        25,194,845      2.6
     50.00 - 54.99                  7       236,012,722     24.1
     55.00 - 59.99                  9       158,053,085     16.1
     60.00 - 62.49                  8        60,423,159      6.2
     62.50 - 64.99                 12       102,705,477     10.5
     65.00 - 67.49                 14       213,696,296     21.8
     67.50 - 69.99                  7        84,603,123      8.6
     70.00 - 75.10                  9        79,549,253      8.1
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  46.70%             Max:  75.10%       Wtd. Avg.:  61.15%(1)
-------------------------------------------------------------------


                    DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------
                                  # OF      AGGREGATE
                                MORTGAGE   CUT-OFF DATE     % OF
    RANGE OF DSCRS               LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
      1.16 - 1.19                   2      $ 10,814,943      1.1%
      1.20 - 1.24                   7        62,110,868      6.3
      1.25 - 1.29                   8        65,612,736      6.7
      1.30 - 1.34                   8        68,481,562      7.0
      1.35 - 1.39                  12       151,321,808     15.4
      1.40 - 1.44                   7        80,979,581      8.3
      1.45 - 1.49                   9       105,276,879     10.7
      1.50 - 1.59                   6        34,737,887      3.5
      1.60 - 1.99                   7       102,494,466     10.5
      2.00 - 3.17                   6       298,017,975     30.4
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  1.16x               Max:  3.17x          Wtd. Avg.:  1.79x
-------------------------------------------------------------------


                           MORTGAGE RATE (%)
-------------------------------------------------------------------
                                  # OF      AGGREGATE
    RANGE OF MORTGAGE           MORTGAGE   CUT-OFF DATE     % OF
         RATES                   LOANS      BALANCE ($)     POOL
-------------------------------------------------------------------
     4.800 - 4.999                  3      $158,478,502     16.2%
     5.000 - 5.249                 11       213,003,982     21.7
     5.250 - 5.499                 13       200,825,537     20.5
     5.500 - 5.599                 10       127,693,596     13.0
     5.600 - 5.699                  9        58,836,746      6.0
     5.700 - 5.749                  4        37,121,549      3.8
     5.750 - 5.999                  9        99,130,092     10.1
     6.000 - 6.249                  8        43,947,604      4.5
     6.250 - 6.560                  5        40,811,098      4.2
-------------------------------------------------------------------
 TOTAL:                            72      $979,848,706    100.0%
-------------------------------------------------------------------
 Min:  4.800%             Max:  6.560%         Wtd. Avg.:  5.386%
-------------------------------------------------------------------

---------------------
(1)  Does not include fully amortizing loans.

(2)  Does not include interest only loans.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                       CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
             RANGE OF             # OF      AGGREGATE
          CUT-OFF DATE          MORTGAGE   CUT-OFF DATE     % OF
            BALANCES             LOANS      BALANCE ($)    GROUP 1
-------------------------------------------------------------------
 $  1,873,176 -   2,999,999         6      $ 15,329,322      1.9%
    3,000,000 -   3,999,999         5        16,801,497      2.1
    4,000,000 -   4,999,999         5        22,217,710      2.7
    5,000,000 -   5,999,999         3        16,014,887      2.0
    6,000,000 -   6,999,999         6        39,986,212      4.9
    7,000,000 -   7,999,999         4        29,555,219      3.6
    8,000,000 -   9,999,999         5        42,426,982      5.2
   10,000,000 -  12,999,999         8        92,784,977     11.4
   13,000,000 -  19,999,999         5        76,866,524      9.4
   20,000,000 -  49,999,999         4       124,560,980     15.3
   50,000,000 -  99,999,999         3       188,500,000     23.1
  100,000,000 - 151,000,000         1       151,000,000     18.5
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
 Min:  $1,873,176      Max:  $151,000,000  Average:  $14,837,169
-------------------------------------------------------------------


              ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
                                 # OF      AGGREGATE
    RANGE OF                   MORTGAGE   CUT-OFF DATE      % OF
 ORIGINAL TERMS                 LOANS      BALANCE ($)     GROUP 1
-------------------------------------------------------------------
     60 -  60                       9      $301,797,177     37.0%
     61 -  84                       4       117,034,691     14.3
     85 - 120                      34       349,901,788     42.9
    121 - 240                       8        47,310,650      5.8
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  60 mos.         Max:  240 mos.        Wtd. Avg.:  95 mos.
-------------------------------------------------------------------


              REMAINING TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
    RANGE OF                     # OF      AGGREGATE
   REMAINING                   MORTGAGE   CUT-OFF DATE      % OF
     TERMS                      LOANS      BALANCE ($)     GROUP 1
-------------------------------------------------------------------
     52 -  84                      13      $418,831,869     51.3%
     85 - 119                      33       347,201,788     42.5
    120 - 236                       9        50,010,650      6.1
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  52 mos.         Max:  236 mos.      Wtd. Avg.:  91 mos.
-------------------------------------------------------------------

                 CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------
      RANGE OF                   # OF      AGGREGATE
    CUT-OFF DATE               MORTGAGE   CUT-OFF DATE      % OF
     LTV RATIOS                 LOANS      BALANCE ($)     GROUP 1
-------------------------------------------------------------------
   30.80 - 49.99                    2      $ 11,991,035      1.5%
   50.00 - 59.99                    4       284,397,000     34.9
   60.00 - 64.99                    3        28,055,264      3.4
   65.00 - 69.99                    9        61,859,774      7.6
   70.00 - 74.99                   20       222,978,733     27.3
   75.00 - 79.99                   14       162,618,538     19.9
   80.00 - 84.70                    3        44,143,963      5.4
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  30.80%           Max:  84.70%          Wtd. Avg.:  66.52%
-------------------------------------------------------------------


                   ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
    RANGE OF
    ORIGINAL                     # OF      AGGREGATE
  AMORTIZATION                MORTGAGE    CUT-OFF DATE      % OF
      TERMS                    LOANS       BALANCE ($)     GROUP 1
-------------------------------------------------------------------
   Interest Only                    4      $284,397,000     34.9%
     180 - 299                      5        58,110,746      7.1
     300 - 329                     11       107,543,233     13.2
     330 - 360                     35       365,993,328     44.8
-------------------------------------------------------------------
   TOTAL:                          55      $816,044,307    100.0%
-------------------------------------------------------------------
   Min:  180 mos.       Max:  360 mos.     Wtd. Avg.:  337 mos.(2)
-------------------------------------------------------------------


                   REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
    RANGE OF
    REMAINING                     # OF      AGGREGATE
  AMORTIZATION                  MORTGAGE   CUT-OFF DATE     % OF
      TERMS                      LOANS      BALANCE ($)    GROUP 1
-------------------------------------------------------------------
   Interest Only                    4      $284,397,000     34.9%
     176 - 360                     51       531,647,307     65.1
-------------------------------------------------------------------
   TOTAL:                          55      $816,044,307    100.0%
-------------------------------------------------------------------
   Min:  176 mos.       Max:  360 mos.      Wtd. Avg.:  335 mos.(2)
-------------------------------------------------------------------


                LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
-------------------------------------------------------------------
      RANGE OF                   # OF      AGGREGATE
    MATURITY/ARD              MORTGAGE    CUT-OFF DATE      % OF
     LTV RATIOS                LOANS       BALANCE ($)     GROUP 1
-------------------------------------------------------------------
 Fully Amortizing                   4      $ 19,610,746      2.4%
   46.70 - 49.99                    2        25,194,845      3.1
   50.00 - 54.99                    7       236,012,722     28.9
   55.00 - 59.99                    8       151,579,380     18.6
   60.00 - 62.49                    6        47,639,338      5.8
   62.50 - 64.99                   11        89,557,533     11.0
   65.00 - 67.49                    9       172,593,825     21.2
   67.50 - 69.99                    4        42,422,099      5.2
   70.00 - 74.10                    4        31,433,820      3.9
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  46.70%            Max:  74.10%     Wtd. Avg.:  59.71%(1)
-------------------------------------------------------------------


                    DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------
                                 # OF       AGGREGATE
      RANGE OF                 MORTGAGE    CUT-OFF DATE      % OF
       DSCRS                    LOANS       BALANCE ($)     GROUP 1
-------------------------------------------------------------------
    1.20 - 1.24                     5      $ 39,234,358      4.8%
    1.25 - 1.29                     5        34,077,115      4.2
    1.30 - 1.34                     6        51,444,470      6.3
    1.35 - 1.39                     7       104,457,767     12.8
    1.40 - 1.44                     7        80,979,581      9.9
    1.45 - 1.49                     8        80,177,357      9.8
    1.50 - 1.59                     5        30,242,720      3.7
    1.60 - 1.99                     7       102,494,466     12.6
    2.00 - 3.17                     5       292,936,473     35.9
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  1.20x              Max:  3.17x          Wtd. Avg.:  1.88x
-------------------------------------------------------------------


                           MORTGAGE RATE (%)
-------------------------------------------------------------------
                                 # OF      AGGREGATE
     RANGE OF                 MORTGAGE    CUT-OFF DATE      % OF
  MORTGAGE RATES               LOANS       BALANCE ($)     GROUP 1
-------------------------------------------------------------------
   4.800 - 4.999                    2      $153,397,000     18.8%
   5.000 - 5.249                    5       139,355,236     17.1
   5.250 - 5.499                   11       177,739,328     21.8
   5.500 - 5.599                    9       115,693,596     14.2
   5.600 - 5.699                    5        34,970,455      4.3
   5.700 - 5.749                    4        37,121,549      4.5
   5.750 - 5.999                    7        79,508,442      9.7
   6.000 - 6.249                    7        37,447,604      4.6
   6.250 - 6.560                    5        40,811,098      5.0
-------------------------------------------------------------------
  TOTAL:                           55      $816,044,307    100.0%
-------------------------------------------------------------------
  Min:  4.800%            Max:  6.560%         Wtd. Avg.:  5.388%
-------------------------------------------------------------------

---------------------
(1)  Does not include fully amortizing loans.

(2)  Does not include interest only loans.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                       CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
            RANGE OF             # OF      AGGREGATE
         CUT-OFF DATE         MORTGAGE    CUT-OFF DATE      % OF
           BALANCES             LOANS      BALANCE ($)     GROUP 2
-------------------------------------------------------------------
$  4,495,166 -  4,999,999          2       $  9,026,289      5.5%
   5,000,000 -  5,999,999          1          5,081,502      3.1
   6,000,000 -  6,999,999          5         32,420,246     19.8
   7,000,000 -  7,999,999          1          7,120,000      4.3
   8,000,000 -  9,999,999          1          8,556,182      5.2
  10,000,000 - 12,999,999          3         33,792,714     20.6
  13,000,000 - 19,999,999          3         42,707,944     26.1
  20,000,000 - 25,099,522          1         25,099,522     15.3
-------------------------------------------------------------------
  TOTAL:                          17       $163,804,399    100.0%
-------------------------------------------------------------------
  Min:  $4,495,166    Max:  $25,099,522      Average:  $9,635,553
-------------------------------------------------------------------


              ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
                                 # OF      AGGREGATE
    RANGE OF                  MORTGAGE    CUT-OFF DATE      % OF
 ORIGINAL TERMS                LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
     60 - 60                       3       $ 36,657,534     22.4%
     61 - 84                       4         41,638,923     25.4
    85 - 120                      10         85,507,941     52.2
-------------------------------------------------------------------
   TOTAL:                         17       $163,804,399    100.0%
-------------------------------------------------------------------
   Min:  60 mos.         Max:  120 mos.       Wtd. Avg.:  97 mos.
-------------------------------------------------------------------


              REMAINING TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------------------
     RANGE OF                    # OF      AGGREGATE
    REMAINING                 MORTGAGE    CUT-OFF DATE      % OF
      TERMS                    LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
     57 -  84                      7       $ 78,296,457     47.8%
     85 - 119                      9         78,387,941     47.9
    120 - 120                      1          7,120,000      4.3
-------------------------------------------------------------------
  TOTAL:                          17       $163,804,399    100.0%
-------------------------------------------------------------------
  Min:  57 mos.           Max:  120 mos.     Wtd. Avg.:  94 mos.
-------------------------------------------------------------------


                 CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------
        RANGE OF                 # OF      AGGREGATE
      CUT-OFF DATE            MORTGAGE    CUT-OFF DATE      % OF
       LTV RATIOS              LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
     68.40 - 69.99                 1        $ 6,500,000      4.0%
     70.00 - 74.99                 3         37,857,048     23.1
     75.00 - 79.99                11         96,910,258     59.2
     80.00 - 83.60                 2         22,537,092     13.8
-------------------------------------------------------------------
  TOTAL:                          17        163,804,399    100.0%
-------------------------------------------------------------------
  Min:  68.40%           Max:  83.60%          Wtd. Avg.:  77.17%
-------------------------------------------------------------------


                   ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
     RANGE OF
     ORIGINAL                    # OF      AGGREGATE
   AMORTIZATION               MORTGAGE    CUT-OFF DATE      % OF
      TERMS                    LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
    348 - 360                     17       $163,804,399    100.0%
-------------------------------------------------------------------
  TOTAL:                          17       $163,804,399    100.0%
-------------------------------------------------------------------
  Min:  348 mos.         Max:  360 mos.       Wtd. Avg.:  359mos.
-------------------------------------------------------------------


                   REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------
     RANGE OF
    REMAINING                    # OF      AGGREGATE
   AMORTIZATION               MORTGAGE    CUT-OFF DATE      % OF
      TERMS                    LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
    348 - 360                     17       $163,804,399    100.0%
-------------------------------------------------------------------
  TOTAL:                          17       $163,804,399    100.0%
-------------------------------------------------------------------
  Min:  348 mos.        Max:  360 mos.      Wtd. Avg.:  357 mos.
-------------------------------------------------------------------



                LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
-------------------------------------------------------------------
       RANGE OF                  # OF      AGGREGATE
     MATURITY/ARD             MORTGAGE    CUT-OFF DATE      % OF
      LTV RATIOS               LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
    59.50 - 59.99                  1       $  6,473,706      4.0%
    60.00 - 62.49                  2         12,783,821      7.8
    62.50 - 64.99                  1         13,147,944      8.0
    65.00 - 67.49                  5         41,102,471     25.1
    67.50 - 69.99                  3         42,181,024     25.8
    70.00 - 75.10                  5         48,115,433     29.4
-------------------------------------------------------------------
  TOTAL:                          17       $163,804,399    100.0%
-------------------------------------------------------------------
  Min:  59.50%           Max:  75.10%          Wtd. Avg.:  68.19%
-------------------------------------------------------------------


                    DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------
                                 # OF      AGGREGATE
       RANGE OF               MORTGAGE    CUT-OFF DATE      % OF
        DSCRS                  LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
     1.16 - 1.19                   2      $ 10,814,943       6.6%
     1.20 - 1.24                   2        22,876,510      14.0
     1.25 - 1.29                   3        31,535,622      19.3
     1.30 - 1.34                   2        17,037,092      10.4
     1.35 - 1.39                   5        46,864,041      28.6
     1.45 - 1.49                   1        25,099,522      15.3
     1.50 - 1.59                   1         4,495,166       2.7
     2.00 - 2.22                   1         5,081,502       3.1
-------------------------------------------------------------------
   TOTAL:                         17      $163,804,399     100.0%
-------------------------------------------------------------------
   Min:  1.16x            Max:  2.22x           Wtd. Avg.:  1.36x
-------------------------------------------------------------------


                           MORTGAGE RATE (%)
-------------------------------------------------------------------
                                 # OF      AGGREGATE
      RANGE OF                MORTGAGE    CUT-OFF DATE      % OF
   MORTGAGE RATES              LOANS       BALANCE ($)     GROUP 2
-------------------------------------------------------------------
    4.990 - 4.999                  1       $  5,081,502      3.1%
    5.000 - 5.249                  6         73,648,746     45.0
    5.250 - 5.499                  2         23,086,209     14.1
    5.500 - 5.599                  1         12,000,000      7.3
    5.600 - 5.699                  4         23,866,292     14.6
    5.750 - 5.999                  2         19,621,650     12.0
    6.000 - 6.020                  1          6,500,000      4.0
-------------------------------------------------------------------
   TOTAL:                         17       $163,804,399    100.0%
-------------------------------------------------------------------
   Min:  4.990%            Max:  6.020%        Wtd. Avg.:  5.374%
-------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                           NUMBER OF                          % OF
                                           MORTGAGE                          INITIAL                          LOAN
                                            LOANS/     CUT-OFF     SHADOW     MORT-                          BALANCE        CUT-OFF
                           MORTGAGE        MORTGAGED    DATE      RATING      GAGE                            PER            DATE
                             LOAN   LOAN    REAL      PRINCIPAL    FITCH/     POOL    PROPERTY   PROPERTY     SF/             LTV
         LOAN NAME          SELLER  GROUP PROPERTIES  BALANCE(1)  MOODY'S(2) BALANCE    TYPE     SIZE(3)      UNIT   DSCR    RATIO
-------------------------- -------- ----- ---------- ------------ ---------- ------- ----------- --------- --------- ------ -------
 Great Mall of the Bay
 Area ....................   MLML     1       1/1    $151,000,000  A-/Baa2    15.4%     Retail   1,281,912 $     118  2.72x   53.2%
 Galileo Pool #1 .........   MLML     1      1/13      77,000,000    N/A       7.9      Retail   1,289,684        60  2.29    58.1
 ARC MHC Portfolio .......   MLML    1/2(6)   2/1(6)   60,978,630    N/A       6.2       MHC(4)      3,273    18,631  1.46    77.6
 Douglas Entrance ........    BOA     1       1/1      57,500,000    N/A       5.9      Office     459,448       125  1.36    72.6
 Galileo Pool #2 .........   MLML     1      1/14      54,000,000   AA/A2      5.5      Retail     993,249        54  3.17    50.0
 Pasadena Courtyard by
 Marriott ................   MLML     1       1/1      38,500,000    N/A       3.9   Hospitality       314   122,611  1.63    71.3
 WestPoint Crossing
 Shopping Center .........   MLML     1       1/1      27,969,697    N/A       2.9      Retail     241,300       116  1.45    79.5
 GFS Marketplace
 Portfolio ...............   MLML     1      1/17      22,212,175    N/A       2.3      Retail     272,053        82  1.75    60.9
 MHC Portfolio --
 Mariner's Cove ..........    BOA     1       1/1      16,452,380    N/A       1.7       MHC(4)        374    43,990  1.20    79.9
 The Clubs at Rhodes
 Ranch ...................    KEY     2       1/1      16,400,000    N/A       1.7      Multi(5)       270    60,741  1.24    75.9
                                             ----    ------------             ----                                    ----    ----
 TOTAL/WEIGHTED
 AVERAGE .................                  11/66    $522,012,882             53.3%                                   2.12X   63.2%

---------------------
(1) In the case of each cross-collateralized mortgage loan group, the aggregate cut-off date principal balance of the mortgage loans making up that group.

(2) Fitch, Inc. and Moody's Investors Service, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan are consistent with the characteristics of the applicable rated obligation.

(3) Property size is indicated in square feet, except with respect to the ARC MHC Portfolio, Pasadena Courtyard by Marriott, MHC Portfolio -- Mariner's Cove and The Clubs at Rhodes Ranch, the property sizes of which are indicated in pads (for manufactured housing community properties), rooms (for hospitality properties) or units (for multifamily rental properties), as applicable.

(4)  Manufactured housing community.

(5)  Multifamily rental property.

(6) The ARC MHC 10 Year Loan and the ARC MHC 5 Year Loan are collectively referred to as the ARC MHC Portfolio Loans. The ARC MHC 10 Year Loan is part of Loan Group 1 and the ARC MHC 5 Year Loan is a part of Loan Group 2.


MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                                               % OF            % OF         % OF        % OF        % OF      % OF
                                             REMAINING       REMAINING    REMAINING   REMAINING   REMAINING  REMAINING
         MONTHS               AGGREGATE    MORTGAGE POOL     MORTGAGE     MORTGAGE    MORTGAGE    MORTGAGE   MORTGAGE
         SINCE   NUMBER OF    REMAINING      BALANCE--         POOL         POOL        POOL        POOL       POOL
         CUT-OFF  MORTGAGE    PRINCIPAL      LOCKOUT/     BALANCE--YIELD BALANCE: 3% BALANCE: 2% BALANCE: 1% BALANCE--
  DATE    DATE     LOANS      BALANCE(1)   DEFEASANCE(2)   MAINTENANCE    PENALTY     PENALTY     PENALTY     OPEN     TOTAL
------- -------- --------- --------------- -------------  -------------- ----------- ----------- ----------- --------- ------
 Nov-04    6        72     $976,081,141.95      99.26%          0.74%          0%          0%          0%         0%     100%
 Nov-05   18        72      966,953,155.26      99.26           0.74           0           0           0          0      100
 Nov-06   30        72      956,435,934.62      97.28           1.33        1.39           0           0          0      100
 Nov-07   42        72      944,835,954.48      97.30           1.33           0        1.37           0          0      100
 Nov-08   54        69      697,755,219.71      93.49           1.77           0           0        1.81       2.93      100
 Nov-09   66        60      591,521,994.03      94.50           5.50           0           0           0          0      100
 Nov-10   78        57      513,026,658.61      93.77           5.77           0           0           0       0.47      100
 Nov-11   90        52      419,900,743.13      93.10           6.90           0           0           0          0      100
 Nov-12   102       52      409,015,633.91      93.08           6.92           0           0           0          0      100
 Nov-13   114       49      364,943,635.17      71.13           7.57           0           0           0      21.3       100
 Nov-14   126        8       33,006,804.19      93.23              0           0           0           0       6.77      100
 Nov-15   138        4        7,276,044.00     100.00              0           0           0           0          0      100
 Nov-16   150        4        5,758,154.00     100.00              0           0           0           0          0      100
 Nov-17   162        4        4,147,463.42     100.00              0           0           0           0          0      100
 Nov-18   174        4        2,439,534.18      96.37              0           0           0           0       3.63      100
 Nov-19   186        1        1,550,888.74     100.00              0           0           0           0          0      100
 Nov-20   198        1        1,215,036.97     100.00              0           0           0           0          0      100
 Nov-21   210        1          856,898.15     100.00              0           0           0           0          0      100
 Nov-22   222        1          475,278.50     100.00              0           0           0           0          0      100
 Nov-23   234        1           68,638.54          0              0           0           0           0        100      100
 Nov-24   246        0                   0          0              0           0           0           0          0        0


---------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective anticipated repayment dates. Otherwise calculated based on maturity assumptions to be described in the prospectus supplement.

(2) Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

GREAT MALL OF THE BAY AREA
--------------------------


                                 [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                              Milpitas, CA
 Property Type                                                            Retail
 Size (Sq. Ft.)                                                        1,281,912
 Percentage Occupancy as of March 9, 2004                                  88.2%
 Year Built                                                                 1994
 Appraised Value                                                    $284,000,000
 # of Tenants                                                                217
 Average Rent Per Square Foot                                             $16.14
 Underwritten Occupancy                                                    91.8%
 Underwritten Revenues                                               $32,803,112
 Underwritten Total Expenses                                         $11,541,995
 Underwritten Net Operating Income (NOI)                             $21,261,117
 Underwritten Net Cash Flow (NCF)                                    $20,016,465


                                 [PHOTO OMITTED]

                               LOAN INFORMATION(1)
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       08/05/03
 Cut-off Date Principal Balance                                     $151,000,000
 Cut-off Date B Note Balance                                         $24,000,000
 Cut-off Date Loan Balance Per SF/Unit                                   $117.79
 Percentage of Initial Mortgage Pool Balance                               15.4%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                           4.8000%
 Amortization Type                                                 Interest Only
 IO Period (Months)                                                           60
 Original Term to Maturity/ARD (Months)                                       60
 Original Amortization Term (Months)                                         NAP
 Lockbox                                                                 Hard(2)
 Cut-off Date LTV Ratio                                                    53.2%
 LTV Ratio at Maturity or ARD                                              53.2%
 Underwritten DSCR on NOI                                                  2.89x
 Underwritten DSCR on NCF                                                  2.72x

---------------------
(1) Fitch, Inc. and Moody's Investors Service, Inc., have indicated that in accordance with their respective methodologies, the credit characteristics of the Great Mall of the Bay Area mortgage loan are consistent with the characteristics of an A-/Baa2 obligation, respectively.

(2) The loan is structured with a lockbox account into which all rents from the Great Mall of the Bay Area property are required to be deposited. Prior to the occurrence of a Cash Management Trigger Event, amounts in the lockbox account are swept daily to a borrower controlled account. Upon the occurrence of a Cash Management Trigger Event, all monies from the lockbox account are required to be swept into a cash management account controlled by the lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.05x.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                  [MAP OMITTED]


---------------------
(1) Kohl's Department Stores have entered into a letter of intent for a lease of this space and certain additional space. The premises are anticipated to be delivered to Kohl's in mid-2005. Subject to successful lease negotiation and terms that are acceptable to the lender, Kohl's is anticipated to take occupancy and start paying rent in mid-2005. The space is currently occupied by Vans SkatePark

(2) Sears has entered into a 5-year lease with two 5-year extension options for 29,491 square feet of a previously vacant junior anchor space. Borrower anticipates that Sears will open the store in July 2004 with rent payment commencing shortly thereafter.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Great Mall of the Bay Area Loan") is evidenced by a promissory note in the original principal amount of $151,000,000, secured by a deed of trust encumbering a regional mall located at 447 Great Mall Drive, Milpitas, California (the "Great Mall of the Bay Area Property"). The Great Mall of the Bay Area Loan represents approximately 15.4% of the initial mortgage pool balance and 18.5% of the initial loan group 1 balance. The Great Mall of the Bay Area Loan was originated on August 5, 2003, and has a principal balance as of the cut-off date of $151,000,000.

The Great Mall of the Bay Area Loan is part of an A/B loan structure comprised of the Great Mall of the Bay Area Loan and a companion B note loan, which is evidenced by a promissory note and similarly secured by the Great Mall of the Bay Area Property. The Great Mall of the Bay Area companion B note loan has a principal balance of $24,000,000 as of May 1, 2004. The Great Mall of the Bay Area companion B note loan will not be included in the trust.

The Great Mall of the Bay Area Loan has a remaining term of 52 months and a scheduled maturity date of September 1, 2008. The Great Mall of the Bay Area Loan may be prepaid on or after June 1, 2008, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower is Milpitas Mills Limited Partnership, which is a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Great Mall of the Bay Area Loan. The general partners of the borrower are Milpitas Mills L.L.C. (0.1%), 100% owned by The Mills Limited Partnership, and Westwind Great Mall Management, LP (0.01%), an affiliate of Kan Am Grund Kapitalanlagesellschaft mbH. The limited partners of the borrower are The Mills Limited Partnership (48.90%) and Kan Am Kapitalanlagesellschaft mbH (50.99%).

Headquartered in Arlington, Virginia, The Mills Corporation is a fully integrated, self-managed real estate investment trust (REIT) that became publicly traded in April 1994. Through its subsidiaries and partnerships, The Mills Corporation currently has an interest in twenty-six properties, totaling approximately 26,037,000 square feet. The twenty-six properties consist of fifteen Mills Landmark Centers, ten 21st Century Retail and Entertainment Centers and one International Retail and Entertainment Center. As of March 22, 2004, The Mills Corporation had an equity market capitalization of approximately $3.0 billion (including approximately $409 million of preferred equity as of December 31, 2003).

Headquartered in Munich, Germany, the Kan Am Group is a syndicator of closed-end real estate funds. The Kan Am Group has invested over 4 billion euros on behalf of private and institutional investors through publicly offered closed-end and open-end real estate funds. The Mills Corporation has an established relationship with the Kan Am Group. The Kan Am Group has invested equity in various projects with The Mills Corporation, including Arundel Mills, Colorado Mills, Concord Mills, Discover Mills, Grapevine Mills, Katy Mills, Ontario Mills, St. Louis Mills, The Block at Orange, Meadowlands Xanadu (under development) and Pittsburgh Mills (under development). Executives of the Kan Am Group also hold three seats on The Mills Corporation's board of directors.

THE PROPERTY. The Great Mall of the Bay Area Property is an enclosed single-story entertainment oriented regional mall located in the county of Santa Clara, California. The property was redeveloped and re-fitted to function as a regional mall in 1994. Within the last three years, the property has received improvements that totaled approximately $80 million which included an upgrade and renovation of the entire interior corridor system, a new 71,300 square foot movie theater added on the north elevation, a new 580-space parking structure added on the east elevation, new entrance canopies, a new plaza area adjacent to the north entrance, and an Outback Steakhouse adjacent to the theater. The entire building was also painted and visually upgraded. The mall consists of approximately 1,281,912 square feet of gross retail space with approximately 217 stores, which includes 12 anchor/major tenants such as Burlington Coat Factory, Century Theatres (20 screens), Dave & Buster's, Sportmart, Marshall's, Linens n Things, Media Play, Off 5th - Saks Fifth Avenue, Group USA, Old Navy, and a soon-to-open Sears (see footnote 4 of the following page).

The Great Mall of the Bay Area Property is located along the northerly side of Great Mall Parkway, between E. Montague Expressway (east) and S. Main Street
(west). The mall has pedestrian access from the recently completed extension of the light rail system along the western border of the site. Additionally, regional access is provided between Interstates 680 and 880, just south of Highway 237 and 5 miles north of US 101.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Great Mall of the Bay Area Property:

                                             ANCHOR TENANTS/SIGNIFICANT IN-LINE TENANTS
                                             ------------------------------------------

                                                                             CREDIT        SQUARE   % OF  SALES    BASE      LEASE
                                                                            RATINGS         FEET     GLA  PSF(2)   RENT   EXPIRATION
                                                                          (FITCH/S&P/                               PSF
 TENANT NAME                                       PARENT COMPANY          MOODY'S)(1)
------------------------------------------------------------------------------------------------------------------------------------
 Burlington Coat Factory .......... Burlington Coat Factory Warehouse         NA/NA/NA    117,000   9.1%   $101   $  6.84   1/2009
                                            Corporation (NYSE: BCF)
 Century Theatres (20 screens) ....            Century Theatres               NA/NA/NA     71,300   5.6%   $200   $ 19.00   12/2010
 Dave & Buster's ..................    Dave & Buster's, Inc. (NYSE: DAB)      NA/NA/NA     64,279   5.0%   $277   $ 15.50   1/2021
 Vans SkatePark(3) ................         Vans, Inc. (NYSE: VANS)           NA/NA/NA     56,404   4.4%   $ 32   $  5.88   11/2004
 Sportmart ........................ The Sports Authority, Inc. (NYSE: TSA)    NA/NA/NA     55,993   4.4%   $122   $  5.00   1/2010
 Marshall's .......................   The TJX Companies, Inc. (NYSE: TJX)     NA/A/A3      52,504   4.1%   $205   $  8.38   1/2010
 Linens n Things ..................    Linens N Things, Inc. (NYSE: LIN)      NA/NA/NA     42,327   3.3%   $107   $ 11.00   1/2005
 Media Play .......................        The Musicland Group, Inc.          NA/NA/NA     34,970   2.7%   $152   $ 11.25   1/2010
 Sears(4) .........................     Sears Roebuck and Co. (NYSE: S)    BBB+/BBB/Baa1   29,491   2.3%    NAP   $  7.50   7/2009
 Off 5th - Saks Fifth Avenue ......      Saks Incorporated (NYSE: SKS)       BB-/NA/Ba3    27,461   2.1%   $323   $  6.53   1/2010
 Group USA ........................                Group USA                  NA/NA/NA     20,847   1.6%   $121   $ 11.00   8/2006
 Old Navy .........................        The Gap, Inc. (NYSE: GPS)        BB+/BB+/Ba2    20,134   1.6%   $398   $ 20.07   1/2005
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Great Mall of the Bay Area Property:

                                                     LEASE ROLLOVER SCHEDULE(6)
                                                     --------------------------

                     NUMBER OF    SQUARE                             % OF     CUMULATIVE    CUMULATIVE   CUMULATIVE  CUMULATIVE
                      LEASES      FEET     % OF GLA    BASE RENT  BASE RENT  SQUARE FEET      % OF       BASE RENT     % OF
 YEAR                EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING   GLA EXPIRING    EXPIRING   BASE RENT
--------------------------------------------------------------------------------------------------------------------------------
 Vacant(5) .......      NAP      119,001      9.3%          NAP        NAP      119,001         9.3%           NAP         NAP
 Temporary &
  Month-to-month .       38      108,968      8.5%   $   662,693      3.5%      227,969        17.8%    $   662,693      3.5%
 2004 ............       28      108,672      8.5%   $ 1,986,373     10.6%      336,641        26.3%    $ 2,649,066     14.1%
 2005 ............       20      127,218      9.9%   $ 2,198,583     11.7%      463,859        36.2%    $ 4,847,649     25.8%
 2006 ............       28      106,392      8.3%   $ 2,147,044     11.4%      570,251        44.5%    $ 6,994,693     37.3%
 2007 ............       14       26,115      2.0%   $   785,389      4.2%      596,366        46.5%    $ 7,780,082     41.4%
 2008 ............       19       42,731      3.3%   $ 1,189,016      6.3%      639,097        49.9%    $ 8,969,098     47.8%
 2009 ............       13      177,670     13.9%   $ 1,838,177      9.8%      816,767        63.7%    $10,807,274     57.6%
 2010 ............       19      263,913     20.6%   $ 3,457,523     18.4%    1,080,680        84.3%    $14,264,797     76.0%
 2011 ............       12       27,616      2.2%   $   818,287      4.4%    1,108,296        86.5%    $15,083,084     80.3%
 2012 ............        8       34,632      2.7%   $   725,838      3.9%    1,142,928        89.2%    $15,808,922     84.2%
 2013 ............       14       56,405      4.4%   $ 1,653,262      8.8%    1,199,333        93.6%    $17,462,184     93.0%
 2014 ............        3       18,300      1.4%   $   313,807      1.7%    1,217,633        95.0%    $17,775,991     94.7%
 Thereafter ......        1       64,279      5.0%   $   996,324      5.3%    1,281,912       100.0%    $18,772,315    100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL ...........      217    1,281,912    100.0%   $18,772,315    100.0%    1,281,912       100.0%    $18,772,315    100.0%
--------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.

(2) Sales per square foot for the 12-month period ending December 31, 2003 as reported by the borrower. No representation is made as to the accuracy of the sales data.

(3) Vans SkatePark terminated its former lease ($849,095 annual rent with expiration in 2010) on February 11, 2004. In conjunction with the lease termination, Vans signed a lease renewal with an annual rent of $331,656, expiring in November 2004, and paid a $2,500,000 termination fee to the borrower, which amount is currently held in escrow. In addition, the borrower and Kohl's Department Stores have entered into a letter of intent for a lease of this space and certain additional space. The premises are anticipated to be delivered to Kohl's in mid-2005. Subject to successful lease negotiation and terms that are acceptable to the lender, Kohl's is anticipated to take occupancy and start paying rent in mid-2005, at which time the borrower will be entitled to receive the escrowed termination fee.

(4) Sears has entered into a 5-year lease with two 5-year extension options for 29,491 square feet of a previously vacant junior anchor space. Initial annual rent is $7.50 per square foot and increases to $9.00 per square foot in years 2-3 and $9.50 per square foot in years 4-5. Sears will also contribute $1 per square foot to common area maintenance and its proportionate share of real estate taxes. Borrower anticipates that Sears will open the store in July 2004 with rent payment commencing shortly thereafter.

(5) The space leased pursuant to the Sears lease is not included as vacant space.

(6)  Information obtained from underwritten rent roll.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE MARKET.(1) The Great Mall of the Bay Area Property is located in the City of Milpitas, which is located on the southeastern shore of San Francisco Bay, bounded on the north by the Santa Clara County/Alameda County border and City of Fremont, on the south by the City of San Jose, on the east by mountainous areas, and on the west by the cities of San Jose and Santa Clara. Santa Clara County is a part of the larger Silicon Valley submarket, which encompasses approximately 1,740 square miles and includes San Mateo County.

The Great Mall of the Bay Area Property's primary trade area resides within an approximate 15-mile radius. However, as the mall is considered a destination retail and entertainment center, it has the potential to draw shoppers from an approximate 40-mile radius. Population within the mall's primary trade area was estimated to be 1,957,496 in 2002 which represented a compound annual growth rate of an estimated 1.26% from 1990 to 2002. The number of households in this area was estimated at 653,047 with an average household income of approximately $115,186 in 2002.

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the Great Mall of the Bay Area Loan:

                           ESCROWS/RESERVES
                           ----------------

 TYPE                                      INITIALLY         MONTHLY
---------------------------------------------------------------------
  Required Repairs Reserve .........     $   39,879     $        0
  Vans Reserve .....................     $2,500,000     $        0

The $2,500,000 Vans Reserve was established in connection with Vans SkatePark terminating its lease. The Vans Reserve will be released to the borrower when all of the following conditions are satisfied: (a) the borrower delivers to the lender an acceptable executed lease, (b) the borrower is not in default, (c) the replacement tenant takes occupancy and has opened for business to the public,
(d) the replacement tenant starts paying rent, and (e) the borrower satisfies all payment and construction obligations to the replacement tenant, if any.

Additionally, the lender conditionally waived the requirements contained in the loan documents providing for certain escrows of real estate taxes, insurance and replacement reserves, provided that: (a) no event of default has occurred and is continuing and (b) the actual trailing 12-month debt service coverage is not at any time less than 1.05. In the event either trigger event described in (a) or
(b) above occurs, the borrower is required to make deposits into the reserve accounts. In lieu of the borrower making such deposits, the borrower may provide a letter of credit, equal to the amounts of those deposits required under the loan documents, that is issued by a domestic eligible institution or the U.S. agency or branch of a foreign eligible institution.

PARTIAL RELEASE. The borrowers may obtain the release of certain parcels of the Great Mall of the Bay Area Property from the mortgage lien upon the satisfaction of certain requirements other than defeasance. No material value was assigned to such parcels by the mortgage loan seller in the underwriting of the Great Mall of the Bay Area Loan.

ENVIRONMENTAL MATTERS. A third party environmental consulting firm that performed the most recent environmental site assessment stated that as a result of the property's former use, the former owner remediated the property, developed a site management plan and received formal closure status from the State of California. The consultant also stated that a recent subsurface investigation identified the presence of certain groundwater contamination, caused by off-site contaminant migration. However, the state has issued a formal letter stating that the contaminants did not originate from the subject property, that the subject property remains in compliance with the site management plan, and that the state would not modify its prior order of no further remediation. The loan documents require continued compliance with the site management plan and applicable environmental laws.

PROPERTY MANAGEMENT. Milpitas MALP, L.L.C., is the property manager for the Great Mall of the Bay Area Property. The property manager is affiliated with the borrower.


---------------------
(1) Certain information is from the third party appraisal dated July 23, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

GALILEO POOL #1
---------------


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                          13
 Location (City/State)                                                 See table
 Property Type                                                            Retail
 Size (Sq. Ft.)                                                        1,289,684
 Wtd. Avg. Percentage Occupancy as of January 30, 2004                  98.1%(1)
 Year Built                                                            See table
 Appraised Value                                                    $132,600,000
 Underwritten Occupancy                                                    91.2%
 Underwritten Revenues                                               $13,976,160
 Underwritten Total Expenses                                         $ 3,540,831
 Underwritten Net Operating Income (NOI)                             $10,435,328
 Underwritten Net Cash Flow (NCF)                                    $ 9,534,698


                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       10/23/03
 Cut-off Date Principal Balance                                      $77,000,000
 Cut-off Date Loan Balance Per SF/Unit                                    $59.70
 Percentage of Initial Mortgage Pool Balance                                7.9%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                Fee & Leasehold
 Mortgage Rate                                                            5.330%
 Amortization Type                                                 Interest Only
 IO Period (Months)                                                           60
 Original Term to Maturity/ARD (Months)                                       60
 Original Amortization Term (Months)                                         NAP
 Lockbox                                                  Soft-Springing Hard(2)
 Cut-off Date LTV Ratio                                                    58.1%
 LTV Ratio at Maturity or ARD                                              58.1%
 Underwritten DSCR on NOI                                                  2.51x
 Underwritten DSCR on NCF                                                  2.29x

---------------------
(1) Includes Winn Dixie space which is not occupied but on which Winn Dixie is paying rent.

(2) The loan is structured with a lockbox account into which all proceeds from the Galileo Pool #1 Loan Properties are required to be deposited. Upon occurrence of a Cash Management Trigger Event, all monies from the lockbox account are required to be swept into a cash management account controlled by the lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.15x for any trailing 12-month period.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Galileo Pool #1 Loan") is evidenced by a single promissory note and is secured by first mortgages encumbering 13 community shopping centers and power centers located in eight states. The Galileo Pool #1 Loan represents approximately 7.9% of the initial balance and 9.4% of the initial loan group 1 balance. The Galileo Pool #1 Loan was originated on October 23, 2003, and has a principal balance as of the cut-off date of $77,000,000.

The Galileo Pool #1 Loan has a remaining term of 54 months and a scheduled maturity date of November 1, 2008. The Galileo Pool #1 Loan may be prepaid on or after September 1, 2008, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWERS. The borrowers are Galileo CMBS T1 HL LLC, a single purpose bankruptcy-remote entity, and certain other affiliated single purpose bankruptcy-remote entities, owned and controlled indirectly by Galileo America LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Galileo Pool #1 Loan. The borrowers are wholly-owned indirectly by Galileo America LLC, a Delaware limited liability company (the "JV"), the members of which are Galileo America, Inc., a real estate investment trust (REIT) that has a 90% interest in the JV, and CBL & Associates Properties, Inc. ("CBL"), an NYSE-listed REIT that has a 10% interest in the JV.

Galileo America, Inc. is wholly-owned by Galileo Shopping America Trust ("GSA"), a publicly traded Australian real estate investment trust on the Australian Stock Exchange that was formed in 2003 and that had $279 million of assets as of December 31, 2003.

CBL, the 10% owner of the JV, is a Chattanooga, Tennessee-based REIT that has been a shopping center owner and developer since 1978 and publicly traded on the NYSE since 1993. CBL currently owns 60 malls containing 47,570,176 square feet and has a market capitalization of approximately $6.4 billion. In addition to its interest in the JV, CBL will provide property management and leasing services to the borrowers under a long-term contract.

THE PROPERTIES. The Galileo Pool #1 Loan is collateralized by 13 properties (the "Galileo Pool #1 Loan Properties") containing a total of 1,289,684 square feet. The properties are located in eight states and include 157 national and local retail tenants.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information regarding the Galileo Pool #1 Loan Properties.

                                                      PORTFOLIO PROPERTIES
                                                      --------------------

                                                         YEAR
                                                         BUILT/     SQUARE
                PROPERTY                LOCATION       RENOVATED     FEET    OCCUPANCY            ANCHOR TENANTS
--------------------------------------------------------------------------------------------------------------------------------
 Anderson Plaza ...............      Greenwood, SC        1983      46,258      79.2%                Food Lion
 Briarcliff Square ............      Oak Ridge, TN        1989      41,778      94.5                 Food Lion
 Bulloch Plaza ................     Statesboro, GA        1986      39,264     100.0                 Food Lion
 Chestnut Hills ...............       Murray, KY          1982      68,364     100.0                 JC Penney
 Collins Park Commons .........     Plant City, FL        1989      37,458      97.3              Tractor Supply
 Garden City Plaza ............     Garden City, KS       1984      76,246     100.0                 JC Penney
 Kingston Overlook ............      Knoxville, TN        1996     119,360     100.0    Michael's, Babies "R" Us, American
                                                                                                  Signature Home
 Ladys Island Shopping Center .      Beaufort, SC         1983      60,687     100.0            Winn Dixie, Eckerd
 Lions Head ...................      Nashville, TN     1982/1999    99,165      94.5           Office Max, Steinmart
 Marketplace at Flower Mound ..    Flower Mound, TX       1998     113,349     100.0                Winn Dixie(1)
 Northridge Plaza ............. Hilton Head Island, SC    1984      79,570      98.5        Home Goods, Dollar General
 Seacoast Shopping Center .....      Seabrook, NH         1991      91,690     100.0                  Shaw's
 Springhurst ..................     Louisville, KY        1997     416,495      98.8        Cinemark, TJ Maxx, Kohl's,
                                                                                                  Books-A-Million,
                                                                                          Dick's Clothing and Sporting Goods,
                                                                                            Fashion Shop, OfficeMax, Liquor
                                                                                                         Barn
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL ........................                                  1,289,684      98.1%
--------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the 10 largest tenants at the Galileo Pool #1 Loan Properties:

                                            TEN LARGEST TENANTS BY BASE RENT
                                            --------------------------------

                                                           CREDIT                               % OF              % OF
                                                          RATINGS      NUMBER OF             PORTFOLIO         PORTFOLIO
 TENANT                           PARENT COMPANY      (MOODY'S/S&P)(2)  STORES    BASE RENT  BASE RENT    SF      SF
--------------------------------------------------------------------------------------------------------------------------
 Cinemark ..............       Cinemark USA, Inc.          B3/B+           1     $1,109,262     9.4%    79,233    6.1%
 Kohl's ................       Kohl's Corporation          A3/A-           1        671,026     5.7     86,584    6.7
 Food Lion .............        Delhaize America          Ba1/BB+          3        598,368     5.1     95,822    7.4
 Shaw's ................        J Sainsbury, Plc          A3/BB+           1        590,400     5.0     49,200    3.8
 Office Max ............         Boise Cascade            Ba2/BB           2        535,122     4.5     47,039    3.6
 Liquor Barn ...........          Liquor Barn               NR             1        443,159     3.8     42,000    3.3
 Dick's Clothing and
   Sporting Goods ......  Dick's Sporting Goods, Inc.       NR             1        405,000     3.4     45,000    3.5
 Babies "R" Us .........       Toys "R" Us, Inc.          Ba2/BB           1        340,000     2.9     42,296    3.3
 Fashion Shop ..........          Fashion Shop              NR             1        281,999     2.4     26,111    2.0
 Home Goods ............    The TJ X Companies, Inc.       A3/A            1        278,396     2.4     35,922    2.8
--------------------------------------------------------------------------------------------------------------------------
 TOTAL .................                                                  13     $5,252,732    44.6%   549,207   42.6%
--------------------------------------------------------------------------------------------------------------------------

---------------------
(1) Winn Dixie has vacated the premises but continues to pay rent pursuant to a lease expiring in 2019. The mortgage loan seller has excluded the Winn Dixie rent from its underwritten net cash flow.

(2) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Galileo Pool #1 Loan Properties:

                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------

                     NUMBER     SQUARE      % OF                  % OF BASE   CUMULATIVE  CUMULATIVE    CUMULATIVE   CUMULATIVE %
                   OF LEASES     FEET       GLA       BASE RENT     RENT     SQUARE FEET   % OF GLA     BASE RENT   OF BASE RENT
 YEAR               EXPIRING   EXPIRING  EXPIRING     EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
 Vacant ..........    NAP        87,662       6.8%      NAP         NAP          87,662        6.8%       NAP            NAP
 Month-to-month ..      2         8,518       0.7   $    52,191        0.4%      96,180        7.5    $    52,191          0.4%
 2004 ............     28        93,396       7.2       911,048        7.7      189,576       14.7        963,239          8.2
 2005 ............     23        46,890       3.6       706,503        6.0      236,466       18.3      1,669,742         14.2
 2006 ............     24       136,425      10.6     1,249,112       10.6      372,891       28.9      2,918,854         24.8
 2007 ............     30       176,190      13.7     1,800,555       15.3      549,081       42.6      4,719,409         40.1
 2008 ............     23       149,689      11.6     1,294,191       11.0      698,770       54.2      6,013,600         51.1
 2009 ............      8        67,831       5.3       680,779        5.8      766,601       59.4      6,694,379         56.9
 2010 ............      6        46,952       3.6       442,477        3.8      813,553       63.1      7,136,856         60.6
 2011 ............      2         4,200       0.3        53,290        0.5      817,753       63.4      7,190,146         61.1
 2012 ............      4       130,122      10.1     1,364,455       11.6      947,875       73.5      8,554,601         72.6
 2013 ............      1        23,500       1.8       235,000        2.0      971,375       75.3      8,789,601         74.6
 2014 ............      2        83,953       6.5       500,443        4.2    1,055,328       81.8      9,290,044         78.9
 Thereafter ......      4       234,356      18.2     2,485,410       21.1    1,289,684      100.0     11,775,454        100.0
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL ...........    157     1,289,684     100.0%  $11,775,454      100.0%   1,289,684      100.0%   $11,775,454        100.0%
----------------------------------------------------------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION. The Galileo Pool #1 Loan Properties are geographically distributed as follows:

                             NUMBER OF     SQUARE     % OF TOTAL       UW       % OF TOTAL
 STATE                      PROPERTIES      FEET     SQUARE FEET       NCF           NCF
--------------------------------------------------------------------------------------------
  Kentucky ...............      2         484,859         37.6%   $4,469,741         46.9%
  Tennessee ..............      3         260,303         20.2     1,832,302         19.2
  South Carolina .........      3         186,515         14.5     1,059,935         11.1
  Texas ..................      1         113,349          8.8       530,449          5.6
  New Hampshire ..........      1          91,690          7.1       883,289          9.3
  Kansas .................      1          76,246          5.9       498,183          5.2
  Georgia ................      1          39,264          3.0       162,107          1.7
  Florida ................      1          37,458          2.9        98,691          1.0
--------------------------------------------------------------------------------------------
  TOTAL ..................     13       1,289,684        100.0%   $9,534,698        100.0%
--------------------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the Galileo Pool #1 Loan:

                 ESCROWS / RESERVES
                 ------------------

 TYPE:                           INITIAL     MONTHLY
-----------------------------------------------------
  Real Estate Taxes .......... $299,987   $100,604
  Insurance .................. $379,546   $ 34,504
  Immediate Repairs .......... $143,671   $      0
  Rollover Reserves .......... $ 44,398   $ 44,398
  Replacement Reserves ....... $ 30,655   $ 30,655
  Ground Rent Reserve ........ $ 12,083   $  6,042
-----------------------------------------------------

---------------------
(1)  Information obtained from underwritten rent roll.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

PARTIAL DEFEASANCE. The borrowers may obtain a release of individual properties from the mortgage lien by defeasance subject to certain conditions including providing defeasance collateral in an amount equal to 125% of then-current allocated loan amount for such property(ies). The borrowers may also obtain the release of certain parcels of individual properties from the mortgage lien upon the satisfaction of certain requirements other than defeasance. No material value was assigned to such parcels by the mortgage loan seller in the underwriting of the Galileo Pool #1 Loan.

SUBSTITUTION. The terms of the Galileo Pool #1 Loan permit the borrowers to obtain a release of one or more of the properties from the mortgage lien by substituting another property or properties of like kind and quality owned or acquired by the borrowers, subject, in each case, to the fulfillment of certain conditions as described in the loan documents. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Pool--Collateral Substitution and Partial Release Provisions" in the prospectus supplement.

ENVIRONMENTAL MATTERS. A third party environmental consulting firm that performed some of the Phase I environmental site assessments recommended that Phase II investigations be performed due to the existence of on-site dry cleaners on three properties securing the Loan -- Briarcliff Square, Lady's Island Shopping Center and Northridge Plaza. Phase II investigations were not performed on these properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in the prospectus supplement.

PROPERTY MANAGEMENT. CBL & Associates Management, Inc. is the property manager for the 13 properties providing security for the Galileo Pool #1 Loan. The property manager is affiliated with the borrower through its parent company's 10% ownership interest in Galileo America LLC, the indirect owner of the borrowers.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

ARC MHC PORTFOLIO LOANS
-----------------------


                                [PHOTO OMITTED]


                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                          16
 Location (City/State)                                                 See table
 Property Type                                                            MHC(1)
 Size (Pads)                                                               3,273
 Percentage Occupancy as of various occupancy dates                     88.2%(5)
 Year Built                                                              Various
 Average Rent Per Pad                                                       $280
 Appraised Value                                                     $78,580,000
 Underwritten Revenues                                               $10,497,461
 Underwritten Total Expenses                                          $4,385,233
 Underwritten Net Operating Income (NOI)                              $6,112,628
 Underwritten Net Cash Flow (NCF)                                     $5,948,978


                                 [PHOTO OMITTED]


                           LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       02/18/04
 Aggregate Cut-off Date Principal Balance                            $60,978,630
 Cut-off Date Loan Balance Per Pad(5)                                    $18,631
 Percentage of Initial Mortgage Pool Balance                                6.2%
 Number of Mortgage Loans                                                      2
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                             5.530%(2) & 5.050%(3)
 Amortization Type                                                       Balloon
 IO Period (Months)                                                            0
 Original Term to Maturity/ARD (Months)                           120(2) & 60(3)
 Original Amortization Term (Months)                                         360
 Lockbox                                                  Soft-Springing Hard(4)
 Cut-off Date LTV Ratio(5)                                                 77.6%
 LTV Ratio at Maturity or ARD(5)                                           67.8%
 Underwritten DSCR on NOI(5)                                               1.50x
 Underwritten DSCR on NCF(5)                                               1.46x

---------------------
(1)  Manufactured housing community.

(2)  With respect to the ARC MHC 10-year loan.

(3)  With respect to the ARC MHC 5-year loan.

(4) Each loan is structured so that all monies are deposited by the borrowers or manager into either a central collection account or local collection accounts (all of which are under the control of the lender and to which the borrower has no access (other than to security deposits which are deposited into a separate security deposit account)). Each business day, funds in the local collection accounts in excess of $10,000 are swept into the central collection account. If an event of default exists, the lender can require the borrowers to deliver payment direction letters to the tenants directing the tenants to make all rental payments directly into the central collection account or (at the lender's option) a local collection account.

(5)  Weighted average of both loans.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "ARC MHC 10 Year Loan" and the "ARC MHC 5 Year Loan," collectively, the "ARC MHC Portfolio Loans") are evidenced by two promissory notes that are cross-collateralized and cross-defaulted with each other that are secured by first mortgages or deeds of trust encumbering 16 manufactured housing communities (each, an "ARC MHC Property" and collectively, the "ARC MHC Properties") located throughout the United States of America. The ARC MHC Portfolio Loans represent approximately 6.2% of the initial mortgage pool balance, 4.4% of the initial loan group 1 balance and 15.3% of the initial loan group 2 balance. The ARC MHC Portfolio Loans were originated on February 18, 2004 and have an aggregate principal balance as of the cut-off date of approximately $60,978,630.

The ARC MHC 10 Year Loan has a remaining term of 118 months to its anticipated maturity date of March 1, 2014. The ARC MHC 5 Year Loan has a remaining term of 58 months to its anticipated maturity date of March 1, 2009. The ARC MHC Portfolio Loans permit defeasance with United States government obligations beginning two years after the creation of the securitization trust.

The cross-collateralization and cross-default provisions of the loan documents for the ARC MHC Portfolio Loans terminate in the event that either loan is repaid or defeased in full so long as no event of default exists with respect to either loan.

THE BORROWERS. There are three borrowers under the ARC MHC Portfolio Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of each of the ARC MHC Portfolio Loans. The sponsor of the borrowers is a publicly traded real estate investment trust (REIT), Affordable Residential Communities (NYSE: ARC) ("ARC"), a Denver based REIT that builds and manages affordable housing communities. ARC currently owns and operates approximately 67,000 home sites located in approximately 300 communities in 29 states, making them the largest owner and operator of manufactured housing communities in the United States. As of April 7, 2004 ARC had a market capitalization of $737.96 million.

THE PROPERTIES. The ARC MHC Portfolio consists of 16 manufactured housing communities located across eight states. There are a total of 3,273 pads with a weighted average occupancy of 88.2%. On average, there are 205-pads per location. Communities range in size from 40 to 377 pads. The two largest state concentrations are Utah with three communities totaling 505 home sites (15.4%), and Florida with two communities totaling 498 home sites (15.2%). At origination of the ARC MHC Portfolio Loans, 352 pads are currently leased to ARC Housing, LLC or its affiliates, which are subsidiaries of ARC, under one or more leases, which leases provide for rent to be payable for each leased pad in the event the pad is subleased to a third party or the related manufactured housing community is more than 97% leased. Any such rents are to be no less than the greater of the subrental rate for the pad or market rates.

The following table presents certain information relating to the ARC MHC
Properties:

                                                       PORTFOLIO PROPERTIES
                                                       --------------------

                                                                                               AVERAGE
                                                  YEAR BUILT/   NUMBER  % OF TOTAL   AVERAGE    MARKET                  APPRAISED
 PROPERTY NAME                     LOCATION        RENOVATED   OF PADS     PADS     RENT/PAD  RENT/PAD(1)  OCCUPANCY     VALUE(1)
----------------------------------------------------------------------------------------------------------------------------------
 Southfork ...............       Denton, TX           1985        341      10.4%      $294       $296         90.3%   $ 7,160,000
 Pedaler's Pond ..........     Lake Wales, FL         1987        214       6.5        241        241         83.6      3,300,000
 Friendly Village ........    Lawrenceville, GA       1969        203       6.2        369        369         99.0      6,600,000
 Ridgewood Estates .......       Topeka, KS           1970        277       8.5        235        235         89.9      4,880,000
 Stony Brook North .......       Raleigh, NC          1971        184       5.6        355        355         89.7      5,500,000
 Crescentwood Village ....       Topeka, UT           1985        273       8.3        375        350        100.0      9,900,000
 Redwood Village .........  West Valley City, UT      1971         40       1.2        355        355         97.5      1,400,000
 Plainview ...............       Casper, WY           1978         72       2.2        170        170         86.1        900,000
 Viking Villa ............        Ogden, UT           1970        192       5.9        250        250         96.9      5,200,000
 Torrey Hills ............        Flint, MI         1984/2000     377      11.5        372        371         85.1     13,160,000
 Smoke Creek .............     Snellville, GA         1984        264       8.1        325        325         87.5      6,700,000
 Glen Acres ..............       Wichita, KS          1995        136       4.2        210        210         75.7      1,910,000
 Shadow Mountain .........       Sherman, TX        1978/1998     129       3.9        220        219         82.2      2,080,000
 Ortega Village ..........    Jacksonville, FL      1971/2001     284       8.7        230        230         78.2      4,960,000
 Deerhurst ...............       Wendell, NC        1987/2001     202       6.2        265        265         86.6      3,700,000
 Gallant Estates .........     Greensboro, NC         1985         85       2.6        211        211         80.0      1,230,000
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ..                                      3,273       100%      $280       $280         88.2%   $78,580,000
----------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the ARC MHC Portfolio Loans:

                         ESCROWS / RESERVES
                         ------------------

 TYPE:                                       INITIAL         MONTHLY
--------------------------------------------------------------------
  Taxes ............................     $ 194,112.75      $ 56,605
  Insurance ........................     $  46,823.61      $ 15,622
  Deferred Maintenance .............     $    369,194      $      0
  Replacement Reserve ..............     $     13,638(1)   $ 13,638(1)
  Master Lease Reserve. ............     $  75,035.00      $      0
  Security Deposit Reserve .........     $    563,701      $      0
--------------------------------------------------------------------

PARTIAL DEFEASANCE. Pursuant to the loan documents, each borrower may elect to defease a portion of its related ARC MHC Portfolio Loan in connection with a partial release of up to two of the ARC MHC Properties securing its loan provided that the conditions set forth in the loan documents are satisfied, including: (i) that the second anniversary of creation of the securitization trust shall have occurred and no event of default under the loan documents shall have occurred and be continuing, (ii) the borrower must have established to the lender's satisfaction that the debt service coverage ratio, as determined in accordance with the loan documents, for the remainder of the ARC MHC Properties securing that loan (i.e., exclusive of any income from the partially released property) was and would continue to be equal to or greater than the greater of
(a) the debt service coverage ratio for the ARC MHC Properties for the related loan calculated immediately prior to the partial release, and (b) 1.30x, and
(iii) the borrower must defease that loan in an amount equal to 125% of the allocated loan amount for the partially released property.

PROPERTY MANAGEMENT. ARC Management Services, Inc. is the property manager for all of the ARC MHC Properties. The property managers are affiliated with the borrowers.


---------------------
(1) The monthly replacement reserve shall be capped after one year from the origination date of the ARC MHC Portfolio Loan.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

DOUGLAS ENTRANCE
----------------


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                          Coral Gables, FL
 Property Type                                                            Office
 Size (Sq. Ft.)                                                          459,448
 Percentage Occupancy as of March 1, 2004                               88.0%(1)
 Year Built                                                            1927-1998
 Appraisal Value                                                     $79,250,000
 # of Tenants                                                                 53
 Average Rent Per Square Foot                                             $22.43
 Underwritten Occupancy                                                    88.0%
 Underwritten Revenues                                               $11,276,785
 Underwritten Total Expenses                                          $5,361,794
 Underwritten Net Operating Income (NOI)                              $5,914,991
 Underwritten Net Cash Flow (NCF)                                     $5,101,627



                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                        BOA
 Origination Date                                                       02/10/04
 Cut-off Date Principal Balance                                      $57,500,000
 Cut-off Date Loan Balance Per SF/Unit                                   $125.15
 Percentage of Initial Mortgage Pool Balance                                5.9%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                           5.1325%
 Amortization Type                                         Interest Only-Balloon
 IO Period (Months)                                                           12
 Original Term to Maturity/ARD (Months)                                       84
 Original Amortization Term (Months)                                         360
 Lockbox                                                                 Hard(2)
 Cut-off Date LTV Ratio                                                    72.6%
 LTV Ratio at Maturity or ARD                                              65.8%
 Underwritten DSCR on NOI                                                  1.57x
 Underwritten DSCR on NCF                                                  1.36x

---------------------
(1)  The following information is an addendum to the March 1, 2004 rent roll:

     o Univision Radio National Sales, Inc. (Hispanic Broadcasting Corp.) is increasing 8,806 sf on 6/1/04 for a 5-year term, at $17.00 psf with 3% annual increases. At closing, a master lease was signed with Colonnade Property Management LLC for this space. The master lease may be terminated (in whole) provided no event of default is continuing and provided a portion of the Douglas Entrance Property is leased on terms and with tenants reasonably acceptable to lender and subject to a DSCR test.

     o Southtrust Mortgage Corporation has signed a lease for 535 sf and extended the lease on the 2,837 sf space currently occupied for 6 years to 4/30/10 at $25.50 psf with 3% annual increases.

     o AstraZeneca Latin America, Inc will vacate 4,444 sf and has signed a 7,007 sf lease, which commences in 4/04, for a 7-year term expiring 8/11 at $26.00 psf with 3% annual increases.

     o Singer Xenos (Physicians Investment) will move into AstraZeneca's former suite, containing 4,444sf, in 4/04 on a lease that will expire in 6/10. The rental rate of $25.00 psf increases increase 3% annually. Singer Xenos is currently occupying a total of 2,449sf.

     o FolksAmerica Holding Company, Inc. has signed leases for an aggregate of 12,095 sf. The 10-year lease begins on 5/1/04 (projected "Space Commencement Date") at a rate of $26.25 psf with annual increases of $0.75 psf. The rate is reduced to $21.41 psf upon payment by the tenant of construction costs as per the work agreement. Rent payments commence three months after the Space Commencement Date based on 9,095 sf with the fixed annual rent on the entire 12,095 sf beginning 24 months from the "Space Commencement Date".

(2) The loan is structured with a lockbox account under the control of the lender into which all rents, revenues, and receipts from the Douglas Entrance Property are required to be deposited. The lender is authorized to transfer all collected and available balances from the lockbox account to the cash management account to be held until disbursed by lender. On each monthly debt service payment date, any funds remaining after payment of debt service, escrows/reserves, fees/expenses, and other amounts due under the loan agreement ("Residual Funds") are disbursed to the Douglas Entrance Borrower provided no event of default and/or a Cash Flow Sweep Period is continuing. Upon occurrence of an event of default or a Cash Flow Sweep Period, all "Residual Funds" shall remain under the control of the lender and shall be deposited into the "Excess Cash Reserve Account". A "Cash Flow Sweep Period" occurs when the Douglas Entrance Property's debt service coverage ratio ("DSCR"), tested quarterly, falls within parameters which require the trapping of stipulated percentages of Residual Funds in accordance with the following schedule: DSCR (less than) 1.30x (greater than) 1.25x = 35%; DSCR (less than) 1.25x (greater than) 1.20x = 65%; DSCR (less than) 1.20x (greater than) 1.15x = 90%; and DSCR (less than) 1.15x = 100%.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Douglas Entrance Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a five-building office complex located in Coral Gables, Florida (the "Douglas Entrance Property"). The Douglas Entrance Loan represents approximately 5.9% of the initial mortgage pool balance and 7.0% of the initial loan group 1 balance. The Douglas Entrance Loan was originated on February 10, 2004 ("Origination Date") and has a principal balance as of the cut-off date of approximately $57,500,000. The Douglas Entrance Loan has a remaining term of 82 months to its maturity date of March 1, 2011. The Douglas Entrance Loan may be prepaid on or after January 1, 2011, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower, HCI/Colonnade Douglas, LP (the "Douglas Entrance Borrower"), a Delaware limited partnership, is a single-purpose, bankruptcy-remote entity. The borrower's legal counsel delivered a non-consolidation opinion at the closing of the loan. Colonnade Properties LLC, the Borrower Principal, directly or indirectly, owns 25% of the Douglas Entrance Borrower, while Hanseatische Immobilienfonds USA I GMBH & Co. KG ("HCI"), directly or indirectly, owns the remaining 75%. The Taylor Simpson Group, predecessor to Colonnade Properties LLC, was started in 1979 as a real estate investment subsidiary of Lazard Freres & Co. It has since evolved into an investment and management company. Colonnade Properties LLC is a privately held company owned by its senior management team and several outside shareholders. Senior management includes executive officers Paul E. Taylor, Jr., Joseph S. Sambuco, and Michael H. Maney. The company currently owns and manages approximately 11 million square feet of office space and 1,000 hotel rooms in markets including Atlanta, Boston, Dallas, Detroit, Miami, Minneapolis, New York, and Washington, DC.

THE PROPERTY. The Douglas Entrance Property consists of five office buildings totaling 459,448 net rentable square feet located at 800 Douglas Road in Coral Gables, Florida. The Property is situated at the corner of Douglas Road (WS 37th Avenue) and SW 8th Street (Tamiami Trail), three quarters of a mile north of the Coral Gables Central Business District ("CBD") and four miles southwest of Miami's CBD. Built in phases, the Douglas Entrance Property includes the La Puerta del Sol Building ("LPDS Building"), originally constructed in 1927 and renovated in 1992; the Annex Building, constructed in 1965 and renovated in 2000; the North and Executive Towers, as well as the parking garage, built in 1986; and the South Tower, constructed in 1998. As of March 1, 2004, the Douglas Entrance Property was 88.0%(1) leased.

The following table presents certain information relating to the major tenants at the Douglas Entrance Property:

                                                            TENANT(2)
                                                            ---------

                                                                CREDIT
                                                                RATINGS
                                                               (MOODY'S/      SQUARE         %       BASE RENT        LEASE
 TENANT NAME                               PARENT COMPANY       FITCH)(3)     FEET(4)      OF GLA       PSF        EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------
 Phelps Dodge International ....    Phelps Dodge Corporation    Baa3/BBB-     38,946         8.5%     $ 26.77       10/31/2010
 Hispanic Broadcasting Corp.....    Univision Communications    Baa3/BBB-     35,266         7.7%     $ 20.19       12/31/2015
 P. Spillis & H. Candela .......      Spillis Candela DMJM      NR/NR         34,128         7.4%     $  4.79(5)    12/31/2019
 Cooper HMS Partners
   Advertising .................               NA               NR/NR         25,008         5.4%     $ 28.00        3/31/2009
 MasTec, Inc. ..................               NA               B1/NR         24,190         5.3%     $ 20.00        4/30/2014
 EMC Corporation ...............               NA               NR/NR         15,392         3.3%     $ 26.50        5/15/2006

---------------------
(1)  The following information is an addendum to the 3/1/04 rent roll:

     o Univision Radio National Sales, Inc. (Hispanic Broadcasting Corp.) is increasing 8,806 sf on 6/1/04 for a 5-year term, at $17.00 psf with 3% annual increases. At closing, a master lease was signed with Colonnade Property Management LLC for this space. The master lease may be terminated (in whole) provided no event of default is continuing and provided a portion of the Douglas Entrance Property is leased on terms and with tenants reasonably acceptable to lender and subject to a DSCR test

     o Southtrust Mortgage Corporation has signed a lease for 535 sf and extended the lease on the 2,837 sf space currently occupied for 6 years to 4/30/10 at $25.50 psf with 3% annual increases.

     o AstraZeneca Latin America, Inc will vacate 4,444 sf and has signed a 7,007 sf lease, which commences in 4/2004, for a 7-year term expiring 8/11 at $26.00 psf with 3% annual increases.

     o Singer Xenos (Physicians Investment) will move into AstraZeneca's former suite, containing 4,444sf, in 4/2004 on a lease that will expire in 6/2010. The rental rate of $25.00 psf increases increase 3% annually. Singer Xenos is currently occupying a total of 2,449sf.

     o FolksAmerica Holding Company, Inc. has signed leases for an aggregate of 12,095 sf. The 10-year lease begins on 5/1/04 (projected "Space Commencement Date") at a rate of $26.25 psf with annual increases of $0.75 psf. The rate is reduced to $21.41 psf upon payment by the tenant of construction costs as per the work agreement. Rent payments commence three months after the Space Commencement Date based on 9,095 sf with the fixed annual rent on the entire 12,095 sf beginning 24 months from the "Space Commencement Date".

(2)  Information obtained from underwritten rent roll.


(3) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.

(4)  Approximate.

(5) P. Spillis & H. Candela pays an additional $266,235 ($7.80 per square foot) of its total rental obligation as interest on a note. Such a payment structure was devised to benefit the tenant's tax position, but results in the same rental income consideration for the benefit of the landlord/borrower as a traditional rental arrangement.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Douglas Entrance Property.

                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------

                      NUMBER     SQUARE     % OF                % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    OF LEASES    FEET       GLA     BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT   OF BASE RENT
 YEAR                EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------
 Vacant ..........     NAP      55,020      12.0%          NAP       NAP        55,020        12.0%            NAP        NAP
 2004 ............       5      21,615       4.7%  $   570,988       6.3%       76,635        16.7%    $   570,988        6.3%
 2005 ............      10      34,515       7.5%      832,586       9.2%      111,150        24.2%      1,403,575       15.5%
 2006 ............      16      85,528      18.6%    2,376,212      26.2%      196,678        42.8%      3,779,787       41.6%
 2007 ............       8      23,809       5.2%      592,227       6.5%      220,487        48.0%      4,372,014       48.2%
 2008 ............       4      15,949       3.5%      365,115       4.0%      236,436        51.4%      4,737,129       52.2%
 2009 ............      16      59,163      12.9%    1,428,656      15.7%      295,599        64.3%      6,165,785       67.9%
 2010 ............       3      50,224      10.9%    1,261,626      13.9%      345,823        75.2%      7,427,411       81.8%
 2011 ............       1       4,085       0.9%       85,785       0.9%      349,908        76.1%      7,513,196       82.8%
 2014 ............       2      33,285       7.2%      689,438       7.6%      383,193        83.3%      8,202,634       90.4%
 Thereafter ......       6      76,622      16.7%      875,557       9.6%      459,815       100.0%      9,078,191      100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL ...........      71     459,815     100.0%    9,078,191     100.0%      459,815       100.0%      9,078,191      100.0%
--------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The Douglas Entrance Property is located in the Coral Gables, Florida office sub-market, the third largest sector of the Miami-Dade County office market with approximately 14% of the total Miami office inventory. Miami-Dade County is located in the southeastern portion of the state of Florida, along the Atlantic Ocean. The Miami Metropolitan Statistical Area contains approximately 2,364,000 people with population projected to increase to 2,462,000 by 2007. Major Miami employers include Miami-Dade County Public Schools, Miami-Dade County, the U.S. Government, the State of Florida, the Jackson Memorial Health System, and American Airlines. Coral Gables is a Miami suburb with a median household income of approximately $78,736 and an average household income of approximately $129,978. The immediate area surrounding the subject consists of single family and multi-family residential uses as well as a variety of commercial uses. Commercial uses in the area are primarily concentrated within the Central Business District of Coral Gables and along the major thoroughfares such as the Miracle Mile, Ponce De Leon Boulevard, Douglas Road, LeJeune Road, and Tamiami Trail.


---------------------
(1)  Information obtained from underwritten rent roll.

(2) Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Douglas Entrance Loan:

                        ESCROWS / RESERVES
                        ------------------

 TYPE:                                      INITIAL        MONTHLY
------------------------------------------------------------------
  Taxes .............................    $  567,728     $113,546
  Insurance(1) ......................    $        0     $      0
  Immediate Repairs(2) ..............    $  106,125     $      0
  Capital Expenditures ..............    $        0     $  8,087
  Lease Rollover Reserves ...........    $  175,000     $ 44,583
  Tenant Allowance Reserve(3) .......    $1,125,917     $      0
  Lease Concession Reserve(4) .......    $  181,145     $      0
  Occupancy Reserve(5) ..............    $  142,564     $      0

PROPERTY MANAGEMENT. Colonnade Property Management, LLC manages the property. Colonnade Property Management, LLC was originally founded in 1979 as a real estate investment subsidiary of Lazard Freres & Co. and has since evolved into an investment and management company. The company manages approximately 11 million square feet of office space and approximately 1,000 hotel rooms in markets including Atlanta, Boston, Dallas, Detroit, Miami, Minneapolis, New York, and Washington, DC. Currently, the company employs 152 people and has offices in seven cities.


---------------------
(1) So long as no event of default has occurred, and all required insurance is maintained pursuant to a blanket insurance policy, the lender has conditionally waived the collection of monthly insurance escrows.

(2)  Represents 125% of amounts identified in engineer's report.

(3) Under the terms of various leases, the landlord is responsible for reimbursing specified tenant improvement costs. At loan origination, a total of $1,125,917.40 in obligations was remaining and such amount was deposited in a tenant allowance reserve account.

(4) Rent is being abated with respect to Miguel de Grandy, Taylor & Mathis, Folks America, and Mastec, who are currently in an abatement period under their respective leases. The abatement amounts aggregate $181,145.00. Lease concession reserve accounts have been established for these tenants rent abatements.

(5) Certain tenants (i.e. Miguel de Grandy, Taylor & Mathis, Astra Zeneca, and Univision Communications have signed leases or are expected to soon sign with landlord, but have not taken occupancy or commenced rental payments under their respective leases. Amounts equal to the amount of rents attributable to such tenants, $142,564.00 in total, were required to be deposited into an occupancy reserve.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

GALILEO POOL #2
---------------


                                 [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                          14
 Location (City/State)                                                 See table
 Property Type                                                            Retail
 Size (Sq. Ft.)                                                          993,249
 Wtd. Avg. Percentage Occupancy as of January 30, 2004                     96.8%
 Year Built                                                            See table
 Appraised Value                                                    $108,025,000
 Underwritten Occupancy                                                    93.8%
 Underwritten Revenues                                               $12,621,668
 Underwritten Total Expenses                                          $3,200,148
 Underwritten Net Operating Income (NOI)                              $9,421,521
 Underwritten Net Cash Flow (NCF)                                     $8,697,220


                                 [PHOTO OMITTED]


                               LOAN INFORMATION(1)
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       10/23/03
 Cut-off Date Principal Balance                                      $54,000,000
 Cut-off Date Loan Balance Per SF/Unit                                    $54.37
 Percentage of Initial Mortgage Pool Balance                                5.5%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            5.010%
  Amortization Type                                                Interest Only
 IO Period (Months)                                                           84
 Original Term to Maturity/ARD (Months)                                       84
 Original Amortization Term (Months)                                         NAP
 Lockbox                                                  Soft-Springing Hard(2)
 Cut-off Date LTV Ratio                                                    50.0%
 LTV Ratio at Maturity or ARD                                              50.0%
 Underwritten DSCR on NOI                                                  3.43x
 Underwritten DSCR on NCF                                                  3.17x

---------------------
(1) Fitch, Inc. and Moody's Investors Service, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the Galileo Pool #2 Loan are consistent with the characteristics of an AA/A2-rated obligation, respectively.

(2) The loan is structured with a lockbox account into which all proceeds from the Galileo Pool #2 Loan Properties are required to be deposited. Upon occurrence of a Cash Management Trigger Event, all monies from the lockbox account are required to be swept into a cash management account controlled by the lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.15x for any trailing 12-month period.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Galileo Pool #2 Loan") is evidenced by a single promissory note and is secured by first mortgages encumbering 14 community shopping centers and power centers located in eight states. The Galileo Pool #2 Loan represents approximately 5.5% of the initial mortgage pool balance and 6.6% of the initial loan group 1 balance. The Galileo Pool #2 Loan was originated on October 23, 2003, and has a principal balance as of the cut-off date of $54,000,000.

The Galileo Pool #2 Loan has a remaining term of 78 months and a scheduled maturity date of November 1, 2010. The Galileo Pool #2 Loan may be prepaid on or after September 1, 2010, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrowers are Galileo CMBS T1 IG LLC, a single purpose bankruptcy-remote entity, and certain other affiliated single purpose bankruptcy-remote entities, owned and controlled indirectly by Galileo America LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Galileo Pool #2 Loan. The borrowers are wholly-owned indirectly by Galileo America LLC, a Delaware limited liability company (the "JV"), the members of which are Galileo America, Inc., a real estate investment trust (REIT) that has a 90% interest in the JV, and CBL & Associates Properties, Inc. ("CBL"), a NYSE-listed REIT that has a 10% interest in the JV.

Galileo America, Inc. is wholly-owned by Galileo Shopping America Trust ("GSA"), a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that had approximately $279 million of assets as of December 31, 2003.

CBL, the 10% owner of the JV, is a Chattanooga, Tennessee-based REIT that has been a shopping center owner and developer since 1978 and publicly traded on the NYSE since 1993. CBL currently owns 60 malls containing 47,570,176 square feet and has a market capitalization of approximately $6.4 billion. In addition to its interest in the JV, CBL will provide property management and leasing services to the borrowers under a long-term contract.

THE PROPERTIES. The Galileo Pool #2 loan is collateralized by 14 properties (the "Galileo Pool #2 Loan Properties") containing a total of 993,249 square feet. The properties are located in eight states and include 133 national and local retail tenants.

The following table presents certain information regarding the Galileo Pool#2 Loan Properties:

                                                       PORTFOLIO PROPERTIES
                                                       --------------------

                                                            YEAR
 PROPERTY                              LOCATION       BUILT/RENOVATED   SQUARE FEET   OCCUPANCY              ANCHOR TENANTS
---------------------------------------------------------------------------------------------------------------------------------
 58 Crossing ..................    Chattanooga, TN         1988            49,984        90.4%         Food Lion, Goodwill
 Beach Crossing ...............   Myrtle Beach, SC         1984            45,790        97.4     Advanced Auto, Dollar General
 Buena Vista ..................     Columbus, GA           1989            17,500       100.0       Wal Mart(1), Winn Dixie(1)
 Coastal Way ..................   Weeki Wachee, FL         2001           110,328        98.4      Belk, Sears(2), Office Depot
 Cobblestone Village ..........   St. Augustine, FL        2003           261,081        93.5          Beall's, Bed Bath &
                                                                                                    Beyond, Michael's, Petco,
                                                                                                   Pier 1 Imports, Ross Stores,
                                                                                                        Publix Supermarket
 Cosby Station ................   Douglasville, GA      1994/2001          77,811        94.0           Publix Supermarket
 County Park Plaza ............    Scottsboro, AL       1982/1999          60,750       100.0                 Bi-Lo
 East Ridge Crossing ..........    East Ridge, TN       1988/1999          58,950       100.0               Food Lion
 Jasper Square ................      Jasper, AL         1972/2001          50,584        95.3                Goody's
 Lunenberg Crossing ...........     Lunenburg, MA          1994            25,515       100.0      Wal Mart(1), Hannaford's(1)
 North Haven Crossing .........    North Haven, CT         1993           104,612       100.0      Barnes & Noble, Office Max,
                                                                                                           Sports Authority

 Statesboro Square ............    Statesboro, GA          1986            41,000       100.0        Big Lots, Aaron's Rental
 Strawbridge ..................  Virginia Beach, VA        1997            43,764       100.0             Regal Cinemas
 Valley Commons ...............       Salem, VA            1988            45,580       100.0               Food Lion
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL ........................                                           993,243        96.8%
---------------------------------------------------------------------------------------------------------------------------------


---------------------
(1) Shadow anchor tenant located in a property that is not part of the collateral.

(2)  Ground lease


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the 10 largest tenants at the Galileo Pool #2 Loan Properties:

                                                 TEN LARGEST TENANTS BY BASE RENT
                                                 --------------------------------

                                                          CREDIT
                                                          RATINGS      NUMBER OF             % OF PORTFOLIO                % OF
 TENANT                            PARENT COMPANY     (MOODY'S/S&P)(1)  STORES   BASE RENT      BASE RENT      SF     PORTFOLIO SF
----------------------------------------------------------------------------------------------------------------------------------
 Food Lion ...............         Delhaize Group          Ba1/BB+         5      1,099,844       11.1%      148,230       14.9%
 Publix Super Market .....   Publix Supermarkets, Inc.     NR/NR           2        909,772        9.2       100,348       10.1
 Sports Authority ........   The Sports Authority, Inc.    NR/NR           1        733,752        7.4        54,352        5.5
 Regal Cinemas ...........   Regal Entertainment Group     Ba2/BB-         1        536,109        5.4        43,764        4.4
 Beall's .................         Beall's, Inc.           NR/NR           1        448,515        4.5        55,400        5.6
 Office Max ..............         Boise Cascade           Ba2/BB          1        369,050        3.7        24,200        2.4
 Barnes & Noble ..........      Barnes & Noble, Inc.       Ba2/BB          1        348,480        3.5        18,000        1.8
 Goody's ................. Goody's Family Clothing, Inc.   NR/NR           1        325,534        3.3        37,634        3.8
 Ross Stores .............       Ross Stores, Inc.         NR/BBB          1        309,417        3.1        30,122        3.0
 Belk ....................           Belk, Inc.            NR/NR           1        302,941        3.1        57,703        5.8
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL ...................                                                15      5,383,414       54.4%      569,753       57.4%
----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Galileo Pool #2 Loan Properties:

                                                    LEASE ROLLOVER SCHEDULE(2)
                                                    --------------------------

                   NUMBER    SQUARE     % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                 OF LEASES    FEET       GLA       BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR             EXPIRING  EXPIRING  EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------
 Vacant .......     NAP      31,853       3.2%       NAP         NAP          31,853          3.2%         NAP           NAP
 2004 .........      17      58,292       5.9       454,006        4.6%       90,145          9.1         454,006          4.6%
 2005 .........      24      56,381       5.7       719,682        7.3       146,526         14.8       1,173,688         11.9
 2006 .........      15      62,353       6.3       570,552        5.8       208,879         21.0       1,744,240         17.6
 2007 .........      12      30,144       3.0       321,862        3.3       239,023         24.1       2,066,102         20.9
 2008 .........      31      82,330       8.3     1,133,930       11.5       321,353         32.4       3,200,032         32.3
 2009 .........       9     143,454      14.4     1,410,527       14.2       464,807         46.8       4,610,559         46.6
 2010 .........       1       1,200       0.1        10,200        0.1       466,007         46.9       4,620,759         46.7
 2013 .........      12     146,160      14.7     1,841,742       18.6       612,167         61.6       6,462,501         65.3
 2014 .........       3     116,479      11.7       979,633        9.9       728,646         73.4       7,442,134         75.2
 Thereafter ...       9     264,603      26.6     2,458,005       24.8       993,249        100.0       9,900,139        100.0
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL ........     133     993,249     100.0%   $9,900,139      100.0%      993,249        100.0%     $9,900,139        100.0%
---------------------------------------------------------------------------------------------------------------------------------


---------------------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.

(2)  Information obtained from underwritten rent roll.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION. The Galileo Pool #2 Loan Properties are geographically distributed as follows:

                             NUMBER OF                  % OF TOTAL        UW         % OF TOTAL
 STATE                      PROPERTIES    SQUARE FEET   SQUARE FEET       NCF           NCF
------------------------------------------------------------------------------------------------
  Florida ................       2          371,409         37.4%     $3,970,234        45.6%
  Georgia ................       3          136,311         13.7         958,356        11.0
  Alabama ................       2          111,334         11.2         583,934         6.7
  Tennessee ..............       2          108,934         11.0         662,757         7.6
  Connecticut ............       1          104,612         10.5       1,346,368        15.5
  Virginia ...............       2           89,344          9.0         717,829         8.3
  South Carolina .........       1           45,790          4.6         201,295         2.3
  Massachusetts ..........       1           25,515          2.6         256,447         2.9
  Total ..................      14          993,249        100.0%     $8,697,220       100.0%
------------------------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the Galileo Pool #2 Loan:

                     ESCROWS / RESERVES
                     ------------------

 TYPE:                                 INITIAL        MONTHLY
-------------------------------------------------------------
  Real Estate Taxes ............     $583,625      $109,956
  Insurance ....................     $307,189      $ 27,926
  Immediate Repairs ............     $110,250          NA
  Rollover Reserves ............     $ 37,502      $ 37,502
  Replacement Reserves .........     $ 22,856      $ 22,856
-------------------------------------------------------------

PARTIAL DEFEASANCE. The borrowers may obtain a release of individual properties from the mortgage lien by defeasance subject to certain conditions including providing defeasance collateral in an amount equal to 125% of then-current allocated loan amount for such property(ies). The borrowers may also obtain the release of certain parcels of individual properties from the mortgage lien upon the satisfaction of certain requirements other than defeasance. No material value was assigned to such parcels by the mortgage loan seller in the underwriting of the Galileo Pool #2 Loan.

SUBSTITUTION. The terms of the Galileo Pool #2 Loan permit the borrowers to obtain a release of one or more of the properties from the mortgage lien by substituting another property or properties of like kind and quality owned or acquired by the borrowers, subject, in each case, to the fulfillment of certain conditions as described in the loan documents. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Pool--Collateral Substitution and Partial Release Provisions" in the prospectus supplement.

ENVIRONMENTAL MATTERS. A third party environmental consulting firm that performed some of the Phase I environmental site assessments recommended that Phase II investigations be performed due to the existence of on-site dry cleaners on two properties securing the Loan -- Cosby Station and Lunenburg Crossing. Phase II investigations were not performed on these properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in the prospectus supplement.

LEASE UP LETTER OF CREDIT: CBL has entered into a five-year master lease for 23,480 square feet at Cobblestone Village, a recently developed center that opened in May of 2003. Under the terms of the master lease, CBL will pay $447,194 ($19.04 per square foot) in base rent, in addition to common area maintenance reimbursements. Rent owed under the master lease will be reduced as space is leased. The borrower has obtained a lease up letter of credit ("LOC") from KeyBank of which the lender is the beneficiary, to provide credit support for the master lease payments. The LOC has a term of two years, with three one-year extension options. The LOC was initially in the amount of $3 million, but has been reduced to $1,540,311 following the lease up of space at Cobblestone Village. The LOC will continue to be reduced as space is leased and master lease rent is reduced.

PROPERTY MANAGEMENT. CBL & Associates Management, Inc. is the property manager for the 14 properties providing security for the Galileo Pool #2 Loan. The property manager is affiliated with the borrower through its parent company's 10% ownership interest in Galileo America LLC, the indirect owner of the borrowers.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

PASADENA COURTYARD BY MARRIOTT
------------------------------


                                [PHOTO OMITTED]


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                              Pasadena, CA
 Property Type                                                       Hospitality
 Size (Rooms)                                                                314
 Percentage Occupancy as of January 2, 2004                                79.2%
 Year Built                                                                 2000
 Appraised Value                                                     $54,000,000
 Underwritten Occupancy                                                    78.9%
 Underwritten Revenues                                               $11,918,560
 Underwritten Total Expenses                                         $ 6,469,701
 Underwritten Net Operating Income (NOI)                             $ 5,448,858
 Underwritten Net Cash Flow (NCF)                                    $ 4,852,931


                                [PHOTO OMITTED]


                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       03/30/04
 Cut-off Date Principal Balance                                      $38,500,000
 Cut-off Date Loan Balance Per SF/Unit                                  $122,611
 Percentage of Initial Mortgage Pool Balance                                3.9%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            5.840%
 Amortization Type                                         Interest Only-Balloon
 IO Period (Months)                                                           12
 Original Term to Maturity/ARD (Months)                                      120
 Original Amortization Term (Months)                                         288
 Lockbox                                                  Soft-Springing Hard(1)
 Cut-off Date LTV Ratio                                                    71.3%
 LTV Ratio at Maturity or ARD                                              55.8%
 Underwritten DSCR on NOI                                                  1.82x
 Underwritten DSCR on NCF                                                  1.63x

---------------------
(1) The loan is structured with a lockbox account into which all proceeds from the Pasadena Courtyard by Marriott property are required to be deposited. The lockbox account is controlled by the lender subject to the borrower's right to make withdrawals therefrom until a Cash Management Period occurs. Upon occurrence of a Cash Management Period, all monies from the lockbox account are required to be swept into a cash management account controlled by the lender. A "Cash Management Period" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.10x.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------



                                 [MAP OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Pasadena Courtyard by Marriott Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a Courtyard by Marriott hotel located in Pasadena, California (the "Pasadena Courtyard by Marriott Property"). The Pasadena Courtyard by Marriott Loan represents 3.9% of the initial mortgage pool balance and 4.7% of the initial loan group 1 balance. The Pasadena Courtyard by Marriott Loan was originated on March 30, 2004, and has a principal balance as of the cut-off date of $38,500,000.

The Pasadena Courtyard by Marriott Loan has a remaining term of 119 months and a scheduled maturity of April 1, 2014. The Pasadena Courtyard by Marriott Loan may be prepaid on or after January 1, 2014, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower is RT-Pasad Hotel Partners, L.P., a special purpose entity (the "Borrower") which owns 100% of the subject property. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Pasadena Courtyard by Marriott Loan. The general partner of the Borrower is AVR-Pasad Corp., which owns 1% of the Borrower and is 100% owned by Allan V. Rose. Allan V. Rose (and his family members or trusts established for their benefit) also owns a limited partnership interest totalling 74% of the ownership interests in the borrower.

The majority partner and sole shareholder of the general partner of the Borrower is Allan V. Rose, who owns AVR Homebuilders (Residential) and AVR Realty Company (Commercial). AVR Homebuilders is a New York regional homebuilder which has been developing residential communities in the New York City metropolitan area, Long Island as well as Dutchess County and Orange County in New York for more than 40 years. AVR Realty Company has built, acquired and developed more than 25,000,000 square feet of commercial space in a portfolio that includes office, industrial, hotels, retail shopping centers and assisted living facilities. AVR Realty Company's hotel portfolio consists of 4,536 units across 30 properties in 13 states and includes hotel properties operated under the franchises Courtyard by Marriott (Registered Trademark) , Homewood Suites (Registered Trademark) , Holiday Inn (Registered Trademark) , Residence Inn (Registered Trademark) , Howard Johnson (Registered Trademark) , Fairfield Inn (Registered Trademark) and Hampton Inn (Registered Trademark) .

THE PROPERTY. Built in 2000, the Pasadena Courtyard by Marriott Property is a six-story, 314-room full-service hotel located in Pasadena, California. Amenities in the hotel include nine rooms of meeting space with a total of approximately 6,000 square feet, a pool, a hot tub, a fitness center, a business center, a 40-seat lounge and a 124-seat restaurant open for breakfast and lunch. 24-hour room service is also available. A 399-space parking garage is connected to the hotel on every level, which allows guests to park on the same floor that their room is located. Valet parking is also available.

The hotel is located two blocks south of Interstate 210 (I-210), a major east-west freeway in the region that connects Pasadena with Burbank and Glendale to the west and the San Gabriel Valley to the east. Lodging demand for the hotel is driven by nearby office developments and leisure attractions. The Courtyard by Marriott Property is located within 3 blocks from Old Town Pasadena and the worldwide headquarters for The Parsons Corporation, a global engineering firm. The hotel is also within a few miles of Pasadena Conference Center (1 mile), the Rose Bowl (3 miles), and the Jet Propulsion Laboratory (5 miles). There are also 2 airports within 35 miles of the Property, the Los Angeles International Airport (35 miles) and the Burbank-Pasadena-Glendale Airport (15 miles).

The following charts present certain information regarding the Pasadena Courtyard by Marriott:

                                  NUMBER OF
 GUEST ROOM TYPE                GUEST ROOMS
---------------------------------------------
  King .....................       184
  Double Queen .............       108
  King Suite ...............        10
  Jacuzzi King .............        9
  Conference Suite .........        3
---------------------------------------------
  TOTAL ....................       314
---------------------------------------------

                                            2001           2002           2003
--------------------------------------------------------------------------------
  Average Daily Rate (ADR) .........    $112.06        $114.69        $115.30
  Occupancy % ......................       72.9%         75.7%          79.2%
  RevPar ...........................     $81.67         $86.87         $91.27
--------------------------------------------------------------------------------


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE MARKET.(1),(2) The Pasadena Courtyard by Marriott Property is located in the City of Pasadena, Los Angeles County, California. Pasadena encompasses approximately 23 square miles and has a population of approximately 134,000, according to the 2000 Census. The city is the oldest suburb of Los Angeles, and is characterized by Craftsman-style homes, California bungalows, and more than 1,000 buildings listed on the National Register of Historic Places. The city is also home to various educational institutions, including the California Institute of Technology (Caltech), the Art Center College of Design, Fuller Theological Seminary, and Pasadena City College. Additionally, companies such as Jet Propulsion Laboratory, The Parsons Corporation, and Earthlink, are headquartered in the city. The city includes five major branded lodging facilities, including the Hilton, the Sheraton, the Westin, the Ritz-Carlton, and the Pasadena Courtyard by Marriott Property.

Hotel demand in the Pasadena market is primarily derived from the commercial segment, at approximately 50% market-wide. This demand is generated by the local business community. The second largest demand generator is the meeting and group segment, which accounts for about 21% of market-wide demand. This demand is generated by the Pasadena Convention Center as well as self-contained groups. About 19% of demand is derived from contract business, which includes the Qantas airline contract and government business. The remainder of market-wide demand is from leisure travelers, which in large part are weekend travelers. The Pasadena Courtyard by Marriot currently derives approximately 60% of demand from the commercial segment, 15% from the leisure segment, 15% from the contract segment, and the remaining 10% from the meeting and group segment.

With the exception of 2000, Pasadena market-wide occupancy has been above 70.0% in each of the past six years. Pasadena market-wide occupancy declined slightly upon entry of the Pasadena Courtyard by Marriott Property in 2000. However, in 2001, when lodging markets nationwide suffered declines in occupancy due to the events of September 11th, the Pasadena market actually showed a rebound in occupancy of 2.3 percentage points. Since its introduction into the Pasadena market, the Pasadena Courtyard by Marriott Property has outperformed the greater Pasadena market (which includes the aforementioned Hilton, Sheraton, Westin, and Ritz-Carlton) and achieved an occupancy penetration index of 107.2 in 2001,
106.7 in 2002 and 112.2 in 2003. The hotel's occupancy rate (approximately 79.2%), ADR (approximately $115.30) and RevPar (approximately $91.27) for 2003 is higher than that of the median of the competitive set which is approximately 70.4%, $100.96 and $71.07, respectively, for 2003.

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the Pasadena Courtyard by Marriott Loan:

                        ESCROWS/RESERVES
                        ----------------

 TYPE                                     INITIALLY       MONTHLY
-----------------------------------------------------------------
  Taxes ............................      $148,000      $49,300
  Insurance ........................      $ 44,000      $     0
  Capital Expenditure/FF&E .........      $      0      $39,800
-----------------------------------------------------------------

PROPERTY MANAGEMENT. Dimension Development Company, Inc. ("Dimension") is the property manager for the Pasadena Courtyard by Marriott Property. Dimension manages approximately 31 hotels located in 11 states, whose brands include Courtyard by Marriott (Registered Trademark) , Homewood Suites (Registered Trademark) , Holiday Inn (Registered Trademark) , Residence Inn (Registered Trademark) , Hampton Inn (Registered Trademark) , Fairfield Inn (Registered Trademark) and Ramada (Registered Trademark) .

FRANCHISE AGREEMENT. Marriott International, Inc. is the franchisor of the Pasadena Courtyard by Marriott Property in accordance with a Franchise Agreement dated January 30, 2004.


---------------------
(1) Certain information is from the third party appraisal dated November 17, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) Penetration index, occupancy, ADR and RevPar information obtained from Smith Travel Research reports dated December 2003 and no representation is made as to the accuracy of such reports.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

WESTPOINT CROSSING SHOPPING CENTER
----------------------------------


                                [PHOTO OMITTED]


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                                Tucson, AZ
 Property Type                                                            Retail
 Size (Sq. Ft.)                                                          241,300
 Percentage Occupancy as of January 1, 2004                                96.0%
 Year Built                                                                 2001
 Appraised Value                                                     $35,180,000
 # of Tenants                                                                 25
 Average Rent Per Square Foot                                            $12.261
 Underwritten Occupancy                                                    94.0%
 Underwritten Revenues                                                $3,968,059
 Underwritten Total Expenses                                            $995,538
 Underwritten Net Operating Income (NOI)                              $2,972,521
 Underwritten Net Cash Flow (NCF)                                     $2,784,513


                                [PHOTO OMITTED]


                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Origination Date                                                       03/11/04
 Cut-off Date Principal Balance                                      $27,969,697
 Cut-off Date Loan Balance Per SF/Unit                                   $115.91
 Percentage of Initial Mortgage Pool Balance                                2.9%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            5.560%
 IO Period (Months)                                                            0
 Original Term to Maturity/ARD (Months)                                      120
 Original Amortization Term (Months)                                         360
 Lockbox                                                  Soft-Springing Hard(2)
 Cut-off Date LTV Ratio                                                    79.5%
 LTV Ratio at Maturity or ARD                                              66.6%
 Underwritten DSCR on NOI                                                  1.55x
 Underwritten DSCR on NCF                                                  1.45x


---------------------
(1) The average rent per square foot includes anchor tenants: Michaels, Office Max, Ross, Marshalls, PetsMart and Basha's Food City.

(2) The loan is structured with a lockbox account under the control of the lender into which all rents from the Westpoint Crossing Loan are required to be deposited and swept daily to a borrower controlled account. Upon occurrence of a Cash Management Sweep Event, all monies from the lockbox account are required to be swept into a cash management account controlled by the lender. A "Cash Management Sweep Event" is defined as an uncured event of default.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Westpoint Crossing Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the in-line space and big box space of a community shopping center located in Tucson, Arizona. The Westpoint Crossing Loan represents approximately 2.9% of the initial mortgage pool balance and 3.4% of the initial loan group 1 balance. The Westpoint Crossing Loan was originated March 11, 2004 and has a principal balance of $27,969,697 as of the cut-off date.

The Westpoint Crossing Loan has a remaining term of 119 months and a scheduled maturity date of April 1, 2014. The Westpoint Crossing Loan maybe be prepaid on or after January 1, 2014.

THE BORROWER. The subject property was developed by the Barclay Group, one of Arizona's largest retail developers of power centers and neighborhood shopping centers. The borrowing entity, Barclay Creswin Retail LLC, is structured as a single purpose entity with Barclay Holdings XV LLC (Scott Archer-Manager) as its administrative Member (50%) and, its equity partner, Creswin U.S. Properties Inc. as Member (50%). No non-consolidation opinion was delivered in connection with the origination of the loan. The borrowing entity will serve as the sole indemnitor for the loan.

Barclay Holdings XV LLC is structured with Barclay Group Development Holdings Limited Partnership, LLLP ("BGDHLP") as its sole member, which is owned by principals Scott T. Archer (50%), David S. Coia (33.%) and Daniel L. Vietto (17%). Mr. Archer and Mr. Coia serve as Co-Managers. The Barclay Group is a group of entities involved in real estate development and construction, leasing and management, and maintains offices in Arizona, Florida, Georgia, Colorado and Texas. BGDHLP is located in Arizona and serves as the operating company for Barclay's Western Division. As of 12/31/02, the real estate portfolio for the BGDHLP comprised more than 2 million square feet of retail shopping space and included 15 retail properties (including the subject), 2 office buildings, and two parcels of vacant land for development. In aggregate, BGDHLP's holdings as of 12/31/02 had an estimated market value of approximately $231 million.

Creswin U.S. Properties Inc. ("CUSPI") was incorporated in September 1997 as an Arizona corporation for the purpose of real estate acquisition, development and management. CUSPI was formed by the Canadian firm Creswin Properties Ltd. which holds interests through various limited liability companies in five retail centers located in Tucson, including the subject property. Creswin Properties Ltd. (formerly known as Asper Properties) is headquartered in Winnipeg, Manitoba, and serves as the real estate division of CanWest Global Communications Corp. ("CanWest," NYSE: CWG), an international media company.

THE PROPERTY. The Westpoint Crossing Loan is secured by 11 one-story retail buildings which were constructed between 2001 and 2003 and includes the grocery anchor (Basha's Food City), the five major tenants (Michaels, Office Max, Ross, Marshalls and Petsmart) and all in-line tenants of the Westpoint Crossing Shopping Center located at Irvington Road and Interstate 19 in Tucson, AZ. The subject property is also shadow anchored by a Home Depot super center and a Target superstore, both of which are corporately owned and not part of the loan collateral. There are two outparcels flanking the entrance which are not part of the loan collateral and are occupied by a Chevron gas station and McDonald's. The subject property is integrated within the larger shopping center and all tenants share a common, central parking area. The subject's frontage is on Irvington Road, a commercial surface road that connects to Interstate 19 approximately 0.25 miles to the east of the subject and provides access to Tucson (approximately 8 miles northwest) via Interstate 10.

The following table presents certain information relating to the major tenants at Westpoint Crossing Property:

                                       ANCHOR TENANTS / SIGNIFICANT NATIONAL IN-LINE TENANTS
                                       -----------------------------------------------------

 TENANT NAME                      PARENT COMPANY      CREDIT RATINGS    SQUARE FEET     % OF     BASE RENT      LEASE
                                                    (MOODY'S/S&P)(1)                    GLA         PSF      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------
 Michaels ....................      Michael's             NA/NA       23,972             9.9%    $ 11.00     09/30/12
 Office Max ..................    Boise Cascade          Ba2/BB       23,509             9.7%    $ 13.00     01/31/17
 Ross ........................  Ross Stores, Inc.        NA/BBB       30,187            12.5%    $ 10.00     01/31/13
 Marshalls ...................    TJX Companies           A3/A        30,000            12.4%    $  9.85     10/31/12
 Petsmart ....................    PetsMart, Inc.         Ba2/BB-      19,107             7.9%    $ 12.00     01/31/19
 Basha's (Food City) .........     Basha's Inc.           NA/NA       55,000            22.8%    $  9.54     02/26/22
-----------------------------------------------------------------------------------------------------------------------

---------------------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Westpoint Crossing Property:

                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------

                      NUMBER    SQUARE      % OF                % OF BASE   CUMULATIVE  CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    OF LEASES    FEET       GLA      BASE RENT    RENT     SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
 YEAR                EXPIRING  EXPIRING  EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------
 Vacant ..........     NAP       7,020       2.9%       NAP       NAP          7,020        2.9%    $        0         0.0%
 2005 ............       1       1,254       0.5%   $   27,387      0.9%       8,274        3.4%    $   27,387         0.9%
 2006 ............       3      10,821       4.5%   $  206,407      7.0%      19,095        7.9%    $  233,794         7.9%
 2007 ............       8      15,691       6.5%   $  359,706     12.2%      34,786       14.4%    $  593,500        20.1%
 2008 ............       1       1,153       0.5%   $   29,978      1.0%      35,939       14.9%    $  623,478        21.1%
 2009 ............       3      10,054       4.2%   $  172,446      5.8%      45,993       19.1%    $  795,924        26.9%
 2011 ............       1       8,002       3.3%   $  104,325      3.5%      53,995       22.4%    $  900,249        30.4%
 2012 ............       2      53,972      22.4%   $  559,192     18.9%     107,967       44.7%    $1,459,441        49.3%
 2013 ............       2      33,187      13.8%   $  373,870     12.6%     141,154       58.5%    $1,833,311        62.0%
 2014 ............       1       2,530       1.0%   $   65,780      2.2%     143,684       59.5%    $1,899,091        64.2%
 Thereafter ......       3      97,616      40.5%   $1,059,657     35.8%     241,300      100.0%    $2,958,748       100.0%
------------------------------------------------------------------------------------------------------------------------------
 Total ...........      25     241,300     100.0%   $2,958,748    100.0%     241,300      100.0%    $2,958,748       100.0%
------------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Westpoint Crossing Shopping center is located in the southwest area of Tucson, Pima County, Arizona. The population of the City of Tucson has increased approximately 20% from 405,390 in 1990 to 486,699 in 2000. Similarly, the population within a 3-mile radius of the subject property has grown approximately 21% from 1990 to 2000. The January 2004 population of the City of Tucson is estimated to be 519,972. In 2002, the median household income level for the City of Tucson was $31,686 which is in line with the 2002 median household income of $31,120 for the residents within a three mile radius of the subject.

The economy of Tucson is well diversified but many of the largest employers are from the public sector. For the past year, unemployment has fluctuated between 4.1% and 4.8% which is slightly higher than the Pima County unemployment rate of 3.9%, but lower than both the Arizona unemployment rate of 5.0% and the national unemployment rate of 6.0%.

Tucson's economy continues to diversify, with more of the employment base shifting from the public to the private sector. The largest employers in the Tucson area include the University of Arizona, Raytheon Systems, Davis Monthan Air Force Base, the State of Arizona and Wal-Mart Stores.

Southwest Tucson (the subject's submarket, aka District 14) and Tucson, AZ, the subject's MSA, contain 1,427,000 square feet and 22,337,000 million square feet of retail space, respectively, as of second quarter 2003 as reported by the Metropolitan Tucson Land Use Study report ("MTLUS"). Southwest Tucson and Tucson reported vacancy rates of 29.7% and 11.8%, respectively, as of second quarter 2003 according to the MTLUS. Within the vacancy rate for Southwest Tucson, there are two vacant Kmart stores with a total of approximately 245,000 square feet. Excluding the vacant Kmart space, Southwest Tucson reflects an adjusted vacancy rate of 12.5% as second quarter 2003.

In contrast to most of the retail centers within the Southwest Tucson submarket, the subject is a newly constructed shopping center with premier, credit-rated shadow anchor tenants: Home Depot, Inc. (NYSE:HD, senior unsecured debt rating - S&P AA/stable, market capitalization - $80.3 billion); Target (NYSE:TGT, senior unsecured debt rating - S&P A+/stable, market capitalization - $35.2 billion). In addition, approximately 65% of the subject's tenancy is comprised of well established national tenants and approximately 23% of the subject's net rentable square feet is leased to Basha's, the dominant regional grocery throughout Arizona. Accordingly, the best indication of the subject's projected occupancy is reflected by five anchored shopping centers located throughout the greater Tucson area which have an aggregate square footage of 1,085,000 square feet and reflect an average occupancy rate of 98.9% as of first quarter 2004.


---------------------
(1)  Information obtained from underwritten rent roll.

(2) Certain information is from the third party appraisal dated January 24, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the Westpoint Crossing Loan:

                    ESCROWS / RESERVES
                    ------------------

 TYPE:                                INITIAL       MONTHLY
-----------------------------------------------------------
  Taxes ........................     $35,025      $35,025
  Insurance(1) .................     $     0      $     0
  Capital Expenditure(2) .......     $     0      $ 3,016
  TI/LC Reserve(3) .............     $     0      $ 6,944
-----------------------------------------------------------

YIELD MAINTENANCE. The loan has been structured with a 59 month original lock-out period, 57 months yield maintenance, 4 months open.

PROPERTY MANAGEMENT. The property will be managed by the Barclay Group, an affiliate of the borrower.


---------------------
(1)  Insurance escrow has been conditionally waived.

(2) Capital expenditures will be collected based upon an annual collection amount of $0.15 psf.

(3) A rollover reserve will be established such that the borrower shall make equal monthly deposits until such time as the reserve balance is $250,000. In the event the rollover reserve is used and the balance is less than $250,000, then borrower shall be required to restore the balance of the rollover reserve with equal monthly deposits of $6,944 to ensure that the balance equals $250,000 as of December 31, 2011.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

GFS MARKETPLACE PORTFOLIO
-------------------------


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                          17
 Location (City/State)                                                 See table
 Property Type                                                            Retail
 Size (Sq. Ft.)                                                          272,053
 Weighted Avg. Percentage Occupancy as of
 July 18, 2003                                                            100.0%
 Year Built                                                              Various
 Appraised Value                                                     $36,450,000
 Underwritten Occupancy                                                    90.0%
 Underwritten Net Operating Income (NOI)                              $3,156,076
 Underwritten Net Cash Flow (NCF)                                     $2,854,100


                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Note Date                                                              07/21/03
 Cut-off Date Principal Balance                                      $22,212,175
 Cut-off Date Loan Balance Per SF/Unit                                    $81.65
 Percentage of Initial Mortgage Pool Balance                                2.3%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            5.300%
 Amortization Type                                                           ARD
 IO Period                                                                     0
 Original Term to Maturity/ARD (Months)                                      120
 Original Amortization Term (Months)                                         300
 Lock Box                                                                Hard(1)
 Cut-off Date LTV Ratio                                                    60.9%
 LTV Ratio at ARD                                                          46.7%
 Underwritten DSCR on NOI                                                  1.94x
 Underwritten DSCR on NCF                                                  1.75x
--------------------------------------------------------------------------------

---------------------
(1) Borrower is required to establish an account into which all amounts due with respect to the property shall be directly deposited by tenants. The borrower and the property manager are required to deposit any revenues received by either of them with respect to the property directly into the account within one business day. The Lockbox Account is in the name and under the sole control of the lender.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "GFS Marketplace Loan") is evidenced by a single promissory note that is secured by first mortgages encumbering seventeen single tenant retail centers located in Illinois, Indiana, Michigan and Ohio (each, a "GFS Marketplace Property" and collectively, the "GFS Marketplace Properties"). The GFS Marketplace Loan represents approximately 2.3% of the initial mortgage pool balance and 2.7% of the initial loan group 1 balance. The GFS Marketplace Loan was originated on July 21, 2003, and has a principal balance as of the cut-off date of approximately $22,212,175.

The GFS Marketplace Loan is an ARD Loan with a remaining term of 111 months to its anticipated repayment date of August 1, 2013, and a scheduled maturity date of August 1, 2028. The GFS Marketplace Loan may be prepaid on or after August 1, 2013, and the GFS Marketplace Loan permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower is GFS Marketplace Realty Three, LLC. The borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GFS Marketplace Loan. The sponsor of the borrower is GFS Holding, Inc ("GFS"), which is currently the largest privately-owned foodservice distributor, and the fourth largest overall within the United States. GFS was incorporated in 1897. In addition to truck service, GFS offers retail store locations under their GFS Marketplace name. The company currently operates approximately 92 Marketplace stores in Illinois, Indiana, Michigan and Ohio.

THE PROPERTIES. The GFS Marketplace Loan consists of 17 GFS Marketplace Properties containing 272,053 square feet of rentable area across Indiana, Illinois, Michigan and Ohio. The largest state concentration is Ohio with 6 properties totaling approximately 94,309 square feet (34.7%). Typical store format is an approximately 16,003 square foot (on average) standard box positioned as either an out parcel in a power center or regional mall or at the end of a neighborhood shopping center.

Interior finishes for the stores are also standard with polished concrete floors, painted block walls and exposed ceilings. The stores are organized with a standard grocery store layout with freezer sections along the back or side walls and an additional freezer aisle adjacent to the side wall. The merchandise consists of bulk items typical of the retail space warehouse clubs but with grocery store shelf heights. The bulk/warehouse nature of the stores and interior appearance and upkeep of the interiors is of standard retail quality. The stores most typically serve foodservice operators including: restaurants, caterers, party/event planners, convenience stores, cafeteria operators and concessionaires. The locations also service the needs of GFS' truck-delivered customers. GFS Marketplace Properties are also open to the public and do not require a membership fee.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

The following table presents certain information relating to the GFS Marketplace Properties:

 PROPERTY NAME                          LOCATION     YEAR BUILT  SQUARE FEET  OCCUPANCY    LEASE EXPIRATION YEAR  APPRAISED VALUE
----------------------------------------------------------------------------------------------------------------------------------
 Bay City, MI ...................    Bay City, MI        1986       12,383      100.0%             2028              $ 1,560,000
 Burbank, IL ....................     Burbank, IL        1996       31,580      100.0%             2028                3,690,000
 Canton, OH .....................     Canton, OH         2002       14,450      100.0%             2028                2,000,000
 Columbus, OH ...................    Columbus, OH        1995       14,511      100.0%             2028                2,090,000
 Dublin, OH .....................     Dublin, OH         1996       12,830      100.0%             2028                1,880,000
 Elkhart, IN ....................     Elkhart, IN        1995       13,517      100.0%             2028                2,350,000
 Indianapolis, IN ...............  Indianapolis, IN      1994       13,525      100.0%             2028                2,130,000
 Lansing, MI ....................     Lansing, MI        1993       14,706      100.0%             2028                1,900,000
 Mansfield, OH ..................    Mansfield, OH       2000       14,224      100.0%             2028                1,830,000
 Marquette, MI ..................    Marquette, MI       1998       16,253      100.0%             2028                1,930,000
 Maumee, OH .....................     Maumee, OH         1998       24,537      100.0%             2028                3,130,000
 Merrillville, IN ...............  Merrillville, IN      1998       20,040      100.0%             2028                2,790,000
 Port Huron, MI .................  Fort Gratiot, MI      1994       14,157      100.0%             2028                1,700,000
 Rockford, IL ...................    Rockford, IL        2000       14,131      100.0%             2028                2,010,000
 Sandusky, OH ...................    Sandusky, OH        1995       13,757      100.0%             2028                1,790,000
 Terre Haute, IN ................   Terre Haute, IN      2002       11,575      100.0%             2028                1,610,000
 Troy, MI .......................      Troy, MI          1992       15,877      100.0%             2028                2,060,000
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .........                                  272,053      100.0%                               $36,450,000
----------------------------------------------------------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the GFS Marketplace Loan:

                  ESCROWS / RESERVES
                  ------------------
 TYPE:                           INITIAL       MONTHLY
------------------------------------------------------
  Taxes ...................    $512,452        $   0
  Insurance ...............    $ 72,128        $   0
  Ongoing Repairs .........    $ 41,872        $   0
------------------------------------------------------

HYPERAMORTIZATION. Commencing on the anticipated repayment date of August 1, 2013, additional interest at the rate of two percent (2%) per annum will also accrue on the principal amount of the GFS Marketplace Loan. See "Description of the Mortgage Pool -- Terms and Conditions of the Mortgage Loans -- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

PARTIAL DEFEASANCE. Pursuant to the loan documents, in the event lender elects to apply any condemnation proceeds towards the payments of the debt with respect to any of the GFS Marketplace Properties, the borrower may elect to defease a portion of the GFS Marketplace Loan in connection with a release of such property provided that: (i) the borrower provides substitute collateral in the form of U.S. Government obligations in an amount equal to the sum of 100% of the allocated loan amount of such property, plus 25% of the initial allocated loan amount of such property; (ii) the borrower, at its sole expense, must prepare any and all documents and instruments necessary to effect the release; and (iii) no event of default has occurred and its continuing.

PROPERTY SUBSTITUTION. The borrower has the right to obtain a release of the lien of not more than three (3) GFS Marketplace Properties from their mortgage liens by substituting its fee interest in another retail food sales property of like kind and quality provided that no such substitution may occur prior to the first anniversary of the origination of the GFS Marketplace Loan or after its anticipated repayment date. In addition, any such substitution will be subject, in each case to the satisfaction of conditions such as the absence of default, sixty (60) days written notice, acceptable third party reports and debt service coverage tests.

PROPERTY MANAGEMENT. GFS Marketplace Holding, LLC., an affiliate of the borrower.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

MHC PORTFOLIO -- MARINER'S COVE
-------------------------------


                                [PHOTO OMITTED]


                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                            Millsboro, DE
 Property Type                                                           MHC(1)
 Size (Pads)                                                                374
 Percentage Occupancy as of March 10, 2004                                90.6%
 Year Built                                                                1972
 Appraised Value                                                    $20,600,000
 Average Rent Per Pad                                                      $451
 Underwritten Occupancy                                                   91.1%
 Underwritten Revenues                                               $1,929,920
 Underwritten Total Expenses                                           $440,575
 Underwritten Net Operating Income (NOI)                             $1,489,345
 Underwritten Net Cash Flow (NCF)                                    $1,470,645


                                [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                        BOA
 Origination Date                                                       10/17/03
 Cut-off Date Principal Balance                                      $16,452,380
 Cut-off Date Loan Balance Per SF/Unit                                $43,990.32
 Percentage of Initial Mortgage Pool Balance                                1.7%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                           6.3270%
 Amortization Type                                         Interest Only-Balloon
 IO Period (Months)                                                           36
 Original Term to Maturity/ARD (Months)                                      144
 Original Amortization Term (Months)                                         360
 Lockbox                                                  Soft-Springing Hard(2)
 Cut-off Date LTV Ratio                                                    79.9%
 LTV Ratio at Maturity or ARD                                              69.9%
 Underwritten DSCR on NOI                                                  1.22x
 Underwritten DSCR on NCF                                                  1.20x

---------------------
(1)  Manufactured housing community.

(2) The loan is structured with a lockbox account under the control of the lender into which all rents and other revenues from the MHC Portfolio -- Mariner's Cove Property are required to be deposited. Funds in excess of $2,500 are swept daily to a borrower-controlled account. Upon occurrence of an event of default under the loan, all monies in the lockbox account are required to be swept into a cash management account controlled by lender.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "MHC Portfolio -- Mariner's Cove Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a manufactured housing community located in Millsboro, Delaware (the "MHC Portfolio -- Mariner's Cove Property"). The MHC Portfolio -- Mariner's Cove Loan represents approximately 1.7% of the initial mortgage pool balance and 2.0% of the initial loan group 1 balance. The MHC Portfolio -- Mariner's Cove Loan was originated on October 17, 2003 ("Closing Date") and has a principal balance as of the cut-off date of approximately $16,452,380. The MHC Portfolio -- Mariner's Cove Loan has a remaining term of 138 months to its maturity date of November 1, 2015. The MHC Portfolio -- Mariner's Cove Loan may be prepaid on or after September 1, 2015, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE BORROWER. The borrower, MHC Mariner's Cove, L.L.C. (the "MHC Portfolio -- Mariner's Cove Borrower"), a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least one independent director. No non-consolidation opinion was delivered in connection with the origination of the loan. MHC Operating limited partnership, an Illinois limited partnership, owns 100% of the MHC Portfolio -- Mariner's Cove Borrower as its sole member. The borrower principal is Manufactured Home Communities, Inc. ("MHC"), a Maryland corporation. Operating as a publicly traded (NYSE: "MHC"), self-administered and self-managed real estate investment trust (REIT) with headquarters in Chicago, Illinois and regional offices in Florida, Colorado, Arizona and California, MHC owns and operates manufactured home communities ("Communities") and park model communities ("Resorts") (collectively known as "Properties"). As of December 31, 2003, MHC owned or had an ownership interest in a portfolio of approximately 142 Communities and Resorts located throughout the United States containing approximately 51,715 residential sites. These Properties are located in approximately 19 states.

THE PROPERTY. The MHC Portfolio -- Mariner's Cove Property is a 374-pad manufactured housing community. Built in 1972, expanded in the early 1990s, and situated on a 109.9-acre site, the property is an all-age community with amenities including a clubhouse, a pool, tennis courts, shuffleboard, a picnic area, a marina with boat docks, waterfront sites on lagoons with boat docks, and a nature preserve. Mariner's Cove also features paved roads throughout the community and an average pad size of 6,625 square feet. Two or three parking spaces per pad are available for residents depending upon pad size along with an additional 16 common spaces. Public utilities provide water/sewer service.

THE MARKET.(1) The MHC Portfolio -- Mariner's Cove Property is located in eastern Delaware, in Sussex County, within the greater Millsboro area, approximately 100 miles east of Washington, D.C. Dover, the state capital of Delaware, is located approximately 30 miles to the north. Sussex County is bordered on the south by Maryland's Eastern Shore region, on the east by the Delaware Bay, and on the west by the State of Maryland. The subject's local market area is identified as Long Neck in Indian River Hundred, which is a resort area located along the Atlantic Ocean and Rehoboth Bay, between Rehoboth/Dewey Beach to the north and Bethany Beach to the south. The property has direct water access to Rehoboth Bay, Indian River Bay, and the Atlantic Ocean.

ESCROWS. The originator conditionally waived the requirements providing for escrows for taxes, insurance, and replacement reserves so long as there is no default under the loan and the property maintains a debt service coverage ratio of at least 1.15x. Upon the occurrence of a trigger event, the Borrower shall deposit (a) one-twelfth of the taxes that lender estimates, (b) one-twelfth of the insurance premiums that lender estimates and (c) $4.17 monthly per pad for replacement services.

PROPERTY MANAGEMENT. MHC Operating Limited Partnership ("MHCOLP"), an affiliate of the MHC Portfolio -- Mariner's Cove Borrower, manages the property. Founded in 1969 and headquartered in Chicago, Illinois, MHCOLP currently manages a portfolio of approximately 142 manufactured home communities and resorts located throughout the United States containing approximately 51,715 residential sites. These properties are located in approximately 19 states, including approximately seven communities located in Delaware.


---------------------
(1) Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE CLUBS AT RHODES RANCH
-------------------------


                                [PHOTO OMITTED]


                                [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                             Las Vegas, NV
 Property Type                                                       Multifamily
 Size (Units)                                                                270
 Percentage Occupancy as of January 31, 2004                               94.4%
 Year Built                                                                 2002
 Appraised Value                                                     $21,600,000
 Underwritten Occupancy                                                    93.0%
 Underwritten Revenues                                                $2,343,885
 Underwritten Total Expenses                                            $927,656
 Underwritten Net Operating Income (NOI)                              $1,416,229
 Underwritten Net Cash Flow (NCF)                                     $1,375,728


                                 [PHOTO OMITTED]


                                 [PHOTO OMITTED]


                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                        KEY
 Origination Date                                                       02/12/04
 Cut-off Date Principal Balance                                      $16,400,000
 Cut-off Date Loan Balance Per SF/Unit                                $60,740.74
 Percentage of Initial Mortgage Pool Balance                                1.7%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            5.470%
 Amortization Type                                         Interest Only-Balloon
 IO Period (Months)                                                           24
 Original Term to Maturity/ARD (Months)                                      120
 Original Amortization Term (Months)                                         360
 Lockbox                                                                      No
 Cut-off Date LTV Ratio                                                    75.9%
 LTV Ratio at Maturity or ARD                                              66.5%
 Underwritten DSCR on NOI                                                  1.27x
 Underwritten DSCR on NCF                                                  1.24x


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------


                                 [MAP OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Clubs at Rhodes Ranch Loan") is evidenced by a single note and is secured by a first deed of trust encumbering a multifamily project in Las Vegas, Nevada (the "Clubs at Rhodes Ranch Property"). The Clubs at Rhodes Ranch Loan represents 1.7% of the initial mortgage pool balance and 10.0% of the loan group 2 balance. The Clubs at Rhodes Ranch Loan was originated on February 12, 2004, and has a principal balance as of the cut-off date of $ 16,400,000.

The Clubs at Rhodes Ranch Loan has a loan term of 120 months with payments being amortized over 360 months. Payments of interest only are allowed for the first 24 months of the loan term, with payments of principal and interest due monthly thereafter until the Maturity Date of March 1, 2014. The Clubs at Rhodes Ranch Loan may be prepaid on or after December 1, 2013, and permits defeasance with United States government obligations beginning two years and fifteen days after the creation of the securitization trust.

THE BORROWER. The borrower is Bayport Clubs Associates, LLC, a special purpose entity (the "Borrower"). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the Clubs at Rhodes Ranch Loan. The sponsor of the borrower is James P. Warmington. Mr. Warmington has been involved in the real estate business since 1969 and currently serves as the President of the Warmington Group. The Warmington Group's primary business is the construction and development of single-family homes and the acquisition and development of commercial real estate. Mr. Warmington has an ownership position in multifamily properties totaling 2,791 units and commercial properties including retail, office and industrial totaling 607,183 SF.

THE PROPERTY. The Clubs at Rhodes Ranch Property consists of 19 two-story buildings containing 270 luxury multifamily units located along the south side Warm Springs Road west of Durango Road in Las Vegas, Nevada. The Clubs at Rhodes Ranch Property was constructed in 2002 and includes one, two and three bedroom units situated on 13.80 acres. The subject is also improved with a clubhouse/leasing office, fitness center, outdoor pool and spa, picnic areas, and a gated entrance/exit. The exterior of the buildings are stucco with concrete tile roofs. Each unit is equipped with a full size washer/dryer and all units have a patio/deck with locked storage. The kitchens are equipped with a gas range/hood, microwave oven, dishwasher, frost-free refrigerator and garbage disposal.

The following table presents certain information relating to the unit configuration of the Clubs at Rhodes Ranch Property:

                                                      MULTIFAMILY INFORMATION
                                                      -----------------------

                       NO. OF UNITS/  AVERAGE UNIT                        % OF     AVERAGE MONTHLY   AVERAGE MONTHLY
 UNIT MIX               SQUARE FEET   SQUARE FEET   NET RENTABLE SF   TOTAL UNITS   ASKING RENT(1)   MARKET RENT/UNIT
---------------------------------------------------------------------------------------------------------------------
 1BR/1BA ...........       110            821            90,310           40.7%          $ 755             $  755
 2BR/2BA ...........       128          1,107           141,696           47.4%          $ 885             $  950
 3BR/2BA ...........       32           1,237            39,584           11.9%          $1060             $1,060
---------------------------------------------------------------------------------------------------------------------
 AVERAGE/TOTAL .....       270          1,006           271,590            100%          $ 853             $  884
---------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Clubs at Rhodes Ranch Property is located in the southwestern quadrant of the Las Vegas Valley in the City of Las Vegas, Clark County, Nevada. Clark County has the highest concentration of population in Nevada, with approximately 95% of the county's population being in the Las Vegas Valley. The county's population has grown steadily to a level of 1,792,868 in 2003. The area's population is expected to exceed 2.1 million by 2008. Las Vegas is the largest city in Clark County, with a 2003 population of 548,406.

Over the last several years, the area economy has been very strong, with unemployment in the low 4% range. As of May 2003, the unemployment rate for both the state and Las Vegas Metropolitan Statistical Area were 5.4% and 5.0% respectively. The local economy is diverse with a mix of hotel/gaming/recreation (22.6%), retail trade (18.6%), construction (8.7%) and local government (7.4%) making up the bulk of the local employment. Major employers in the Las Vegas Metropolitan Statistical Area include Clark County School District, Bellagio, Clark County, MGM Grand Hotel/Casino, Bally's & Paris Casino, Mirage Casino and Hotel and various other gaming operators.

The neighborhood surrounding the Clubs at Rhodes Ranch property is comprised of new single family and condominium developments. Rhodes Ranch, a 1,347 planned community, is situated to the south and will include at build out approximately 9,000 residential units, an 18-hole golf course, and 350 acres for non-residential uses including one hotel/casino. Over 1,000 single family building permits have been issued for this project. A new retail center has recently been completed at the corner of Warm Springs Road and Durango Road, anchored by Von's Grocery Store with various in-line tenants and four out-parcels including a Bank of America branch office. Adjacent to the retail center, a new Storage One Self Storage facility is being constructed.

According to CB Richard Ellis, the Las Vegas Metro Multifamily market had an overall vacancy of 6.51% for the third quarter 2003. Further segmented by property quality, Class A properties, such as the Clubs at Rhodes Ranch property, had a vacancy rate of 5.75%; Class B properties had a rate of 6.50% and Class C properties 7.83%. A CB Richard Ellis survey of the ten ZIP codes which comprise the southwest sub-market of Las Vegas indicate that vacancy rates for the third quarter 2003 ranged from 2.07% to 8.01%, with a vacancy rate of 5.19% for the subject property's ZIP code. Rent concessions are commonplace in the Las Vegas market and were taken into consideration by both the appraiser and the mortgage loan seller, as concessions have historically been offered at the Clubs at Rhodes Ranch property.


---------------------
(1) Average monthly asking rent for the Clubs at Rhodes Ranch Property have been adjusted to reflect current concessions of approximately one month free rent.

(2) Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2004-MKB1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Clubs at Rhodes Ranch Loan:

                       ESCROWS / RESERVES
                       ------------------

 TYPE:                                     INITIAL        MONTHLY
-----------------------------------------------------------------
  Taxes .............................    $ 16,193       $16,193
  Insurance .........................    $      0       $ 3,163
  Replacement Reserves ..............    $  3,375       $ 3,375
  Stabilization Letter of Credit(1)..    $369,000       $     0
-----------------------------------------------------------------

DEFEASANCE. The Borrower may obtain a release of the Clubs at Rhodes Ranch Property from the financing subject to certain conditions, including providing defeasance collateral to the then-current loan amount for such property.

PROPERTY MANAGEMENT. FPI Management, Inc. ("FPI") is the property manager for the Clubs at Rhodes Ranch Property. FPI is a third party fee manager that is headquartered in Sacramento, CA and manages 110 multifamily properties containing 27,000 units.


---------------------
(1) At closing, a holdback of $369,000 was funded in the form of a Letter of Credit. This LOC will be released upon receipt of a trailing 3 month operating statement, when annualized, which reflects an EGI of $2,304,604 and NOI of $1,336,448. The release is calculated on the basis of a 1.20x DSCR. On or before January 15, 2007, if the foregoing criteria remains unsatisfied, the LOC may be drawn and a partial disbursement made in an amount supported by the actualized net operating income then achieved. On January 15, 2007: (i) any sums remaining in the holdback will be applied against the outstanding principal balance, and the applicable yield maintenance payment will be due; and (ii) the monthly payment amounts of principal and interest will be re-amortized to reflect the partial prepayment.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D


                        CLASS XP REFERENCE RATE SCHEDULE

Interest                               Interest
Accrual  Distribution     Class XP      Accrual    Distribution      Class XP
 Period      Date      Reference Rate   Period         Date      Reference Rate
-------  ------------  --------------  --------    ------------  ---------------
   1       06/12/04        5.47963         46        03/12/08        5.29860
   2       07/12/04        5.30305         47        04/12/08        5.47306
   3       08/12/04        5.47824         48        05/12/08        5.29804
   4       09/12/04        5.47815         49        06/12/08        5.47269
   5       10/12/04        5.30276         50        07/12/08        5.29768
   6       11/12/04        5.47794         51        08/12/08        5.47232
   7       12/12/04        5.30256         52        09/12/08        5.47214
   8       01/12/05        5.30245         53        10/12/08        5.40492
   9       02/12/05        5.30235         54        11/12/08        5.58273
   10      03/12/05        5.30259         55        12/12/08        5.42192
   11      04/12/05        5.47740         56        01/12/09        5.42185
   12      05/12/05        5.30203         57        02/12/09        5.42178
   13      06/12/05        5.47718         58        03/12/09        5.44257
   14      07/12/05        5.30178         59        04/12/09        5.65157
   15      08/12/05        5.47693         60        05/12/09        5.47787
   16      09/12/05        5.47682         61        06/12/09        5.66136
   17      10/12/05        5.30142         62        07/12/09        5.47768
   18      11/12/05        5.47656         63        08/12/09        5.66116
   19      12/12/05        5.30116         64        09/12/09        5.66107
   20      01/12/06        5.30102         65        10/12/09        5.47739
   21      02/12/06        5.30090         66        11/12/09        5.66087
   22      03/12/06        5.30121         67        12/12/09        5.47720
   23      04/12/06        5.47586         68        01/12/10        5.47709
   24      05/12/06        5.30195         69        02/12/10        5.47797
   25      06/12/06        5.47673         70        03/12/10        5.47872
   26      07/12/06        5.30167         71        04/12/10        5.66798
   27      08/12/06        5.47644         72        05/12/10        5.48216
   28      09/12/06        5.47631         73        06/12/10        5.66578
   29      10/12/06        5.30125         74        07/12/10        5.48194
   30      11/12/06        5.47602         75        08/12/10        5.66555
   31      12/12/06        5.30097         76        09/12/10        5.66544
   32      01/12/07        5.30079         77        10/12/10        5.48230
   33      02/12/07        5.30064         78        11/12/10        5.66525
   34      03/12/07        5.30097         79        12/12/10        5.53833
   35      04/12/07        5.47516         80        01/12/11        5.54197
   36      05/12/07        5.30011         81        02/12/11        5.54196
   37      06/12/07        5.47483         82        03/12/11        5.56565
   38      07/12/07        5.29978         83        04/12/11        5.82009
   39      08/12/07        5.47448         84        05/12/11        5.63139
   40      09/12/07        5.47432         85        06/12/11        5.82012
   41      10/12/07        5.29928         86        07/12/11        5.63142
   42      11/12/07        5.47397         87        08/12/11        5.82014

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                       MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                   CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2004-MKB1                                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                                     DISTRIBUTION DATE STATEMENT
                                                          TABLE OF CONTENTS

                                   STATEMENT SECTIONS                                       PAGE(S)
                                   ------------------                                       -------
                                   Certificate Distribution Detail                            2
                                   Certificate Factor Detail                                  3
                                   Reconciliation Detail                                      4
                                   Other Required Information                                 5
                                   Cash Reconciliation Detail                                 6
                                   Ratings Detail                                             7
                                   Current Mortgage Loan and Property Stratification Tables  8-10
                                   Mortgage Loan Detail                                       11
                                   Principal Prepayment Detail                                12
                                   Historical Detail                                          13
                                   Delinquency Loan Detail                                    14
                                   Specially Serviced Loan Detail                            15-16
                                   Modified Loan Detail                                       17
                                   Liquidated Loan Detail                                     18


                DEPOSITOR                                   MASTER SERVICER                        SPECIAL SERVICER
---------------------------------------------     -----------------------------------           -----------------------------
Merrill Lynch Mortgage Investors Inc.             KeyCorp Real Estate Capital Markets, Inc.     Clarion Partners, LLC
4 World Financial Center, 16th Floor              911 Main Street, Suite 1500                   335  Madison Avenue, 7th Floor
250 Vesey Street                                  Kansas City, MO 64105                         New York, N Y 10017
New York, NY 10080

Contact:       Robert Denicola                    Contact:       Marty O'Conner                 Contact:       Bruce G. Morrison
Phone Number   (212) 449-1000                     Phone Number   (816) 221-8800                 Phone Number   (212) 883-2500

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                       MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                   CTSLink Customer Service
                                                                                                      (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2004-MKB1                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                          CERTIFICATE DISTRIBUTION DETAIL

                                                                                                                           Current
                  Pass-                                                             Realized Loss /                        Subordi-
  Class/         Through Original Beginning   Principal     Interest    Prepayment Additional Trust     Total    Ending     nation
Component  CUSIP  Rate    Balance  Balance   Distribution  Distribution   Premium    Fund Expenses  Distribution Balance  Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1             0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-1A            0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-2             0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-3             0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
A-4             0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 B              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 C              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 D              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 E              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 F              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 G              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 H              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 J              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 K              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 L              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 M              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 N              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 P              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 Q              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
R-I             0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
R-II            0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
 Z              0.000000%  0.00     0.00       0.00          0.00          0.00         0.00            0.00      0.00    0.00%
===================================================================================================================================
Totals


                                   Original      Beginning                                                 Ending
                   Pass-Through    Notional       Notional       Interest    Prepayment    Total          Notional
Class    CUSIP        Rate          Amount         Amount      Distribution   Premium    Distribution      Amount
------------------------------------------------------------------------------------------------------------------------------------
 XC                  0.000000%        0.00           0.00          0.00          0.00        0.00            0.00
 XP                  0.000000%        0.00           0.00          0.00          0.00        0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                        MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                  CTSLink Customer Service
                                                                                                      (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        SERIES 2004-MKB1                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                           CERTIFICATE FACTOR DETAIL

                                                                                                   Realized Loss/
                       Beginning          Principal           Interest            Prepayment       Additional Trust      Ending
Class     CUSIP         Balance          Distribution       Distribution           Premium          Fund Expenses        Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-1A                  0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-2                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-3                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
A-4                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 B                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 C                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 D                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 E                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 F                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 G                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 H                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 J                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 K                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 L                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 M                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 N                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 P                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 Q                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
R-I                   0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
R-II                  0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
 Z                    0.00000000         0.00000000          0.00000000           0.00000000          0.00000000        0.00000000
------------------------------------------------------------------------------------------------------------------------------------



                   Beginning                                 Ending
                    Notional       Interest    Prepayment   Notional
Class    CUSIP       Amount      Distribution   Premium      Amount
--------------------------------------------------------------------------------
XC                 0.00000000     0.00000000   0.00000000  0.00000000
XP                 0.00000000     0.00000000   0.00000000  0.00000000
--------------------------------------------------------------------------------


Copyright, Wells Fargo Bank, N.A.                    Page 3 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                          MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                  CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2004-MKB1                                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                               RECONCILIATION DETAIL

ADVANCE SUMMARY                                                                      SERVICING FEE SUMMARY

P & I Advances Outstanding                           0.00          Current Period Accrued Servicing Fees                       0.00
Servicing Advances Outstanding                       0.00          Less Master Servicing Fees on Delinquent Payments           0.00

Reimbursement for Interest on P&I                                  Less Reductions to Master Servicing Fees                    0.00
Advances paid from general collections               0.00
                                                                   Plus Master Servicing Fees for Delinquent Payment Received  0.00
Reimbursement for Interest on Servicing                            Plus Adjustments for Prior Servicing Calculation            0.00
Advances paid from general collections               0.00          Total Servicing Fees Collected                              0.00





CERTIFICATE INTEREST RECONCILIATION

             Accrued       Net Aggregate    Distributable     Distributable      Additional                   Remaining Unpaid
           Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund    Interest         Distributable
Class       Interest    Interest Shortfall     Interest        Adjustment         Expenses   Distribution    Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------
A-1
A-1A
A-2
A-3
A-4
XC
XP
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 P
 Q
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                           MERRILL LYNCH MORTGAGE TRUST 2004 MK-B1                CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                           SERIES 2004-C11                                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                               OTHER REQUIRED INFORMATION

                                                                              Appraisal Reduction Amount
Available Distribution Amount                          0.00
                                                                                          Appraisal   Cumulative     Most Recent
                                                                               Loan      Reduction       ASER         App. Red.
Aggregate Number of Outstanding Loans                     0                   Number       Amount        Amount         Date
                                                                              ---------------------------------------------------
Aggregate Unpaid Principal Balance of Loans            0.00

Aggregate Stated Principal Balance of Loans            0.00


Aggregate Amount of Servicing Fee                      0.00

Aggregate Amount of Special Servicing Fee              0.00

Aggregate Amount of Trustee Fee                        0.00

Aggregate Stand-by Fee                                 0.00

Aggregate Trust Fund Expenses                          0.00


Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                             0

  Aggregate Unpaid Principal Balance                   0.00
                                                                             ----------------------------------------------------
                                                                             Total



Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                          MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                  CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                           SERIES 2004-MKB1                                @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                               CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                             TOTAL FUNDS DISTRIBUTED

  INTEREST:                                                         FEES:
    Interest paid or advanced                      0.00               Master Servicing Fee                           0.00
    Interest reductions due to Non-Recoverability                     Trustee Fee                                    0.00
      Determinations                               0.00               Certificate Administration Fee                 0.00
    Interest Adjustments                           0.00               Insurer Fee                                    0.00
    Deferred Interest                              0.00               Miscellaneous Fee                              0.00
    Net Prepayment Interest Shortfall              0.00                                                                   --------
    Net Prepayment Interest Excess                 0.00                 TOTAL FEES                                            0.00
    Extension Interest                             0.00
    Interest Reserve Withdrawal                    0.00             ADDITIONAL TRUST FUND EXPENSES:
                                                        --------      Reimbursement for Interest on Advances         0.00
      TOTAL INTEREST COLLECTED                              0.00      ASER Amount                                    0.00
                                                                      Special Servicing Fee                          0.00
  PRINCIPAL:                                                          Rating Agency Expenses                         0.00
    Scheduled Principal                            0.00               Attorney Fees & Expenses                       0.00
    Unscheduled Principal                          0.00               Bankruptcy Expense                             0.00
      Principal Prepayments                        0.00               Taxes Imposed on Trust Fund                    0.00
      Collection of Principal after Maturity Date  0.00               Non-Recoverable Advances                       0.00
      Recoveries from Liquidation and Insurance                       Other Expenses                                 0.00
        Proceeds                                   0.00                                                                   --------
      Excess of Prior Principal Amounts paid       0.00                 TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Curtailments                                 0.00
    Negative Amortization                          0.00             INTEREST RESERVE DEPOSIT                                  0.00
    Principal Adjustments                          0.00
                                                        --------    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      TOTAL PRINCIPAL COLLECTED                             0.00      Interest Distribution                          0.00
                                                                      Principal Distribution                         0.00
  OTHER:                                                              Prepayment Penalties/Yield Maintenance         0.00
    Prepayment Penalties/Yield Maintenance         0.00               Borrower Option Extension Fees                 0.00
    Repayment Fees                                 0.00               Equity Payments Paid                           0.00
    Borrower Option Extension Fees                 0.00               Net Swap Counterparty Payments Paid            0.00
    Equity Payments Received                       0.00                                                                   --------
    Net Swap Counterparty Payments Received        0.00                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS          0.00
                                                        --------                                                          --------
      TOTAL OTHER COLLECTED                                 0.00  TOTAL FUNDS DISTRIBUTED                                     0.00
                                                        --------                                                          ========
TOTAL FUNDS COLLECTED                                       0.00
                                                        ========




Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                            MERRILL LYNCH MORTGAGE TRUST 2004-MKB1               CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                              SERIES 2004-MKB1                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                                      RATINGS DETAIL

                                                           Original Ratings         Current Ratings (1)
                                                     --------------------------  --------------------------
                                    Class    CUSIP    Fitch    Moody's    S & P   Fitch   Moody's   S & P
                                  --------  -------  -------  --------   ------  ------- --------- --------
                                    A-1
                                    A-1A
                                    A-2
                                    A-3
                                    A-4
                                    XC
                                    XP
                                     B
                                     C
                                     D
                                     E
                                     F
                                     G
                                     H
                                     J
                                     K
                                     L
                                     M
                                     N
                                     P
                                     Q
                                  --------------------------------------------------------------------------

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                     Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza          99 Church Street             55 Water Street
New York, New York 10004        New York, New York 10007     New York, New York 10041
(212) 908-0500                  (212) 553-0300               (212) 438-2430


Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                          MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                         CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                          SERIES 2004-MKB1                                @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                               CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          SCHEDULED BALANCE                                                    STATE (3)
-----------------------------------------------------------------       ------------------------------------------------------------
                                 % of                                                                % of
Scheduled     # of    Scheduled  Agg.  WAM           Weighted                   # of     Scheduled   Agg.   WAM          Weighted
 Balance     Loans     Balance   Bal.  (2)    WAC   Avg DSCR (1)        State   Props     Balance    Bal.   (2)    WAC  Avg DSCR (1)
-----------------------------------------------------------------       ------------------------------------------------------------














-----------------------------------------------------------------       ------------------------------------------------------------
Totals                                                                  Totals
-----------------------------------------------------------------       ------------------------------------------------------------


See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                              MERRILL LYNCH MORTGAGE TRUST 2004-MKB1              CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                SERIES 2004-MKB1                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004



                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                   DEBT SERVICE COVERAGE RATIO  (1)                                   PROPERTY TYPE   (3)
------------------------------------------------------------------   ---------------------------------------------------------------
                                   % of                                                             % of
 Debt Service   # of    Scheduled  Agg.  WAM           Weighted       Property  # of    Scheduled   Agg.   WAM          Weighted
Coverage Ratio  Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1)      Type    Props    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------











------------------------------------------------------------------   ---------------------------------------------------------------
   Totals                                                            Totals
------------------------------------------------------------------   ---------------------------------------------------------------


                             NOTE RATE                                                              SEASONING
------------------------------------------------------------------   ---------------------------------------------------------------
                                 % of                                                             % of
   Note       # of    Scheduled  Agg.  WAM           Weighted                  # of    Scheduled   Agg.   WAM          Weighted
   Rate      Loans     Balance   Bal.  (2)    WAC   Avg DSCR (1)    Seasoning  Loans    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------











------------------------------------------------------------------   ---------------------------------------------------------------
   Totals                                                            Totals
------------------------------------------------------------------   ---------------------------------------------------------------

See footnotes on last page of this section.


Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                           MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                               SERIES 2004-MKB1                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                       REMAINING STATED TERM (FULLY AMORTIZING LOANS)
------------------------------------------------------------------   ---------------------------------------------------------------
 Anticipated                       % of                              Remaining                      % of
  Remaining     # of    Scheduled  Agg.  WAM           Weighted        Stated   # of    Scheduled   Agg.   WAM          Weighted
   Term (2)     Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1)      Term    Loans    Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------   ---------------------------------------------------------------






------------------------------------------------------------------   ---------------------------------------------------------------
Totals                                                                Totals
------------------------------------------------------------------   ---------------------------------------------------------------


       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                              AGE OF MOST RECENT NOI
------------------------------------------------------------------ -----------------------------------------------------------------
  Remaining                        % of                                                             % of
 Amortization   # of    Scheduled  Agg.  WAM           Weighted    Age of Most  # of     Scheduled   Agg.   WAM          Weighted
    Term        Loans    Balance   Bal.  (2)    WAC   Avg DSCR (1) Recent NOI   Loans     Balance    Bal.   (2)    WAC  Avg DSCR (1)
------------------------------------------------------------------ -----------------------------------------------------------------







------------------------------------------------------------------ -----------------------------------------------------------------
Totals                                                              Totals
------------------------------------------------------------------ -----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                       MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                    CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                        SERIES 2004-MKB1                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                              MORTGAGE LOAN DETAIL

          Property                                 Anticipated          Neg. Beginning  Ending  Paid Appraisal Appraisal  Res.  Mod.
 Loan      Type           Interest Principal Gross Repayment Maturity Amort Scheduled Scheduled Thru Reduction Reduction Strat. Code
Number ODCR (1) City State Payment  Payment  Coupon   Date      Date  (Y/N)  Balance   Balance  Date    Date     Amount   (2)   (3)
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

       (1) Property Type Code                            (2) Resolution Strategy Code                      (3) Modification Code
       ----------------------                            ----------------------------                      ---------------------
MF - Multi-Family    OF -  Office       1 - Modification 6 - DPO                10 - Deed in Lieu Of     1 - Maturity Date Extension
RT - Retail          MU -  Mixed Use    2 - Foreclosure  7 - REO                     Foreclosure         2 - Amortization Change
HC - Health Care     LO -  Lodging      3 - Bankruptcy   8 - Resolved           11 - Full Payoff         3 - Principal Write-Off
IN - Industrial      SS -  Self Storage 4 - Extension    9 - Pending Return     12 - Reps and Warranties 4 - Combination
WH - Warehouse       OT -  Other        5 - Note Sale        to Master Servicer 13 - Other or TBD
MH - Mobile Home Park


Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                           MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                           SERIES 2004-MKB1                                @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                              PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount               Prepayment Premium
                     Offering Document   -------------------------------------   ----------------------------------------------
      Loan Number    Cross-Reference     Payoff Amount      Curtailment Amount   Percentage Premium    Yield Maintenance Charge
-------------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------------------------------------------



Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                              MERRILL LYNCH MORTGAGE TRUST 2004-MKB1              CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                              SERIES 2004-MKB1                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004

                                                     HISTORICAL DETAIL

                                             Delinquencies                                 Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution 30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments   Payoff  Next Weighted Avg.
  Date      #  Balance  #  Balance  #   Balance    #   Balance #  Balance #   Balance  #   Amount   #   Amount   Coupon  Remit   WAM
------------------------------------------------------------------------------------------------------------------------------------




























------------------------------------------------------------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                            MERRILL LYNCH MORTGAGE TRUST 2004-MKB1               CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                             SERIES 2004-MKB1                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                                  DELINQUENCY LOAN DETAIL

        Offering
        Document  # of    Paid    Current Outstanding Status of Resolution Servicing              Actual  Outstanding
 Loan    Cross-  Months  Through   P & I     P & I     Mortgage  Strategy  Transfer  Forcelosure Principal Servicing Bankruptcy  REO
Number Reference Delinq.   Date  Advances  Advances**  Loan (1)  Code (2)    Date      Date       Balance   Advances    Date    Date
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                        (1) Status of Mortgage Loan                                    (2) Resolution Strategy Code
                        ---------------------------                                    ----------------------------
A - Payment Not Received 0 - Current               4 - Assumed Scheduled   1 - Modification 6 - DPO                10 - Deed In
    But Still in Grace   1 - One Month Delinquent      Payment (Performing 2 - Foreclosure  7 - REO                     Lieu Of
    Period               2 - Two Months Delinquent     Matured Balloon)    3 - Bankruptcy   8 - Resolved                Foreclosure
B - Late Payment But     3 - Three or More Months  7 - Foreclosure         4 - Extension    9 - Pending Return     11 - Full Payoff
    Less Than 1 Month        Delinquent            9 - REO                 5 - Note Sale        to Master Servicer 12 - Reps and
    Delinquent                                                                                                          Warranties
                                                                                                                   13 - Other or TBD


** Outstanding P & I Advances include the current period advance.


Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                        MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                   CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2004-MKB1                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                      SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering   Servicing Resolution                                             Net                             Remaining
 Loan      Document    Transfer  Strategy  Scheduled Property       Interest  Actual Operating DSCR      Note Maturity Amortization
Number Cross-Reference   Date    Code (1)   Balance  Type (2) State  Rate    Balance   Income  Date DSCR Date   Date      Term
------ --------------- --------  --------- --------- -------  ----- -------- ------- --------- ---- ---- ---- -------- ------------











------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code                                             (2) Property Type Code
                     ----------------------------                                             ----------------------
1  - Modification     6 - DPO                  10 - Deed in Lieu Of               MF - Multi-Family         OF - Office
2  - Foreclosure      7 - REO                       Foreclosure                   RT - Retail               MU - Mixed Use
3  - Bankruptcy       8 - Resolved             11 - Full Payoff                   HC - Health Care          LO - Lodging
4  - Extension        9 - Pending Return       12 - Reps and Warranties           IN - Industrial           SS - Self Storage
5  - Note Sale        to Master Servicer       13 - Other or TBD                  WH - Warehouse            OT - Other
                                                                                  MH - Mobile Home Park


Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                        MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                  CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2004-MKB1                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                        SPECIALLY SERVICED LOAN DETAIL - PART 2

               Offering     Resolution    Site
 Loan          Document      Strategy  Inspection                 Appraisal  Appraisal     Other REO
Number     Cross-Reference   Code (1)     Date      Phase 1 Date    Date       Value    Property Revenue  Comment
------     ---------------   --------  ----------   ------------  ---------  ---------  ----------------  -------











------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                      10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                           Foreclosure
3 - Bankruptcy           8 - Resolved                 11 - Full Payoff
4 - Extension            9 - Pending Return           12 - Reps and Warranties
5 - Note Sale                to Master Servicer       13 - Other or TBD


Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                         MERRILL LYNCH MORTGAGE TRUST 2004-MKB1                  CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                          SERIES 2004-MKB1                                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                                 MODIFIED LOAN DETAIL

                    Offering
 Loan               Document       Pre-Modification
Number          Cross-Reference         Balance        Modification Date         Modification Description
------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------



Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

[WELLS FARGO LOGO]
                                                                                          For Additional Information, please contact
                                            MERRILL LYNCH MORTGAGE TRUST 2004-MKB1              CTSLink Customer Service
                                                                                                       (301) 815-6600
WELLS FARGO BANK, N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-MKB1                                @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                          PAYMENT DATE:   06/14/2004
COLUMBIA, MD 21045-1951                                                                          RECORD DATE:    05/31/2004


                                                  LIQUIDATED LOAN DETAIL

                                                                     Gross                               Net
                      Offering                                     Proceeds                           Proceeds
       Final Recovery Document                                     as a % of  Aggregate       Net     as a % of          Repurchased
 Loan  Determination   Cross-  Appraisal Appraisal  Actual  Gross    Actual   Liquidation Liquidation  Actual   Realized   by Seller
Number    Date       Reference   Date      Value   Balance Proceeds  Balance  Expenses *    Proceeds   Balance    Loss       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
Current Total

------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

PROSPECTUS

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                  the Depositor

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION".

----------------------------------------------------------------- -------------------------------------------------------------
 THE OFFERED CERTIFICATES:                                         THE  TRUST ASSETS:
 The offered certificates will be issuable in series. Each         The assets of each of our trusts will include--
 series of offered certificates will--
                                                                   o    mortgage loans secured by first and junior liens
 o    have its own series designation,                                  on, or security interests in, various interests in
                                                                        commercial and multifamily real properties,
 o    consist of one or more classes with various payment
      characteristics,                                             o    mortgage-backed securities that directly or
                                                                        indirectly  evidence  interests in, or are directly
 o    evidence beneficial ownership interests in a trust                or indirectly secured by, those types of mortgage
      established by us, and                                            loans, or

 o    be payable solely out of the related trust.                  o    some combination of those types of mortgage loans
                                                                        and mortgage-backed securities.
 No governmental agency or instrumentality will insure or
 guarantee payment on the offered certificates. Neither we nor     Trust assets may also include letters of credit, surety
 any of our affiliates are responsible for making payments on      bonds, insurance policies, guarantees, credit derivatives,
 the offered certificates if collections on the related trust      reserve funds, guaranteed investment contracts, interest
 assets are insufficient.                                          rate exchange agreements, interest rate cap or floor
                                                                   agreements, currency exchange agreements, or other similar instruments and agreements.
----------------------------------------------------------------- -------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is April 13, 2004.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


Important Notice About the Information Presented in this Prospectus...........2
Available Information; Incorporation by Reference.............................2
Summary of Prospectus.........................................................4
Risk Factors.................................................................14
Capitalized Terms Used in this Prospectus....................................35
Description of the Trust Assets..............................................35
Yield and Maturity Considerations............................................63
Merrill Lynch Mortgage Investors, Inc........................................70
Description of the Certificates..............................................70
Description of the Governing Documents.......................................80
Description of Credit Support................................................90
Legal Aspects of Mortgage Loans..............................................93
Federal Income Tax Consequences.............................................106
State and Other Tax Consequences............................................151
ERISA Considerations........................................................151
Legal Investment............................................................156
Use of Proceeds.............................................................158
Method of Distribution......................................................158
Legal Matters...............................................................159
Financial Information.......................................................160
Rating......................................................................160
Glossary....................................................................162



       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public

Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC, with respect to the related trust, any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080,
Attention: Secretary, or by telephone at 212-449-1000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE..............................  Merrill Lynch Mortgage Investors, Inc.
                                          We are a Delaware corporation. Our
                                          principal offices are located at 4
                                          World Financial Center, 10th Floor,
                                          250 Vesey Street, New York, New York
                                          10080. Our main telephone number is
                                          212-449-1000. See "MERRILL LYNCH
                                          MORTGAGE INVESTORS, INC."

THE SECURITIES BEING OFFERED............  The securities that will be offered by this prospectus and the related
                                          prospectus supplements consist of
                                          mortgage pass-through certificates.
                                          These certificates will be issued in
                                          series, and each series will, in turn,
                                          consist of one or more classes. Each
                                          class of offered certificates must, at
                                          the time of issuance, be assigned an
                                          investment grade rating by at least
                                          one nationally recognized statistical
                                          rating organization. Typically, the
                                          four highest rating categories, within
                                          which there may be sub-categories or
                                          gradations to indicate relative
                                          standing, signify investment grade.
                                          See "RATING".

                                          Each series of offered certificates
                                          will evidence beneficial ownership
                                          interests in a trust established by us
                                          and containing the assets described in
                                          this prospectus and the related
                                          prospectus supplement.

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER CERTIFICATES...  We may not publicly offer all the mortgage pass-through certificates
                                          evidencing interests in one of our
                                          trusts. We may elect to retain some of
                                          those certificates, to place some
                                          privately with institutional investors
                                          or to deliver some to the applicable
                                          seller as partial consideration for
                                          the related mortgage assets. In
                                          addition, some of those certificates
                                          may not satisfy the rating requirement
                                          for offered certificates described
                                          under "--The Securities Being Offered"
                                          above.

THE GOVERNING DOCUMENTS.................  In general, a pooling and servicing agreement or other similar agreement
                                          or collection of agreements will
                                          govern, among other things--

                                          o  the issuance of each series of
                                             offered certificates,

                                          o  the creation of and transfer of
                                             assets to the related trust, and

                                          o  the servicing and administration of
                                             those assets.

                                          The parties to the governing
                                          document(s) for a series of offered
                                          certificates will always include us
                                          and a trustee. We will be responsible
                                          for establishing the trust relating to
                                          each series of offered certificates.
                                          In addition, we will transfer or
                                          arrange for the transfer of the
                                          initial trust assets to that trust. In
                                          general, the trustee for a series of
                                          offered certificates will be
                                          responsible for, among other things,
                                          making payments and preparing and
                                          disseminating various reports to the
                                          holders of those offered certificates.

                                          If the trust assets for a series of
                                          offered certificates include mortgage
                                          loans, the parties to the governing
                                          document(s) will also include--

                                          o  a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted, nonperforming or
                                             otherwise problematic in any
                                             material respect, and

                                          o  a special servicer that will
                                             generally be responsible for
                                             servicing and administering those
                                             mortgage loans that are defaulted,
                                             nonperforming or otherwise
                                             problematic in any material respect
                                             and real estate assets acquired as
                                             part of the related trust with
                                             respect to defaulted mortgage
                                             loans.

                                          The same person or entity, or
                                          affiliated entities, may act as both
                                          master servicer and special servicer
                                          for any trust.

                                          If the trust assets for a series of
                                          offered certificates include
                                          mortgage-backed securities, the
                                          parties to the governing document(s)
                                          may also include a manager that will
                                          be responsible for performing various
                                          administrative duties with respect to
                                          those mortgage-backed securities. If
                                          the related trustee assumes those
                                          duties, however, there will be no
                                          manager.

                                          In the related prospectus supplement,
                                          we will identify the trustee and any
                                          master servicer, special servicer or
                                          manager for each series of offered
                                          certificates and will describe their
                                          respective duties in further detail.
                                          See "DESCRIPTION OF THE GOVERNING
                                          DOCUMENTS".

CHARACTERISTICS OF THE MORTGAGE ASSETS..  The trust assets with respect to any series of offered certificates will,
                                          in general, include mortgage loans.
                                          Each of those mortgage loans will
                                          constitute the obligation of one or
                                          more persons to repay a debt. The
                                          performance of that obligation will be
                                          secured by a first or junior lien on,
                                          or security interest in, the
                                          ownership, leasehold or other
                                          interest(s) of the related borrower or
                                          another person in or with respect to
                                          one or more commercial or
                                          multifamily real properties. In
                                          particular, those properties may
                                          include:

                                          o  rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                          o  retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                          o  office buildings;

                                          o  hospitality properties;

                                          o  casino properties;

                                          o  health care related facilities;

                                          o  industrial facilities;

                                          o  warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                          o  restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                          o  manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                          o  recreational and resort properties;

                                          o  arenas and stadiums;

                                          o  churches and other religious
                                             facilities;

                                          o  parking lots and garages;

                                          o  mixed use properties;

                                          o  other income-producing properties;
                                             and/or

                                          o  unimproved land.

                                          The mortgage loans underlying a series
                                          of offered certificates may have a
                                          variety of payment terms. For example,
                                          any of those mortgage loans--

                                          o  may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one
                                             or more specified dates or that
                                             otherwise adjusts from time to
                                             time;

                                          o  may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                          o  may provide for no accrual of
                                             interest;

                                          o  may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of specified
                                             events;

                                          o  may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                          o  may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                          o  may prohibit some or all voluntary
                                             prepayments or require payment of a
                                             premium, fee or charge in
                                             connection with those prepayments;

                                          o  may permit defeasance and the
                                             release of real property collateral
                                             in connection with that defeasance;

                                          o  may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                          o  may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                          Most, if not all, of the mortgage
                                          loans underlying a series of offered
                                          certificates will be secured by liens
                                          on real properties located in the
                                          United States, its territories and
                                          possessions. However, some of those
                                          mortgage loans may be secured by liens
                                          on real properties located outside the
                                          United States, its territories and
                                          possessions, provided that foreign
                                          mortgage loans do not represent more
                                          than 10% of the related mortgage asset
                                          pool, by balance.

                                          We do not originate mortgage loans.
                                          However, some or all of the mortgage
                                          loans included in one of our trusts
                                          may be originated by our affiliates.

                                          Neither we nor any of our affiliates
                                          will guarantee or insure repayment of
                                          any of the mortgage loans underlying a
                                          series of offered certificates. Unless
                                          we expressly state otherwise in the
                                          related prospectus supplement, no
                                          governmental agency or instrumentality
                                          will guarantee or insure repayment of
                                          any of the mortgage loans underlying a
                                          series of offered certificates. See
                                          "DESCRIPTION OF THE TRUST ASSETS--
                                          Mortgage Loans".

                                          The trust assets with respect to any
                                          series of offered certificates may
                                          also include mortgage participations,
                                          mortgage pass-through certificates,
                                          collateralized mortgage obligations
                                          and other mortgage-backed securities,
                                          that evidence an interest in, or are
                                          secured by a pledge of, one or more
                                          mortgage loans of the type described
                                          above. We will not include a
                                          mortgage-backed security among the
                                          trust assets with respect to any
                                          series of offered certificates
                                          unless--

                                          o  the security has been registered
                                             under the Securities Act of 1933,
                                             as amended, or

                                          o  we would be free to publicly resell
                                             the security without registration.

                                          See "DESCRIPTION OF THE TRUST ASSETS--
                                          Mortgage-Backed Securities".

                                          We will describe the specific
                                          characteristics of the mortgage assets
                                          underlying a series of offered
                                          certificates in the related prospectus
                                          supplement.

                                          In general, the total outstanding
                                          principal balance of the mortgage
                                          assets transferred by us to any
                                          particular trust will equal or exceed
                                          the initial total outstanding
                                          principal balance of the related
                                          series of certificates. In the event
                                          that the total outstanding principal
                                          balance of the related mortgage assets
                                          initially delivered by us to the
                                          related trustee is less than the
                                          initial total outstanding principal
                                          balance of any series of certificates,
                                          we may deposit or arrange for the
                                          deposit of cash or liquid investments
                                          on an interim basis with the related
                                          trustee to cover the shortfall. For 90
                                          days following the date of initial
                                          issuance of that series of
                                          certificates, we will be entitled to
                                          obtain a release of the deposited cash
                                          or investments if we deliver or
                                          arrange for delivery of a
                                          corresponding amount of mortgage
                                          assets. If we fail, however, to
                                          deliver mortgage assets sufficient to
                                          make up the entire shortfall within
                                          that 90-day period, any of the cash
                                          or, following liquidation, investments
                                          remaining on deposit with the related
                                          trustee will be used by the related
                                          trustee to pay down the total
                                          principal balance of the related
                                          series of certificates, as described
                                          in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..............  If so specified in the related prospectus supplement, we or another
                                          specified person or entity may be
                                          permitted, at our or its option, but
                                          subject to the conditions specified in
                                          that prospectus supplement, to acquire
                                          from the related trust particular
                                          mortgage assets underlying a series of
                                          certificates in exchange for:

                                          o  cash that would be applied to pay
                                             down the principal balances of
                                             certificates of that series; and/or

                                          o  other mortgage loans or
                                             mortgage-backed securities that--

                                             1. conform to the description of
                                                mortgage assets in this
                                                prospectus, and

                                             2. satisfy the criteria set forth
                                                in the related prospectus
                                                supplement.

                                          If so specified in the related
                                          prospectus supplement, the related
                                          trustee may be authorized or required,
                                          to apply collections on the mortgage
                                          assets underlying a series of offered
                                          certificates to acquire new mortgage
                                          loans or mortgage-backed securities
                                          that--

                                          o  conform to the description of
                                             mortgage assets in this prospectus,
                                             and

                                          o  satisfy the criteria set forth in
                                             the related prospectus supplement.

                                          No replacement of mortgage assets or
                                          acquisition of new mortgage assets
                                          will be permitted if it would result
                                          in a qualification, downgrade or
                                          withdrawal of the then-current rating
                                          assigned by any rating agency to any
                                          class of affected offered
                                          certificates.

                                          Further, if so specified under
                                          circumstances described in the related
                                          prospectus supplement, a
                                          certificateholder of a series of
                                          certificates that includes offered
                                          certificates may exchange the
                                          certificates it holds for one or more
                                          of the mortgage loans or
                                          mortgage-backed securities
                                          constituting part of the mortgage pool
                                          underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES............................  An offered certificate may entitle the holder to receive:

                                          o  a stated principal amount;

                                          o  interest on a principal balance or
                                             notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                          o  specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                          o  payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                          o  payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                          o  payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of specified events,
                                             such as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                          o  payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1. faster and, in some cases,
                                                substantially faster, or

                                             2. slower and, in some cases,
                                                substantially slower,

                                          than the rate at which payments or
                                          other collections of principal are
                                          received on the related mortgage
                                          assets;

                                          o  payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                          o  payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                          Any class of offered certificates may
                                          be senior or subordinate to one or
                                          more other classes of certificates of
                                          the same series, including a
                                          non-offered class of certificates of
                                          that series, for purposes of some or
                                          all payments and/or allocations of
                                          losses.

                                          A class of offered certificates may
                                          have two or more component parts, each
                                          having characteristics that are
                                          otherwise described in this prospectus
                                          as being attributable to separate and
                                          distinct classes.

                                          We will describe the specific
                                          characteristics of each class of
                                          offered certificates in the related
                                          prospectus supplement. See
                                          "DESCRIPTION OF THE CERTIFICATES".

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.  Some classes of offered certificates may be protected in full or in part
                                          against defaults and losses, or select
                                          types of defaults and losses, on the
                                          related mortgage assets through the
                                          subordination of one or more other
                                          classes of certificates of the same
                                          series or by other types of credit
                                          support. The other types of credit
                                          support may include a letter of
                                          credit, a surety bond, an insurance
                                          policy, a guarantee, a credit
                                          derivative or a reserve fund. We will
                                          describe the credit support, if any,
                                          for each class of offered certificates
                                          in the related prospectus supplement.
                                          The trust assets with respect to any
                                          series of offered certificates may
                                          also include any of the following
                                          agreements:

                                          o  guaranteed investment contracts in
                                             accordance with which moneys held
                                             in the funds and accounts
                                             established with respect to those
                                             offered certificates will be
                                             invested at a specified rate;

                                          o  interest rate exchange agreements,
                                             interest rate cap or floor
                                             agreements, or other agreements and
                                             arrangements designed to reduce the
                                             effects of interest rate
                                             fluctuations on the related
                                             mortgage assets or on one or more
                                             classes of those offered
                                             certificates; or

                                          o  currency exchange agreements or
                                             other agreements and arrangements
                                             designed to reduce the effects of
                                             currency exchange rate fluctuations
                                             with respect to the related
                                             mortgage assets and one or more
                                             classes of those offered
                                             certificates.

                                          We will describe the types of
                                          reinvestment, interest rate and
                                          currency related protection, if any,
                                          for each class of offered certificates
                                          in the related prospectus supplement.

                                          See "RISK FACTORS", "DESCRIPTION OF
                                          THE TRUST ASSETS" and "DESCRIPTION OF
                                          CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS.........................  If the trust assets for a series of offered certificates include mortgage
                                          loans, then, as and to the extent
                                          described in the related prospectus
                                          supplement, the related master
                                          servicer, the related special
                                          servicer, the related trustee, any
                                          related provider of credit support
                                          and/or any other specified person may
                                          be obligated to make, or may have the
                                          option of making, advances with
                                          respect to those mortgage loans to
                                          cover--

                                          o  delinquent scheduled payments of
                                             principal and/or interest, other
                                             than balloon payments,

                                          o  property protection expenses,

                                          o  other servicing expenses, or

                                          o  any other items specified in the
                                             related prospectus supplement.

                                          Any party making advances will be
                                          entitled to reimbursement from
                                          subsequent recoveries on the related
                                          mortgage loan and as otherwise
                                          described in this prospectus or the
                                          related prospectus supplement. That
                                          party may also be entitled to receive
                                          interest on its advances for a
                                          specified period. See "DESCRIPTION OF
                                          THE CERTIFICATES--Advances".

                                          If the trust assets for a series of
                                          offered certificates include
                                          mortgage-backed securities, we will
                                          describe in the related prospectus
                                          supplement any comparable advancing
                                          obligations with respect to those
                                          mortgage-backed securities or the
                                          underlying mortgage loans.

OPTIONAL TERMINATION....................  We will describe in the related prospectus supplement any
                                          circumstances in which a specified
                                          party is permitted or obligated to
                                          purchase or sell any of the mortgage
                                          assets underlying a series of offered
                                          certificates. In particular, a master
                                          servicer, special servicer or other
                                          designated party may be permitted or
                                          obligated to purchase or sell--

                                          o  all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust, or

                                          o  that portion of the mortgage assets
                                             in any particular trust as is
                                             necessary or sufficient to retire
                                             one or more classes of offered
                                             certificates of the related series.

                                          See "DESCRIPTION OF THE CERTIFICATES--
                                          Termination".

FEDERAL INCOME TAX CONSEQUENCES.........  Any class of offered certificates will constitute or evidence ownership of:

                                          o  regular interests or residual
                                             interests in a real estate mortgage
                                             investment conduit under Sections
                                             860A through 860G of the Internal
                                             Revenue Code of 1986; or

                                          o  regular interests in a financial
                                             asset securitization investment
                                             trust within the meaning of Section
                                             860L(a) of the Internal Revenue
                                             Code of 1986; or

                                          o  interests in a grantor trust under
                                             Subpart E of Part I of Subchapter J
                                             of the Internal Revenue Code of
                                             1986.

                                          See "FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS....................  If you are a fiduciary of an employee benefit plan or other retirement plan
                                          or arrangement, you should review with
                                          your legal advisor whether the
                                          purchase or holding of offered
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under
                                          applicable law. See "ERISA
                                          CONSIDERATIONS".

LEGAL INVESTMENT........................  If your investment authority is subject to legal investment laws and
                                          regulations, regulatory capital
                                          requirements or review by regulatory
                                          authorities, then you may be subject
                                          to restrictions on investment in the
                                          offered certificates. You should
                                          consult your legal advisor to
                                          determine whether and to what extent
                                          the offered certificates constitute a
                                          legal investment for you. We will
                                          specify in the related prospectus
                                          supplement which classes of the
                                          offered certificates will constitute
                                          mortgage related securities for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. See "LEGAL INVESTMENT".

                                  RISK FACTORS


         You should consider the following factors, as well as the factors set forth under "RISK FACTORS" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

          o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

          o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

          o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

          o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

          o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

          o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

         In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

          o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

          o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

          o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

          o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

          o the fair market value and condition of the underlying real property;

          o    the level of interest rates;

          o    the borrower's equity in the underlying real property;

          o    the borrower's financial condition;

          o    occupancy levels at or near the time of refinancing;

          o    the operating history of the underlying real property;

          o    changes in zoning and tax laws;

          o    changes in competition in the relevant geographic area;

          o    changes in rental rates in the relevant geographic area;

          o    changes in governmental regulation and fiscal policy;

          o    prevailing general and regional economic conditions;

          o    the state of the fixed income and mortgage markets; and

          o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

          o the sufficiency of the net operating income of the applicable real property;

          o the market value of the applicable real property at or prior to maturity; and

          o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

          o    the age, design and construction quality of the property;

          o perceptions regarding the safety, convenience and attractiveness of the property;

          o the characteristics of the neighborhood where the property is located;

          o    the proximity and attractiveness of competing properties;

          o    the existence and construction of competing properties;

          o    the adequacy of the property's management and maintenance;

          o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

          o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

          o    demographic factors;

          o    customer tastes and preferences;

          o    retroactive changes in building codes; and

          o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

          o an increase in interest rates, real estate taxes and other operating expenses;

          o an increase in the capital expenditures needed to maintain the property or make improvements;

          o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

          o    an increase in vacancy rates;

          o    a decline in rental rates as leases are renewed or replaced; and

          o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the rental rates at which leases are renewed or replaced;

          o    the percentage of total property expenses in relation to revenue;

          o the ratio of fixed operating expenses to those that vary with revenues; and

          o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

          o to pay for maintenance and other operating expenses associated with the property;

          o to fund repairs, replacements and capital improvements at the property; and

          o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

          o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

          o    an increase in tenant payment defaults;

          o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

          o an increase in the capital expenditures needed to maintain the property or to make improvements; and

          o    a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

          o    the business operated by the tenants;

          o    the creditworthiness of the tenants; and

          o    the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

          o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

          o    changes in interest rates;

          o    the availability of refinancing sources;

          o    changes in governmental regulations, licensing or fiscal policy;

          o    changes in zoning or tax laws; and

          o    potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

          o    responding to changes in the local market;

          o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

          o    maintain or improve occupancy rates, business and cash flow,

          o    reduce operating and repair costs, and

          o    preserve building value.

         On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

          o    rental rates;

          o    location;

          o    type of business or services and amenities offered; and

          o    nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

          o    offers lower rents;

          o    has lower operating costs;

          o    offers a more favorable location; or

          o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

          o Health care related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

          o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

          o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

          o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

          o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

          o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

          o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A

Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o    the operation of all of the related real properties, and

         o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

         For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

         These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

       There can be no assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners, or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978--

         o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

         o to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o    the bankrupt party--

              1.   was insolvent at the time of granting the lien,

              2.   was rendered insolvent by the granting of the lien,

              3.   was left with inadequate capital, or

              4.   was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

         If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o    the related real property, or

         o    a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o    the default is deemed to be immaterial,

         o    the exercise of those remedies would be inequitable or unjust, or

         o    the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o    war,

         o    revolution,

         o    governmental actions,

         o    floods and other water-related causes,

         o    earth movement, including earthquakes, landslides and mudflows,

         o    wet or dry rot,

         o    mold,

         o    vermin, and

         o    domestic animals.

         Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require such insurance coverage. In other cases, because of heightened concern over future terrorist activities in the United States, it may be difficult for borrowers to obtain or renew such insurance coverage at commercially reasonable rates.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

         Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o    breach of contract involving a tenant, a supplier or other party;

         o    negligence resulting in a personal injury, or

         o    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o    generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations; you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.


                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.


                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o    various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o rental or cooperatively-owned buildings with multiple dwelling units;

          o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

          o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

          o    office properties;

          o hospitality properties, such as hotels, motels and other lodging facilities;

          o    casino properties;

          o health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

          o    industrial properties;

          o warehouse facilities, mini-warehouse facilities and self-storage facilities;

          o restaurants, taverns and other establishments involved in the food and beverage industry;

          o manufactured housing communities, mobile home parks and recreational vehicle parks;

          o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

          o    arenas and stadiums;

          o    churches and other religious facilities;

          o    parking lots and garages;

          o    mixed use properties;

          o    other income-producing properties; and

          o    unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

          o a fee interest or estate, which consists of ownership of the property for an indefinite period,

          o an estate for years, which consists of ownership of the property for a specified period of years,

          o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

          o    shares in a cooperative corporation which owns the property, or

          o    any other real estate interest under applicable local law.

         Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

          o first, to the payment of court costs and fees in connection with the foreclosure,

          o    second, to the payment of real estate taxes, and

          o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

         The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

          o    the period of the delinquency,

          o    any forbearance arrangement then in effect,

          o    the condition of the related real property, and

          o the ability of the related real property to generate income to service the mortgage debt.

         We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage

Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

          o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

          o    the types of services or amenities offered at the property;

          o    the location of the property;

          o the characteristics of the surrounding neighborhood, which may change over time; the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

          o the ability of management to provide adequate maintenance and insurance;

          o    the property's reputation;

          o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

          o    the ability of management to respond to competition;

          o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

          o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

          o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

          o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

          o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

          o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

          o    require written leases;

          o    require good cause for eviction;

          o    require disclosure of fees;

          o    prohibit unreasonable rules;

          o    prohibit retaliatory evictions;

          o    prohibit restrictions on a resident's choice of unit vendors;

          o    limit the bases on which a landlord may increase rent; or

          o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

         Some mortgage loans underlying the offered certificates will be secured by--

          o the related borrower's interest in multiple units in a residential condominium project, and

          o the related voting rights in the owners' association for the project.

         Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

          o    mortgage loan payments,

          o    real property taxes,

          o    maintenance expenses, and

          o    other capital and ordinary expenses of the property.

         These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

          o    maintenance payments from the tenant/shareholders, and

          o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

          o the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

          o the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

          o    shopping centers,

          o    factory outlet centers,

          o    malls,

          o    automotive sales and service centers,

          o    consumer oriented businesses,

          o    department stores,

          o    grocery stores,

          o    convenience stores,

          o    specialty shops,

          o    gas stations,

          o    movie theaters,

          o    fitness centers,

          o    bowling alleys,

          o    salons, and

          o    dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

          o    lower rents,

          o    grant a potential tenant a free rent or reduced rent period,

          o    improve the condition of the property generally, or

          o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

          o    competition from other retail properties;

          o perceptions regarding the safety, convenience and attractiveness of the property;

          o    perceptions regarding the safety of the surrounding area;

          o    demographics of the surrounding area;

          o the strength and stability of the local, regional and national economies;

          o    traffic patterns and access to major thoroughfares;

          o    the visibility of the property;

          o    availability of parking;

          o the particular mixture of the goods and services offered at the property;

          o    customer tastes, preferences and spending patterns; and

          o    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

          o    an anchor tenant's failure to renew its lease;

          o    termination of an anchor tenant's lease;

          o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

          o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

          o    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

          o    factory outlet centers;

          o    discount shopping centers and clubs;

          o    catalogue retailers;

          o    television shopping networks and programs;

          o    internet web sites; and

          o    telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

          o the number and quality of the tenants, particularly significant tenants, at the property;

          o the physical attributes of the building in relation to competing buildings;

          o the location of the property with respect to the central business district or population centers;

          o demographic trends within the metropolitan area to move away from or towards the central business district;

          o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

          o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

          o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

          o    the quality and philosophy of building management;

          o    access to mass transportation; and

          o    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

          o    rental rates;

          o the building's age, condition and design, including floor sizes and layout;

          o    access to public transportation and availability of parking; and

          o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

          o    the cost and quality of labor;

          o    tax incentives; and

          o quality of life considerations, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

          o    full service hotels;

          o    resort hotels with many amenities;

          o    limited service hotels;

          o hotels and motels associated with national or regional franchise chains;

          o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

          o    other lodging facilities.

Factors affecting the economic performance of a hospitality property include:

          o the location of the property and its proximity to major population centers or attractions;

          o    the seasonal nature of business at the property;

          o    the level of room rates relative to those charged by competitors;

          o    quality and perception of the franchise affiliation, if any;

          o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          o the existence or construction of competing hospitality properties;

          o    nature and quality of the services and facilities;

          o    financial strength and capabilities of the owner and operator;

          o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

          o increases in operating costs, which may not be offset by increased room rates;

          o the property's dependence on business and commercial travelers and tourism;

          o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          o changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          o    the continued existence and financial strength of the franchisor;

          o    the public perception of the franchise service mark; and

          o    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

         Casino Properties. Factors affecting the economic performance of a casino property include:

          o location, including proximity to or easy access from major population centers;

          o    appearance;

          o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

          o    the existence or construction of competing casinos;

          o    dependence on tourism; and

          o    local or state governmental regulation.

Competition among major casinos may involve attracting patrons by--

          o providing alternate forms of entertainment, such as performers and sporting events, and

          o    offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care Related Properties. Health care related properties include:

          o    hospitals;

          o    medical offices;

          o    skilled nursing facilities;

          o    nursing homes;

          o    congregate care facilities; and

          o    in some cases, assisted living centers and housing for seniors.

         Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

          o    statutory and regulatory changes;

          o    retroactive rate adjustments;

          o    administrative rulings;

          o    policy interpretations;

          o    delays by fiscal intermediaries; and

          o    government funding restrictions.

         All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

          o    federal and state licensing requirements;

          o    facility inspections;

          o    rate setting;

          o    reimbursement policies; and

          o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

       The value and operation of an industrial property depends on:

          o location of the property, the desirability of which in a particular instance may depend on--

               1.   availability of labor services,

               2.   proximity to supply sources and customers, and

               3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

          o building design of the property, the desirability of which in a particular instance may depend on--

               1.   ceiling heights,

               2.   column spacing,

               3.   number and depth of loading bays,

               4.   divisibility,

               5.   floor loading capacities,

               6.   truck turning radius,

               7.   overall functionality, and

               8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

               9. the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

          o    building design,

          o    location and visibility,

          o    tenant privacy,

          o    efficient access to the property,

          o proximity to potential users, including apartment complexes or commercial users,

          o    services provided at the property, such as security,

          o    age and appearance of the improvements, and

          o    quality of management.

         In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

          o competition from facilities having businesses similar to a particular restaurant or tavern;

          o perceptions by prospective customers of safety, convenience, services and attractiveness;

          o    the cost, quality and availability of food and beverage products;

          o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

          o    changes in demographics, consumer habits and traffic patterns;

          o    the ability to provide or contract for capable management; and

          o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

          o    market segment,

          o    product,

          o    price,

          o    value,

          o    quality,

          o    service,

          o    convenience,

          o    location, and

          o    the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

          o    lower operating costs,

          o    more favorable locations,

          o    more effective marketing,

          o    more efficient operations, or

          o    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

          o actions and omissions of any franchisor, including management practices that--

               1.   adversely affect the nature of the business, or

               2. require renovation, refurbishment, expansion or other expenditures;

          o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

          o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

          o    location of the manufactured housing property;

          o the ability of management to provide adequate maintenance and insurance;

          o the number of comparable competing properties in the local market;

          o    the age, appearance and reputation of the property;

          o    the quality of management; and

          o    the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

          o    multifamily rental properties,

          o    cooperatively-owned apartment buildings,

          o    condominium complexes, and

          o    single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

          o    the location and appearance of the property;

          o    the appeal of the recreational activities offered;

          o the existence or construction of competing properties, whether are not they offer the same activities;

          o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

          o    geographic location and dependence on tourism;

          o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

          o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

          o    sensitivity to weather and climate changes; and

          o    local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

          o    sporting events;

          o    musical events;

          o    theatrical events;

          o    animal shows; and/or

          o    circuses.

The ability to attract patrons is dependent on, among others, the following factors:

          o    the appeal of the particular event;

          o    the cost of admission;

          o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

          o perceptions by prospective patrons of the safety of the surrounding area; and

          o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

          o    the number of rentable parking spaces and rates charged;

          o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

          o    the amount of alternative parking spaces in the area;

          o    the availability of mass transit; and

          o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

          o    its location,

          o    its size,

          o    the surrounding neighborhood, and

          o    local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

          o    the successful operation of the property, and

          o its ability to generate income sufficient to make payments on the loan.

         This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

          o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

         The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

          o    make the loan payments on the related mortgage loan,

          o    cover operating expenses, and

          o    fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

          o    some health care related facilities,

          o    hotels and motels,

          o    recreational vehicle parks, and

          o    mini-warehouse and self-storage facilities,

          o tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

          o    warehouses,

          o    retail stores,

          o    office buildings, and

          o    industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

          o    increases in energy costs and labor costs;

          o    increases in interest rates and real estate tax rates; and

          o    changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

          o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

          o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

          o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

          o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

          o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

          o the income capitalization method, which takes into account the property's projected net cash flow; or

          o    a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example--

          o it is often difficult to find truly comparable properties that have recently been sold;

          o the replacement cost of a property may have little to do with its current market value; and

          o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance".

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

          o an original term to maturity of not more than approximately 40 years; and

          o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

          o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

          o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

          o    provide for no accrual of interest;

          o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

          o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

          o    permit the negative amortization or deferral of accrued interest;

          o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

          o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

          o the type or types of property that provide security for repayment of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

          o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

          o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

          o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan; information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

          o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

          o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

          o more general information in the related prospectus supplement, and

          o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

          o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

          o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

       Each mortgage-backed security included in one of our trusts--

          o will have been registered under the Securities Act of 1933, as amended, or

          o will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

          o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

          o the initial and outstanding principal amount(s) and type of the securities;

          o the original and remaining term(s) to stated maturity of the securities;

          o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

          o    the payment characteristics of the securities;

          o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

          o    a description of the related credit support, if any;

          o    the type of mortgage loans underlying the securities;

          o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

          o the terms and conditions for substituting mortgage loans backing the securities; and

          o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

          o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

          o    other mortgage loans or mortgage-backed securities that--

               1. conform to the description of mortgage assets in this prospectus, and

               2. satisfy the criteria set forth in the related prospectus supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

               1. conform to the description of mortgage assets in this prospectus, and

               2. satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

          o the subordination or one or more other classes of certificates of the same series;

          o    a letter of credit;

          o    a surety bond;

          o    an insurance policy;

          o    a guarantee;

          o    a credit derivative; and/or

          o    a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

          o    interest rate exchange agreements;

          o    interest rate cap agreements;

          o    interest rate floor agreements;

          o    currency exchange agreements; or

          o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

       The yield on your offered certificates will depend on--

          o    the price you paid for your offered certificates,

          o    the pass-through rate on your offered certificates, and

          o    the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

          o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

          o    the dates on which any balloon payments are due; and

          o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

          o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

          o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

          o be based on the principal balances of some or all of the mortgage assets in the related trust, or

          o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

          o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

          o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

          o    the availability of mortgage credit;

          o the relative economic vitality of the area in which the related real properties are located;

          o    the quality of management of the related real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

In general, those factors that increase--

          o the attractiveness of selling or refinancing a commercial or multifamily property, or

          o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

          o    prepayment lock-out periods, and

          o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

         If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

          o    to convert to a fixed rate loan and thereby lock in that rate, or

          o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

          o    realize its equity in the property,

          o    meet cash flow needs or

          o    make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

       We make no representation as to--

          o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

          o    the relative importance of those factors,

          o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

          o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

          o    scheduled amortization, or

          o    prepayments, including--

               1.   voluntary prepayments by borrowers, and

               2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

          o the projected weighted average life of each class of those offered certificates with principal balances, and

          o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

          o    to refinance the loan, or

          o    to sell the related real property.

         If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

          o    the bankruptcy of the borrower, or

          o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

          o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

          o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

          o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

          o the number of foreclosures with respect to the underlying mortgage loans; and

          o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

          o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

          o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

          o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

         We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

          o issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

          o selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing such interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto; and

          o acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

         Our principal executive offices are located at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

       A series of certificates consists of all those certificates that--

          o    have the same series designation;

          o    were issued under the same Governing Document; and

          o    represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that--

          o    have the same class designation; and

          o    have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

          o a stated principal amount, which will be represented by its principal balance;

          o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

          o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

          o payments of principal, with disproportionate, nominal or no payments of interest;

          o payments of interest, with disproportionate, nominal or no payments of principal;

          o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

          o payments of principal to be made, from time to time or for designated periods, at a rate that is--

               1.   faster and, in some cases, substantially faster, or

               2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

          o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

          o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

          o    the periodic payment date for that series, and

          o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

          o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

          o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

          o    a 360-day year consisting of 12 30-day months,

          o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

          o the actual number of days elapsed during each relevant period in a normal calendar year, or

          o    any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

          o based on the principal balances of some or all of the related mortgage assets; or

          o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

          o payments of principal actually made to the holders of that class, and

          o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

          o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

          o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

          o    by establishing a priority of payments among those classes.

See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

          o delinquent payments of principal and/or interest, other than balloon payments,

          o    property protection expenses,

          o    other servicing expenses, or

          o    any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

          o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

          o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

          o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

          o at any other times and from any sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

          o the payments made on that payment date with respect to the applicable class of offered certificates, and

          o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

          o    that calendar year, or

          o the applicable portion of that calendar year during which the person was a certificateholder.

         The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

          o with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
               DOCUMENTS--Amendment", or

          o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

          o the final payment or other liquidation of the last mortgage asset in that trust; and

          o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream. DTC is:

          o a limited-purpose trust company organized under the New York Banking Law,

          o a "banking corporation" within the meaning of the New York Banking Law,

          o    a member of the Federal Reserve System,

          o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

          o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on

         DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

          o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

          o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

          o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

          o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing

Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS, INC."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          o    in the case of a mortgage loan--

               1.   the address of the related real property,

               2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

               3.   the remaining term to maturity,

               4. if the mortgage loan is a balloon loan, the remaining amortization term, and

               5.   the outstanding principal balance; and

          o    in the case of a mortgage-backed security--

               1.   the outstanding principal balance, and

               2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

          o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

          o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

          o    in the case of a mortgage loan--

               1. the enforceability of the related mortgage note and mortgage,

               2. the existence of title insurance insuring the lien priority of the related mortgage, and

               3.   the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

          o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

          o    ensuring that the related properties are properly insured;

          o    attempting to collect delinquent payments;

          o    supervising foreclosures;

          o    negotiating modifications;

          o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

          o protecting the interests of certificateholders with respect to senior lienholders;

          o conducting inspections of the related real properties on a periodic or other basis;

          o collecting and evaluating financial statements for the related real properties;

          o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

          o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

          o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

          o mortgage loans as to which there is a material non-monetary default;

          o    mortgage loans as to which the related borrower has--

               1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

               2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

          o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

          o    make the initial determination of appropriate action,

          o    evaluate the success of corrective action,

          o    develop additional initiatives,

          o    institute foreclosure proceedings and actually foreclose, or

          o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

          o    performing property inspections and collecting, and

          o    evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

          o    continuing to receive payments on the mortgage loan,

          o    making calculations with respect to the mortgage loan, and

          o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

          o that mortgage-backed security will be registered in the name of the related trustee or its designee;

          o the related trustee will receive payments on that mortgage-backed security; and

          o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

          o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

          o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

          o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

          o    reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

          o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

          o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

          o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

          o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

          o    either--

               1. that party is specifically required to bear the expense of the action, or

               2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

          o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

          o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

          o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

         No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

          o the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

          o the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute such action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith, and

          o the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

          7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

          8. to otherwise modify or delete existing provisions of the Governing Document.

        However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment of the Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

        In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

          o reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

          o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

          o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

          o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing Document for that series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

          o the subordination of one or more other classes of certificates of the same series;

          o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

          o the establishment of one or more reserve funds; or any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

          o    the nature and amount of coverage under that credit support;

          o any conditions to payment not otherwise described in this prospectus;

          o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

          o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, which will not include credit default swaps or total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans".

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

          o    the terms of the mortgage,

          o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

          o    the knowledge of the parties to the mortgage, and

          o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

          o a mortgagor, who is the owner of the encumbered interest in the real property, and

          o    a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

          o    the trustor, who is the equivalent of a mortgagor,

          o    the trustee to whom the real property is conveyed, and

          o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          o    the express provisions of the related instrument,

          o    the law of the state in which the real property is located,

          o    various federal laws, and

          o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

          o    without a hearing or the lender's consent, or

          o unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

          o    judicial foreclosure, involving court proceedings, and

          o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

          o all parties having a subordinate interest of record in the real property, and

          o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

               1.   a failure to adequately maintain the mortgaged property, or

               2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions, or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale, and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security, and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent,

         o    accelerated rent,

         o    damages, or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o assume the lease and either retain it or assign it to a third party, or

         o    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials, and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the

United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was subject to forfeiture.

         However, there is no assurance that such defense will be successful.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o    banks,

         o    insurance companies,

         o    foreign investors,

         o    tax exempt investors,

         o holders whose "functional currency" is not the United States dollar,

         o    United States expatriates, and

         o holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX CONSEQUENCES".

       The following discussion addresses securities of three general types:

         o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The Treasury regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o    those offered certificates will be either--

              1. REMIC regular certificates, which represent regular interests in the REMIC, or

              2. REMIC residual certificates, which represent residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

         o in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code in a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

       The assets of the REMIC will include, in addition to mortgage loans--

         o collections on mortgage loans held pending payment on the related offered certificates,

         o    any property acquired by foreclosure held pending sale, and

         o    may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as a REMIC solely for purposes of determining:

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o    a single fixed rate,

         o    a "qualified floating rate",

         o    an "objective rate",

         o a combination of a single fixed rate and one or more "qualified floating rates",

         o a combination of a single fixed rate and one "qualified inverse floating rate", or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1. the numerator of which is the amount of the principal payment, and

              2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o    the sum of:

              1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

              2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

         o    the issue price of the certificate, increased by

         o the total amount of original issue discount previously accrued on the certificate, reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o    on the basis of a constant yield method,

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. In that event, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.

See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your offered certificate, and

         o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o    excess inclusions,

         o    residual interests without significant value, and

         o    noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK

FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences".

       Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

              1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

              2. amortization of any premium on the mortgage loans held by the REMIC,

              3. bad debt losses with respect to the mortgage loans held by the REMIC, and

              4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. A holder's adjusted basis in a REMIC residual certificate will be equal to:

         o    the amount paid for that REMIC residual certificate,

         o increased by amounts included in the income of the holder of that REMIC residual certificate, and

         o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o    through distributions,

         o    through the deduction of any net losses of the REMIC, or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the daily portions of REMIC taxable income allocable to that certificate, over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o    the issue price of the certificate, increased by

         o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o    regulated investment companies,

         o    common trusts, and

         o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The present value calculation referred to above is calculated using the applicable Federal rate (as specified in section 1274(d)(1)) for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that such transferee intends to pay taxes associated with holding such interest as they become due;

         o from the prospective transferee, stating that it will not cause income from the noneconomic residual interest to be attributed to a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of any U.S. Person;

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

         o from the prospective transferee, stating that it satisfies either the "Formula Test" or the "Asset Test" under Treasury Regulation
              Section 1.860E-1(c), described below.

         For purposes of the Formula Test, the present value of the anticipated tax liabilities associated with holding the interest cannot exceed the sum of
(a) the present value of any consideration given to the transferee to acquire the interest (b) the present value of the expected future distributions on the interest; and (c) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

         With respect to the Formula Test, the transferee is assumed to pay tax at the highest corporate tax rate, currently 35% (or, in certain circumstances, the alternative minimum tax rate). In addition, present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Internal Revenue Code. Furthermore, the Formula Test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign permanent establishment or a fixed base of a U.S. Person.

         Under the Asset Test, the following three criteria must be met: (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million; (b) the transferee is an "eligible corporation" as defined in Treasury regulation section 1.860E-1(c)(6) that enters into a written agreement that any subsequent transfer of the interest will be to another eligible corporation (i.e., a fully taxable domestic corporation) in a safe harbor transaction; and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid (the "facts and circumstances test").

         With respect to the facts and circumstances test, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the Formula Test do not need to be used in determining whether the amount of consideration is too low.

         With respect to the Asset Test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Treasury regulation section 1.860E-1(c)(6) or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the Asset Test. In addition, a transfer fails to meet the requirements of the Asset Test if the transferor knows or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the Asset Test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign permanent establishment or a fixed base of a U.S. Person.

         Treasury regulation section 1.860E-1(c) applies to all transfers of noneconomic residual interests in REMICs occurring on or after July 19, 2002. The related Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of these safe harbor tests of Treasury regulation section 1.860E-1(c), unless the transferor has waived the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Inducement Fees. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o    an individual,

         o    an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then--

              o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

              o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o    an individual,

         o    an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o the cost of the certificate to that certificateholder, increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o    reacquires that same REMIC residual certificate,

         o    acquires any other residual interest in a REMIC, or

         o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o    the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or other permitted investments,

         o    the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so, and

         o the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing certain of its obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o    events that have occurred up to the time of the transfer,

         o    the prepayment assumption, and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         o the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o the residual interests in the entity are not held by Disqualified Organizations, and

         o the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income,

         o    deductions

         o    gains,

         o    losses, and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations,

         o    trusts,

         o    securities dealers, and

         o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable Treasury regulations. The information must be provided by the later of:

         o 30 days after the end of the quarter for which the information was requested, or

         o    two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including--

         o    income,

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

         o    excess inclusions,

         o    investment expenses, and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by the Treasury regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator of the related REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

         o fail to furnish to the payor certain information including, among other things, their taxpayer identification numbers, or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Notwithstanding the above discussion, the following is a summary of the material federal income tax and estate tax considerations relevant to initial investors who are holders of a REMIC regular certificate and who are foreign persons ("Foreign Certificateholder"). For these purposes, a foreign person is anyone other than a "U.S. Person". U.S. persons are persons who, for federal income tax purposes, are (i) individual citizens or residents of the United States, (ii) corporations, partnerships or other entities created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations otherwise provide), (iii) estates, the income of which is subject to federal income taxation regardless of the source of such income, or (iv) trusts subject to the primary supervision of a United States court and the control of one or more U.S. persons.

         In general, subject to the discussion below concerning income effectively connected with a trade or business in the United States, interest paid to a Foreign Certificateholder will not be subject to federal income tax or withholding, provided that the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are satisfied. Interest paid to a Foreign Certificateholder not exempt from federal income tax will be subject to a 30% U.S. withholding tax, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax.

         To satisfy the certification requirements referred to above, Sections 871(h) and 881(c) of the Code and currently effective Treasury regulations thereunder require that either (i) the beneficial owner of a REMIC regular certificate must certify on the appropriate IRS form, under penalties of perjury, that such owner is a foreign person and must provide certain information, including such owner's name, address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the REMIC regular certificate on behalf of the beneficial owner thereof must certify, under penalties of perjury, that such certificate as described in (i) above has been received from the beneficial owner. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the Foreign Certificateholder after delivery of the certificate in the calendar year of its delivery to the paying agent and the two immediately succeeding calendar years unless a change in circumstances makes any information on the form incorrect.

         A Foreign Certificateholder will not be subject to federal income tax on gains realized on the sale, exchange or other disposition of such certificate, unless (i) such foreign person is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, (ii) such gain is effectively connected with the conduct by the foreign person of a trade or business in the United States, and if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the foreign person, or (iii) the foreign person is subject to Code provisions applicable to certain U.S. expatriates.

         If a Foreign Certificateholder is engaged in a trade or business in the United States and if interest on the REMIC regular certificate owned by the Foreign Certificateholder, or gain realized on the sale, exchange or other disposition of the REMIC regular certificate is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty exists, is attributable to a U.S. permanent establishment maintained by the Foreign Certificateholder in the United States), the Foreign Certificateholder will generally be subject to federal income tax on such interest or gain in the same manner as if it were a U.S. Person. Under regulations currently in effect, such income or gain will be exempt from withholding if the Foreign Certificateholder complies with certain certification requirements.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o    foreign persons, or

         o any U.S. Person classified as a partnership under the Internal Revenue Code, unless all of its beneficial owners are U.S. Persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         o    the making of an appropriate election, and

         o compliance with the related Governing Document, our counsel will deliver its opinion generally to the effect that:

         o the trust or the specified assets of the trust will qualify as a FASIT,

         o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to which no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts".

         The following summary is based in part on the rules governing FASITs in Sections 860H-860L of the Code (the "FASIT Provisions") and proposed regulations issued by the Treasury Department on February 4, 2000 relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of how the IRS will apply the FASIT provisions.

QUALIFICATION AS A FASIT

         General. In order to qualify as a FASIT, the Trust must initially and on an ongoing basis comply with the requirements set forth in the Code: (i) the entity elects to be treated as a FASIT; (ii) there is a single ownership interest held directly by an eligible corporation; (iii) all other interests that are issued by the FASIT qualify as regular interests; (iv) as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the Closing Date, and at all times thereafter, substantially all of the assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and (v) the entity is not an entity described in Section 851(a) of the Code.

         Permitted assets for a FASIT include--

         o    cash or cash equivalents,

         o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o    hedges and contracts to acquire hedges,

         o    foreclosure property, and

         o    regular interests in another FASIT or in a REMIC.

         As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest and high-yield regular interests to be held only by some fully taxable domestic corporations. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Debt Instruments. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Further, under the FASIT proposed regulations, permitted debt instruments to be held by a FASIT, include--

         o    REMIC regular interests,

         o    regular interests of other FASITs,

         o    inflation indexed debt instruments,

         o    credit card receivables, and

         o    certain stripped bonds and coupons.

         However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o    debt of the owner of the FASIT ownership interest,

         o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

         Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o    fluctuations in market interest rates;

         o    fluctuations in currency exchange rates;

         o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The FASIT proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o    a single class of ownership interest, or

         o    one or more classes of regular interests.

         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.   has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o    the absence of defaults or delinquencies on permitted assets,

         o    lower than reasonably expected returns on permitted assets,

         o    unanticipated expenses incurred by the FASIT, or

         o    prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with the ongoing requirements of the Code to maintain its status as a FASIT during any taxable year, the Code provides that the entity will not be treated as a FASIT thereafter. The FASIT proposed regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, the entity takes prompt steps to re-qualify itself and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT.

         If an arrangement fails to qualify as a FASIT and the failure is not determined to be inadvertent, under the FASIT proposed regulations, the owner of the ownership interest is treated as satisfying the regular interests for an amount equal to their value (as determined under Treasury Regulation Section 1.860I-2). The underlying arrangement is no longer treated as a FASIT and generally is prohibited from making a new FASIT election. In addition, the underlying arrangement is treated as holding the assets of the terminated FASIT and is classified under general tax principles, for example, as a corporation, a partnership or a trust. The regular interest holders are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. These new interests are classified under general tax principles and therefore may not be treated as debt for tax purposes. The deemed exchange of the regular interests for the new interests may require the regular interest holders to recognize gain or loss.

         If the Trust fails to be treated as a FASIT, the offered certificates may not be given the tax treatment summarized below. Although the FASIT proposed regulations provide the relief described above in the event of an inadvertent termination of FASIT status, the FASIT proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. Any relief given, moreover, may be accompanied by sanctions including the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for FASIT status are not satisfied. The related Governing Documents will include provisions designed to maintain the status of the Trust as a FASIT.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount", "--Premium", and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and interest, including OID, on the FASIT regular certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments.

         High Yield Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o    issues a debt or equity interest that is--

              1.   supported by that FASIT regular interest, and

              2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

         The amount of the excise tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The FASIT proposed regulations provide that the excise tax must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         o    the receipt of income from assets other than permitted assets;

         o    the receipt of compensation for services;

         o the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors); or

         o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

              1. foreclosure, default, or imminent default of a qualified mortgage,

              2.   bankruptcy or insolvency of the FASIT,

              3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

              4.   the retirement of a class of FASIT regular interests.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the FASIT proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or a related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the FASIT provisions rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates". However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under the first two circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be disregarded and the transferor will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

         o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

              1. interest paid on the mortgage loans constituting the related grantor trust, minus

              2.   the sum of:

         o    normal administration fees, and

         o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments In Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o a class of grantor trust strip certificates is issued as part of the same series, or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o    a master servicer,

         o    a special servicer,

         o    any sub-servicer, or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o    the treatment of some stripped bonds as market discount bonds, and

         o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of that income that accrues in any month would equal the product of:

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates", and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o there is no original issue discount or only a de minimis amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o    0.25% of the stated redemption price, and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o    the stated redemption price of the mortgage loans, and

         o    their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o    the issue price of the mortgage loan, increased by

         o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o be allocated among the payments of stated redemption price on the mortgage loan, and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o the price paid for that grantor trust strip certificate by you, and

         o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General".

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         o the prepayment assumption we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o the amount realized on the sale or exchange of a grantor trust certificate, and

         o    its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

         o    its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to interest not previously included in income or attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o the amount of servicing compensation received by a master servicer or special servicer, and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002 the IRS published proposed regulations, which will, when effective affect the information reporting obligations of trustees of "widely-held fixed investment trusts" (that is, any grantor trust that is a United States person under Code Section 7701(a)(30)(E) the interests in which are held by "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name). These regulations are proposed to be effective on January 1, 2004. Under these proposed regulations, the Trustee would be required to file Form 1099 (or any successor form) with the IRS with respect to Certificateholders who are not "exempt recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the Trust's gross income (including any original issue discount income) and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are attributable to the Certificateholder. The same requirements would be imposed on middlemen holding Certificates on behalf of Certificateholders.

         The proposed regulations would also require that the Trustee make available, to "requesting persons" (any middleman, any broker who holds a Certificate on its own behalf, any other "exempt" recipient who holds a Certificate directly and not through a middleman, any non-calendar year Certificateholder who holds a Certificate directly and not through a middleman, and a representative or agent of the foregoing), for the reporting period requested (provided the Trustee uses the same reporting period throughout the Trust's existence, information may be determined and provided on the basis of a calendar month, calendar quarter or half or full calendar year except that information required to be provided with respect to original issue discount and market discount must be determined on the basis of a semi-annual or shorter reporting period) (i) all items of gross income, all items of deduction and all items of credit, (ii) information regarding the sales or dispositions of the Trust's assets, and (iii) and any other information (including accrued market discount, original issue discount or premium information) necessary for a Certificateholder to report with reasonable accuracy, the items of income, deductions and credit attributable to the portion of the Trust treated as owned by the Certificateholder under Section 671 of the Code.

         If any Trust assets are disposed of and the Trust's asset sales or dispositions for the calendar year do not exceed 5 percent of the fair market value of the Trust's assets as of January 1 of that calendar year ("5% De Minimis Amount"), the Trustee is required to provide the date of sale or disposition and information on the sale proceeds received by the Trust. If the Trust's asset sales and dispositions for the calendar year exceed the 5% De Minimis Amount, the Trustee must provide for each sale or disposition (i) the date of sale or disposition, (ii) information regarding the sale proceeds received by the Trust (including any information on the amount of the gross proceeds of the sale attributable to the Certificateholder), (iii) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its basis in its Certificate to the sale or disposition, and (iv) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its market discount or premium, if any, to the sale or disposition.

         Because exact computation of original issue discount (due to the stripped bond rules of Section 1286) with respect to the Certificates would require information relating to a particular holder's purchase price that the Trustee may not have, the Trustee will, in the absence of statutory or administrative clarification, use the methodology and assumptions described in this section in providing such information (including the fraction of original issue discount accrued in each relevant period using such methodology and assumptions).

         Backup Withholding. In general, the rules described under "--REMICs-- Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

       ERISA imposes various requirements on--

         o    ERISA Plans, and

         o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o    investment prudence and diversification, and

         o    compliance with the investing ERISA Plan's governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

         The types of transactions between Plans and Parties in Interest that are prohibited include:

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit; and

         o    the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that Plan, or

         o provides investment advice with respect to the assets of that Plan for a fee.

         If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan, and

         o    subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that where a Plan purchases a "guaranteed governmental mortgage pool certificate", the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of that Plan.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager";

         o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager".

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any person affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated, such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         o    consider your general fiduciary obligations under ERISA, and

         o    consult with your legal counsel as to--

              1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

               2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities".

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. However, a number of states have enacted legislation overriding the preemptive effect of SMMEA and limiting, to varying degrees, the extent to which mortgage related securities under this expanded definition constitute legal investments for affected investors under each such state's laws. Any such overriding legislation needed to be enacted prior to September 23, 2001.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the

         NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities", we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o    if applicable, SMMEA has been overridden in your state.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.   by placements by us with institutional investors through dealers;
              and

         3.   by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent,

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Investors, Inc.


                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Sidley Austin Brown & Wood LLP;

         o    Baker & McKenzie; or

         o    Latham & Watkins LLP.


                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o    whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o    the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o    the United States,

         o    any State or political subdivision of the United States,

         o    any foreign government,

         o    any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         o    regulated investment company,

         o    real estate investment trust,

         o    trust,

         o    partnership, or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means an ERISA Plan or an I.R.C. Plan.

         "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor, as it may be amended from time to time, or any successor thereto.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

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





                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT 2004-MKB1.xls". The spreadsheet file "MLMT 2004-MKB1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.


----------------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     Until       , 2004, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.



                                  $741,331,000

                                  (APPROXIMATE)



                     MERRILL LYNCH MORTGAGE TRUST 2004-MKB1
                                    as Issuer


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2004-MKB1


                           CLASSES A-1, A-2, A-3, A-4,
                                B, C, D, E AND XP


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor


                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------


                              MERRILL LYNCH & CO.


                        BANC OF AMERICA SECURITIES LLC

                            KEYBANC CAPITAL MARKETS

                           DEUTSCHE BANK SECURITIES

                                MORGAN STANLEY





                                 April  , 2004

================================================================================